As filed with the Securities and Exchange Commission on April 23, 2001
                                            Registration No. 333-33924
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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM S-1

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              Amendment No. 2

                  GOLDEN AMERICAN LIFE INSURANCE COMPANY
          (Exact name of registrant as specified in its charter)

                                 DELAWARE
      (State or other jurisdiction of incorporation or organization)

                                  6355
        (Primary Standard Industrial Classification Code Number)

                               41-0991508
                 (I.R.S. Employer Identification No.)

                Golden American Life Insurance Company
                          1475 Dunwoody Drive
                West Chester, Pennsylvania  19380-1478
                            (610) 425-3400
    (Name, address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Marilyn Talman, Esq.                      COPY TO:
Golden American Life Insurance Company    Stephen E. Roth, Esq.
1475 Dunwoody Drive                       Sutherland Asbill & Brennan LLP
West Chester, Pennsylvania  19380-1478    1275 Pennsylvania Avenue, N.W.
(610) 425-3516                            Washington, D.C.  20004-2415
(Name, address, including zip code,
and telephone number, including area
code, of agent for service)

Approximate date of commencement of proposed sale to the public:
As soon as practical after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box ................................................ [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]..............

If this Form is post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].....................................

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ].....................................

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box [ ]
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                      Calculation of Registration Fee

                                                                     Proposed
Title of each class                            Proposed               maximum
of securities to be    Amount to be    maximum offering price    aggregate offering      Amount of
     registered         registered        price per unit(1)          price(1)        registration fee(2)
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Annuity Contracts
(Interests in          N/A             N/A                       $25,000,000         $6,600
Fixed Account)

(1) The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee.  The amount to be registered and the proposed maximum offering price per unit are not applicable since these securities are not issued in predetermined amounts or units.
(2) Previously paid. Additionally, $378,787.88 was previously registered with the initial filing of this registration statement on April 3, 2000 at which time $100 in registration fees were previously paid.
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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                               PART I

This Registration Statement contains two separate Profiles, Prospectuses and Statements of Additional Information called for ease of reference Form One and Form Two. Form One and Form Two are identical except as follows: Form One contains a description of The GoldenSelect Access One contract offering the contractholder a choice among the standard guaranteed death benefit and three enhanced guaranteed death benefits. Form Two offers only the standard guaranteed death benefit.

The Profiles and Prospectuses filed herein do not contain all of the information permitted by Securities and Exchange Commission Regulations. Therefore, this Registration Statement on Form S-1 for Golden American Life Insurance Company ("Golden American") incorporates by reference the Statements of Additional Information, and Part C (Other Information) contained in the Registration Statement on Form N-4 (Post-Effective Amendment No. 1,
File Nos. 333-33914, 811-5626, filed contemporaneously with this Amendment to the Registration Statement on Form S-1, on or about the date hereof) for Golden American Separate Account B. This information may be obtained free of charge from Golden American Life Insurance Company by calling Customer Service at 800-366-0066.

           ACCESS ONE PROFILE AND PROSPECTUS
                       (FORM ONE)

                          ING VARIABLE ANNUITIES

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
Golden American Life Insurance Company is a stock company domiciled in Delaware.

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109650   ACCESS ONE                                                   05/01/2001

ING VARIABLE ANNUITIES

GOLDEN AMERICAN LIFE INSURANCE COMPANY
SEPARATE ACCOUNT B OF GOLDEN AMERICAN LIFE INSURANCE COMPANY

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                                   PROFILE OF

                           GOLDENSELECT ACCESS(R) ONE

            DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY CONTRACT


                                  May 1, 2001

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     This Profile is a summary of some of the more important points that you should know and consider before purchasing the Contract. The
     Contract is more fully described in the full prospectus which accompanies this Profile. Please read the prospectus carefully.
     ----------------------------------------------------------------------
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1.   THE ANNUITY CONTRACT
The Contract offered in this prospectus is a deferred combination variable and fixed annuity contract between you and Golden American Life Insurance Company. The Contract provides a means for you to invest on a tax-deferred basis in (i) one or more of 38 mutual fund investment portfolios through our Separate Account B and/or (ii) in a fixed account of Golden American with guaranteed interest periods. The 38 mutual fund portfolios are listed on page [3]. We currently offer guaranteed interest periods of 1, 3, 5, 7 and 10 years in the fixed account. We set the interest rates in the fixed account (which will never be less than 3%) periodically. We may credit a different interest rate for each interest period. The interest you earn in the fixed account as well as your principal is guaranteed by Golden American as long as you do not take your money out before the maturity date for the applicable interest period. If you withdraw your money from the fixed account more than 30 days before the applicable maturity date, we will apply a market value adjustment. A market value adjustment could increase or decrease your contract value and/or the amount you take out. Generally, the investment portfolios are designed to offer a better return than the fixed account. However, this is NOT guaranteed. You may not make any money, and you can even lose the money you invest.


The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the date on which you start receiving the annuity payments under your Contract. The amounts you accumulate during the accumulation phase will determine the amount of annuity payments you will receive. The income phase begins on the annuity start date, which is the date you start receiving regular annuity payments from your Contract.

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You determine (1) the amount and frequency of premium payments, (2) the investments, (3) transfers between investments, (4) the type of annuity to be paid after the accumulation phase, (5) the beneficiary who will receive the death benefits, (6) the type of death} benefit, and (7) the amount and frequency of withdrawals.

2.   YOUR ANNUITY PAYMENTS (THE INCOME PHASE)
Annuity payments are the periodic payments you will begin receiving on the annuity start date. You may choose one of the following annuity payment options:

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                                 Annuity Options
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     Option 1           Income for a fixed      Payments are made for a
                        period                  specified number of years to you
                                                or your beneficiary.
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     Option 2           Income for life with    Payments are made for the rest
                        a period certain        of your life or longer for a
                                                specified period such as 10 or
                                                20 years or until the total
                                                amount used to buy this option
                                                has been repaid. This option
                                                comes with an added guarantee
                                                that payments will continue to
                                                your beneficiary for the
                                                remainder of such period if you
                                                should die during the period.
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     Option 3            Joint life income      Payments are made for your life
                                                and the life of another person
                                                (usually your spouse).
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     Option 4            Annuity plan           Any other annuitization plan
                                                that we choose to offer on the
                                                annuity start date.
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Annuity payments under Options 1, 2 and 3 are fixed. Annuity payments under Option 4 may be fixed or variable. If variable and subject to the Investment Company Act of 1940, it will comply with the requirements of such Act. Once you elect an annuity option and begin to receive payments, it cannot be changed.

3.   PURCHASE (BEGINNING OF THE ACCUMULATION PHASE)
You may purchase the Contract with an initial payment of $10,000 or more ($1,500 for a qualified Contract) up to and including age 85. You may make additional payments of $500 or more ($50 for a qualified Contract) at any time before you turn 85 during the accumulation phase. Under certain circumstances, we may waive the minimum initial and additional premium payment requirement. Any initial or additional premium payment that would cause the contract value of all annuities that you maintain with us to exceed $1,000,000 requires our prior approval.

Who may purchase this Contract? The Contract is available only in connection with a non-discretionary asset-based fee brokerage account. The Contract may be purchased by individuals as part of a personal retirement plan (a "non-qualified Contract"), or as a Contract that qualifies for special tax treatment when purchased as either an Individual Retirement Annuity (IRA) or in connection with a qualified retirement plan (each a "qualified Contract").

IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other benefits including death benefits and the ability to receive a lifetime income. See "Expenses" in this profile.


The Contract is designed for people seeking long-term tax-deferred accumulation of assets, generally for retirement or other long-term purposes. The tax-deferred feature is more attractive to people in high federal and state tax brackets. YOU SHOULD NOT BUY THIS CONTRACT: (1) IF YOU ARE LOOKING FOR A SHORT-TERM

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INVESTMENT; (2) IF YOU CANNOT RISK GETTING BACK LESS MONEY THAN YOU PUT IN; OR
(3) YOUR ASSETS ARE IN A PLAN WHICH PROVIDES FOR TAX-DEFERRAL AND YOU SEE NO OTHER REASON TO PURCHASE THIS CONTRACT.

4.   THE INVESTMENT PORTFOLIOS
You can direct your money into (1) the fixed account with guaranteed interest periods of 6 months, 1, 3, 5, 7 and 10 years, and/or (2) into any one or more of the following 38 mutual fund investment portfolios through our Separate Account
B. The investment portfolios are described in the prospectuses for the GCG Trust, the PIMCO Variable Insurance Trust, ING Variable Insurance Trust, the Prudential Series Fund, the Pilgrim Variable Products Trust and the ProFunds. Keep in mind that while an investment in the fixed account earns a fixed interest rate, an investment in any investment portfolio, depending on market conditions, may cause you to make or lose money. The investment portfolios available under your Contract are:

     THE GCG TRUST
          Liquid Asset Series                 Real Estate Series               Capital Growth Series
          Limited Maturity Bond Series        Value Equity Series              Capital Appreciation Series
          Core Bond Series (formerly          Investors Series                 Small Cap Series
          Global Fixed Income Series)         International Equity Series*     Mid-Cap Growth Series
          Fully Managed Series                Rising Dividends Series          Strategic Equity Series
          Total Return Series                 Managed Global Series            Special Situations
          Asset Allocation Growth Series      Large Cap Value Series           Growth Series
          Equity Income Series                Hard Assets Series               Developing World Series
          All Cap Series                      Diversified Mid-Cap Series       Internet TollkeeperSM Series
          Growth and Income Series            Research Series

     THE PIMCO VARIABLE INSURANCE TRUST                  PILGRIM VARIABLE INSURANCE TRUST
          PIMCO High Yield Bond Portfolio                     (formerly ING Variable Insurance Trust)
          PIMCO StocksPLUS Growth                             Pilgrim Global Brand Names Fund
             and Income Portfolio                             (formerly ING Global Brand Names Fund)

     PRUDENTIAL SERIES FUND                              PILGRIM VARIABLE PRODUCTS TRUST
          Prudential Jennison Portfolio                       Pilgrim VP MagnaCap Portfolio
          SP Jennison International Growth Portfolio          Pilgrim VP SmallCap Opportunities Portfolio
                                                              Pilgrim VP Growth Opportunities Portfolio
     PROFUNDS
          ProFund VP Bull
          ProFund VP Small-Cap
          ProFund Europe 30

     * Not currently available.
     Internet TollkeeperSM is a service mark of Goldman, Sachs & Co.


5.   EXPENSES
The Contract has insurance features and investment features, and there are charges related to each. For the insurance features, the Company deducts a mortality and expense risk charge and an asset-based administrative charge. We deduct the mortality and expense risk charge and the asset-based administrative charges daily directly from your contract value in the investment portfolios. The mortality and expense risk charge and the asset-based administrative charge, on an annual basis, are as follows:

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                                                  Standard                     Enhanced Death Benefits
                                                Death Benefit     Annual Ratchet     7% Solution          Max 7
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     Mortality & Expense Risk Charge                 0.35%              0.50%             0.70%              0.80%
     Asset-Based Administrative Charge               0.15%              0.15%             0.15%              0.15%
            Total                                    0.50%              0.65%             0.85%              0.95%
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We do not deduct any surrender charges for withdrawals.

Each investment portfolio has charges for investment management fees and other expenses. These charges, which vary by investment portfolio, currently range from 0.55% to 1.86% annually (see following table) of the portfolio's average daily net asset balance.

If you withdraw money from your Contract, or if you begin receiving annuity payments, we may deduct a premium tax of 0%-3.5% to pay to your state.


The following table is designed to help you understand the Contract charges. The "Total Annual Insurance Charges" column reflects the maximum mortality and expense risk charge based on the Max 7 Enhanced Death Benefit and the asset-based administrative charge. The "Total Annual Investment Portfolio Charges" column reflects the portfolio charges for each portfolio and are based on actual expenses as of December 31, 1999, except for (i) portfolios that commenced operations during 2000 or 2001 where the charges have been estimated, and (ii) newly formed portfolios where the charges have been estimated. The column "Total Annual Charges" reflects the sum of the previous two columns. The columns under the heading "Examples" show you how much you would pay under the Contract for a 1-year period and for a 10-year period.

As required by the Securities and Exchange Commission, the examples assume that you invested $1,000 in a Contract that earns 5% annually and that you withdraw your money at the end of Year 1 or at the end of Year 10 (based on the Max 7 Enhanced Death Benefit). For Years 1 and 10, the examples show the total annual charges assessed during that time and assume that you elected the Max 7 Enhanced Death Benefit. For these examples, the premium tax is assumed to be 0%.

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                                                                                                  EXAMPLES:
                                                    TOTAL ANNUAL                                  --------
                                TOTAL ANNUAL         INVESTMENT            TOTAL         TOTAL CHARGES AT THE END OF:
                                  INSURANCE           PORTFOLIO           ANNUAL
INVESTMENT PORTFOLIO               CHARGES             CHARGES            CHARGES           1 YEAR           10 YEARS
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THE GCG TRUST
Liquid Asset                        0.95%              0.55%              1.50%               $15            $180
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Limited Maturity Bond               0.95%              0.55%              1.50%               $15            $180
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Core Bond                           0.95%              1.01%              1.96%               $20            $229
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Fully Managed                       0.95%              0.95%              1.90%               $19            $222
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Total Return                        0.95%              0.89%              1.84%               $19            $216
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Asset Allocation Growth             0.95%              1.01%              1.96%               $20            $229
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Equity Income                       0.95%              0.95%              1.90%               $19            $222
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All Cap                             0.95%              1.01%              1.96%               $20            $229
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Growth and Income                   0.95%              1.11%              2.06%               $21            $239
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Real Estate                         0.95%              0.95%              1.90%               $19            $222
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Value Equity                        0.95%              0.95%              1.90%               $19            $222
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Investors                           0.95%              1.01%              1.96%               $20            $229
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International Equity                0.95%              1.26%              2.21%               $22            $254
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Rising Dividends                    0.95%              0.95%              1.90%               $19            $222
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Managed Global                      0.95%              1.26%              2.21%               $22            $254
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Large Cap Value                     0.95%              1.01%              1.96%               $20            $229
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Hard Assets                         0.95%              0.95%              1.90%               $19            $222
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Diversified Mid-Cap                 0.95%              1.01%              1.96%               $20            $229
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Research                            0.95%              0.89%              1.84%               $19            $216
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Capital Growth                      0.95%              1.00%              1.95%               $20            $227
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Capital Appreciation                0.95%              0.95%              1.90%               $19            $222
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Small Cap                           0.95%              0.95%              1.90%               $19            $222
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Mid-Cap Growth                      0.95%              0.89%              1.84%               $19            $216
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Strategic Equity                    0.95%              0.95%              1.90%               $19            $222
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Special Situations                  0.95%              1.11%              2.06%               $21            $239
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Growth                              0.95%              1.00%              1.95%               $20            $227
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Developing World                    0.95%              1.76%              2.71%               $27            $304
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Internet Tollkeeper                 0.95%              1.86%              2.81%               $28            $314
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THE PIMCO VARIABLE INSURANCE TRUST
PIMCO High Yield Bond               0.95%              0.75%              1.70%               $17            $201
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PIMCO StocksPLUS
  Growth and Income                 0.95%              0.65%              1.60%               $16            $190
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PILGRIM VARIABLE INSURANCE TRUST
Pilgrim Global
  Brand Names                       0.95%              1.23%              2.18%               $22            $251

THE PRUDENTIAL SERIES FUND
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Prudential Jennison                 0.95%              1.04%              1.99%               $20            $232
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SP Jennison
  International Growth              0.95%              1.64%              2.59%               $26            $292

PILGRIM VARIABLE PRODUCTS TRUST
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Pilgrim VP MagnaCap                 0.95%              1.10%              2.05%               $21            $238
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Pilgrim VP SmallCap
  Opportunities                     0.95%              1.10%              2.05%               $21            $238
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Pilgrim VP Growth
  Opportunities                     0.95%              1.10%              2.05%               $21            $238
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PROFUNDS
ProFund VP Bull                     0.95%              1.80%              2.75%               $28            $308
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ProFund VP Small-Cap                0.95%              1.80%              2.75%               $28            $308
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ProFund VP Europe 30                0.95%              1.75%              2.70%               $27            $303
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The "Total Annual Investment Portfolio Charges" column above reflects current expense reimbursements for applicable investment portfolios. For more detailed information, see "Fees and Expenses" in the prospectus for the Contract.

6.   TAXES
Under a qualified Contract, your premiums are generally pre-tax contributions and accumulate on a tax-deferred basis. Premiums and earnings are generally taxed as income when you make a withdrawal or begin receiving annuity payments, presumably when you are in a lower tax bracket.

Under a non-qualified Contract, premiums are paid with after-tax dollars, and any earnings will accumulate tax-deferred. You will generally be taxed on these earnings, but not on premiums, when you make a withdrawal or begin receiving annuity payments.

For owners of most qualified Contracts, when you reach age 70 1/2 (or, in some cases, retire), you will be required by federal tax laws to begin receiving payments from your annuity or risk paying a penalty tax. In those cases, we can calculate and pay you the minimum required distribution amounts at your request.

If you are younger than 59 1/2 when you take money out, in most cases, you will be charged a 10% federal penalty tax on the taxable earnings withdrawn.

7.   WITHDRAWALS
You can withdraw your money at any time during the accumulation phase. You may elect in advance to take systematic withdrawals which are described on page [6]. We will apply a market value adjustment if you withdraw your money from the fixed account more than 30 days before the applicable maturity date. Income taxes and a penalty tax may apply to amounts withdrawn.


8.   PERFORMANCE
The value of your Contract will fluctuate depending on the investment performance of the portfolio(s) you choose. Since this Contract was not issued before 2000, there is no actual performance history for the entire year to illustrate. Actual performance information will be shown in updated prospectuses beginning in 2000. Please keep in mind that past or hypothetical performance is not a guarantee of future results.


9.   DEATH BENEFIT
You may choose (i) the Standard Death Benefit, (ii) the 7% Solution Enhanced Death Benefit, (iii) the Annual Ratchet Enhanced Death Benefit or (iv) the Max 7 Enhanced Death Benefit. The 7% Solution Enhanced Death Benefit, the Annual Ratchet Enhanced Death Benefit and the Max 7 Enhanced Death Benefit are available only if the contract owner or the annuitant (if the contract owner is not an individual) is not more than 79 years old at the time of purchase. The 7% Solution, Annual Ratchet and Max 7 Enhanced Death Benefits may not be available where a Contract is held by joint owners.

The death benefit is payable when the first of the following persons dies: the contract owner, joint owner, or annuitant (if a contract owner is not an individual). Assuming you are the contract owner, if you die during the accumulation phase, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit paid depends on the death benefit you have chosen. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as required claim forms, at our Customer Service Center. If your beneficiary elects to delay receipt of the death benefit until a date after the time of your death, the amount of the benefit payable in the future may be affected. If you die after the annuity start date and you are the annuitant, your beneficiary will receive the death benefit you chose under the annuity option then in effect.

Under the death benefit may be subject to certain mandatory distribution rules required by federal tax law.

Under the STANDARD DEATH BENEFIT, if you die before the annuity start date, your beneficiary is eligible to receive the greatest of:

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     1)   the contract value;

     2) the total premium payments made under the Contract, reduced by a pro rata adjustment for any withdrawals; or

     3)   the cash surrender value.

Note: The amount of the death benefit could be reduced by premium taxes owed and withdrawals not previously deducted.

Under the 7% SOLUTION ENHANCED DEATH BENEFIT, if you die before the annuity start date, your beneficiary is eligible to receive the greatest of:

     1)   the contract value;

     2) the total premium payments made under the Contract reduced by a pro rata adjustment for any withdrawal;

     3)   the cash surrender value; or

     4) the enhanced death benefit, which we determine as follows: we credit interest each business day at the 7% annual effective rate to the enhanced death benefit from the preceding day (which would be the initial premium if the preceding day is the contract date), then we add additional premiums paid since the preceding day and then we adjust for any withdrawals made (including any market value adjustment applied to such withdrawal) since the preceding day. Special withdrawals are withdrawals of up to 7% per year of cumulative premiums. Special withdrawals shall reduce the 7% Solution Enhanced Death Benefit by the amount of contract value withdrawn. For any withdrawals in excess of the amount available as a special withdrawal, a pro rata adjustment to the death benefit is made. The maximum enhanced death benefit is 3 times all premium payments, adjusted to reflect withdrawals. Each accumulated initial or additional premium payment will continue to grow at the 7% annual effective rate until reaching the maximum enhanced death benefit or attained age 80 of the contract owner, if earlier.

Note for current Special Funds: Certain funds are designated as "Special Funds" for purposes of calculating the 7% Solution Enhanced Death Benefit. Currently, the funds designated as Special Funds are the Liquid Asset and Limited Maturity Bond investment portfolios and the Fixed Account. The actual interest rate used for calculating the 7% Solution Enhanced Death Benefit for Special Funds will be the lesser of (1) 7% and (2) the interest rate, positive or negative, providing a yield (which may be positive or negative) on the enhanced death benefit equal to the net return for the current valuation period on the contract value allocated to Special Funds. We may, with 30 days notice to you, designate any funds as a Special Fund on existing contracts with respect to new premiums added to such funds and also with respect to new transfers to such funds. Thus, selecting these investments may limit or reduce the enhanced death benefit.

Under the ANNUAL RATCHET ENHANCED DEATH BENEFIT, if you die before the annuity start date, your beneficiary is eligible to receive the greatest of:

     1)   the contract value;

     2) the total premium payments made under the Contract; reduced by a pro rata adjustment for any withdrawal;

     3)   the cash surrender value; or

     4) the enhanced death benefit, which is determined as follows: On each contract anniversary that occurs on or before the contract owner turns age 80, we compare the prior enhanced death benefit to the contract value and select the larger amount as the new enhanced death benefit. On all other days, the enhanced death benefit is the following amount:
          On a daily basis we first take the enhanced death benefit from the preceding day (which would be the initial premium if the preceding day is the contract date), then we add additional premiums paid since the preceding day,

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          and then we adjust for any withdrawals on a pro rata basis (including any market value adjustment applied to such withdrawal) since the preceding day. That amount becomes the new enhanced death benefit.

Under the MAX 7 ENHANCED DEATH BENEFIT, if you die before the annuity start date, your beneficiary will receive the greater of the 7% Solution Enhanced Death Benefit and the Annual Ratchet Enhanced Death Benefit. Under this benefit option, the 7% Solution Enhanced Death Benefit and Annual Ratchet Enhanced Death Benefit are calculated in the same manner as if each were the elected benefit.

Note: In all cases described above, the amount of the death benefit could be reduced by premium taxes owed and withdrawals not previously deducted. The enhanced death benefits may not be available in all states.}

10.  OTHER INFORMATION
     FREE LOOK. If you cancel the Contract within 10 days after you receive it, you will receive a refund of your adjusted contract value. We determine your contract value the close of business on the day we receive your written refund request. For purposes of the refund during the free look period, (i) we adjust your contract value for any market value adjustment (if you have invested in the fixed account), and (ii) then we include a refund of any charges deducted from your contract value. Because of the market risks associated with investing in the portfolios and the potential positive or negative effect of the market value adjustment, the contract value returned may be greater or less than the premium payment you paid. Some states require us to return to you the amount of the paid premium (rather than the contract value) in which case you will not be subject to investment risk during the free look period. Also, in some states, you may be entitled to a longer free look period.

     TRANSFERS AMONG INVESTMENT PORTFOLIOS AND THE FIXED ACCOUNT. You can make transfers among your investment portfolios and your investment in the fixed account as frequently as you wish without any current tax implications. The minimum amount for a transfer is $100. There is currently no charge for transfers, and we do not limit the number of transfers allowed. The Company may, in the future, charge a $25 fee for any transfer after the twelfth transfer in a contract year or limit the number of transfers allowed. Keep in mind that if you transfer or otherwise withdraw your money from the fixed account more than 30 days before the applicable maturity date, we will apply a market value adjustment. A market value adjustment could increase or decrease your contract value and/or the amount you transfer or withdraw. Keep in mind that transfers between Special Funds and other investment portfolios may impact your death benefit.

     NO PROBATE. In most cases, when you die, the person you choose as your beneficiary will receive the death benefit without going through probate. See "Federal Tax Considerations-- Taxation of Death Benefit Proceeds" in the prospectus for the Contract.

ADDITIONAL FEATURES. This Contract has other features you may be interested in. These include:

          Dollar Cost Averaging. This is a program that allows you to invest a fixed amount of money in the investment portfolios each month. It may give you a lower average cost per unit over time than a single one-time purchase. Dollar cost averaging requires regular investments regardless of fluctuating price levels, and does not guarantee profits or prevent losses in a declining market. This option is currently available only if you have $1,200 or more in the Limited Maturity Bond or the Liquid Asset investment portfolios or in the fixed account with a 1-year guaranteed interest period. Transfers from the fixed account under this program will not be subject to a market value adjustment.

          Systematic Withdrawals. During the accumulation phase, you can arrange to have money sent to you at regular intervals throughout the year. These withdrawals will not result in any surrender charges. Withdrawals from your money in the fixed account under this program are not subject to a market value adjustment. Of course, any applicable income and penalty taxes will apply on amounts withdrawn.

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          Automatic Rebalancing. If your contract value is $10,000 or more, you may elect to have the Company automatically readjust the money between your investment portfolios periodically to keep the blend you select. Investments in the fixed account are not eligible for automatic rebalancing.

11.  INQUIRIES
If you need more information after reading this profile and the prospectus, please contact us at:

          CUSTOMER SERVICE CENTER
          P.O. BOX 2700
          WEST CHESTER, PENNSYLVANIA 19380
          (800) 366-0066

or your registered representative.

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GOLDEN AMERICAN LIFE INSURANCE COMPANY
SEPARATE ACCOUNT B OF GOLDEN AMERICAN LIFE INSURANCE COMPANY

           DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY PROSPECTUS
                           GOLDENSELECT ACCESS(R) ONE
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                                                                     May 1, 2001


     This prospectus describes GoldenSelect Access One, a deferred group and individual variable annuity contract (the "Contract") offered by Golden American Life Insurance Company (the "Company," "we" or "our"). The Contract is available in connection with certain retirement plans that qualify for special federal income tax treatment ("qualified Contracts") as well as those that do not qualify for such treatment ("non-qualified Contracts").

     The Contract provides a means for you to invest your premium payments in one or more of 38 mutual fund investment portfolios. You may also allocate premium payments to our Fixed Account with guaranteed interest periods. Your contract value will vary daily to reflect the investment performance of the investment portfolio(s) you select and any interest credited to your allocations in the Fixed Account. The investment portfolios available under your Contract and the portfolio managers are listed on the back of this cover.

     We will credit your Fixed Interest Allocation(s) with a fixed rate of interest. We set the interest rates periodically. We will not set the interest rate to be less than a minimum annual rate of 3%. You may choose guaranteed interest periods of 1, 3, 5, 7 and 10 years. The interest earned on your money as well as your principal is guaranteed as long as you hold them until the maturity date. If you take your money out from a Fixed Interest Allocation more than 30 days before the applicable maturity date, we will apply a market value adjustment ("Market Value Adjustment"). A Market Value Adjustment could increase or decrease your contract value and/or the amount you take out. You bear the risk that you may receive less than your principal if we take a Market Value Adjustment. For Contracts sold in some states, not all Fixed Interest Allocations or subaccounts are available. You have a right to return a Contract within 10 days after you receive it for a refund of the adjusted contract value (which may be more or less than the premium payments you paid), or if required by your state, the original amount of your premium payment. Longer free look periods apply in some states.

     This prospectus provides information that you should know before investing and should be kept for future reference. A Statement of Additional Information, dated May 1, 2001, has been filed with the Securities and Exchange Commission. It is available without charge upon request. To obtain a copy of this document, write to our Customer Service Center at P.O. Box 2700, West Chester, Pennsylvania 19380 or call (800) 366-0066, or access the SEC's website (http://www.sec.gov). The table of contents of the Statement of Additional Information ("SAI") is on the last page of this prospectus and the SAI is made part of this prospectus by reference.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


AN INVESTMENT IN THE SUBACCOUNTS THROUGH THE GCG TRUST, THE PIMCO VARIABLE INSURANCE TRUST, PILGRIM VARIABLE INSURANCE TRUST, THE PRUDENTIAL SERIES FUND, THE PILGRIM VARIABLE PRODUCTS TRUST OR THE PROFUNDS IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY ANY BANK OR BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

THIS PROSPECTUS MUST BE ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE GCG TRUST, THE PIMCO VARIABLE INSURANCE TRUST, PILGRIM VARIABLE INSURANCE TRUST, THE PRUDENTIAL SERIES FUND, THE PILGRIM VARIABLE PRODUCTS TRUST OR THE PROFUNDS.


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A LIST OF THE INVESTMENT PORTFOLIOS AND THE MANAGERS ARE LISTED ON THE BACK OF THIS COVER.
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     The investment portfolios available under your Contract and the portfolio managers are:

A I M CAPITAL MANAGEMENT, INC.
     Capital Appreciation Series
     Strategic Equity Series

ALLIANCE CAPITAL MANAGEMENT L. P.
     Capital Growth Series


BARING INTERNATIONAL INVESTMENT LIMITED
  (AN AFFILIATE)
     Developing World Series
     Hard Assets Series


CAPITAL GUARDIAN TRUST COMPANY
     Large Cap Value Series
     Managed Global Series
     Small Cap Series

EAGLE ASSET MANAGEMENT, INC
     Value Equity Series

FIDELITY MANAGEMENT & Research Company
     Asset Allocation Growth Series
     Diversified Mid-Cap Series


GOLDMAN SACHS ASSET MANAGEMENT
     Internet TollkeeperSM Series


ING INVESTMENT MANAGEMENT, LLC
  (AN AFFILIATE)
     Limited Maturity Bond Series
     Liquid Asset Series


ING PILGRIM INVESTMENTS, LLC (AN AFFILIATE)
     International Equity Series*


JANUS CAPITAL CORPORATION
     Growth Series
     Growth and Income Series
     Special Situations Series

KAYNE ANDERSON RUDNICK INVESTMENT
   MANAGEMENT, LLC
     Rising Dividends Series

MASSACHUSETTS FINANCIAL SERVICES COMPANY
     Mid-Cap Growth Series
     Research Series
     Total Return Series


PACIFIC INVESTMENT MANAGEMENT COMPANY
     Core Bond Series
       (formerly Global Fixed Income Series)


PRUDENTIAL INVESTMENT CORPORATION
     Real Estate Series

SALOMON BROTHERS ASSET MANAGEMENT, INC
     All Cap Series
     Investors Series

T. ROWE PRICE ASSOCIATES, INC.
     Equity Income Series
     Fully Managed Series

PACIFIC INVESTMENT MANAGEMENT COMPANY
     PIMCO High Yield Bond Portfolio
     PIMCO StocksPLUS Growth and Income Portfolio

ING INVESTMENT MANAGEMENT ADVISORS B.V.
  (AN AFFILIATE)
     Pilgrim Global Brand Names Fund (formerly ING
        Global Brand Names Fund

JENNISON ASSOCIATES LLC
     Prudential Jennison Portfolio
     SP Jennison International Growth Portfolio


ING PILGRIM INVESTMENTS, LLC (AN AFFILIATE)
     Pilgrim VP Growth Opportunities Portfolio
     Pilgrim VP MagnaCap Portfolio
     Pilgrim VP SmallCap Opportunities Portfolio

PROFUND ADVISORS LLC
     ProFund VP Bull
     ProFund VP Europe 30
     ProFund VP Small-Cap

* Not currently available.
Internet TollkeeperSM Series is a service mark of Goldman, Sachs & Co.


     The above mutual fund investment portfolios are purchased and held by corresponding divisions of our Separate Account B. We refer to the divisions as "subaccounts" and the money you place in the Fixed Account's guaranteed interest periods as "Fixed Interest Allocations" in this prospectus.

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                                TABLE OF CONTENTS
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                                                                            PAGE
     Index of Special Terms................................................    1
     Fees and Expenses.....................................................    2
     Performance Information...............................................    6
           Accumulation Unit...............................................    6
           Net Investment Factor...........................................    6
           Condensed Financial Information.................................    6
           Financial Statements............................................    6
           Performance Information.........................................    6
     Golden American Life Insurance Company................................    7
     The Trusts............................................................    8
     Golden American Separate Account B....................................    8
     The Investment Portfolios.............................................    9
           Investment Objectives...........................................    9
           Investment Management Fees......................................   12
     The Fixed Interest Allocation.........................................   13
           Selecting a Guaranteed Interest Period..........................   13
           Guaranteed Interest Rates.......................................   13
           Transfers from a Fixed Interest Allocation......................   14
           Withdrawals from a Fixed Interest Allocation....................   14
           Market Value Adjustment.........................................   15
     The Annuity Contract..................................................   16
           Contract Date and Contract Year ................................   16
           Annuity Start Date..............................................   16
           Contract Owner..................................................   16
           Annuitant.......................................................   16
           Beneficiary.....................................................   17
           Purchase and Availability of the Contract.......................   17
           Crediting of Premium Payments...................................   17
           Administrative Procedures.......................................   18
           Contract Value..................................................   19
           Cash Surrender Value............................................   19
           Surrendering to Receive the Cash Surrender Value................   19
           The Subaccounts.................................................   20
           Addition, Deletion or Substitution of Subaccounts and
              Other Changes................................................   20
           The Fixed Account...............................................   20
           Other Contracts.................................................   20
           Other Important Provisions......................................   20
     Withdrawals...........................................................   21
           Regular Withdrawals.............................................   21
           Systematic Withdrawals..........................................   21
           IRA Withdrawals.................................................   22
     Transfers Among Your Investments......................................   23
           Dollar Cost Averaging...........................................   23
           Automatic Rebalancing...........................................   24
     Death Benefit ........................................................   24
           Death Benefit During the Accumulation Phase.....................   24
           Standard Death Benefit..........................................   25
           Enhanced Death Benefits.........................................   25
           Death Benefit During the Income Phase...........................   25

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                          TABLE OF CONTENTS (CONTINUED)
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                                                                            PAGE
           Continuation After Death-- Spouse...............................   25
           Continuation After Death-- Non Spouse...........................   25
           Required Distributions Upon Contract Owner's Death..............   25
     Charges and Fees......................................................   26
           Charge Deduction Subaccount.....................................   26
           Charges Deducted from the Contract Value........................   26
               No Surrender Charge.........................................   26
               Premium Taxes...............................................   26
               Transfer Charge.............................................   26
           Charges Deducted from the Subaccounts...........................   27
               Mortality and Expense Risk Charge...........................   27
               Asset-Based Administrative Charge...........................   27
           Trust Expenses..................................................   27
     The Annuity Options...................................................   27
           Annuitization of Your Contract..................................   27
           Selecting the Annuity Start Date................................   28
           Frequency of Annuity Payments...................................   28
           The Annuity Options.............................................   28
               Income for a Fixed Period...................................   28
               Income for Life with a Period Certain.......................   28
               Joint Life Income...........................................   28
               Annuity Plan................................................   29
           Payment When Named Person Dies..................................   29
     Other Contract Provisions.............................................   29
           Reports to Contract Owners......................................   29
           Suspension of Payments..........................................   29
           In Case of Errors in Your Application...........................   29
           Assigning the Contract as Collateral............................   29
           Contract Changes-Applicable Tax Law.............................   30
           Free Look.......................................................   30
           Group or Sponsored Arrangements.................................   30
           Selling the Contract............................................   30
     Other Information.....................................................   31
           Voting Rights...................................................   31
           State Regulation................................................   31
           Legal Proceedings...............................................   31
           Legal Matters...................................................   31
           Experts.........................................................   32
     Federal Tax Considerations............................................   32
     More Information About Golden American Life Insurance Company.........   37
     Financial Statements of Golden American Life Insurance Company........   57
     Statement of Additional Information
           Table of Contents...............................................   87
     Appendix A
           Condensed Financial Information.................................   A1
     Appendix B
           Market Value Adjustment Examples................................   B1

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                             INDEX OF SPECIAL TERMS
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The following special terms are used throughout this prospectus. Refer to the page(s) listed for an explanation of each term:

SPECIAL TERM                                      PAGE
Accumulation Unit                                    6
Annual Ratchet Enhanced Death Benefit
Annuitant                                           16
Annuity Start Date                                  16
Cash Surrender Value                                19
Contract Date                                       16
Contract Owner                                      16
Contract Value                                      19
Contract Year                                       16
Death Benefit                                       24
Fixed Interest Allocation                           13
Market Value Adjustment                             15
Max 7 Enhanced Death Benefit
Net Investment Factor                                6
7% Solution Enhanced Death Benefit

The following terms as used in this prospectus have the same or substituted meanings as the corresponding terms currently used in the Contract:

TERM USED IN THIS PROSPECTUS             CORRESPONDING TERM USED IN THE CONTRACT
Accumulation Unit Value                  Index of Investment Experience
Annuity Start Date                       Annuity Commencement Date
Contract Owner                           Owner or Certificate Owner
Contract Value                           Accumulation Value
Transfer Charge                          Excess Allocation Charge
Fixed Interest Allocation                Fixed Allocation
Free Look Period                         Right to Examine Period
Guaranteed Interest Period               Guarantee Period
Subaccount(s)                            Division(s)
Net Investment Factor                    Experience Factor
Regular Withdrawals                      Conventional Partial Withdrawals
Withdrawals                              Partial Withdrawals

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                                FEES AND EXPENSES
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CONTRACT OWNER TRANSACTION EXPENSES*

     Surrender Charge...................................................  None

     Transfer Charge....................................................  None**

     * If you invested in a Fixed Interest Allocation, a Market Value Adjustment may apply to certain transactions. This may increase or decrease your contract value and/or your transfer or surrender amount.

     ** We may in the future charge $25 per transfer if you make more than 12 transfers in a contract year.


SEPARATE ACCOUNT ANNUAL CHARGES***
     --------------------------------------------------------------------------------------------------------------
                                                    Standard                       Enhanced Death Benefits
                                                 Death Benefit      Annual Ratchet      7% Solution           Max 7
     --------------------------------------------------------------------------------------------------------------
     Mortality & Expense Risk Charge                 0.35%              0.50%              0.70%              0.80%
     Asset-Based Administrative Charge               0.15%              0.15%              0.15%              0.15%
         Total                                       0.50%              0.65%              0.85%              0.95%
     --------------------------------------------------------------------------------------------------------------

     *** As a percentage of average daily assets in each subaccount. The mortality and expense risk charge and the asset-based administrative charge are deducted daily.


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THE GCG TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of a portfolio):
--------------------------------------------------------------------------------
                                      MANAGEMENT         OTHER          TOTAL
PORTFOLIO                               FEE(1)         EXPENSES(2)   EXPENSES(3)
--------------------------------------------------------------------------------
Liquid Asset                             0.54%            0.01%            0.55%
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Limited Maturity Bond                    0.54%            0.01%            0.55%
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Core Bond                                1.00%            0.01%            1.01%
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Fully Managed                            0.94%            0.01%            0.95%
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Total Return                             0.88%            0.01%            0.89%
--------------------------------------------------------------------------------
Asset Allocation Growth                  1.00%            0.01%            1.01%
--------------------------------------------------------------------------------
Equity Income                            0.94%            0.01%            0.95%
--------------------------------------------------------------------------------
All Cap                                  1.00%            0.01%            1.01%
--------------------------------------------------------------------------------
Growth and Income                        1.10%            0.01%            1.11%
--------------------------------------------------------------------------------
Real Estate                              0.94%            0.01%            0.95%
--------------------------------------------------------------------------------
Value Equity                             0.94%            0.01%            0.95%
--------------------------------------------------------------------------------
Investors                                1.00%            0.01%            1.01%
--------------------------------------------------------------------------------
International Equity                     1.25%            0.01%            1.26%
--------------------------------------------------------------------------------
Rising Dividends                         0.94%            0.01%            0.95%
--------------------------------------------------------------------------------
Managed Global                           1.25%            0.01%            1.26%
--------------------------------------------------------------------------------
Large Cap Value                          1.00%            0.01%            1.01%
--------------------------------------------------------------------------------
Hard Assets                              0.94%            0.01%            0.95%
--------------------------------------------------------------------------------
Diversified Mid-Cap                      1.00%            0.01%            1.01%
--------------------------------------------------------------------------------
Research                                 0.88%            0.01%            0.89%
--------------------------------------------------------------------------------
Capital Growth                           0.99%            0.01%            1.00%
--------------------------------------------------------------------------------
Capital Appreciation                     0.94%            0.01%            0.95%
--------------------------------------------------------------------------------
Small Cap                                0.94%            0.01%            0.95%
--------------------------------------------------------------------------------
Mid-Cap Growth                           0.88%            0.01%            0.89%
--------------------------------------------------------------------------------
Strategic Equity                         0.94%            0.01%            0.95%
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Special Situations                       1.10%            0.01%            1.11%
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Growth                                   0.99%            0.01%            1.00%
--------------------------------------------------------------------------------
Developing World                         1.75%            0.01%            1.76%
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Internet Tollkeeper                      1.85%            0.01%            1.86%
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     (1) Fees decline as the total assets of certain combined portfolios increase. See the prospectus for the GCG Trust for more information.
     (2) Other expenses generally consist of independent trustees fees and certain expenses associated with investing in international markets. Other expenses are based on actual expenses for the year ended December 31, 2000, except for (i) portfolios that commenced operations in 2000 and 2001, and (ii) newly formed portfolios where the charges have been estimated.
     (3) Total Expenses are based on actual expenses for the fiscal year ended December 31, 2000.


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THE PIMCO VARIABLE INSURANCE TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of a portfolio):

---------------------------------------------------------------------------------------------------------------------------
                                                                                       OTHER EXPENSES      TOTAL EXPENSES
                                       MANAGEMENT        SERVICE           OTHER        AFTER EXPENSE       AFTER EXPENSE
PORTFOLIO                                 FEE              FEE          EXPENSES(1)    REIMBURSEMENT(2)    REIMBURSEMENT(2)
---------------------------------------------------------------------------------------------------------------------------
PIMCO High Yield Bond                     0.25%            0.15%            0.35%            0.35%            0.75%
PIMCO StocksPLUS Growth and
   Income                                 0.40%            0.15%            0.11%            0.10%            0.65%
---------------------------------------------------------------------------------------------------------------------------

     (1) "Other Expenses" reflects a 0.35% administrative fee for the High Yield Bond Portfolio and a 0.10% administrative fee and 0.01% representing organizational expenses and pro rata Trustees' fees for the StocksPLUS Growth and Income Portfolio.
     (2) PIMCO has contractually agreed to reduce total annual portfolio operating expenses to the extent they would exceed, due to the payment of organizational expenses and Trustees' fees, 0.75% and 0.65% of average daily net assets for the PIMCO High Yield Bond and StocksPLUS Growth and Income Portfolios, respectively. Without such reductions, Total Annual Expenses for the fiscal year ended December 31, 2000 would have been 0.75% and 0.66% for the PIMCO High Yield Bond and StocksPLUS Growth and Income Portfolios, respectively. Under the Expense Limitation Agreement, PIMCO may recoup these waivers and reimbursements in future periods, not exceeding three years, provided total expenses, including such recoupment, do not exceed the annual expense limit.

PILGRIM VARIABLE INSURANCE TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio)(1):

------------------------------------------------------------------------------------------------------------------------
                                    INVESTMENT                                     TOTAL                       TOTAL NET
                                    MANAGEMENT       12B-1          OTHER        PORTFOLIO      WAIVER BY      PORTFOLIO
PORTFOLIO                              FEE            FEE          EXPENSES       EXPENSES      ADVISER(2)     EXPENSES
------------------------------------------------------------------------------------------------------------------------
Pilgrim Global Brand Names             1.00%          0.25%          1.72%          2.97%          1.74%          1.23%
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     (1) The table shows the estimated operating expenses for the Portfolio as a ratio of expenses to average daily net assets. These estimates are based on the Portfolio's actual operating expenses for its most recent complete fiscal year and fee waivers to which the Adviser has agreed for the Portfolio.
     (2) ING Mutual Funds Management Co. LLC, the Portfolio's Investment Manager, has entered into a written expense limitation agreement with the Portfolio, under which it will limit expenses of the Portfolio, excluding interest, taxes, brokerage and extraordinary expenses, subject to possible reimbursement to ING Mutual Funds Management Co. LLC within three years. The amount of the Portfolio's expenses waived or reimbursed during the last fiscal year by ING Mutual Funds Management Co. LLC is shown under the heading "Waiver by Adviser." The expense limits will continue through at least December 31, 2001.

THE PRUDENTIAL SERIES FUND ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio):

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                                      MANAGEMENT                    OTHER        TOTAL
PORTFOLIO                                 FEE       12B-1 FEE(1)  EXPENSES(2)  EXPENSES(2)
------------------------------------------------------------------------------------------
Prudential Jennison                       0.60%        0.25%        0.19%        1.04%

SP Jennison International
  Growth                                  0.85%        0.25%        0.54%        1.64%
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     (1) The 12b-1 fees for the Prudential Jennison Portfolio and the SP Jennison International Growth Portfolio are imposed to enable the portfolios to recover certain sales expenses, including compensation to broker-dealers, the cost of printing prospectuses for delivery to prospective investors and advertising costs for the portfolio. Over a long period of time, the total amount of 12b-1 fees paid may exceed the amount of sales charges imposed by the product.

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     (2) Since the SP Jennison International Growth Portfolio had not commenced operations as of December 31, 1999, expenses as shown are based on estimates of the portfolio's operating expenses for the portfolio's first fiscal year.

PILGRIM VARIABLE PRODUCTS TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio)(1):

-----------------------------------------------------------------------------------------------------------------------
                               INVESTMENT                                  TOTAL                         TOTAL NET
                               MANAGEMENT      SERVICE       OTHER       PORTFOLIO      WAIVER BY        PORTFOLIO
PORTFOLIO                         FEE           FEES       EXPENSES(2)    EXPENSES      ADVISER(3)       EXPENSES
-----------------------------------------------------------------------------------------------------------------------
Pilgrim VP MagnaCap              0.75%          0.25%         7.15%         8.15%         7.05%            1.10%
-----------------------------------------------------------------------------------------------------------------------
Pilgrim VP SmallCap
    Opportunities                0.75%          0.25%         0.23%         1.23%         0.13%            1.10%
-----------------------------------------------------------------------------------------------------------------------
Pilgrim VP Growth
Opportunities                    0.75%          0.25%         1.44%         2.44%         1.34%            1.10%
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     (1) The table shows the estimated operating expenses for Class S shares of each Portfolio as a ratio of expenses to average daily net assets. These estimates are based on each Portfolio's actual operating expenses for Class R shares for the Trust's most recently completed fiscal year and fee waivers to which ING Pilgrim Investments, LLC, the Portfolios' Adviser, has agreed for each Portfolio.
     (2) Because Class S shares are new for each Portfolio, the Other Expenses for each Portfolio are based on Class R expenses of the Portfolio.
     (3) ING Pilgrim Investments, LLC has entered into written expense limitation agreements with each Portfolio which it advises under which it will limit expenses of the Portfolio, excluding interest, taxes, brokerage and extraordinary expenses, subject to possible reimbursement to ING Pilgrim Investments, LLC within three years. The expense limit for each such Portfolio is shown as "Total Net Portfolio Expenses." For each Portfolio, the expense limits will continue through at least December 31, 2001.

PROFUNDS ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio):

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                                        MANAGEMENT                  OTHER        TOTAL
PORTFOLIO                                  FEE        12B-1 FEE   EXPENSES(2)  EXPENSES(2)
------------------------------------------------------------------------------------------
ProFund VP Bull                            0.75%        0.25%        0.80%        1.80%
ProFund VP Small-Cap                       0.75%        0.25%        0.80%        1.80%
ProFund VP Europe 30(1)                    0.75%        0.25%        0.75%        1.75%
------------------------------------------------------------------------------------------

     (1) Management fees and expenses for the ProFund VP Europe 30 are for the 12-month period ending December 12, 2000.
     (2) Other expenses for the ProFund VP Bull and ProFund VP Small-Cap are estimates as these ProFund Portfolios had not commenced operations as of December 31, 2000.

The purpose of the foregoing tables is to help you understand the various costs and expenses that you will bear directly and indirectly. See the prospectuses of the GCG Trust, the PIMCO Variable Insurance Trust, Pilgrim Variable Insurance Trust, the Prudential Series Fund, the Pilgrim Variable Products Trust, and the ProFunds for additional information on management or advisory fees and in some cases on other portfolio expenses.

Premium taxes (which currently range from 0% to 3.5% of premium payments) may apply, but are not reflected in the tables above or in the examples below.

EXAMPLE:
The following example is designed to show you the expenses you would pay on a $1000 investment that earns 5% annually. The example reflects the deduction of a mortality and expense risk charge and an asset-based administrative charge.

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EXAMPLE 1:
Whether you surrender, continue to hold or annuitize your Contract at the end of the applicable time period, you would pay the following expenses for each $1,000 invested:

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                                     1 YEAR     3 YEARS     5 YEARS     10 YEARS
--------------------------------------------------------------------------------
THE GCG TRUST
Liquid Asset                           $15         $47         $ 82       $180
--------------------------------------------------------------------------------
Limited Maturity Bond                  $15         $47         $ 82       $180
--------------------------------------------------------------------------------
Core Bond                              $20         $62         $106       $229
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Fully Managed                          $19         $60         $103       $222
--------------------------------------------------------------------------------
Total Return                           $19         $58         $100       $216
--------------------------------------------------------------------------------
Asset Allocation Growth                $20         $62         $106       $229
--------------------------------------------------------------------------------
Equity Income                          $19         $60         $103       $222
--------------------------------------------------------------------------------
All Cap                                $20         $62         $106       $229
--------------------------------------------------------------------------------
Growth and Income                      $21         $65         $111       $239
--------------------------------------------------------------------------------
Real Estate                            $19         $60         $103       $222
--------------------------------------------------------------------------------
Value Equity                           $19         $60         $103       $222
--------------------------------------------------------------------------------
Investors                              $20         $62         $106       $229
--------------------------------------------------------------------------------
International Equity                   $22         $69         $118       $254
--------------------------------------------------------------------------------
Rising Dividends                       $19         $60         $103       $222
--------------------------------------------------------------------------------
Managed Global                         $22         $69         $118       $254
--------------------------------------------------------------------------------
Large Cap Value                        $20         $62         $106       $229
--------------------------------------------------------------------------------
Hard Assets                            $19         $60         $103       $222
--------------------------------------------------------------------------------
Diversified Mid-Cap                    $20         $62         $106       $229
--------------------------------------------------------------------------------
Research                               $19         $58         $100       $216
--------------------------------------------------------------------------------
Capital Growth                         $20         $61         $105       $227
--------------------------------------------------------------------------------
Capital Appreciation                   $19         $60         $103       $222
--------------------------------------------------------------------------------
Small Cap                              $19         $60         $103       $222
--------------------------------------------------------------------------------
Mid-Cap Growth                         $19         $58         $100       $216
--------------------------------------------------------------------------------
Strategic Equity                       $19         $60         $103       $222
--------------------------------------------------------------------------------
Special Situations                     $21         $65         $111       $239
--------------------------------------------------------------------------------
Growth                                 $20         $61         $105       $227
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Developing World                       $27         $84         $143       $304
--------------------------------------------------------------------------------
Internet Tollkeeper                    $28         $87         $148       $314
--------------------------------------------------------------------------------

THE PIMCO VARIABLE INSURANCE TRUST
PIMCO High Yield Bond                  $17         $54         $ 92       $201
--------------------------------------------------------------------------------
PIMCO StocksPLUS Growth and Income     $16         $50         $ 87       $190
--------------------------------------------------------------------------------

PILGRIM VARIABLE INSURANCE TRUST
--------------------------------------------------------------------------------
Pilgrim Global Brand Names             $22         $68         $117       $251
--------------------------------------------------------------------------------

THE PRUDENTIAL SERIES FUND
Prudential Jennison                    $20         $62         $107       $232
--------------------------------------------------------------------------------
SP Jennison International Growth       $26         $81         $138       $292
--------------------------------------------------------------------------------

PILGRIM VARIABLE PRODUCTS TRUST
Pilgrim VP MagnaCap                    $21         $64         $110       $238
--------------------------------------------------------------------------------
Pilgrim VP SmallCap Opportunities      $21         $64         $110       $238
--------------------------------------------------------------------------------
Pilgrim VP Growth Opportunities        $21         $64         $110       $238
--------------------------------------------------------------------------------

PROFUNDS TRUST
--------------------------------------------------------------------------------
ProFund VP Bull                        $28         $85         $145       $308
--------------------------------------------------------------------------------
ProFund VP Small-Cap                   $28         $85         $145       $308
--------------------------------------------------------------------------------
ProFund VP Europe 30                   $27         $84         $143       $303
--------------------------------------------------------------------------------

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THIS EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE MORE OR LESS THAN THOSE SHOWN SUBJECT TO THE TERMS OF YOUR CONTRACT.

Compensation is paid for the sale of the Contracts. For information about this compensation, see "Selling the Contract."


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                             PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

ACCUMULATION UNIT
We use accumulation units to calculate the value of a Contract. Each subaccount of Separate Account B has its own accumulation unit value. The accumulation units are valued each business day that the New York Stock Exchange is open for trading. Their values may increase or decrease from day to day according to a Net Investment Factor, which is primarily based on the investment performance of the applicable investment portfolio. Shares in the investment portfolios are valued at their net asset value.

THE NET INVESTMENT FACTOR
The Net Investment Factor is an index number which reflects certain charges under the Contract and the investment performance of the subaccount. The Net Investment Factor is calculated for each subaccount as follows:

     1) We take the net asset value of the subaccount at the end of each business day.

     2) We add to (1) the amount of any dividend or capital gains distribution declared for the subaccount and reinvested in such subaccount. We subtract from that amount a charge for our taxes, if any.

     3) We divide (2) by the net asset value of the subaccount at the end of the preceding business day.

     4) We then subtract the applicable daily mortality and expense risk charge and the daily asset-based administrative charge from the subaccount.

Calculations for the subaccounts are made on a per share basis.


CONDENSED FINANCIAL INFORMATION
Tables containing (i) the accumulation unit value history of each subaccount of Golden American Separate Account B offered in this prospectus, and (ii) the total investment value history of each subaccount are presented in Appendix A -- Condensed Financial Information.

FINANCIAL STATEMENTS
The audited financial statements of Separate Account B for the year ended December 31, 2000 are included in the Statement of Additional Information. The audited consolidated financial statements of Golden American for the years ended December 31, 2000, 1999 and 1998 are included in this prospectus.


PERFORMANCE INFORMATION
From time to time, we may advertise or include in reports to contract owners performance information for the subaccounts of Separate Account B, including the average annual total return performance, yields and other nonstandard measures of performance. Such performance data will be computed, or accompanied by performance data computed, in accordance with standards defined by the SEC.


Except for the Liquid Asset subaccount, quotations of yield for the subaccounts will be based on all investment income per unit (contract value divided by the accumulation unit) earned during a given 30-day period, less expenses accrued during such period. Information on standard total average annual return performance will include average annual rates of total return for 1, 5 and 10 year periods, or lesser periods depending on how long Separate Account B has been investing in the portfolio. We may show other total returns for periods less than one year. Total return figures will be based on the actual historic performance of the subaccounts of Separate Account B, assuming an investment at the beginning of the period when the separate account first invested in the portfolios, withdrawal of the investment at the end of the period, adjusted to reflect the deduction of all applicable portfolio and current contract charges. We may also show rates of total return on amounts invested at the beginning of the period with no withdrawal at the end of the period. Total return figures which assume no withdrawals at the end of the period will reflect all recurring charges. In addition,we may present historic performance data for the investment

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portfolios since their inception reduced by some or all of the fees and charges under the Contract. Such adjusted historic performance includes data that precedes the inception dates of the subaccounts of Separate Account B. This data is designed to show the performance that would have resulted if the Contract had been in existence before the separate account began investing in the portfolios.


Current yield for the Liquid Asset subaccount is based on income received by a hypothetical investment over a given 7-day period, less expenses accrued, and then "annualized" (i.e., assuming that the 7-day yield would be received for 52 weeks). We calculate "effective yield" for the Liquid Asset subaccount in a manner similar to that used to calculate yield, but when annualized, the income earned by the investment is assumed to be reinvested. The "effective yield" will thus be slightly higher than the "yield" because of the compounding effect of earnings. We calculate quotations of yield for the remaining subaccounts on all investment income per accumulation unit earned during a given 30-day period, after subtracting fees and expenses accrued during the period, assuming the selection of the Max 7 Enhanced Death Benefit.

We may compare performance information for a subaccount to: (i) the Standard & Poor's 500 Stock Index, Dow Jones Industrial Average, Donoghue Money Market Institutional Averages, or any other applicable market indices, (ii) other variable annuity separate accounts or other investment products tracked by Lipper Analytical Services (a widely used independent research firm which ranks mutual funds and other investment companies), or any other rating service, and
(iii) the Consumer Price Index (measure for inflation) to determine the real rate of return of an investment in the Contract. Our reports and promotional literature may also contain other information including the ranking of any subaccount based on rankings of variable annuity separate accounts or other investment products tracked by Lipper Analytical Services or by similar rating services.

Performance information reflects only the performance of a hypothetical contract and should be considered in light of other factors, including the investment objective of the investment portfolio and market conditions. Please keep in mind that past performance is not a guarantee of future results.

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                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
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Golden American Life Insurance Company is a Delaware stock life insurance company, which was originally incorporated in Minnesota on January 2, 1973. Golden American is a wholly owned subsidiary of Equitable of Iowa Companies, Inc. ("Equitable of Iowa"). Equitable of Iowa is a wholly owned subsidiary of ING Groep N.V. ("ING"), a global financial services holding company based in The Netherlands. Golden American is authorized to sell insurance and annuities in all states, except New York, and the District of Columbia. In May 1996, Golden American established a subsidiary, First Golden American Life Insurance Company of New York, which is authorized to sell annuities in New York and Delaware. Golden American's consolidated financial statements appear in this prospectus.


Equitable of Iowa is the holding company for Golden American, Directed Services, Inc., the investment manager of the GCG Trust and the distributor of the Contracts, and other interests. ING also owns ING Pilgrim Investments, LLC, a portfolio manager of the GCG Trust, and the investment manager of the Pilgrim Variable Insurance Trust and the Pilgrim Variable Products Trust. ING also owns Baring International Investment Limited, another portfolio manager of the GCG Trust and ING Investment Management Advisors B.V., a portfolio manager of the Pilgrim Variable Insurance Trust.


Our principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania 19380.

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                                   THE TRUSTS
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The GCG Trust is a mutual fund whose shares are offered to separate accounts funding variable annuity and variable life insurance policies offered by Golden American and other affiliated insurance companies. The GCG Trust may also sell its shares to separate accounts of insurance companies not affiliated with Golden American. Pending SEC approval, shares of the GCG Trust may also be sold to certain qualified pension and retirement plans. The address of the GCG Trust is 1475 Dunwoody Drive, West Chester, PA 19380.

The PIMCO Variable Insurance Trust is also a mutual fund whose shares are available to separate accounts of insurance companies, including Golden American, for both variable annuity contracts and variable life insurance policies and to qualified pension and retirement plans. The address of the PIMCO Variable Insurance Trust is 840 Newport Center Drive, Suite 300, Newport Beach, CA 92660.


The Pilgrim Variable Insurance Trust (formerly the ING Variable Insurance Trust) is also a mutual fund whose shares are offered to separate accounts funding variable annuity contracts offered by Golden American and other insurance companies, both affiliated and unaffiliated with Golden American. The address of Pilgrim Variable Insurance Trust is 40 North Central Avenue, Suite 1200, Phoenix, AZ 85004.


The Prudential Series Fund, Inc. is also a mutual fund whose shares are available to separate accounts funding variable annuity and variable life insurance polices offered by The Prudential Insurance Company of America, its affiliated insurers and other life insurance companies not affiliated with Prudential, including Golden American. The address of the Prudential Series Fund is 751 Broad Street, Newark, NJ 07102.


The Pilgrim Variable Products Trust is also a mutual fund whose shares are offered to separate accounts funding variable annuity contracts offered by Golden American and other insurance companies, both affiliated and unaffiliated with Golden American. The address of Pilgrim Variable Products Trust is 40 North Central Avenue, Suite 1200, Phoenix, AZ 85004.

The ProFunds is also a mutual fund whose shares are offered to separate accounts funding variable annuity contracts offered by Golden American and other insurance companies, both affiliated and unaffiliated with Golden American. The address of ProFunds is 3435 Stelzer Road, Suite 1000, PO Box 182100, Columbus, OH 43218-2000.

In the event that, due to differences in tax treatment or other considerations, the interests of contract owners of various contracts participating in the Trusts conflict, we, the Boards of Trustees of the GCG Trust, the PIMCO Variable Insurance Trust, the Pilgrim Variable Insurance Trust, the Pilgrim Variable Products Trust, ProFunds, the Board of Directors of the Prudential Series Fund, and the management of Directed Services, Inc., Pacific Investment Management Company, The Prudential Insurance Company of America, ING Pilgrim Investments, Inc., ProFunds Advisors LLC and any other insurance companies participating in the Trusts will monitor events to identify and resolve any material conflicts that may arise.

YOU WILL FIND MORE DETAILED INFORMATION ABOUT THE GCG TRUST, THE PIMCO VARIABLE INSURANCE TRUST, THE PILGRIM VARIABLE INSURANCE TRUST, THE PRUDENTIAL SERIES FUND, THE PILGRIM VARIABLE PRODUCTS TRUST, AND PROFUNDS IN THE ACCOMPANYING PROSPECTUS FOR EACH TRUST. YOU SHOULD READ THEM CAREFULLY BEFORE INVESTING.


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                       GOLDEN AMERICAN SEPARATE ACCOUNT B
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Golden American Separate Account B ("Separate Account B") was established as a separate account of the Company on July 14, 1988. It is registered with the SEC as a unit investment trust under the Investment Company Act of 1940 as amended (the "1940 Act"). Separate Account B is a separate investment account used for our variable annuity contracts. We own all the assets in Separate Account B but such assets are kept separate from our other accounts.


Separate Account B is divided into subaccounts. Each subaccount invests exclusively in shares of one investment portfolio of the GCG Trust, the PIMCO Variable Insurance Trust, the Pilgrim Variable Insurance Trust, the Prudential Series Fund, the Pilgrim Variable Products Trust or the ProFunds. Each investment portfolio has its own distinct investment objectives and policies. Income, gains and losses, realized or unrealized, of a portfolio are credited to or charged against the corresponding subaccount of Separate Account B without regard to any other income, gains or losses of the Company. Assets equal to the reserves and other contract liabilities with respect to each are not chargeable with liabilities arising out of any other business of the Company. They may, however, be subject to liabilities arising from subaccounts whose assets we attribute to other variable annuity contracts supported by Separate Account B. If the assets in Separate Account B exceed the required reserves and other liabilities, we may transfer the excess to our general account. We are obligated to pay all benefits and make all payments provided under the Contracts.


NOTE: We currently offer other variable annuity contracts that invest in Separate Account B but are not discussed in this prospectus. Separate Account B may also invest in other investment portfolios which are not available under your Contract. Under certain circumstances, we may make certain changes to the subaccounts. For more information, see "The Annuity Contract -- Addition, Deletion, or Substitution of Subaccounts and Other Changes."

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                            THE INVESTMENT PORTFOLIOS
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During the accumulation phase, you may allocate your premium payments and contract value to any of the investment portfolios listed in the section below. YOU BEAR THE ENTIRE INVESTMENT RISK FOR AMOUNTS YOU ALLOCATE TO ANY INVESTMENT PORTFOLIO, AND YOU MAY LOSE YOUR PRINCIPAL.


INVESTMENT OBJECTIVES
The investment objective of each investment portfolio is set forth below. You should understand that there is no guarantee that any portfolio will meet its investment objectives. Meeting objectives depends on various factors, including, in certain cases, how well the portfolio managers anticipate changing economic and market conditions. Separate Account B also has other subaccounts investing in other portfolios which are not available to the Contract described in this prospectus. YOU CAN FIND MORE DETAILED INFORMATION ABOUT THE INVESTMENTi PORTFOLIOS IN THE PROSPECTUSES FOR THE GCG TRUST, THE PIMCO VARIABLE INSURANCE TRUST, PILGRIM VARIABLE INSURANCE TRUST, THE PRUDENTIAL SERIES FUND, PILGRIM VARIABLE PRODUCTS TRUST AND THE PROFUNDS. YOU SHOULD READ THESE PROSPECTUSES BEFORE INVESTING.


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INVESTMENT PORTFOLIO    INVESTMENT OBJECTIVE
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THE GCG TRUST

Liquid Asset            Seeks high level of current income consistent with the
                        preservation of capital and liquidity.

                        Invests primarily in obligations of the U.S. Government and its agencies and instrumentalities, bank obligations, commercial paper and short-term corporate debt securities. All securities will mature in less than one year.

                        --------------------------------------------------------
Limited Maturity Bond   Seeks highest current income consistent with low risk to
                        principal and liquidity. Also seeks to enhance its total return through capital appreciation when market factors, such as falling interest rates and rising bond prices, indicate that capital appreciation may be available without significant risk to principal.

                        Invests primarily in diversified limited maturity debt securities with average maturity dates of five years or shorter and in no cases more than seven years.


                        --------------------------------------------------------

Core Bond (formerly     Seeks maximum  total return,  consistent  with
   Global Fixed         preservation  of capital and prudent investment
   Income)              management.

                        Invests primarily in a diversified portfolio of fixed income instruments of varying maturities. The average portfolio duration of the Portfolio normally varies within a three-to six-year time frame.

                        --------------------------------------------------------
Fully Managed           Seeks, over the long term, a high total investment
                        return consistent with the preservation of capital and with prudent investment risk.


                        Invests primarily in the common stocks of established
                        companies believed by the portfolio manager to have
                        above-average potential for capital growth.
                        --------------------------------------------------------
Total Return            Seeks above-average income (compared to a portfolio
                        entirely invested in equity securities) consistent with the prudent employment of capital. Growth of capital and income is a secondary goal.

                        Invests primarily in a combination of equity and fixed income securities.
                        --------------------------------------------------------
Asset Allocation Growth Seeks to maximize total return over the long-term by allocating assets among stocks, bonds, short-term instruments and other investments.

                        Allocates investments primarily in a neutral mix over
                        time of 70% of its assets in stocks, 25% of its assets
                        in bonds, and 5% of its assets in short-term and money
                        market investments.
                        --------------------------------------------------------
Equity Income           Seeks substantial dividend income as well as long-term
                        growth of capital.

                        Invests primarily in common stocks of well established companies paying above-average dividends.
                        --------------------------------------------------------
All Cap Seeks capital appreciation through investment in securities which the portfolio manager believes have above-average capital appreciation potential.

                        Invests primarily in equity securities of U.S. companies of any size.
                        --------------------------------------------------------

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INVESTMENT PORTFOLIO    INVESTMENT OBJECTIVE
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Growth and Income       Seeks long-term capital growth and current income.

                        Normally invests up to 75% of its assets in equity
                        securities selected primarily for their growth potential
                        and at least 25% of its assets in securities the
                        portfolio manager believes have income potential.
                        --------------------------------------------------------
Real Estate             Seeks capital appreciation. Current income is a
                        secondary objective.

                        Invests primarily in publicly traded real estate equity
                        securities.
                        --------------------------------------------------------
Value Equity            Seeks capital appreciation. Dividend income is a
                        secondary objective.

                        Invests primarily in common stocks of domestic and
                        foreign issuers which meet quantitative standards
                        relating to financial soundness and high intrinsic
                        value relative to price.
                        --------------------------------------------------------
Investors               Seeks long-term growth of capital. Current income is a
                        secondary objective.

                        Invests primarily in equity securities of U.S. companies and to a lesser degree, debt securities.
                        --------------------------------------------------------

International Equity    Seeks long-term growth of capital.
  (not currently
   available)
                        Invests at least 65% of its net assets in equity securities of issuers located in countries outside of the United States. The Portfolio generally invests at least 75% of its total assets in common and preferred stocks, warrants and convertible securities.

                        --------------------------------------------------------
Rising Dividends        Seeks capital appreciation.  A secondary objective is
                        dividend income.


                        Invests in equity securities that meet the following
                        quality criteria: regular dividend increases; 35% of
                        earnings reinvested annually; and a credit rating
                        of "A" to "AAA."
                        --------------------------------------------------------
Managed Global          Seeks capital appreciation. Current income is only an
                        incidental consideration.

                        Invests primarily in common stocks traded in securities
                        markets throughout the world.
                        --------------------------------------------------------
Large Cap Value         Seeks long-term growth of capital and income.

                        Invests primarily in equity and equity-related
                        securities of companies with market capitalization
                        greater than $1 billion.
                        --------------------------------------------------------
Hard Assets             Seeks long-term capital appreciation.

                        Invests primarily in hard asset securities. Hard asset
                        companies produce a commodity which the portfolio
                        manager is able to price on a daily or weekly basis.
                        --------------------------------------------------------
Diversified Mid-Cap     Seeks long-term capital growth.

                        Normally invests at least 65% of its total assets in common stocks of companies with medium market capitalizations.
                        --------------------------------------------------------

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INVESTMENT PORTFOLIO    INVESTMENT OBJECTIVE
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Research                Seeks long-term growth of capital and future income.

                        Invests primarily in common stocks or securities
                        convertible into common stocks of companies believed to
                        have better than average prospects for long-term growth.
                        --------------------------------------------------------
Capital Growth          Seeks long-term total return.

                        Invests primarily in common stocks of companies where
                        the potential for change (earnings acceleration) is
                        significant.
                        --------------------------------------------------------
Capital Appreciation    Seeks long-term capital growth.

                        Invests primarily in equity securities believed by the
                        portfolio manager to be undervalued.
                        --------------------------------------------------------
Small Cap               Seeks long-term capital appreciation.

                        Invests primarily in equity securities of companies that
                        have a total market capitalization within the range of
                        companies in the Russell 2000 Growth Index or the
                        Standard & Poor's Small-Cap 600 Index.
                        --------------------------------------------------------
Mid-Cap Growth          Seeks long-term growth of capital.

                        Invests primarily in equity securities of companies with
                        medium market capitalization which the portfolio manager
                        believes have above-average growth potential.
                        --------------------------------------------------------
Strategic Equity        Seeks capital appreciation.

                        Invests primarily in common stocks of medium- and
                        small-sized companies.
                        --------------------------------------------------------
Special Situations      Seeks capital appreciation.

                        Invests primarily in common stocks selected for their
                        capital appreciation potential. The Portfolio emphasizes
                        "special situation" companies that the portfolio manager
                        believes have been overlooked or undervalued by other
                        investors.
                        --------------------------------------------------------
Growth                  Seeks capital appreciation.

                        Invests primarily in common stocks of growth companies
                        that have favorable relationships between price/earnings
                        ratios and growth rates in sectors offering the
                        potential for above-average returns.
                        --------------------------------------------------------
Developing World        Seeks capital appreciation.

                        Invests primarily in equity securities of companies in developing or emerging countries.
                        --------------------------------------------------------

Internet Tollkeeper     Seeks long-term growth of capital.

                        Invests primarily in equity securities of "Internet Tollkeeper" companies, which are companies in sectors which provide access, infrastructure, content and services to Internet companies and customers, and which have developed, or are seeking to develop predictable, sustainable or recurring revenue by increasing "traffic," or customers and sales, and raising "tolls," or prices in connection with the growth of the Internet.

                        --------------------------------------------------------


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INVESTMENT PORTFOLIO    INVESTMENT OBJECTIVE
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THE PIMCO VARIABLE INSURANCE TRUST

PIMCO High Yield Bond   Seeks to maximize total return, consistent with
                        preservation of capital and prudent investment management.

                        Invests at least 65% of its assets in a diversified
                        portfolio of junk bonds rated at least B by Moody's
                        Investor Services, Inc. or Standard & Poor's or, if
                        unrated, determined by the portfolio manager to be of
                        comparable quality.
                        --------------------------------------------------------
PIMCO StocksPLUS        Seeks to achieve a total return which exceeds the total
   Growth and Income    return performance of the Standard & Poor's 500 Stock
                        Index.

                        Invests primarily in common stocks, options, futures, options on futures and swaps.
                        --------------------------------------------------------


PILGRIM VARIABLE INSURANCE TRUST (formerly ING Variable Insurance Trust)

Pilgrim Global Brand    Seeks to provide investors with long-term capital
   Names Fund           appreciation.
   (formerly Global
   Brand NamesING       Invests at least 65% of its total assets in equity
   Fund)                securities of companies that have a well recognized
                        franchise, a global presence and derive most of their revenues from sales of consumer goods.

                        --------------------------------------------------------
THE PRUDENTIAL SERIES FUND
Prudential Jennison     Seeks long-term growth of capital.

                        Invests primarily in companies that have shown growth in
                        earnings and sales, high return on equity and assets or
                        other strong financial data and are also attractively
                        valued in the opinion of the manager. Dividend income
                        from investments will be incidental.
                        --------------------------------------------------------
SP Jennison             Seeks long-term growth of capital.
   International Growth
                        Invests primarily in equity-related securities of
                        issuers located in at least five different foreign
                        countries.
                        --------------------------------------------------------


PILGRIM VARIABLE PRODUCTS TRUST

Pilgrim VP MagnaCap     Seeks growth of capital, with dividend income as a
                        secondary consideration.

                        Invests primarily in equity securities of companies
                        meeting investment policy criteria of consistent and
                        substantially increasing dividends, reinvested earnings,
                        strong balance sheet and attractive price. Invests
                        primarily in companies included in the largest 500 U.S.
                        companies.
                        --------------------------------------------------------
Pilgrim VP SmallCap     Seeks long-term capital appreciation.
   Opportunities
                        Invests primarily in the common stock of smaller,
                        lesser-known U.S. companies that the portfolio manager
                        believes have above average prospects for growth.
                        --------------------------------------------------------
Pilgrim VP Growth       Seeks long-term growth of capital.
   Opportunities
                        Invests primarily in U.S. companies that the portfolio
                        manager believes have above average prospects for
                        growth.
                        --------------------------------------------------------

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INVESTMENT PORTFOLIO    INVESTMENT OBJECTIVE
--------------------------------------------------------------------------------

PROFUNDS                Seeks daily investment results that correspond to the

ProFund VP Bull         performance of the Standard & Poor's 500 Stock Index.

                        Invests in securities and other financial instruments,
                        such as futures and options on futures in pursuit of the
                        portfolio's objective regardless of market conditions,
                        trends or direction and seeks to provide correlation
                        with the benchmark on a daily basis.
                        --------------------------------------------------------
ProFund VP Small-Cap    Seeks daily investment results that correspond to the
                        performance of the Russell 2000 Index.

                        Invests in securities and other financial instruments,
                        such as futures and options on futures in pursuit of the
                        portfolio's objective regardless of market conditions,
                        trends or direction and seeks to provide correlation
                        with the benchmark on a daily basis.
                        --------------------------------------------------------
ProFund VP Europe 30    Seeks daily investment results that correspond to the
                        performance of the ProFunds Europe 30 Index.

                        Invests in securities and other financial instruments, such as futures and options on futures and American Depository Receipts in pursuit of the portfolio's objective regardless of market conditions, trends or direction and seeks to provide correlation with the benchmark on a daily basis.

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INVESTMENT MANAGEMENT FEES
Directed Services, Inc. serves as the overall manager to each portfolio of the GCG Trust. The GCG Trust pays Directed Services a monthly fee for its investment advisory and management services. The monthly fee is based on the average daily net assets of an investment portfolio, and in some cases, the combined total assets of certain grouped portfolios. Directed Services provides or procures, at its own expense, the services necessary for the operation of the portfolio, including retaining portfolio managers to manage the assets of the various portfolios. Directed Services (and not the GCG Trust) pays each portfolio manager a monthly fee for managing the assets of a portfolio, based on the annual rates of the average daily net assets of a portfolio. For a list of the portfolio managers, see the front cover of this prospectus. Directed Services does not bear the expense of brokerage fees and other transactional expenses for securities, taxes (if any) paid by a portfolio, interest on borrowing, fees and expenses of the independent trustees, and extraordinary expenses, such as litigation or indemnification expenses.

Pacific Investment Management Company ("PIMCO") serves as investment advisor to each portfolio of the PIMCO Variable Insurance Trust. PIMCO provides the overall business management and administrative services necessary for each portfolio's operation. PIMCO provides or procures, at its own expense, the services and information necessary for the proper conduct of business and ordinary operation of each portfolio. The PIMCO Variable Insurance Trust pays PIMCO a monthly advisory fee and a separate monthly administrative fee per year, each fee based on the average daily net assets of each of the investment portfolios, for managing the assets of the portfolios and for administering the PIMCO Variable Insurance Trust. PIMCO does not bear the expense of brokerage fees and other transactional expenses for securities, taxes (if any) paid by a portfolio, interest on borrowing, fees and expense of the independent trustees, and extraordinary expenses, such as litigation or indemnification expenses.


ING Pilgrim Investments, Inc. ("ING Pilgrim") serves as the overall manager of Pilgrim Variable Insurance Trust. ING Pilgrim supervises all aspects of the Trust's operations and provides investment advisory services to the portfolios of the Trust, including engaging portfolio managers, as well as monitoring and evaluating the management of the assets of each portfolio by its portfolio manager. ING Pilgrim, as well

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as each portfolio manager it engages, is a wholly owned indirect subsidiary of ING Groep N.V. Except for agreements to reimburse certain expenses of the portfolio, ING Pilgrim does not bear any portfolio expenses.

The Prudential Insurance Company of America ("Prudential") and its subsidiary, Prudential Investments Fund Management LLC ("PIFM") serve as the overall investment advisers to the Prudential Series Fund. Prudential and PIFM are responsible for the management of the Prudential Series Fund and provide investment advice and related services. For the Prudential Jennison Portfolio and SP Jennison International Growth Portfolio, Prudential and PIFM engage Jennison Associates LLC to serve as sub-adviser and to provide day-to-day management. Prudential and PIFM pay the sub-adviser out of the fee they receive from the Prudential Series Fund. Each portfolio pays its own administrative costs.

ProFunds Advisors LLC serves as the investment advisor of the ProFunds. The ProFunds pay ProFunds Advisors LLC a monthly advisory fee based on the average daily net assets of each investment portfolio. Each portfolio pays its own administrative costs.

Each portfolio deducts portfolio management fees and charges from the amounts you have invested in the portfolios. In addition, five portfolios deduct a service fee, which is used to compensate service providers for administrative and contract holder services provided on behalf of the portfolios, and six portfolios deduct a distribution or 12b-1 fee, which is used to finance any activity that is primarily intended to result in the sale of shares of the applicable portfolio. Based on actual portfolio experience in 2000, together with estimated costs for new portfolios, total estimated portfolio fees and charges for 2001 range from 0.55% to 1.86%. See "Fees and Expenses" in this prospectus.


We may receive compensation from the investment advisors, administrators and distributors or directly from the portfolios in connection with administrative, distribution or other services and cost savings attributable to our services. It is anticipated that such compensation will be based on assets of the particular portfolios attributable to the Contract. The compensation paid by advisors, administrators or distributors may vary.

YOU CAN FIND MORE DETAILED INFORMATION ABOUT EACH PORTFOLIO INCLUDING ITS MANAGEMENT FEES IN THE PROSPECTUS FOR EACH TRUST. YOU SHOULD READ THESE PROSPECTUSES BEFORE INVESTING.

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                          THE FIXED INTEREST ALLOCATION
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You may allocate premium payments and transfer your contract value to the guaranteed interest periods of our Fixed Account at any time during the accumulation period. Every time you allocate money to the Fixed Account, we set up a Fixed Interest Allocation for the guaranteed interest period you select. We currently offer guaranteed interest periods of 1, 3, 5, 7 and 10 years, although we may not offer all these periods in the future. You may select one or more guaranteed interest periods at any one time. We will credit your Fixed Interest Allocation with a guaranteed interest rate for the interest period you select, so long as you do not withdraw money from that Fixed Interest Allocation before the end of the guaranteed interest period. Each guaranteed interest period ends on its maturity date which is the last day of the month in which the interest period is scheduled to expire.

If you surrender, withdraw, transfer or annuitize your investment in a Fixed Interest Allocation more than 30 days before the end of the guaranteed interest period, we will apply a Market Value Adjustment to the transaction. A Market Value Adjustment could increase or decrease the amount you surrender, withdraw, transfer or annuitize, depending on current interest rates at the time of the transaction. You bear the risk that you may receive less than your principal if we apply a Market Value Adjustment.

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Assets supporting amounts allocated to the Fixed Account are available to fund the claims of all classes of our customer, contract owners and other creditors. Interests under your Contract relating to the Fixed Account are registered under the Securities Act of 1933, but the Fixed Account is not registered under the 1940 Act.

SELECTING A GUARANTEED INTEREST PERIOD
You may select one or more Fixed Interest Allocations with specified guaranteed interest periods. A guaranteed interest period is the period that a rate of interest is guaranteed to be credited to your Fixed Interest Allocation. We may at any time decrease or increase the number of guaranteed interest periods offered. In addition, we may offer DCA Fixed Interest Allocations, which are 6-month and 1-year Fixed Interest Allocations available exclusively in connection with our dollar cost averaging program. For more information on DCA Fixed Interest Allocations, see "Transfers Among Your Investments--Dollar Cost Averaging."

Your contract value in the Fixed Account is the sum of your Fixed Interest Allocations and the interest credited as adjusted for any withdrawals, transfers or other charges we may impose, including any Market Value Adjustment. Your Fixed Interest Allocation will be credited with the guaranteed interest rate in effect for the guaranteed interest period you selected when we receive and accept your premium or reallocation of contract value. We will credit interest daily at a rate which yields the quoted guaranteed interest rate.

GUARANTEED INTEREST RATES
Each Fixed Interest Allocation will have an interest rate that is guaranteed as long as you do not take your money out until its maturity date. We do not have a specific formula for establishing the guaranteed interest rates for the different guaranteed interest periods. We determine guaranteed interest rates at our sole discretion. To find out the current guaranteed interest rate for a guaranteed interest period you are interested in, please contact our Customer Service Center or your registered representative. The determination may be influenced by the interest rates on fixed income investments in which we may invest with the amounts we receive under the Contracts. We will invest these amounts primarily in investment-grade fixed income securities (i.e., rated by Standard & Poor's rating system to be suitable for prudent investors) although we are not obligated to invest according to any particular strategy, except as may be required by applicable law. You will have no direct or indirect interest in these investments. We will also consider other factors in determining the guaranteed interest rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates but no Fixed Interest Allocation will ever have a guaranteed interest rate of less than 3% per year.

We may from time to time at our discretion offer interest rate specials for new premiums that are higher than the current base interest rate then offered. Renewal rates for such rate specials will be based on the base interest rate and not on the special rates initially declared.

TRANSFERS FROM A FIXED INTEREST ALLOCATION
You may transfer your contract value in a Fixed Interest Allocation to one or more new Fixed Interest Allocations with new guaranteed interest periods, or to any of the subaccounts of Account B. We will transfer amounts from your Fixed Interest Allocations starting with the guaranteed interest period nearest its maturity date, until we have honored your transfer request.

The minimum amount that you can transfer to or from any Fixed Interest Allocation is $100. If a transfer request would reduce the contract value remaining in a Fixed Interest Allocation to less than $100, we will treat such transfer request as a request to transfer the entire contract value in such Fixed Interest Allocation. Transfers from a Fixed Interest Allocation may be subject to a Market Value Adjustment. If you have a special Fixed Interest Allocation that was offered exclusively with our dollar cost averaging program, cancelling dollar cost averaging will cause a transfer of the entire contract value in such Fixed Interest Allocation to the Liquid Asset subaccount, and such a transfer will be subject to a Market Value Adjustment.

On the maturity date of a guaranteed interest period, you may transfer amounts from the applicable Fixed Interest Allocation to the subaccounts and/or to new Fixed Interest Allocations with guaranteed interest

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periods of any length we are offering at that time. You may not, however, transfer amounts to any Fixed Interest Allocation with a guaranteed interest period that extends beyond the annuity start date.

At least 30 calendar days before a maturity date of any of your Fixed Interest Allocations, or earlier if required by state law, we will send you a notice of the guaranteed interest periods that are available. You must notify us which subaccounts or new guaranteed interest periods you have selected before the maturity date of your Fixed Interest Allocations. If we do not receive timely instructions from you, we will transfer the contract value in the maturing Fixed Interest Allocation to a new Fixed Interest Allocation with a guaranteed interest period that is the same as the expiring guaranteed interest period. If such guaranteed interest period is not available or would go beyond the annuity start date, we will transfer your contract value in the maturing Fixed Interest Allocation to the next shortest guaranteed interest period which does not go beyond the annuity start date. If no such guaranteed interest period is available, we will transfer the contract value to a subaccount specially designated by the Company for such purpose. Currently we use the Liquid Asset subaccount for such purpose.

WITHDRAWALS FROM A FIXED INTEREST ALLOCATION
During the accumulation phase, you may withdraw a portion of your contract value in any Fixed Interest Allocation. You may make systematic withdrawals of only the interest earned during the prior month, quarter or year, depending on the frequency chosen, from a Fixed Interest Allocation under our systematic withdrawal option. Systematic withdrawals from a Fixed Interest Allocation are not permitted if such Fixed Interest Allocation is currently participating in the dollar cost averaging program. A withdrawal from a Fixed Interest Allocation may be subject to a Market Value Adjustment. Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax, as well as state income tax consequences.

If you tell us the Fixed Interest Allocation from which your withdrawal will be made, we will assess the withdrawal against that Fixed Interest Allocation. If you do not, we will assess your withdrawal against the subaccounts in which you are invested, unless the withdrawal exceeds the contract value in the subaccounts. If there is no contract value in those subaccounts, we will deduct your withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request.

MARKET VALUE ADJUSTMENT
A Market Value Adjustment may decrease, increase or have no effect on your contract value. We will apply a Market Value Adjustment (i) whenever you withdraw or transfer money from a Fixed Interest Allocation (unless made within 30 days before the maturity date of the applicable guaranteed interest period, or under the systematic withdrawal or dollar cost averaging program) and (ii) if on the annuity start date a guaranteed interest period for any Fixed Interest Allocation does not end on or within 30 days of the annuity start date.

We determine the Market Value Adjustment by multiplying the amount you withdraw, transfer or apply to an income plan by the following factor:

                                       N/365
                     ((1+I/1+J+.0025))      -1

Where,

     o "I" is the Index Rate for a Fixed Interest Allocation on the first day of the guaranteed interest period;

     o "J" is the Index Rate for a new Fixed Interest Allocation with a guaranteed interest period equal to the time remaining (rounded up to the next full year except in Pennsylvania) in the guaranteed interest period; and

     o "N" is the remaining number of days in the guaranteed interest period at the time of calculation.

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The Index Rate is the average of the Ask Yields for U.S. Treasury Strips as quoted by a national quoting service for a period equal to the applicable guaranteed interest period. The average currently is based on the period starting from the 22nd day of the calendar month two months prior to the month of the Index Rate determination and ending the 21st day of the calendar month immediately before the month of determination. We currently calculate the Index Rate once each calendar month but have the right to calculate it more frequently. The Index Rate will always be based on a period of at least 28 days. If the Ask Yields are no longer available, we will determine the Index Rate by using a suitable and approved, if required, replacement method.

A Market Value Adjustment may be positive, negative or result in no change. In general, if interest rates are rising, you bear the risk that any Market Value Adjustment will likely be negative and reduce your contract value. On the other hand, if interest rates are falling, it is more likely that you will receive a positive Market Value Adjustment that increases your contract value. In the event of a full surrender, transfer or annuitization from a Fixed Interest Allocation, we will add or subtract any Market Value Adjustment from the amount surrendered, transferred or annuitized. In the event of a partial withdrawal, transfer or annuitization, we will add or subtract any Market Value Adjustment from the total amount withdrawn, transferred or annuitized in order to provide the amount requested. If a negative Market Value Adjustment exceeds your contract value in the Fixed Interest Allocation, we will consider your request to be a full surrender, transfer or annuitization of the Fixed Interest Allocation.

Several examples which illustrate how the Market Value Adjustment works are included in Appendix B.

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                              THE ANNUITY CONTRACT
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The Contract described in this prospectus is a deferred combination variable and fixed annuity contract. The Contract provides a means for you to invest in one or more of the available mutual fund portfolios of the GCG Trust, the PIMCO Variable Insurance Trust, the Pilgrim Variable Insurance Trust, the Prudential Series Fund, the Pilgrim Variable Products Trust and the ProFunds through Separate Account B. It also provides a means for you to invest in a Fixed Interest Allocation through the Fixed Account.


CONTRACT DATE AND CONTRACT YEAR
The date the Contract became effective is the contract date. Each 12-month period following the contract date is a contract year.

ANNUITY START DATE
The annuity start date is the date you start receiving annuity payments under your Contract. The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the annuity start date. The income phase begins when you start receiving regular annuity payments from your Contract on the annuity start date.

CONTRACT OWNER
You are the contract owner. You are also the annuitant unless another annuitant is named in the application. You have the rights and options described in the Contract. One or more persons may own the Contract. If there are multiple owners named, the age of the oldest owner will determine the applicable death benefit if such death benefit is available for multiple owners.

The death benefit becomes payable when you die. In the case of a sole contract owner who dies before the income phase begins, we will pay the beneficiary the death benefit then due. The sole contract owner's estate will be the beneficiary if no beneficiary has been designated or the beneficiary has predeceased the contract owner. In the case of a joint owner of the Contract dying before the income phase begins, we will designate the surviving contract owner as the beneficiary. This will override any previous beneficiary designation.

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If the contract owner is a trust and a beneficial owner of the trust has been designated, the beneficial owner will be treated as the contract owner for determining the death benefit. If a beneficial owner is changed or added after the contract date, this will be treated as a change of contract owner for determining the death benefit. If no beneficial owner of the Trust has been designated, the availability of enhanced death benefits will be based on the age of the annuitant at the time you purchase the Contract.


     JOINT OWNER. For non-qualified Contracts only, joint owners may be named in a written request before the Contract is in effect. Joint owners may independently exercise transfers and other transactions allowed under the Contract. All other rights of ownership must be exercised by both owners. Joint owners own equal shares of any benefits accruing or payments made to them. All rights of a joint owner end at death of that owner if the other joint owner survives. The entire interest of the deceased joint owner in the Contract will pass to the surviving joint owner and the death benefit is paid upon the death of the first of the joint owners to die. Joint owners may only select the Standard Death Benefit option. Upon adding an additional owner to a contract which was issued with an Enhanced Death Benefit option, generally, your death benefit will be changed automatically to a Standard Death Benefit and your mortality and expense risk charges will be lowered correspondingly to that which is charged under the Standard Death Benefit Option. Also note that if any owner's age is 86 or greater, even the standard death benefit guarantee will also be lost. Note that returning a Contract to single owner status will not restore any Enhanced Death Benefit. Unless otherwise specified, the term]"age" when used for joint owners shall mean the age of the oldest owner.


ANNUITANT
The annuitant is the person designated by you to be the measuring life in determining annuity payments. The annuitant's age determines when the income phase must begin and the amount of the annuity payments to be paid. You are the annuitant unless you choose to name another person. The annuitant may not be changed after the Contract is in effect.

The contract owner will receive the annuity benefits of the Contract if the annuitant is living on the annuity start date. If the annuitant dies before the annuity start date, and a contingent annuitant has been named, the contingent annuitant becomes the annuitant (unless the contract owner is not an individual, in which case the death benefit becomes payable).

If there is no contingent annuitant when the annuitant dies before the annuity start date, the contract owner will become the annuitant. The contract owner may designate a new annuitant within 60 days of the death of the annuitant.

If there is no contingent annuitant when the annuitant dies before the annuity start date and the contract owner is not an individual, we will pay the designated beneficiary the death benefit then due. If a beneficiary has not been designated, or if there is no designated beneficiary living, the contract owner will be the beneficiary. If the annuitant was the sole contract owner and there is no beneficiary designation, the annuitant's estate will be the beneficiary.

Regardless of whether a death benefit is payable, if the annuitant dies and any contract owner is not an individual, distribution rules under federal tax law will apply. You should consult your tax advisor for more information if you are not an individual.

BENEFICIARY
The beneficiary is named by you in a written request. The beneficiary is the person who receives any death benefit proceeds and who becomes the successor contract owner if the contract owner (or the annuitant if the contract owner is other than an individual) dies before the annuity start date. We pay death benefits to the primary beneficiary (unless there are joint owners, in which case death proceeds are payable to the surviving owner(s)).

If the beneficiary dies before the annuitant or the contract owner, the death benefit proceeds are paid to the contingent beneficiary, if any. If there is no surviving beneficiary, we pay the death benefit proceeds to the contract owner's estate.

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One or more persons may be a beneficiary or contingent beneficiary. In the case of more than one beneficiary, we will assume any death benefit proceeds are to be paid in equal shares to the surviving beneficiaries.

You have the right to change beneficiaries during the annuitant's lifetime unless you have designated an irrevocable beneficiary. When an irrevocable beneficiary has been designated, you and the irrevocable beneficiary may have to act together to exercise some of the rights and options under the Contract.


     CHANGE OF CONTRACT OWNER OR BENEFICIARY. During the annuitant's lifetime, you may transfer ownership of a non-qualified Contract. A change in ownership may affect the amount of the death benefit, the. guaranteed death benefit and/or the death benefit applied to the contract. The new owner's age, as of the date of the change, will be used as the basis for determining which option to use. If the new owner's age is greater than 85, the death benefit will be the cash surrender value. The new owner's death will determine when a death benefit is payable.

If the new owner's age is less than 80, the death benefit option in effect prior to the change in owner will remain in effect. If the new owner's age is greater than 79, but less than or equal to 85, and if the contract was issued with an enhanced death benefit, the death benefit will become the Standard Death Benefit. If the new owner's age is greater than 85, the death benefit will be the cash surrender value. Once a death benefit has been changed due to a change in owner, a subsequent change to a younger owner will not restore any enhanced death benefits.

PURCHASE AND AVAILABILITY OF THE CONTRACT
The Contract is available only in connection with a non-discretionary asset-based fee brokerage account. We will issue a Contract only if both the annuitant and the contract owner are not older than age 85.

The initial premium payment must be $10,000 or more ($1,500 for qualified Contracts). You may make additional payments of at least $500 or more ($50 for qualified Contracts) at any time after the free look period before you turn age
85. Under certain circumstances, we may waive the minimum premium payment requirement. We may also change the minimum initial or additional premium requirements for certain group or sponsored arrangements. Any initial or additional premium payment that would cause the contract value of all annuities that you maintain with us to exceed $1,000,000 requires our prior approval.


IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other benefits including death benefits and the ability to receive a lifetime income. See "Fees and Expenses" in this prospectus.

CREDITING OF PREMIUM PAYMENTS
We will process your initial premium within 2 business days after receipt, if the application and all information necessary for processing the Contract are complete. Subsequent premium payments will be processed within 1 business day if we receive all information necessary. In certain states we also accept initial and additional premium payments by wire order. Wire transmittals must be accompanied by sufficient electronically transmitted data. We may retain your initial premium payment for up to 5 business days while attempting to complete an incomplete application. If the application cannot be completed within this period, we will inform you of the reasons for the delay. We will also return the premium payment immediately unless you direct us to hold the premium payment until the application is completed.

We will allocate your initial payment according to the instructions you specified. For initial premium payments, the payment will be credited at the accumulation unit value next determined after we receive your premium payment and the completed application. Once the completed application is received, we will allocate the payment to the subaccounts and/or Fixed Interest Allocation specified by you within 2 business days.

We will make inquiry to discover any missing information related to subsequent payments. We will allocate the subsequent payment(s) pro rata according to the current variable subaccount allocation unless you specify otherwise. Any fixed allocation(s) will not be considered in the pro rata calculations. If a subaccount is no longer available or requested in error, we will allocate the subsequent payment(s) proportionally among the other subaccount(s) in your current allocation or your allocation instructions. For any subsequent

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premium payments, the payment will be credited at the accumulation unit value next determined after receipt of your premium payment and instructions.

Once we allocate your premium payment to the subaccounts selected by you, we convert the premium payment into accumulation units. We divide the amount of the premium payment allocated to a particular subaccount by the value of an accumulation unit for the subaccount to determine the number of accumulation units of the subaccount to be held in Account B with respect to your Contract. The net investment results of each subaccount vary with its investment performance.

If your premium payment was transmitted by wire order from your broker-dealer, we will follow one of the following two procedures after we receive and accept the wire order and investment instructions. The procedure we follow depends on state availability and the procedures of your broker-dealer.

     (1) If either your state or broker-dealer do not permit us to issue a Contract without an application, we reserve the right to rescind the Contract if we do not receive and accept a properly completed application or enrollment form within 5 days of the premium payment. If we do not receive the application or form within 5 days of the premium payment, we will refund the contract value plus any charges we deducted, and the Contract will be voided. Some states require that we return the premium paid, in which case we will comply.

     (2) If your state and broker-dealer allow us to issue a Contract without an application, we will issue and mail the Contract to you, or your representative, together with an Application Acknowledgement Statement for your execution. Until our Customer Service Center receives the executed Application Acknowledgement Statement, neither you nor the broker-dealer may execute any financial transactions on your Contract unless they are requested in writing by you. We may require additional information before complying with your request (e.g., signature guarantee).

In some states, we may require that an initial premium designated for a subaccount of Account B or the Fixed Account be allocated to a subaccount specially designated by the Company (currently, the Liquid Asset subaccount) during the free look period. After the free look period, we will convert your contract value (your initial premium plus any earnings less any expenses) into accumulation units of the subaccounts you previously selected. The accumulation units will be allocated based on the accumulation unit value next computed for each subaccount. Initial premiums designated for Fixed Interest Allocations will be allocated to a Fixed Interest Allocation with the guaranteed interest period you have chosen; however, in the future we may allocate the premiums to the specially designated subaccount during the free look period.

ADMINISTRATIVE PROCEDURES
We may accept a request for Contract service in writing, by telephone, or other approved electronic means, subject to our administrative procedures, which vary depending on the type of service requested and may include proper completion of certain forms, providing appropriate identifying information, and/or other administrative requirements. We will process your request at the accumulation value next determined only after you have met all administrative requirements.

CONTRACT VALUE
We determine your contract value on a daily basis beginning on the contract date. Your contract value is the sum of (a) the contract value in the Fixed Interest Allocations, and (b) the contract value in each subaccount in which you are invested.

     CONTRACT VALUE IN FIXED INTEREST ALLOCATIONS. The contract value in your Fixed Interest Allocation is the sum of premium payments allocated to the Fixed Interest Allocation under the Contract, plus contract value transferred to the Fixed Interest Allocation, plus credited interest, minus any transfers and withdrawals from the Fixed Interest Allocation (including any Market Value Adjustment applied to such withdrawal), contract fees, and premium taxes.

     CONTRACT VALUE IN THE SUBACCOUNTS. On the contract date, the contract value in the subaccount in which you are invested is equal to the initial premium paid and designated to be allocated to the subaccount.

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On the contract date, we allocate your contract value to each subaccount and/or a Fixed Interest Allocation specified by you, unless the Contract is issued in a state that requires the return of premium payments during the free look period, in which case, the portion of your initial premium not allocated to a Fixed Interest Allocation may be allocated to a subaccount specially designated by the Company during the free look period for this purpose (currently, the Liquid Asset subaccount).

On each business day after the contract date, we calculate the amount of contract value in each subaccount as follows:

     (1) We take the contract value in the subaccount at the end of the preceding business day.

     (2) We multiply (1) by the subaccount's Net Investment Factor since the preceding business day.

     (3)  We add (1) and (2).

     (4) We add to (3) any additional premium payments, and then add or subtract any transfers to or from that subaccount.

     (5) We subtract from (4) any withdrawals, and then subtract any contract fees (including any rider charges) and premium taxes.

CASH SURRENDER VALUE
The cash surrender value is the amount you receive when you surrender the Contract. The cash surrender value will fluctuate daily based on the investment results of the subaccounts in which you are invested and interest credited to Fixed Interest Allocations and any Market Value Adjustment. We do not guarantee any minimum cash surrender value. On any date during the accumulation phase, we calculate the cash surrender value as follows: we start with your contract value, then we adjust for any Market Value Adjustment, then we deduct any charge for premium taxes, and any other charges incurred but not yet deducted.

SURRENDERING TO RECEIVE THE CASH SURRENDER VALUE
You may surrender the Contract at any time while the annuitant is living and before the annuity start date. A surrender will be effective on the date your written request and the Contract are received at our Customer Service Center. We will determine and pay the cash surrender value at the price next determined after receipt of all paperwork required in order for us to process your surrender. Once paid, all benefits under the Contract will be terminated. For administrative purposes, we will transfer your money to a specially designated subaccount (currently the Liquid Asset subaccount) prior to processing the surrender. This transfer will have no effect on your cash surrender value. You may receive the cash surrender value in a single sum payment or apply it under one or more annuity options. We will usually pay the cash surrender value within 7 days.

Surrendering the Contract may have tax consequences. See "Federal Tax Considerations."

Consult your tax adviser regarding the tax consequences associated with surrendering your Contract. A surrender made before you reach age 59 1/2 may result in a 10% tax penalty. See "Federal Tax Considerations" for more details.


THE SUBACCOUNTS
Each of the 38 subaccounts of Separate Account B offered under this prospectus invests in an investment portfolio with its own distinct investment objectives and policies. Each subaccount of Separate Account B invests in a corresponding portfolio of the GCG Trust, the PIMCO Variable Insurance Trust, the Pilgrim Variable Insurance Trust, the Prudential Series Fund, the Pilgrim Variable Products Trust or the ProFunds.


ADDITION, DELETION OR SUBSTITUTION OF SUBACCOUNTS AND OTHER CHANGES
We may make additional subaccounts available to you under the Contract. These subaccounts will invest in investment portfolios we find suitable for your Contract.

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We may amend the Contract to conform to applicable laws or governmental regulations. If we feel that investment in any of the investment portfolios has become inappropriate to the purposes of the Contract, we may, with approval of the SEC (and any other regulatory agency, if required) substitute another portfolio for existing and future investments. If you have elected the dollar cost averaging, systematic withdrawals, or automatic rebalancing programs or if you have other outstanding instructions, and we substitute or otherwise eliminate a portfolio which is subject to those instructions, we will execute your instructions using the substituted or proposed replacement portfolio, unless you request otherwise. The substitute or proposed replacement portfolio may have higher fees and charges than any portfolio it replaces.


We also reserve the right to: (i) deregister Account B under the 1940 Act; (ii) operate Account B as a management company under the 1940 Act if it is operating as a unit investment trust; (iii) operate Account B as a unit investment trust under the 1940 Act if it is operating as a managed separate account; (iv) restrict or eliminate any voting rights as to Account B; and (v) combine Account B with other accounts.

We will, of course, provide you with written notice before any of these changes are effected.

THE FIXED ACCOUNT
The Fixed Account is a segregated asset account which contains the assets that support a contract owner's Fixed Interest Allocations. See "The Fixed Interest Allocations" for more information.

OTHER CONTRACTS
We offer other variable annuity contracts that also invest in the same portfolios of the Trusts. These contracts have different charges that could affect their performance, and may offer different benefits more suitable to your needs. To obtain more information about these other contracts, contact our Customer Service Center or your registered representative.

OTHER IMPORTANT PROVISIONS
See "Withdrawals," "Transfers Among Your Investments," "Charges and Fees," "The Annuity Options" and "Other Contract Provisions" in this prospectus for information on other important provisions in your Contract.

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                                   WITHDRAWALS
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Any time during the accumulation phase and before the death of the owner, you may withdraw all or part of your money. Keep in mind that if you request a withdrawal for more than 90% of the cash surrender value, we will treat it as a request to surrender the Contract.

You need to submit to us a written request specifying the Fixed Interest Allocations or subaccounts from which amounts are to be withdrawn, otherwise the withdrawal will be made on a pro rata basis from all of the subaccounts in which you are invested. If there is not enough contract value in the subaccounts, we will deduct the balance of the withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request. We will apply a Market Value Adjustment to any withdrawal from your Fixed Interest Allocation taken more than 30 days before its maturity date. We will determine the contract value as of the close of business on the day we receive your withdrawal request at our Customer Service Center. The contract value may be more or less than the premium payments made.

For administrative purposes, we will transfer your money to a specially designated subaccount (currently, the Liquid Asset subaccount) prior to processing the withdrawal. This transfer will not affect the withdrawal amount you receive.

CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES ASSOCIATED
WITH TAKING WITHDRAWALS. You are responsible for determining that withdrawals comply with applicable law. A withdrawal made before the taxpayer reaches age 59 1/2 may result in a 10% penalty tax. See "Federal Tax Considerations" for more details.

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We offer the following three withdrawal options:

REGULAR WITHDRAWALS
After the free look period, you may make regular withdrawals. Each withdrawal must be a minimum of $100. We will apply a Market Value Adjustment to any regular withdrawal from a Fixed Interest Allocation that is taken more than 30 days before its maturity date.

SYSTEMATIC WITHDRAWALS
You may choose to receive automatic systematic withdrawal payments (1) from the contract value in the subaccounts in which you are invested, or (2) from the interest earned in your Fixed Interest Allocations. Systematic withdrawals may be taken monthly, quarterly or annually. You decide when you would like systematic payments to start as long as it is at least 28 days after your contract date. You also select the date on which the systematic withdrawals will be made, but this date cannot be later than the 28th day of the month. If you have elected to receive systematic withdrawals but have not chosen a date, we will make the withdrawals on the same calendar day of each month as your contract date. If your contract date is after the 28th day of the month, your systematic withdrawal will be made on the 28th day of each month.

Each systematic withdrawal amount must be a minimum of $100. The amount of your systematic withdrawal can either be (1) a fixed dollar amount, or (2) an amount based on a percentage of your contract value. Both forms of systematic withdrawals are subject to the following maximum, which is calculated on each withdrawal date

                                         Maximum percentage
                  Frequency               of Contract Value
                  Monthly                       1.25%
                  Quarterly                     3.75%
                  Annually                     15.00%

If your systematic withdrawal is a fixed dollar amount and the amount to be withdrawn would exceed the applicable maximum percentage of your contract value on any withdrawal date, we will automatically reduce the amount withdrawn so that it equals such percentage. Thus, your fixed dollar systematic withdrawals will never exceed the maximum percentage. If you want fixed dollar systematic withdrawals to exceed the maximum percentage, consider the Fixed Dollar Systematic Withdrawal Feature which you may add to your regular fixed dollar systematic withdrawal program.

If your withdrawal is based on a percentage of your contract value and the amount to be systematically withdrawn based on that percentage would be less than $100, we will automatically increase the amount to $100 as long as it does not exceed the maximum percentage. If the systematic withdrawal would exceed the maximum percentage, we will send the amount, and then automatically cancel your systematic withdrawal option.

Systematic withdrawals from Fixed Interest Allocations are limited to interest earnings during the prior month, quarter, or year, depending on the frequency you chose. Systematic withdrawals are not subject to a Market Value Adjustment, unless you have added the Fixed Dollar Systematic Withdrawal Feature discussed below and the payments exceed interest earnings. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) and 72(t) distributions. A Fixed Interest Allocation may not participate in both the systematic withdrawal option and the dollar cost averaging program at the same time.

You may change the amount or percentage of your systematic withdrawal once each contract year or cancel this option at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date. If you submit a subsequent premium payment after you have applied for systematic withdrawals, we will not adjust future withdrawals under the systematic withdrawal program unless you specifically request that we do so. The systematic withdrawal option may commence in a contract year where a regular withdrawal has been taken but you may not change the amount or percentage of your

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withdrawals in any contract year during which you have previously taken a regular withdrawal. You may not elect the systematic withdrawal option if you are taking IRA withdrawals.

     FIXED DOLLAR SYSTEMATIC WITHDRAWAL FEATURE. You may add the Fixed Dollar Systematic Withdrawal Feature to your regular fixed dollar systematic withdrawal program. This feature allows you to receive a systematic withdrawal in a fixed dollar amount regardless of any Market Value Adjustments. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) and 72(t) distributions. You choose the amount of the fixed systematic withdrawals, which may total up to a maximum of 15% of your contract value as determined on the day we receive your election of this feature. The maximum limit will not be recalculated when you make additional premium payments, unless you instruct us to do so. We will assess a Market Value Adjustment on the withdrawal date if the withdrawal from a Fixed Interest Allocation exceeds your interest earnings on the withdrawal date. We will apply any Market Value Adjustment directly to your contract value (rather than to the withdrawal) so that the amount of each systematic withdrawal remains fixed.

     Flat dollar systematic withdrawals which are intended to satisfy the requirements of Section 72(q) or 72(t) of the Tax Code may exceed the maximum. Such withdrawals are subject to Market Value Adjustments when they exceed the applicable maximum percentage.

IRA WITHDRAWALS
If you have a non-Roth IRA Contract and will be at least age 70 1/2 during the current calendar year, you may elect to have distributions made to you to satisfy requirements imposed by Federal tax law. IRA withdrawals provide payout of amounts required to be distributed by the Internal Revenue Service rules governing mandatory distributions under qualified plans. We will send you a notice before your distributions commence. You may elect to take IRA withdrawals at that time, or at a later date. You may not elect IRA withdrawals and participate in systematic withdrawals at the same time. If you do not elect to take IRA withdrawals, and distributions are required by Federal tax law, distributions adequate to satisfy the requirements imposed by Federal tax law may be made. Thus, if you are participating in systematic withdrawals, distributions under that option must be adequate to satisfy the mandatory distribution rules imposed by federal tax law.

You may choose to receive IRA withdrawals on a monthly, quarterly or annual basis. Under this option, you may elect payments to start as early as 28 days after the contract date. You select the day of the month when the withdrawals will be made, but it cannot be later than the 28th day of the month. If no date is selected, we will make the withdrawals on the same calendar day of the month as the contract date.


You may request that we calculate for you the amount that is required to be withdrawn from your Contract each year based on the information you give us and various choices you make. For information regarding the calculation and choices you have to make, see the Statement of Additional Information. Or, we will accept your written instructions regarding the calculated amount required to be withdrawn from your Contract each year. The minimum dollar amount you can withdraw is $100. When we determine the required IRA withdrawal amount for a taxable year based on the frequency you select, if that amount is less than $100, we will pay $100. At any time where the IRA withdrawal amount is greater than the contract value, we will cancel the Contract and send you the amount of the cash surrender value. You may change the payment frequency of your IRA withdrawals once each contract year or cancel this option at any time by sending us satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date.


An IRA withdrawal in excess of the amount allowed under systematic withdrawals will be subject to a Market Value Adjustment.

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                        TRANSFERS AMONG YOUR INVESTMENTS
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You may transfer your contract value among the subaccounts in which you are invested and your Fixed Interest Allocations at the end of the free look period until the annuity start date. We currently do not charge

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you for transfers made during a contract year, but reserve the right to charge $25 for each transfer after the twelfth transfer in a contract year. We also reserve the right to limit the number of transfers you may make and may otherwise modify or terminate transfer privileges if required by our business judgement or in accordance with applicable law. We will apply a Market Value Adjustment to transfers from a Fixed Interest Allocation taken more than 30 days before its maturity date, unless the transfer is made under the dollar cost averaging program. Keep in mind that transfers between Special Funds and other investment portfolios may impact your death benefit.

Transfers will be based on values at the end of the business day in which the transfer request is received at our Customer Service Center.

The minimum amount that you may transfer is $100 or, if less, your entire contract value held in a subaccount or a Fixed Interest Allocation.


To make a transfer, you must notify our Customer Service Center and all other administrative requirements must be met. Any transfer request received after 4:00 p.m. eastern time or the close of the New York Stock Exchange will be effected on the next business day. Account B and the Company will not be liable for following instructions communicated by telephone or other approved electronic means that we reasonably believe to be genuine. We require personal identifying information to process a request for transfer made over the telephone or internet.


DOLLAR COST AVERAGING
You may elect to participate in our dollar cost averaging program if you have at least $1,200 of contract value in the (i) Limited Maturity Bond subaccount or the Liquid Asset subaccount, or (ii) a Fixed Interest Allocation with a 1-year guaranteed interest period. These subaccounts or Fixed Interest Allocations serve as the source accounts from which we will, on a monthly basis, automatically transfer a set dollar amount of money to other subaccounts selected by you.

The dollar cost averaging program is designed to lessen the impact of market fluctuation on your investment. Since we transfer the same dollar amount to other subaccounts each month, more units of a subaccount are purchased if the value of its unit is low and less units are purchased if the value of its unit is high. Therefore, a lower than average value per unit may be achieved over the long term. However, we cannot guarantee this. When you elect the dollar cost averaging program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

You elect the dollar amount you want transferred under this program. Each monthly transfer must be at least $100. If your source account is the Limited Maturity Bond subaccount, the Liquid Asset subaccount or a 1-year Fixed Interest Allocation, the maximum amount that can be transferred each month is your contract value in such source account divided by 12. You may change the transfer amount once each contract year.

Transfers from a Fixed Interest Allocation under the dollar cost averaging program are not subject to a Market Value Adjustment.

If you do not specify the subaccounts to which the dollar amount of the source account is to be transferred, we will transfer the money to the subaccounts in which you are invested on a proportional basis. The transfer date is the same day each month as your contract date. If, on any transfer date, your contract value in a source account is equal or less than the amount you have elected to have transferred, the entire amount will be transferred and the program will end. You may terminate the dollar cost averaging program at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next transfer date. A Fixed Interest Allocation may not participate in the dollar cost averaging program and in systematic withdrawals at the same time.

We may in the future offer additional subaccounts or withdraw any subaccount or Fixed Interest Allocation to or from the dollar cost averaging program or otherwise modify, suspend or terminate this program. Of course, such change will not affect any dollar cost averaging programs in operation at the time.

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AUTOMATIC REBALANCING
If you have at least $10,000 of contract value invested in the subaccounts of Account B, you may elect to have your investments in the subaccounts automatically rebalanced. We will transfer funds under your Contract on a quarterly, semi-annual, or annual calendar basis among the subaccounts to maintain the investment blend of your selected subaccounts. The minimum size of any allocation must be in full percentage points. Rebalancing does not affect any amounts that you have allocated to the Fixed Account. The program may be used in conjunction with the systematic withdrawal option only if withdrawals are taken pro rata. Automatic rebalancing is not available if you participate in dollar cost averaging. Automatic rebalancing will not take place during the free look period.

To participate in automatic rebalancing, send satisfactory notice to our Customer Service Center. We will begin the program on the last business day of the period in which we receive the notice. You may cancel the program at any time. The program will automatically terminate if you choose to reallocate your contract value among the subaccounts or if you make an additional premium payment or partial withdrawal on other than a pro rata basis. Additional premium payments and partial withdrawals effected on a pro rata basis will not cause the automatic rebalancing program to terminate.

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                              DEATH BENEFIT CHOICES
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DEATH BENEFIT DURING THE ACCUMULATION PHASE
During the accumulation phase, a death benefit is payable when either the annuitant (when contract owner is not an individual), the contract owner or the first of joint owners dies. Assuming you are the contract owner, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as any required paperwork, at our Customer Service Center. If your beneficiary elects to delay receipt of the death benefit until a date after the time of death, the amount of benefit payable in the future may be affected. The proceeds may be received in a single sum or applied to any of the annuity options. If we do not receive a request to apply the death benefit proceeds to an annuity option, we will make a single sum distribution. We will generally pay death benefit proceeds within 7 days after our Customer Service Center has received sufficient information to make the payment. For information on required distributions under federal income tax laws, you should see "Required Distributions upon Contract Owner's Death."


You may choose from the following 4 death benefit choices: (1) the Standard Death Benefit; (2) the 7% Solution Enhanced Death Benefit, (3) the Annual Ratchet Enhanced Death Benefit; or (4) the Max 7 Enhanced Death Benefit. Once you choose a death benefit, it cannot be changed. We may in the future stop or suspend offering any of the enhanced death benefit options to new Contracts. A change in ownership of the Contract may affect the amount of the death benefit and the enhanced death benefit.

STANDARD DEATH BENEFIT. You will automatically receive the Standard Death Benefit unless you elect one of the enhanced death benefits. The Standard Death Benefit under the Contract is the greatest of (i) your contract value prior to death; (ii) total premium payments reduced by a pro rata adjustment for any withdrawal; and (iii) the cash surrender value.

ENHANCED DEATH BENEFITS. If the 7% Solution Enhanced Death Benefit, the Annual Ratchet Enhanced Death Benefit or the Max 7 Enhanced Death Benefit is elected, the death benefit under the Contract is the greatest of (i) the contract value;
(ii) total premium payments reduced by a pro rata adjustment for any withdrawal;
(iii) the cash surrender value; and (iv) the enhanced death benefit as calculated below.

The Max 7 Enhanced Death Benefit is the greater of (1) the 7% Solution Enhanced Death Benefit or (2) the Annual Ratchet Enhanced Death Benefit. Under this death benefit option, the 7% Solution Enhanced Death Benefit and the Annual Ratchet Enhanced Death Benefit are calculated in the same manner as if each were the elected benefit.

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HOW THE ENHANCED DEATH BENEFIT IS CALCULATED 7% SOLUTION ANNUAL RATCHET
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On each business day that occurs                 On each contract anniversary
on or before the contract owner                  that occurs on or before the
turns 80, we credit interest at                  contract owner turns age 80,
the 7% annual effective rate* to                 we compare the prior
the enhanced death benefit from                  enhanced death benefit to
the preceding day (which would                   the contract value and
be the initial premium if the                    select the larger amount as
preceding day is the contract                    the new enhanced death benefit.
date), then we add additional                    On all other days, the
premiumss paid since the                         enhanced deather benefit is
preceding day, then we adjust                    the amount determined below.
for any withdrawals made                         We first take the enhanced
(including any Market Value                      death benefit from the
Adjustment applied to such                       preceding day (which would
withdrawals) since the preceding                 be the initial premium if the
day.** At age 80 or at the time                  valuation date is the
of maximum death benefit is                      contract date) and then we
reached, the accumulation rate                   add additional premiums paid
will change.                                     since the preceding day, and
                                                 then reduce the Enhanced Death
The maximum enhanced death                       Benefit pro rata for any
benefit is 3 times all                           contract value withdrawn.
premimums payments as reduced                    That amount becomes the new
by adjustments for                               enhanced death benefit.
withdrawals.***


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* Certain funds are designated as "Special Funds" for purposes of calculating the 7% Solution Enhanced Death Benefit. Currently, the funds designated as Special Funds are the Liquid Asset and Limited Maturity Bond investment portfolios and the Fixed Account. The interest rate used for calculating the 7% Solution Enhanced Death Benefit for Special Funds will be the lesser of (1) 7% and (2) the interest rate, positive or negative, providing a yield on the Enhanced Death Benefit equal to the net return for the current valuation period on the contract value allocated to Special Funds. We may, with 30 days notice to you, designate any fund as a Special Fund on existing contracts with respect to new premiums added to such funds and also with respect to new transfers to such funds. Thus, selecting these investments may limit the enhanced death benefit.

** Each premium payment reduced by adjustments for any withdrawal will continue to grow at the 7% annual effective rate until the maximum is reached.

***Each withdrawal reduces the enhanced death benefit and the maximum enhanced death benefit as follows: If total withdrawals

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in a contract year do not exceed 7% of cumulative premiums and did not exceed 7% of cumulative premiums in any prior contract year, such withdrawals will reduce the enhanced death benefit and the maximum enhanced death benefit. Once withdrawals in any contract year exceed 7% of cumulative premiums, withdrawals will reduce enhanced death benefit and the maximum enhanced death benefit in proportion to the reduction in contract value pro rata.

Pro rata withdrawal adjustment on all death benefit options is calculated by (i) dividing the contract value withdrawn by the contract value immediately prior to the withdrawal, and then (ii) multiplying the result by the amount of the applicable death benefit component immediately prior to the withdrawal.

The enhanced death benefits are available only at the time you purchase your Contract and only if the contract owner or annuitant (when the contract owner is other than an individual) is less than 80 years old at the time of purchase. The enhanced death benefits are not available where a Contract is owned by joint owners.

     The Death Benefit under the Contract is the greatest of (i) your contract value prior to death; (ii) total premium payments reduced by a pro rata adjustment for any withdrawal; and (iii) the cash surrender value.

DEATH BENEFIT DURING THE INCOME PHASE
If any contract owner or the annuitant dies after the annuity start date, the Company will pay the beneficiary any certain benefit remaining under the annuity in effect at the time.

CONTINUATION AFTER DEATH-SPOUSE
If at the contract owner's death, the surviving spouse of the deceased contract owner is the beneficiary and such surviving spouse elects to continue the contract as his or her own the following will apply:


If the guaranteed death benefit as of the date we receive due proof of death, minus the contract value also on that date, is greater than zero, we will add such difference to the contract value. Such addition will be allocated to the variable subaccounts in proportion to the contract value in the subaccounts. If there is no contract value in any subaccount, the addition will be allocated to the Liquid Asset subaccount, or its successor.


The death benefit will continue to apply, with all age criteria using the surviving spouse's age as the determining age.

This addition to contract value is available only to the spouse of the owner as of the date of death of the owner if such spouse under the provisions of the contract holder elects to continue the contract as his or her own.

CONTINUATION AFTER DEATH-NON SPOUSE
If the beneficiary or surviving joint owner is not the spouse of the owner, the Contract may continue in force subject to the required distribution rules of the Internal Revenue Code. See next section.

REQUIRED DISTRIBUTIONS UPON CONTRACT OWNER'S DEATH
We will not allow any payment of benefits provided under a non-qualified Contract which do not satisfy the requirements of Section 72(s) of the Code.

If any owner of a non-qualified contract dies before the annuity start date, the death benefit payable to the beneficiary will be distributed as follows: (a) the death benefit must be completely distributed within 5 years

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of the contract owner's date of death; or (b) the beneficiary may elect, within the 1-year period after the contract owner's date of death, to receive the death benefit in the form of an annuity from us, provided that (i) such annuity is distributed in substantially equal installments over the life of such beneficiary or over a period not extending beyond the life expectancy of such beneficiary; and (ii) such distributions begin not later than 1 year after the contract owner's date of death.

Notwithstanding (a) and (b) above, if the sole contract owner's beneficiary is the deceased owner's surviving spouse, then such spouse may elect to continue the Contract under the same terms as before the contract owner's death. Upon receipt of such election from the spouse at our Customer Service Center: (1) all rights of the spouse as contract owner's beneficiary under the Contract in effect prior to such election will cease; (2) the spouse will become the owner of the Contract and will also be treated as the contingent annuitant, if none has been named and only if the deceased owner was the annuitant; and (3) all rights and privileges granted by the Contract or allowed by Golden American will belong to the spouse as contract owner of the Contract. This election will be deemed to have been made by the spouse if such spouse makes a premium payment to the Contract or fails to make a timely election as described in this paragraph. If the owner's beneficiary is a nonspouse, the distribution provisions described in subparagraphs (a) and (b) above, will apply even if the annuitant and/or contingent annuitant are alive at the time of the contract owner's death.

If we do not receive an election from a nonspouse owner's beneficiary within the 1-year period after the contract owner's date of death, then we will pay the death benefit to the owner's beneficiary in a cash payment within five years from date of death. We will determine the death benefit as of the date we receive proof of death. We will make payment of the proceeds on or before the end of the 5-year period starting on the owner's date of death. Such cash payment will be in full settlement of all our liability under the Contract.

If the contract owner dies after the annuity start date, we will continue to distribute any benefit payable at least as rapidly as under the annuity option then in effect. All of the contract owner's rights granted under the Contract or allowed by us will pass to the contract owner's beneficiary.

If the Contract has joint owners we will consider the date of death of the first joint owner as the death of the contract owner and the surviving joint owner will become the contract owner of the Contract.

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                                CHARGES AND FEES
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We deduct the Contract charges described below to cover our cost and expenses, services provided and risks assumed under the Contracts. We incur certain costs and expenses for distributing and administrating the Contracts, including compensation and expenses paid in connection with sales of the Contracts, for paying the benefits payable under the Contracts and for bearing various risks associated with the Contracts. The amount of a Contract charge will not always correspond to the actual costs associated with the charge. In the event there are any profits from fees and charges deducted under the Contract, we may use such profits to finance the distribution of Contracts.


CHARGE DEDUCTION SUBACCOUNT
You may elect to have all charges against your contract value deducted directly from a single subaccount designated by the Company. Currently we use the Liquid Asset subaccount for this purpose. If you do not elect this option, or if the amount of the charges is greater than the amount in the designated subaccount, the charges will be deducted as discussed below. You may cancel this option at any time by sending satisfactory notice to our Customer Service Center.

CHARGES DEDUCTED FROM THE CONTRACT VALUE
We deduct the following charges from your contract value:

     NO SURRENDER CHARGE. We do not deduct any surrender charges for withdrawals.

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     PREMIUM TAXES. We may make a charge for state and local premium taxes depending your state of residence. The tax can range from 0% to 3.5% of the premium payment. We have the right to change this amount to conform with changes in the law or if you change your state of residence.

We deduct the premium tax from your contract value on the annuity start date. However, some jurisdictions impose a premium tax at the time that initial and additional premiums are paid, regardless of when the annuity payments begin. In those states we may defer collection of the premium taxes from your contract value and deduct it when you surrender the Contract or on the annuity start date.

     TRANSFER CHARGE. We currently do not deduct any charges for transfers made during a contract year. We have the right, however, to assess up to $25 for each transfer after the twelfth transfer in a contract year. If such a charge is assessed, we would deduct the charge from the subaccounts and the Fixed Interest Allocations from which each such transfer is made in proportion to the amount being transferred from each such subaccount and Fixed Interest Allocation unless you have chosen to have all charges deducted from a single subaccount. The charge will not apply to any transfers due to the election of dollar cost averaging, auto rebalancing and transfers we make to and from any subaccount specially designated by the Company for such purpose.


CHARGES DEDUCTED FROM THE SUBACCOUNTS
     MORTALITY AND EXPENSE RISK CHARGE. The mortality and expense risk charge is deducted each business day. The amount of the mortality and expense risk charge depends on the death benefit you have elected. If you have elected the Standard Death Benefit, the chare, on an annual basis, is equal to 0.35% of the assets you have in each subaccount. The charge is deducted on each business day at the rate of .000961% for each day since the previous business day. If you have elected an enhanced death benefit, the charge, on an annual basis, is equal to 0.50% for the Annual Ratchet Enhanced Death Benefit, 0.70% for the 7% Solution Enhanced Death Benefit or 0.80% for the Max 7 Enhanced Death Benefit, of the assets you have in each subaccount. The charge is deducted each business day at the rate of .001373%, 001925%, or 002201%, respectively, for each day since the previous business day.

     ASSET-BASED ADMINISTRATIVE CHARGE. The amount of the asset-based administrative charge, on an annual basis, is equal to 0.15% of the assets you have in each subaccount. The charge is deducted on each business day at the rate of .000411% for each day since the previous business day. This charge is deducted daily from your assets in each subaccount.

TRUST EXPENSES
Each portfolio deducts portfolio management fees and charges from the amounts you have invested in the portfolios. In addition, five portfolios deduct a service fee, which is used to compensate service providers for administrative and contract holder services provided on behalf of the portfolios, and six portfolios deduct a distribution or 12b-1 fee, which is used to finance any activity that is primarily intended to result in the sale of shares of the applicable portfolio. Based on actual portfolio experience in 2000, together with estimated costs for new portfolios, total estimated portfolio fees and charges for 2001 range from 0.55% to 1.86%. See "Fees and Expenses" in this prospectus.


Additionally, we may receive compensation from the investment advisers, administrators, distributors of the portfolios in connection with administrative, distribution, or other services and cost savings experienced by the investment advisers, administrators or distributors. It is anticipated that such compensation will be based on assets of the particular portfolios attributable to the Contract. Some advisers, administrators or distributors may pay us more than others.

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                               THE ANNUITY OPTIONS
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ANNUITIZATION OF YOUR CONTRACT
If the annuitant and contract owner are living on the annuity start date, we will begin making payments to the contract owner under an income plan. We will make these payments under the annuity option you chose.

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You may change an annuity option by making a written request to us at least 30 days before the annuity start date. The amount of the payments will be determined by applying your contract value, adjusted for any applicable Market Value Adjustment, on the annuity start date in accordance with the annuity option you chose.

You may also elect an annuity option on surrender of the Contract for its cash surrender value or you may choose one or more annuity options for the payment of death benefit proceeds while it is in effect and before the annuity start date. If, at the time of the contract owner's death or the annuitant's death (if the contract owner is not an individual), no option has been chosen for paying death benefit proceeds, the beneficiary may choose an annuity option within 60 days. In all events, payments of death benefit proceeds must comply with the distribution requirements of applicable federal tax law.

The minimum monthly annuity income payment that we will make is $20. We may require that a single sum payment be made if the contract value is less than $2,000 or if the calculated monthly annuity income payment is less than $20.

For each annuity option we will issue a separate written agreement putting the annuity option into effect. Before we pay any annuity benefits, we require the return of your Contract. If your Contract has been lost, we will require that you complete and return the applicable lost Contract form. Various factors will affect the level of annuity benefits, such as the annuity option chosen, the applicable payment rate used and the investment performance of the portfolios and interest credited to the Fixed Interest Allocations.

Our current annuity options provide only for fixed payments. Fixed annuity payments are regular payments, the amount of which is fixed and guaranteed by us. Some fixed annuity options provide fixed payments either for a specified period of time or for the life of the annuitant. The amount of life income payments will depend on the form and duration of payments you chose, the age of the annuitant or beneficiary (and gender, where appropriate) under applicable law, the total contract value applied to purchase a Fixed Interest Allocation, and the applicable payment rate.

Our approval is needed for any option where:

     (1) The person named to receive payment is other than the contract owner or beneficiary;

     (2)  The person named is not a natural person, such as a corporation; or

     (3) Any income payment would be less than the minimum annuity income payment allowed.

SELECTING THE ANNUITY START DATE
You select the annuity start date, which is the date on which the annuity payments commence. The annuity start date must be at least 5 years from the contract date but before the month immediately following the annuitant's 90th birthday, or 10 years from the contract date, if later.

If you do not select an annuity start date, it will automatically begin in the month following the annuitant's 90th birthday, or 10 years from the contract date, if later.

If the annuity start date occurs when the annuitant is at an advanced age, such as over age 85, it is possible that the Contract will not be considered an annuity for federal tax purposes. For more information, see "Federal Tax Considerations" and the Statement of Additional Information. For a Contract purchased in connection with a qualified plan, other than a Roth IRA, distributions must commence not later than April 1st of the calendar year following the calendar year in which you reach age 70 1/2 (or, in some cases, retire). Distributions may be made through annuitization or withdrawals. You should consult a tax adviser for tax advice before investing.

FREQUENCY OF ANNUITY PAYMENTS
You choose the frequency of the annuity payments. They may be monthly, quarterly, semi-annually or annually. If we do not receive written notice from you, we will make the payments monthly. There may be certain restrictions on minimum payments that we will allow.

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THE ANNUITY OPTIONS
We offer the 4 annuity options shown below. Payments under Options 1, 2 and 3 are fixed. Payments under Option 4 may be fixed or variable. For a fixed annuity option, the contract value in the subaccounts is transferred to the Company's general account.

     OPTION 1. INCOME FOR A FIXED PERIOD. Under this option, we make monthly payments in equal installments for a fixed number of years based on the contract value on the annuity start date. We guarantee that each monthly payment will be at least the amount stated in your Contract. If you prefer, you may request that payments be made in annual, semi-annual or quarterly installments. We will provide you with illustrations if you ask for them. If the cash surrender value or contract value is applied under this option, a 10% penalty tax may apply to the taxable portion of each income payment until the contract owner reaches age 59 1/2.

     OPTION 2. INCOME FOR LIFE WITH A PERIOD CERTAIN. Under this option, we make payments for the life of the annuitant in equal monthly installments and guarantee the income for at least a period certain such as 10 or 20 years. Other periods certain may be available to you on request. You may choose a refund period instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, we will continue payments until his or her death. We guarantee that each payment will be at least the amount specified in the Contract corresponding to the person's age on his or her last birthday before the annuity start date. Amounts for ages not shown in the Contract are available if you ask for them.

     OPTION 3. JOINT LIFE INCOME. This option is available when there are 2 persons named to determine annuity payments. At least one of the persons named must be either the contract owner or beneficiary of the Contract. We guarantee monthly payments will be made as long as at least one of the named persons is living. There is no minimum number of payments. Monthly payment amounts are available if you ask for them.

     OPTION 4. ANNUITY PLAN. Under this option, your contract value can be applied to any other annuitization plan that we choose to offer on the annuity start date. Annuity payments under Option 4 may be fixed or variable. If variable and subject to the Investment Company Act of 1940, it will comply with the requirements of such Act.

PAYMENT WHEN NAMED PERSON DIES
When the person named to receive payment dies, we will pay any amounts still due as provided in the annuity agreement between you and Golden American. The amounts we will pay are determined as follows:

     (1) For Option 1, or any remaining guaranteed payments under Option 2, we will continue payments. Under Options 1 and 2, the discounted values of the remaining guaranteed payments may be paid in a single sum. This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early. The discount interest rate is never less than 3% for Option 1 and Option 2 per year. We will, however, base the discount interest rate on the interest rate used to calculate the payments for Options 1 and 2 if such payments were not based on the tables in your Contract.

     (2) For Option 3, no amounts are payable after both named persons have died.

     (3) For Option 4, the annuity option agreement will state the amount we will pay, if any.

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                            OTHER CONTRACT PROVISIONS
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REPORTS TO CONTRACT OWNERS
We will send you a quarterly report within 31 days after the end of each calendar quarter. The report will show the contract value, cash surrender value, and the death benefit as of the end of the calendar quarter. The report will also show the allocation of your contract value and reflects the amounts deducted from or

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added to the contract value since the last report. You have 30 days to notify our Customer Service Center of any errors or discrepancies contained in the report or in any confirmation notices. We will also send you copies of any shareholder reports of the investment portfolios in which Account B invests, as well as any other reports, notices or documents we are required by law to furnish to you.

SUSPENSION OF PAYMENTS
The Company reserves the right to suspend or postpone the date of any payment or determination of values on any business day (1) when the New York Stock Exchange is closed; (2) when trading on the New York Stock Exchange is restricted; (3) when an emergency exists as determined by the SEC so that the sale of securities held in Account B may not reasonably occur or so that the Company may not reasonably determine the value of Account B's net assets; or (4) during any other period when the SEC so permits for the protection of security holders. We have the right to delay payment of amounts from a Fixed Interest Allocation for up to 6 months.

IN CASE OF ERRORS IN YOUR APPLICATION
If an age or gender given in the application or enrollment form is misstated, the amounts payable or benefits provided by the Contract shall be those that the premium payment would have bought at the correct age or gender.

ASSIGNING THE CONTRACT AS COLLATERAL
You may assign a non-qualified Contract as collateral security for a loan but understand that your rights and any beneficiary's rights may be subject to the terms of the assignment. An assignment may have federal tax consequences. You should consult a tax adviser for tax advice. You must give us satisfactory written notice at our Customer Service Center in order to make or release an assignment. We are not responsible for the validity of any assignment.

CONTRACT CHANGES APPLICABLE TAX LAW
We have the right to make changes in the Contract to continue to qualify the Contract as an annuity under applicable federal tax law. You will be given advance notice of such changes.

FREE LOOK
You may cancel your Contract within your 10-day free look period. We deem the free look period to expire 15 days after we mail the Contract to you. Some states may require a longer free look period. To cancel, you need to send your Contract to our Customer Service Center or to the agent from whom you purchased it. We will refund the contract value. For purposes of the refund during the free look period, (i) we adjust your contract value for any market value adjustment (if you have invested in the fixed account), and (ii) then we include a refund of any charges deducted from your contract value. Because of the market risks associated with investing in the portfolios and the potential positive or negative effect of the market value adjustment, the contract value returned may be greater or less than the premium payment you paid. Some states require us to return to you the amount of the paid premium (rather than the contract value) in which case you will not be subject to investment risk during the free look period. In these states, your premiums designated for investment in the subaccounts may be allocated during the free look period to a subaccount specially designated by the Company for this purpose (currently, the Liquid Asset subaccount). We may, in our discretion, require that premiums designated for investment in the subaccounts from all other states as well as premiums designated for a Fixed Interest Allocation be allocated to the specially designated subaccount during the free look period. Your Contract is void as of the day we receive your Contract and cancellation request. We determine your contract value at the close of business on the day we receive your written request. If you keep your Contract after the free look period and the investment is allocated to a subaccount specially designated by the Company, we will put your money in the subaccount(s) chosen by you, based on the accumulation unit value next computed for each subaccount, and/or in the Fixed Interest Allocation chosen by you.

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GROUP OR SPONSORED ARRANGEMENTS
For certain group or sponsored arrangements, we may reduce any administration and mortality and expense risk charges. We may also change the minimum initial and additional premium requirements, or offer an alternative or reduced death benefit.


SELLING THE CONTRACT
Directed Services, Inc. is the principal underwriter and distributor of the Contract as well as for other contracts issued through Separate Account B and other separate accounts of Golden American. The principal address of Directed Services is 1475 Dunwoody Drive, West Chester, Pennsylvania 19380. Directed Services is a corporation organized under the laws of New York and is a wholly owned subsidiary of Equitable of Iowa. Directed Services is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as well as with securities commissions in the states in which it operates, and is a member of the National Association of Securities Dealers, Inc. ("NASD").

Directed Services has the authority to enter into selling agreements with other firms. Certain sales agreements may provide for payment of a quarterly trail commission based on a percentage of contract value at the end of each quarter. Directed Services has entered into selling agreements with broker-dealers to sell the Contracts through registered representatives. Those representatives are registered with the NASD, and if applicable, also with the states in which they do business. They also are licensed as insurance agents in the states in which they do business.

Directed Services receives no commissions for the sale of the Contracts but may receive a quarterly trail commission for some Contracts. When such trail commissions are received, Directed Services passes through the entire amount of the commission to the broker-dealer whose registered representative sold the Contract.


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                             UNDERWRITER COMPENSATION
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    NAME OF PRINCIPAL              AMOUNT OF                    OTHER
      UNDERWRITER            COMMISSION TO BE PAID           COMPENSATION

Directed Services, Inc.               None               Reimbursement of any
                                                           covered expenses
                                                               incurred
                                                             by registered
                                                            representatives
                                                             in connection
                                                               with the
                                                              distribution
                                                            of the Contracts.
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We may make additional cash payments to broker-dealers for marketing and educational expenses and for the reimbursement of certain expenses incurred by registered representatives in connection with the distribution of the Contracts.


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                                OTHER INFORMATION
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VOTING RIGHTS
We will vote the shares of a Trust owned by Account B according to your instructions. However, if the Investment Company Act of 1940 or any related regulations should change, or if interpretations of it or related regulations should change, and we decide that we are permitted to vote the shares of a Trust in our own right, we may decide to do so.

We determine the number of shares that you have in a subaccount by dividing the Contract's contract value in that subaccount by the net asset value of one share of the portfolio in which a subaccount invests. We

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count fractional votes. We will determine the number of shares you can instruct us to vote 180 days or less before a Trust's meeting. We will ask you for voting instructions by mail at least 10 days before the meeting. If we do not receive your instructions in time, we will vote the shares in the same proportion as the instructions received from all contracts in that subaccount. We will also vote shares we hold in Account B which are not attributable to contract owners in the same proportion.

STATE REGULATION
We are regulated by the Insurance Department of the State of Delaware. We are also subject to the insurance laws and regulations of all jurisdictions where we do business. The Contract offered by this prospectus has been approved where required by those jurisdictions. We are required to submit annual statements of our operations, including financial statements, to the Insurance Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

LEGAL PROCEEDINGS
The Company, like other insurance companies, may be named or otherwise involved in lawsuits, including class action lawsuits and arbitrations. In some class action and other actions involving insurers, substantial damages have been sought and/or material settlement or award payments have been made. We believe that currently there are no pending or threatened lawsuits that are reasonably likely to have a material adverse impact on the Company or Account B.

LEGAL MATTERS
The legal validity of the Contracts was passed on by Myles R. Tashman, Esquire, Executive Vice President, General Counsel and Assistant Secretary of Golden American. Sutherland Asbill & Brennan LLP of Washington, D.C. has provided advice on certain matters relating to federal securities laws.


EXPERTS
The audited financial statements of Golden American and Account B appearing in this prospectus or in the Statement of Additional Information and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing in this prospectus or in the Statement of Additional Information and in the Registration Statement and are included or incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


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                           FEDERAL TAX CONSIDERATIONS
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The following summary provides a general description of the federal income tax considerations associated with this Contract and does not purport to be complete or to cover all tax situations. This discussion is not intended as tax advice. You should consult your counsel or other competent tax advisers for more complete information. This discussion is based upon our understanding of the present federal income tax laws. We do not make any representations as to the likelihood of continuation of the present federal income tax laws or as to how they may be interpreted by the IRS.

TYPES OF CONTRACTS: NON-QUALIFIED OR QUALIFIED
The Contract may be purchased on a non-tax-qualified basis or purchased on a tax-qualified basis. Qualified Contracts are designed for use by individuals whose premium payments are comprised solely of proceeds from and/or contributions under retirement plans that are intended to qualify as plans entitled to special income tax treatment under Sections 401(a), 403(b), 408, or 408A of the Code. The ultimate effect of federal income taxes on the amounts held under a Contract, or annuity payments, depends on the type of retirement plan, on the tax and employment status of the individual concerned, and on our tax status. In addition, certain requirements must be satisfied in purchasing a qualified Contract with proceeds from a tax-qualified plan and receiving distributions from a qualified Contract in order to continue receiving favorable tax treatment. Some retirement plans are subject to distribution and other requirements that are not

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incorporated into our Contract administration procedures. Contract owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the Contract comply with applicable law. Therefore, you should seek competent legal and tax advice regarding the suitability of a Contract for your particular situation. The following discussion assumes that qualified Contracts are purchased with proceeds from and/or contributions under retirement plans that qualify for the intended special federal income tax treatment.

TAX STATUS OF THE CONTRACTS
     DIVERSIFICATION REQUIREMENTS. The Code requires that the investments of a variable account be "adequately diversified" in order for non-qualified Contracts to be treated as annuity contracts for federal income tax purposes. It is intended that Account B, through the subaccounts, will satisfy these diversification requirements.

     INVESTOR CONTROL. In certain circumstances, owners of variable annuity contracts have been considered for federal income tax purposes to be the owners of the assets of the separate account supporting their contracts due to their ability to exercise investment control over those assets. When this is the case, the contract owners have been currently taxed on income and gains attributable to the separate account assets. There is little guidance in this area, and some features of the Contracts, such as the flexibility of a contract owner to allocate premium payments and transfer contract values, have not been explicitly addressed in published rulings. While we believe that the Contracts do not give contract owners investment control over Account B assets, we reserve the right to modify the Contracts as necessary to prevent a contract owner from being treated as the owner of the Account B assets supporting the Contract.

     REQUIRED DISTRIBUTIONS. In order to be treated as an annuity contract for federal income tax purposes, the Code requires any non-qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of your death. The non-qualified Contracts contain provisions that are intended to comply with these Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise. See "Death Benefit Choices" for additional information on required distributions from non-qualified contracts.

Other rules may apply to Qualified Contracts.

The following discussion assumes that the Contracts will qualify as annuity contracts for federal income tax purposes.

TAX TREATMENT OF ANNUITIES
     IN GENERAL. We believe that if you are a natural person you will generally not be taxed on increases in the value of a Contract until a distribution occurs or until annuity payments begin. (For these purposes, the agreement to assign or pledge any portion of the contract value, and, in the case of a qualified Contract, any portion of an interest in the qualified plan, generally will be treated as a distribution.)

TAXATION OF NON-QUALIFIED CONTRACTS
     NON-NATURAL PERSON. The owner of any annuity contract who is not a natural person generally must include in income any increase in the excess of the contract value over the "investment in the contract" (generally, the premiums or other consideration you paid for the contract less any nontaxable withdrawals)during the taxable year. There are some exceptions to this rule and a prospective contract owner that is not a natural person may wish to discuss these with a tax adviser. The following discussion generally applies to Contracts owned by natural persons.

     WITHDRAWALS. When a withdrawal from a non-qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the contract value immediately before the distribution over the contract owner's investment in the Contract at that time. The tax treatment of market value adjustments is uncertain. You should consult a tax adviser if you are

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considering taking a withdrawal from your Contract in circumstances where a market value adjustment would apply.

In the case of a surrender under a non-qualified Contract, the amount received generally will be taxable only to the extent it exceeds the contract owner's investment in the Contract.

     PENALTY TAX ON CERTAIN WITHDRAWALS. In the case of a distribution from a non-qualified Contract, there may be imposed a federal tax penalty equal to 10% of the amount treated as income. In general, however, there is no penalty on distributions:

     o    made on or after the taxpayer reaches age 59 1/2;

     o    made on or after the death of a contract owner;

     o    attributable to the taxpayer's becoming disabled; or

     o made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. A tax adviser should be consulted with regard to exceptions from the penalty tax.

     ANNUITY PAYMENTS. Although tax consequences may vary depending on the payment option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income.

     TAXATION OF DEATH BENEFIT PROCEEDS. Amounts may be distributed from a Contract because of your death or the death of the annuitant. Generally, such amounts are includible in the income of recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payment option, they are taxed in the same way as annuity payments.

     TRANSFERS, ASSIGNMENTS, EXCHANGES AND ANNUITY DATES OF A CONTRACT. A transfer or assignment of ownership of a Contract, the designation of an annuitant, or payee other than an owner, the selection of certain dates for commencement of the annuity phase, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. A contract owner contemplating any such transfer, assignment,designation or exchange, should consult a tax advisor as to the tax consequences.

     WITHHOLDING. Annuity distributions are generally subject to withholding for the recipient's federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.


     MULTIPLE CONTRACTS. All non-qualified deferred annuity contracts that are issued by us (or our affiliates) to the same contract owner during any calendar year are treated as one non-qualified deferred one annuity contract for purposes of determining the amount includible in such contract owner's income when a taxable distribution occurs.

TAXATION OF QUALIFIED CONTRACTS
The Contracts are designed for use with several types of qualified plans. The tax rules applicable to participants in these qualified plans vary according to the type of plan and the terms and contributions of the plan itself. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from: contributions in excess of specified limits; distributions before age 59 1/2 (subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; and in other specified circumstances. Therefore, no attempt is made to provide more than general information about the use of the Contracts with the various types of qualified retirement plans. Contract owners, annuitants, and beneficiaries are cautioned that the rights of

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any person to any benefits under these qualified retirement plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract, but we shall not be bound by the terms and conditions of such plans to the extent such terms contradict the Contract, unless the Company consents.

     DISTRIBUTIONS. Annuity payments are generally taxed in the same manner as under a non-qualified Contract. When a withdrawal from a qualified Contract occurs, a pro rata portion of the amount received is taxable, generally based on the ratio of the contract owner's investment in the Contract (generally, the premiums or other consideration paid for the Contract) to the participant's total accrued benefit balance under the retirement plan. For qualified Contracts, the investment in the Contract can be zero. For Roth IRAs, distributions are generally not taxed, except as described below.

     For qualified plans under Section 401(a) and 403(b), the Code requires that distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) (i) reaches age 70 1/2 or (ii) retires, and must be made in a specified form or manner. If the plan participant is a "5 percent owner" (as defined in the Code), distributions generally must begin no later than April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 70 1/2. For IRAs described in Section 408, distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 70 1/2. Roth IRAs under Section 408A do not require distributions at any time before the contract owner's death.

     WITHHOLDING. Distributions from certain qualified plans generally are subject to withholding for the contract owner's federal income tax liability. The withholding rates vary according to the type of distribution and the contract owner's tax status. The contract owner may be provided the opportunity to elect not to have tax withheld from distributions. "Eligible rollover distributions" from section 401(a) plans and section 403(b) tax-sheltered annuities are subject to a mandatory federal income tax withholding of 20%. An eligible rollover distribution is the taxable portion of any distribution from such a plan, except certain distributions that are required by the Code or distributions in a specified annuity form. The 20% withholding does not apply, however, if the contract owner chooses a "direct rollover" from the plan to another tax-qualified plan or IRA.

Brief descriptions of the various types of qualified retirement plans in connection with a Contract follow. We will endorse the Contract as necessary to conform it to the requirements of such plan.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS
Section 401(a) of the Code permits corporate employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish these plans for themselves and their employees. These retirement plans may permit the purchase of the Contracts to accumulate retirement savings under the plans. Adverse tax or other legal consequences to the plan, to the participant, or to both may result if this Contract is assigned or transferred to any individual as a means to provide benefit payments, unless the plan complies with all legal requirements applicable to such benefits before transfer of the Contract. Employers intending to use the Contract with such plans should seek competent advice.

INDIVIDUAL RETIREMENT ANNUITIES
Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" or "IRA." These IRAs are subject to limits on the amount that can be contributed, the deductible amount of the contribution, the persons who may be eligible, and the time when distributions commence. Also, distributions from certain other types of qualified retirement plans may be "rolled over" or transferred on a tax-deferred basis into an IRA. There are significant restrictions on rollover or transfer contributions from Savings Incentive Match Plans (SIMPLE), under which certain employers may provide contributions to IRAs on behalf of their employees, subject to special restrictions. Employers may establish Simplified Employee Pension (SEP) Plans to provide IRA contributions on behalf of their employees. Sales of the Contract for use with IRAs may be subject to special requirements of the IRS.

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ROTH IRA
Section 408A of the Code permits certain eligible individuals to contribute to a Roth IRA. Contributions to a Roth IRA, which are subject to certain limitations, are not deductible, and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA may be subject to tax, and other special rules may apply. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or
(2) during the five taxable years starting with the year in which the first contribution is made to the any IRA. A 10% penalty may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which a conversion was made.

TAX SHELTERED ANNUITIES
Section 403(b) of the Code allows employees of certain Section 501(c)(3) organizations and public schools to exclude from their gross income the premium payments made, within certain limits, on a Contract that will provide an annuity for the employee's retirement. These premium payments may be subject to FICA (Social Security) tax. Distributions of (1) salary reduction contributions made in years beginning after December 31, 1988; (2) earnings on those contributions; and (3) earnings on amounts held as of the last year beginning before January 1, 1989, are not allowed prior to age 59 1/2, separation from service, death or disability. Salary reduction contributions may also be distributed upon hardship, but would generally be subject to penalties.

OTHER TAX CONSEQUENCES
As noted above, the foregoing comments about the federal tax consequences under the Contracts are not exhaustive, and special rules are provided with respect to other tax situations not discussed in this prospectus. Further, the federal income tax consequences discussed herein reflect our understanding of current law, and the law may change. Federal estate and state and local estate, inheritance and other tax consequences of ownership or receipt of distributions under a Contract depend on the individual circumstances of each contract owner or recipient of the distribution. A competent tax adviser should be consulted for further information.

POSSIBLE CHANGES IN TAXATION
Although the likelihood of legislative change is uncertain, there is always the possibility that the tax treatment of the Contracts could change by legislation or other means. It is also possible that any change could be retroactive (that is, effective before the date of the change). You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

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          MORE INFORMATION ABOUT GOLDEN AMERICAN LIFE INSURANCE COMPANY
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SELECTED FINANCIAL DATA
The following selected financial data prepared in accordance with generally accepted accounting principles ("GAAP") for Golden American should be read in conjunction with the financial statements and notes thereto included in this prospectus.

On October 24, 1997, PFHI Holdings, Inc. ("PFHI"), a Delaware corporation, acquired all of the outstanding capital stock of Equitable of Iowa Companies ("Equitable of Iowa"), according to a merger agreement among Equitable of Iowa, PFHI and ING Groep N.V. (the "ING acquisition"). On August 13, 1996, Equitable of Iowa acquired all of the outstanding capital stock of BT Variable, Inc., then the parent of Golden American (the "Equitable acquisition"). For financial statement purposes, the ING acquisition was accounted for as a purchase effective October 25, 1997 and the Equitable acquisition was accounted for as a purchase effective August 14, 1996. As a result, the financial data presented below for periods after October 24, 1997, are presented on the Post-Merger new basis of accounting, for the period August 14, 1996 through October 24, 1997, are presented on the Post-Acquisition basis of accounting, and for August 13, 1996 and prior periods are presented on the Pre-Acquisition basis of accounting.

                                                             SELECTED GAAP BASIS FINANCIAL DATA
                                                                       (IN THOUSANDS)

                                                                         POST-MERGER
                                                 -------------------------------------------------------------
                                                                                                For the Period
                                                 For the Year    For the Year    For the Year     October 25,
                                                    Ended           Ended           Ended        1997 through
                                                 December 31,    December 31,    December 31,    December 31,
                                                     2000            1999            1998            1997
                                                 -----------     -----------     -----------     -----------
Annuity and Interest
   Sensitive Life  Product Charges .........     $   144,877     $    82,935     $    39,119     $     3,834
Net Income (Loss) before  Federal Income Tax     $    32,862     $    19,737     $    10,353     $      (279)
Net Income (Loss) ..........................     $    19,180     $    11,214     $     5,074     $      (425)
Total Assets ...............................     $11,852,677     $ 9,392,857     $ 4,754,623     $ 2,446,395
Total Liabilities ..........................     $11,235,540     $ 8,915,008     $ 4,400,729     $ 2,219,082
Total Stockholder's Equity .................     $   617,137     $   477,849     $   353,894     $   227,313

                                                       POST-ACQUISITION           PRE-ACQUISITION
                                               ---------------------------------  ---------------
                                               For the Period     For the Period  For the Period
                                               January 1,1997       August 14,      January 1,
                                                   through         1996 through    1996 through
                                                 October 24,       December 31,     August 13,
                                                    1997              1996             1996
                                               --------------     --------------  ---------------
Annuity and Interest
   Sensitive Life  Product Charges .........     $   18,288        $    8,768       $   12,259
Net Income (Loss) before  Federal Income Tax     $     (608)       $      570       $    1,736
Net Income (Loss) ..........................     $      729        $      350       $    3,199
Total Assets ...............................            N/A        $1,677,899              N/A
Total Liabilities ..........................            N/A        $1,537,415              N/A
Total Stockholder's Equity .................            N/A        $  140,484              N/A

BUSINESS ENVIRONMENT
The current business and regulatory environment presents many challenges to the insurance industry. The variable annuity competitive environment remains intense and is dominated by a number of large highly rated insurance companies. Increasing competition from traditional insurance carriers as well as banks and mutual fund companies offers consumers many choices. However, overall demand for variable insurance products remains strong for several reasons including: low levels of inflation, moderate interest rate levels, a growing U.S. economy; an aging U.S. population that is increasingly concerned about retirement, estate planning, and maintaining their standard of living in retirement; and potential reductions in government and employer-provided benefits at retirement, as well as lower public confidence in the adequacy of those benefits.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS
The purpose of this section is to discuss and analyze Golden American Life Insurance Company's ("Golden American") consolidated results of operations. In addition, some analysis and information regarding financial condition and liquidity and capital resources is provided. This analysis should be read jointly with the consolidated financial statements, related notes, and the Cautionary Statement Regarding Forward-Looking Statements, which appear elsewhere in this report. Golden American reports financial results on a consolidated basis. The consolidated financial statements include the accounts of Golden American and its wholly owned subsidiary, First Golden American Life Insurance Company of New York ("First Golden," and collectively with Golden American, the "Companies").

                              RESULTS OF OPERATION

2000 COMPARED TO 1999

PREMIUMS
                                             PERCENTAGE   DOLLAR
FOR THE YEAR ENDED DECEMBER 31       2000      CHANGE     CHANGE        1999
                                     ----    ----------   ------        ----
                                              (Dollars in millions)
Variable annuity premiums:
   Separate account ...........   $  1,307.3   (48.0)%  $ (1,204.4)  $  2,511.7
   Fixed account ..............        793.1     2.9          22.4        770.7
                                  ----------   -----    ----------   ----------
Total variable annuity premiums      2,100.4   (36.0)     (1,182.0)     3,282.4
Variable life premiums ........          1.6   (81.8)         (7.0)         8.6
                                  ----------   -----    ----------   ----------
Total premiums ................   $  2,102.0   (36.1)%  $ (1,189.0)  $  3,291.0
                                  ==========   =====    ==========   ==========

For the Companies' variable insurance contracts, premiums collected are not reported as revenues, but as deposits to insurance liabilities. Revenues for these products are recognized over time in the form of investment spread and product charges.

Variable annuity separate account premiums decreased 48.0% in 2000. Excluded from the variable annuity separate account premiums above are $1,787.9 million and $97.9 million for the years ended December 31, 2000 and 1999, respectively, related to modified coinsurance agreements. The fixed account portion of the Companies' variable annuity premiums increased 2.9% in 2000. Excluding the effect of the modified coinsurance agreements, the increase in premiums resulted from increased sales of existing annuity products and from the introduction of a new annuity product during 2000 called GoldenSelect Guarantee Annuity.

Variable life premiums decreased 81.8% in 2000. In August 1999, Golden American discontinued offering variable life products, but the Companies continue to accept additional premiums from existing policyholders.

Premiums, net of reinsurance, for variable products from a significant broker/dealer having at least ten percent of total sales for the year ended December 31, 2000, totaled $235.3 million, or 11% of total net premiums compared to $918.4 million, or 28%, from two significant broker/dealers for the year ended December 31, 1999. Gross premiums for variable products from two significant broker/dealers having at least ten percent of total sales for the year ended December 31, 2000, totaled $831.0 million, or 21% of total gross premiums compared to $1,018.9 million, or 30%, from two significant broker/dealers for the year ended December 31, 1999.

REVENUES
                                                          PERCENTAGE    DOLLAR
FOR THE YEAR ENDED DECEMBER 31                  2000        CHANGE      CHANGE       1999
                                                ----      ----------    ------       ----
                                                          (Dollars in millions)
Annuity and interest sensitive life product
   charges ................................   $  144.9        74.7%    $   62.0    $   82.9
Management fee revenue ....................       23.0       106.4         11.9        11.1
Net investment income .....................       64.1         8.4          4.9        59.2
Realized gains (losses) on investments ....       (6.6)     (124.2)        (3.7)       (2.9)
                                              --------      ------     --------    --------
                                              $  225.4        50.0%    $   75.1    $  150.3
                                              ========      ======     ========    ========

Total revenues increased 50.0%, or $75.1 million, to $225.4 million in 2000. Annuity and interest sensitive life product charges increased 74.7%, or $62.0 million, to $144.9 million in 2000, primarily due to additional fees earned from the increasing block of business in the separate accounts.

Golden American provides certain managerial and supervisory services to Directed Services, Inc. ("DSI"), a wholly owned subsidiary of EIC. The fee paid to Golden American for these services, which is calculated as a percentage of average assets in the variable separate accounts, was $21.3 million for 2000 and $10.1 million for 1999. This increase is due to the increasing assets in the separate accounts and renegotiation of the fee paid by DSI to Golden American.

Net investment income increased 8.4%, or $4.9 million, to $64.1 million in 2000 from $59.2 million in 1999, due to increasing investment yields, as well as a larger average amount of assets backing the fixed account options within the variable products.

During 2000, the Companies had net realized losses on investments of $6.6 million, mainly due to sales of fixed maturities, including a $142,000 write down of an impaired fixed maturity. In 1999, the Companies had net realized losses on investments of $2.9 million, including a $1.6 million write down of two impaired fixed maturities.

EXPENSES
                                                                    PERCENTAGE    DOLLAR
FOR THE YEAR ENDED DECEMBER 31                          2000          CHANGE      CHANGE       1999
                                                        ----        ----------    ------       ----
                                                                      (Dollars in millions)
Insurance benefits and expenses:
   Annuity and interest sensitive life benefits:
      Interest credited to account balances .......   $  195.1          11.3%    $   19.8    $  175.3
      Benefit claims incurred in excess of
         account balances .........................        4.9         (22.4)        (1.4)        6.3
   Underwriting, acquisition, and insurance
      expenses:
      Commissions .................................      213.7          13.4         25.3       188.4
      General expenses ............................       84.9          41.1         24.7        60.2
      Insurance taxes, state licenses, and fees ...        4.5          12.5          0.5         4.0
      Policy acquisition costs deferred ...........     (168.4)        (51.4)       178.0      (346.4)
      Expenses and charges reimbursed under
         modified coinsurance agreements ..........     (225.8)      2,341.7       (216.6)       (9.2)
      Amortization:
         Deferred policy acquisition costs ........       55.2          66.5         22.1        33.1
         Value of purchased insurance in force ....        4.8         (23.0)        (1.4)        6.2
         Goodwill .................................        3.8          --           --           3.8
                                                      --------       -------     --------    --------
                                                      $  172.7          41.9%    $   51.0    $  121.7
                                                      ========       =======     ========    ========

Total insurance benefits and expenses increased 41.9%, or $51.0 million, in 2000 from $121.7 million in 1999. Interest credited to account balances increased 11.3%, or $19.8 million, in 2000 from $175.3 million in 1999. The premium credit on the Premium Plus variable annuity product increased $8.2 million to $132.0 million at December 31, 2000. The remaining increase in interest credited relates to higher average account balances and higher average credited rates associated with the Companies' fixed account options within the variable products.

Commissions increased 13.4%, or $25.3 million, in 2000 from $188.4 million in 1999 due to increased sales of the fixed and separate account options in 2000. Insurance taxes, state licenses, and fees increased 12.5%, or $0.5 million, in 2000 from $4.0 million in 1999. Changes in commissions and insurance taxes, state licenses, and fees are generally related to changes in the level and composition of variable product sales. Most costs incurred as the result of sales have been deferred, thus having very little impact on current earnings.

General expenses increased 41.1%, or $24.7 million, in 2000 from $60.2 million in 1999. Management expects general expenses to continue to increase in 2001 as a result of the emphasis on expanding the salaried wholesaler distribution network and the growth in sales. The Companies use a network of wholesalers to distribute products, and the salaries and sales bonuses of these wholesalers are included in general expenses. The portion of these salaries and related expenses that varies directly with production levels is deferred thus having little impact on current earnings. The increase in general expenses was partially offset by reimbursements received from DSI, Equitable Life Insurance Company of Iowa ("Equitable Life"), an affiliate, ING Mutual Funds Management Co., LLC, an affiliate, Security Life of Denver Insurance Company, an affiliate, Southland Life Insurance Company, an affiliate, and United Life & Annuity Insurance Company, an affiliate, for certain advisory, computer, and other resources and services provided by Golden American.

The Companies' previous balances of deferred policy acquisition costs ("DPAC"), value of purchased insurance in force ("VPIF"), and unearned revenue reserve were eliminated and a new asset of $44.3 million representing VPIF was established for all policies in force at the merger date. During 2000, VPIF established at the merger date of the Companies' Parent and ING, was adjusted to reduce amortization by $1.6 million to reflect changes in the assumptions related to the timing of estimated gross profits. During 1999, VPIF was adjusted to increase amortization by $0.7 million to reflect changes in the assumptions related to the timing of future gross profits. Amortization of DPAC increased $22.1 million, or 66.5%, in 2000. This increase resulted from a growth in deferred policy acquisition costs generated by expenses associated with the large sales volume experienced since December 31, 1999. Deferred policy acquisition costs decreased $178.0 million or 51.4% for the year ended December 31, 2000. This decrease was due to a modified coinsurance agreement which was entered into during the second quarter of 2000, and which resulted in a $223.7 million decrease in deferred policy acquisition costs. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to VPIF as of December 31, 2000, is $3.9 million in 2001, $3.6 million in 2002, $3.0 million in 2003, $2.4 million in 2004, and $1.9 million in 2005. Actual amortization may vary based upon changes in assumptions and experience.

Expenses and charges reimbursed under modified coinsurance agreements increased by $216.6 million to $225.8 million during 2000 as compared to the year ended December 31, 1999. This was primarily due to a modified coinsurance agreement which was entered into during the second quarter of 2000, with an affiliate, Equitable Life, covering a part of the business issued after January 1, 2000. This reinsurance agreement contributed $218.8 million to expenses and charges reimbursed under modified coinsurance agreements during the year ended December 31, 2000. This was offset by a corresponding decrease in deferred policy acquisition costs and reimbursement of non-deferrable costs related to policies reinsured under this agreement.

Interest expense increased 123.4%, or $11.0 million, in 2000 from $8.9 million in 1999. Interest expense on a $25 million surplus note issued December 1996 and expiring December 2026 was $2.1 million for the year ended December 31, 2000, unchanged from the same period of 1999. Interest expense on a $60 million surplus note issued in December 1998 and expiring December 2028 was $4.4 million for the year ended December 31, 2000, unchanged from the same period of 1999. Interest expense on a $75 million surplus note, issued September 30, 1999 and expiring September 29, 2029 was $5.8 million for the year ended December 31, 2000, and $1.5 million for the year ended December 31, 1999. Interest expense on a $50 million surplus note, issued December 1999 and expiring December 2029 was $4.1 million for the year ended December 31, 2000. Interest expense on a $35 million surplus note issued December 1999 and expiring December 2029 was $3.0 million for the year ended December 31, 2000. Golden American also paid $0.4 million in 2000 and $0.8 million in 1999 to ING America Insurance Holdings, Inc. ("ING AIH") for interest on a reciprocal loan agreement. Interest expense on a revolving note payable with SunTrust Bank, Atlanta was $0.1 million and $0.2 million for the years ended December 31, 2000 and 1999, respectively.

INCOME. Net income for 2000 was $19.2 million, an increase of $8.0 million from $11.2 million for 1999.

Comprehensive income for 2000 was $24.3 million, an increase of $21.3 million from comprehensive income of $3.0 million for 1999.

1999 COMPARED TO 1998

PREMIUMS
                                            PERCENTAGE    DOLLAR
FOR THE YEAR ENDED DECEMBER 31       1999     CHANGE      CHANGE        1998
                                     ----   ----------    ------        ----
                                              (Dollars in millions)
Variable annuity premiums:
   Separate account ...........   $  2,511.7    71.9%   $  1,050.5   $  1,461.2
   Fixed account ..............        770.7    30.9         182.0        588.7
                                  ----------   -----    ----------   ----------
Total variable annuity premiums      3,282.4    60.1       1,232.5      2,049.9
Variable life premiums ........          8.6   (37.8)         (5.2)        13.8
                                  ----------   -----    ----------   ----------
Total premiums ................   $  3,291.0    59.5%   $  1,227.3   $  2,063.7
                                  ==========   =====    ==========   ==========

For the Companies' variable insurance contracts, premiums collected are not reported as revenues, but as deposits to insurance liabilities. Revenues for these products are recognized over time in the form of investment spread and product charges.

Variable annuity separate account premiums increased 71.9% in 1999. The fixed account portion of the Companies' variable annuity premiums increased 30.9% in 1999. These increases resulted from increased sales of the Premium Plus variable annuity product.

Variable life premiums decreased 37.8% in 1999. In August 1999, Golden American discontinued offering variable life products.

Premiums, net of reinsurance, for variable products from two significant broker/dealers each having at least ten percent of total sales for the year ended December 31, 1999 totaled $918.4 million, or 28% of premiums compared to $528.9 million, or 26%, from two significant broker/dealers for the year ended December 31, 1998.

REVENUES
                                                         PERCENTAGE   DOLLAR
FOR THE YEAR ENDED DECEMBER 31                  1999       CHANGE     CHANGE     1998
                                                ----     ----------   ------     ----
                                                           (Dollars in millions)
Annuity and interest sensitive life product
   charges ................................   $   82.9      112.0%   $  43.8    $  39.1
Management fee revenue ....................       11.1      131.2        6.3        4.8
Net investment income .....................       59.2       39.3       16.7       42.5
Realized gains (losses) on investments ....       (2.9)      96.1       (1.4)      (1.5)
                                              --------      -----    -------    -------
                                              $  150.3       77.0%   $  65.4    $  84.9
                                              ========      =====    =======    =======

Total revenues increased 77.0%, or $65.4 million, to $150.3 million in 1999. Annuity and interest sensitive life product charges increased 112.0%, or $43.8 million, to $82.9 million in 1999, primarily due to additional fees earned from the increasing block of business in the separate accounts.

Golden American provides certain managerial and supervisory services to DSI. The fee paid to Golden American for these services, which is calculated as a percentage of average assets in the variable separate accounts, was $10.1 million for 1999 and $4.8 million for 1998.

Net investment income increased 39.3%, or $16.7 million, to $59.2 million in 1999 from $42.5 million in 1998, due to growth in invested assets from December 31, 1998, increasing interest rates, and a relative increase in below investment grade investments.

During 1999, the Company had net realized losses on investments of $2.9 million, which includes a $1.6 million write down of two impaired fixed maturities, compared to net realized losses on investments of $1.5 million in 1998 which included a $1.0 million write down of two impaired fixed maturities.

EXPENSES
                                                              PERCENTAGE   DOLLAR
FOR THE YEAR ENDED DECEMBER 31                       1999       CHANGE     CHANGE      1998
                                                     ----     ----------   ------      ----
                                                             (Dollars in millions)
Insurance benefits and expenses:
   Annuity and interest sensitive life benefits:
      Interest credited to account balances ....   $  175.3       84.7%   $   80.4   $   94.9
      Benefit claims incurred in excess of
         account balances ......................        6.3      200.2         4.2        2.1
   Underwriting, acquisition, and insurance
      expenses:
      Commissions ..............................      188.4       55.5        67.2      121.2
      General expenses .........................       60.2       60.2        22.6       37.6
      Insurance taxes, state licenses, and fees         4.0       (4.0)       (0.1)       4.1
      Policy acquisition costs deferred ........     (346.4)      75.1      (148.6)    (197.8)
      Expenses and charges reimbursed under
         modified coinsurance agreements .......       (9.2)      64.3        (3.6)      (5.6)
      Amortization:
         Deferred policy acquisition costs .....       33.1      543.3        28.0        5.1
         Value of purchased insurance in force .        6.2       32.0         1.5        4.7
         Goodwill ..............................        3.8       --          --          3.8
                                                   --------      -----    --------   --------
                                                   $  121.7       73.6%   $   51.6   $   70.1
                                                   ========      =====    ========   ========

Total insurance benefits and expenses increased 73.6%, or $51.6 million, in 1999 from $70.1 million in 1998. Interest credited to account balances increased 84.7%, or $80.4 million, in 1999 from $94.9 million in 1998. The premium credit on the Premium Plus variable annuity product increased $69.3 million to $123.8 million at December 31, 1999. The bonus interest on the fixed account increased $3.0 million to $10.9 million at December 31, 1999. The remaining increase in interest credited relates to higher account balances associated with the Companies' fixed account options within the variable products.

Commissions increased 55.5%, or $67.2 million, in 1999 from $121.2 million in 1998. Insurance taxes, state licenses, and fees decreased 4.0%, or $0.1 million, in 1999 from $4.1 million in 1998. Changes in commissions and insurance taxes, state licenses, and fees are generally related to changes in the level and composition of variable product sales. Insurance taxes, state licenses, and fees are impacted by several other factors, which include an increase in FICA taxes primarily due to bonuses and expenses for the triennial insurance department examination of Golden American, which were offset by a decrease in 1999 of guaranty fund assessments paid. Most costs incurred as the result of sales have been deferred, thus having very little impact on current earnings.

General expenses increased 60.2%, or $22.6 million, in 1999 from $37.6 million in 1998. Management expects general expenses to continue to increase in 2000 as a result of the emphasis on expanding the salaried wholesaler distribution network and the growth in sales. The Companies use a network of wholesalers to distribute products, and the salaries and sales bonuses of these wholesalers are included in general expenses. The portion of these salaries and related expenses that varies directly with production levels is deferred thus having little impact on current earnings. The increase in general expenses was partially offset by reimbursements received from DSI, Equitable Life, ING Mutual Funds Management Co., LLC, an affiliate, Security Life of Denver Insurance Company, an affiliate, Southland Life Insurance Company, an affiliate, and United Life & Annuity Insurance Company, an affiliate, for certain advisory, computer, and other resources and services provided by Golden American.

The Companies' previous balances of deferred policy acquisition costs ("DPAC"), value of purchased insurance in force ("VPIF"), and unearned revenue reserve were eliminated and a new asset of $44.3 million representing VPIF was established for all policies in force at the merger date. During 1999, VPIF was adjusted to increase amortization by $0.7 million to reflect changes in the assumptions related to the timing of estimated gross profits. During 1998, VPIF decreased $2.7 million to adjust the value of other receivables and increased $0.2 million as a result of an adjustment to the merger costs. During 1998, VPIF was adjusted to reduce amortization by $0.2 million to reflect changes in the assumptions related to the timing of future gross profits. Amortization of DPAC increased $28.0 million, or 543.3%, in 1999. This increase resulted from growth in policy acquisition costs deferred from $197.8 million at December 31, 1998 to $346.4 million at December 31, 1999, which was generated by expenses associated with the large sales volume experienced since December 31, 1998. Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to VPIF as of December 31, 1999 is $4.0 million in 2000, $3.6 million in 2001, $3.3 million in 2002, $2.8 million in 2003, and $2.3 million in 2004. Actual amortization may vary based upon changes in assumptions and experience.

Expenses and charges reimbursed under modified coinsurance agreements increased by $3.6 million due primarily to income received under a modified reinsurance agreement with an unaffiliated reinsurer.

Interest expense increased 102.6%, or $4.5 million, in 1999 from $4.4 million in 1998. Interest expense on a $25 million surplus note issued December 1996 and expiring December 2026 was $2.1 million for the year ended December 31, 1999, unchanged from the same period of 1998. Interest expense on a $60 million surplus note issued in December 1998 and expiring December 2028 was $4.3 million for the year ended December 31, 1999. Interest expense on a $75 million surplus note, issued September 30, 1999 and expiring September 29, 2029 was $1.5 million for the year ended December 31, 1999. Golden American also paid $0.8 million in 1999 and $1.8 million in 1998 to ING America Insurance Holdings, Inc. ("ING AIH") for interest on a reciprocal loan agreement. Interest expense on a revolving note payable with SunTrust Bank, Atlanta was $0.2 million and $0.3 million for the years ended December 31, 1999 and 1998, respectively. In addition, Golden American incurred interest expense of $0.2 million in 1998 on a line of credit with Equitable.

INCOME. Net income for 1999 was $11.2 million, an increase of $6.1 million from $5.1 million for 1998.

Comprehensive income for 1999 was $3.0 million, a decrease of $0.9 million from comprehensive income of $3.9 million for 1998.

                               FINANCIAL CONDITION

RATINGS. Currently, the Companies' ratings are A+ by A. M. Best Company, AA+ by Fitch IBCA, Duff & Phelps Credit Rating Company, and AA+ by Standard & Poor's Rating Services ("Standard & Poor's").

INVESTMENTS. The financial statement carrying value and amortized cost basis of the Companies' total investments decreased slightly in 2000. All of the Companies' investments, other than mortgage loans on real estate, are carried at fair value in the Companies' financial statements. The decrease in the carrying value of the Companies' investment portfolio was due to changes in unrealized appreciation and depreciation of fixed maturities, offset by net sales. The decrease in the cost basis of the Companies' investment portfolio resulted from the sale of assets to support net transfers of policyholders from the Companies' fixed account options to the separate account options, and a shift towards short-term investments. The Companies manage the growth of insurance operations in order to maintain adequate capital ratios. To support the fixed account options of the Companies' variable insurance products, cash flow was invested primarily in fixed maturities, short-term investments and mortgage loans on real estate.

At December 31, 2000, the Companies investments had a yield of 6.7%. The Companies estimate the total investment portfolio, excluding policy loans, had a fair value approximately equal to 99.3% of amortized cost value at December 31, 2000.

Fixed Maturities: At December 31, 2000, the Companies had fixed maturities with an amortized cost of $798.8 million and an estimated fair value of $792.6 million. The Companies classify 100% of securities as available for sale. Net unrealized depreciation of fixed maturities of $6.2 million comprised of gross appreciation of $5.8 million and gross depreciation of $12.0 million. Depreciation of $1.5 million was included in stockholder's equity at December 31, 2000 (net of adjustments of $0.8 million to VPIF, $3.1 million to DPAC, and $0.8 million to deferred taxes).

The individual securities in the Companies' fixed maturities portfolio (at amortized cost) include investment grade securities, which include securities issued by the U.S. government, its agencies, and corporations that are rated at least A- by Standard & Poor's ($519.9 million or 65.1%), that are rated BBB+ to BBB- by Standard & Poor's ($117.9 million or 14.7%), and below investment grade securities, which are securities issued by corporations that are rated BB+ to B-by Standard & Poor's ($53.5 million or 6.7%). Securities not rated by Standard & Poor's had a National Association of Insurance Commissioners ("NAIC") rating of 1, 2, 3, 4, or 5 ($106.9 million or 13.4%) and investments with a rating of 6 on which impairment writedowns have been recognized ($0.6 million or 0.1%). The Companies' fixed maturity investment portfolio had a combined yield at amortized cost of 6.8% December 31, 2000. Fixed maturities rated BBB+ to BBB- may have speculative characteristics and changes in economic conditions or other circumstances are more likely to lead to a weakened capacity of the issuer to make principal and interest payments than is the case with higher rated fixed maturities.

At December 31, 2000, the amortized cost value of the Companies' total investment in below investment grade securities, excluding mortgage-backed securities, was $65.1 million, or 6.4%, of the Companies' investment portfolio. The Companies intend to purchase additional below investment grade securities, but do not expect the percentage of the portfolio invested in such securities to exceed 10% of the investment portfolio. At December 31, 2000, the yield at amortized cost on the Companies' below investment grade portfolio was 8.2% compared to 6.6% for the Companies' investment grade corporate bond portfolio. The Companies estimate the fair value of the below investment grade portfolio was $60.2 million, or 92.6% of amortized cost value, at December 31, 2000.

Below investment grade securities have different characteristics than investment grade corporate debt securities. Risk of loss upon default by the borrower is significantly greater with respect to below investment grade securities than with other corporate debt securities. Below investment grade securities are generally unsecured and are often subordinated to other creditors of the issuer. Also, issuers of below investment grade securities usually have higher levels of debt and are more sensitive to adverse economic conditions, such as a recession or increasing interest rates, than are investment grade issuers. The Companies attempt to reduce the overall risk in the below investment grade portfolio, as in all investments, through careful credit analysis, strict investment policy guidelines, and diversification by company and by industry.

The Companies analyze the investment portfolio, including below investment grade securities, at least quarterly in order to determine if the Companies' ability to realize the carrying value on any investment has been impaired. For debt and equity securities, if impairment in value is determined to be other than temporary (i.e. if it is probable the Companies will be unable to collect all amounts due according to the contractual terms of the security), the cost basis of the impaired security is written down to fair value, which becomes the new cost basis. The amount of the write-down is included in earnings as a realized loss. Future events may occur, or additional or updated information may be received, which may necessitate future write-downs of securities in the Companies' portfolio. Significant write-downs in the carrying value of investments could materially adversely affect the Companies' net income in future periods.

In 2000, fixed maturities designated as available for sale with a combined amortized cost of $211.3 million were sold, called, or repaid by their issuers. In total, net pre-tax losses from sales, calls, and repayments of fixed maturities amounted to $6.1 million in 2000, excluding the $142,000 pre-tax loss recognized in June 2000 to reduce the carrying value of an impaired bond to its net realizable value of $315,000.

Equity Securities: Equity securities at market represent 0.7% of the fair value of the Companies' investment portfolio. At December 31, 2000, the Companies owned equity securities with a cost of $8.6 million and an estimated fair value of $6.8 million. Net unrealized depreciation of equity securities was comprised entirely of gross depreciation of $1.8 million. Equity securities are primarily comprised of investments in shares of the mutual funds underlying the Companies' registered separate accounts.

Mortgage Loans on Real Estate: Mortgage loans on real estate represent 9.9% of the Companies' investment portfolio. Mortgages outstanding at amortized cost were $99.9 million at December 31, 2000 with an estimated fair value of $100.5 million. The Companies' mortgage loan portfolio includes 56 loans with an average size of $1.8 million and average seasoning of 0.6 years if weighted by the number of loans.

The Companies' mortgage loans on real estate are typically secured by occupied buildings in major metropolitan locations and not speculative developments and are diversified by type of property and geographic location. Mortgage loans on real estate have been analyzed by geographical location with concentrations by state identified as California (15% in 2000 and 12% in 1999), and Utah (9% in 2000, 10% in 1999). There are no other concentrations of mortgage loans on real estate in any state exceeding ten percent at December 31, 2000 and 1999. Mortgage loans on real estate have also been analyzed by collateral type with significant concentrations identified in office buildings (29% in 2000, 34% in 1999), industrial buildings (35% in 2000, 33% in 1999), retail facilities (18% in 2000, 19% in 1999), and multi-family apartments (10% in 2000 and 10% in
1999). At December 31, 2000, the yield on the Companies' mortgage loan portfolio was 7.3%.

At December 31, 2000, no mortgage loan on real estate was delinquent by 90 days or more. The Companies' loan investment strategy is consistent with other life insurance subsidiaries of ING in the United States. The Companies have experienced a historically low default rate in their mortgage loan portfolios.

OTHER ASSETS. Reinsurance recoverables increased $19.1 million during 2000, due largely to an increase of $14.6 million in reinsurance reserves from an intercompany reinsurance agreement between Golden American and Security Life of Denver International Limited. On December 28, 2000, effective January 1, 2000, Golden American entered into a reinsurance agreement with Security Life of Denver International Limited, an affiliate, covering variable annuity minimum guaranteed death benefits and minimum guaranteed living benefits. The remainder of the increase was mainly due to an increase in reinsurance receivable from surrenders, and was consistent with an increase in ceded premiums from 1999 to 2000.

Amounts due from affiliates increased by $38.1 million during 2000 due mainly to a capital contribution receivable of $35.0 million from the parent company at December 31, 2000. The remainder of the increase was an increased receivable for management fee revenues. The increase was due to higher management fees in the current year as well as the timing of the receivable settlement.

Accrued investment income decreased $1.6 million during 2000, due to a shift from long-term to short-term investments at December 31, 2000 as compared to December 31, 1999.

DPAC represents certain deferred costs of acquiring new insurance business, principally first year commissions and interest bonuses, premium credits, and other expenses related to the production of new business after the merger. Any expenses which vary directly with the sales of the Companies' products are deferred and amortized. The Companies' previous balances of DPAC and VPIF were eliminated as of the merger date, and an asset representing VPIF was established for all policies in force at the merger date. VPIF is amortized into income in proportion to the expected gross profits of in force acquired business in a manner similar to DPAC amortization. At December 31, 2000, the Companies had DPAC and VPIF balances of $635.1 million and $25.9 million, respectively, as compared to DPAC and VPIF balances of $529.0 million and $31.7 million at December 31, 1999.

Goodwill totaling $151.1 million, representing the excess of the acquisition cost over the fair value of net assets acquired, was established at the merger date. Accumulated amortization of goodwill as of December 31, 2000 was $11.9 million.

Other assets increased $29.5 million during 2000, due mainly to an increase in the receivable for securities sold.

At December 31, 2000, the Companies had $9.8 billion of separate account assets compared to $7.6 billion at December 31, 1999. The increase in separate account assets resulted from sales of the Companies' variable annuity products, net of redemptions and reinsurance, and from net policyholder transfers to the separate account options from the fixed account options within the variable products. The increase was partially offset by negative equity market returns.

At December 31, 2000, the Companies had total assets of $11.9 billion, a 26.2% increase from December 31, 1999.

LIABILITIES. Future policy benefits for annuity and interest sensitive life products increased $29.2 million, or 2.8%, to $1.1 billion reflecting mainly an increase in reserves due to the introduction of minimum guaranteed living benefits as new riders available to policyholders as of February, 2000 on certain variable products. Sales, net of redemptions and reinsurance, and increased transfer activity to the separate account options accounted for the $2.2 billion, or 30.0%, increase in separate account liabilities to $9.8 billion at December 31, 2000.

On December 30, 1999, Golden American issued a $50 million, 8.179% surplus note to Equitable Life, which matures on December 29, 2029.

On December 8, 1999, Golden American issued a $35 million, 7.979% surplus note to First Columbine Life Insurance Company, an affiliate, which matures on December 7, 2029.

On September 30, 1999, Golden American issued a $75 million, 7.75% surplus note to ING AIH, which matures on September 29, 2029. On December 30, 1999, ING AIH assigned the surplus note to Equitable Life.

On December 30, 1998, Golden American issued a $60 million, 7.25% surplus note to Equitable Life, which matures on December 29, 2028.

On December 17, 1996, Golden American issued a $25 million, 8.25% surplus note to Equitable, which matures on December 17, 2026. As a result of the merger of Equitable into EIC, the surplus note is now payable to EIC.

Amounts due to affiliates increased by $7.2 million from $12.7 million at December 31, 1999 to $19.9 million at December 31, 2000. This was mainly due to the overpayment of the cash settlement for the modified coinsurance agreement with an affiliate.

Other liabilities increased $16.2 million from $53.2 million at December 31, 1999, due primarily to the timing of the settlement of account transfers, an increase in outstanding checks, and an increased pension liability, partly offset by a decrease in the payable for securities purchased.

In conjunction with the volume of variable annuity sales, the Companies' total liabilities increased $2.3 billion, or 26.0%, during 2000 and totaled $11.2 billion at December 31, 2000.

The effects of inflation and changing prices on the Companies' financial position are not material since insurance assets and liabilities are both primarily monetary and remain in balance. An effect of inflation, which has been low in recent years, is a decline in stockholder's equity when monetary assets exceed monetary liabilities.

STOCKHOLDER'S EQUITY. Additional paid-in capital increased $115.0 million, or 24.5%, from December 31, 1999 to $583.6 million at December 31, 2000, due to capital contributions from the Parent.

                         LIQUIDITY AND CAPITAL RESOURCES

Liquidity is the ability of the Companies to generate sufficient cash flows to meet the cash requirements of operating, investing, and financing activities. The Companies' principal sources of cash are variable annuity premiums and product charges, investment income, maturing investments, proceeds from debt issuance, and capital contributions made by the Parent. Primary uses of these funds are payments of commissions and operating expenses, interest and premium credits, investment purchases, repayment of debt, as well as withdrawals and surrenders.

Net cash provided by operating activities was $72.7 million in 2000 compared to net cash used by operating activities of $74.0 million in 1999. The Companies have predominantly had negative cash flows from operating activities since Golden American started issuing variable insurance products in 1989. These negative operating cash flows result primarily from the funding of commissions and other deferrable expenses related to the continued growth in the sales of variable annuity products. During 2000, these negative cash flows were offset by the effects of a modified coinsurance agreement entered into with an affiliate which resulted in the reimbursement of policy acquisition costs incorporated in a net cash settlement of $218.8 million. This was partially offset also by the use of cash from increases in reinsurance recoverable, due from affiliates and other assets.

Net cash provided by investing activities was $28.0 million during 2000 as compared to net cash used in investing activities of $177.5 million in 1999. This increase is primarily due to lower purchases of fixed maturities during 2000 than in 1999. Net sales of fixed maturities totaled $51.1 million in 2000 versus net purchases of $124.0 million in 1999. This change was mainly due to the relatively constant level policyholder account balances in the fixed account options during 2000 as compared to an increase during 1999, combined with a shift toward short-term investments.

Net cash used by financing activities was $51.9 million during 2000 as compared to net cash provided by financing activities of $259.2 million during the prior year. In 2000, net cash provided by financing activities was positively impacted by net fixed account deposits of $660.4 million compared to $627.1 million in 1999. This increase was more than offset by net reallocations to the Companies' separate accounts, which increased to $825.9 million from $650.3 million during the prior year. In 2000, another important source of cash provided by financing activities was $115.0 million in capital contributions from the Parent compared to $121.0 million in 1999. Another source of cash provided by financing activities during 1999 was $160.0 million in proceeds from surplus notes. No surplus notes were issued during 2000.

The Companies' liquidity position is managed by maintaining adequate levels of liquid assets, such as cash or cash equivalents and short-term investments. Additional sources of liquidity include borrowing facilities to meet short-term cash requirements. Golden American maintains a $65.0 million reciprocal loan agreement with ING AIH, which expires on December 31, 2007. In addition, the Companies have established an $85.0 million revolving note facility with SunTrust Bank, Atlanta, which expires on July 31, 2001. Management believes these sources of liquidity are adequate to meet the Companies' short-term cash obligations.

Based on current trends, the Companies expect to continue to use net cash in operating activities, given the continued growth of the variable annuity sales. It is anticipated that a continuation of capital contributions from the Parent, the issuance of additional surplus notes, and/or the use of modified coinsurance agreements will cover these net cash outflows. ING AIH is committed to the sustained growth of Golden American. During 2001, ING AIH will maintain Golden American's statutory capital and surplus at the end of each quarter at a level such that: 1) the ratio of Total Adjusted Capital divided by Company Action Level Risk Based Capital exceeds 300%; 2) the ratio of Total Adjusted Capital (excluding surplus notes) divided by Company Action Level Risk Based Capital exceeds 200%; and 3) Golden American's statutory capital and surplus exceeds the "Amounts Accrued for Expense Allowances Recognized in Reserves" as disclosed on page 3, Line 13A of Golden American's statutory statement.

During the first quarter of 1999, Golden American's operations were moved to a new site in West Chester, Pennsylvania. Previously, Golden American's business operations were housed in leased facilities located in Wilmington, Delaware and leased facilities in Pennsylvania. During 2000, Golden American occupied 105,000 square feet of leased space; and an affiliate occupied 20,000 square feet in the same facilities. Golden American's New York subsidiary is housed in leased space in New York, New York. The Companies intend to spend approximately $3.9 million on capital needs for 2001.

The ability of Golden American to pay dividends to its Parent is restricted. Prior approval of insurance regulatory authorities is required for payment of dividends to the stockholder which exceed an annual limit. During 2001, Golden American cannot pay dividends to its Parent without prior approval of statutory authorities.

Under the provisions of the insurance laws of the State of New York, First Golden cannot distribute any dividends to its stockholder, Golden American, unless a notice of its intent to declare a dividend and the amount of the dividend has been filed with the New York Insurance Department at least thirty days in advance of the proposed declaration. If the Superintendent of the New York Insurance Department finds the financial condition of First Golden does not warrant the distribution, the Superintendent may disapprove the distribution by giving written notice to First Golden within thirty days after the filing. The management of First Golden does not anticipate paying dividends to Golden American during 2001.

The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to monitor the capitalization of insurance companies based upon the type and mixture of risks inherent in a company's operations. The formula includes components for asset risk, liability risk, interest rate exposure, and other factors. The Companies have complied with the NAIC's risk-based capital reporting requirements. Amounts reported indicate that the Companies have total adjusted capital well above all required capital levels.

Reinsurance: At December 31, 2000, Golden American had reinsurance treaties with six unaffiliated reinsurers and three affiliated reinsurers covering a significant portion of the mortality risks and guaranteed death and living benefits under its variable contracts. Golden American remains liable to the extent its reinsurers do not meet their obligations under the reinsurance agreements.

On June 30, 2000, effective January 1, 2000, Golden American entered into a modified coinsurance agreement with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued on or after January 1, 2000, excluding those with an interest rate guarantee.

On December 28, 2000, Golden American entered into a reinsurance agreement with Security Life of Denver International Limited, an affiliate, covering variable annuity minimum guaranteed death benefits and minimum guaranteed living benefits of variable annuities issued on or after January 1, 2000. An irrevocable letter of credit was obtained through Bank of New York in the amount of $10,500,000 related to this agreement.

On December 29, 2000, First Golden entered into a reinsurance treaty with London Life Reinsurance Company of Pennsylvania, an unaffiliated reinsurer, covering the minimum guaranteed death benefits of First Golden's variable annuities issued on or after January 1, 2000.

                         MARKET RISK AND RISK MANAGEMENT

Asset/liability management is integrated into many aspects of the Companies' operations, including investment decisions, product development, and crediting rates determination. As part of the risk management process, different economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine that existing assets are adequate to meet projected liability cash flows. Key variables include contractholder behavior and the variable separate accounts' performance.

Contractholders bear the majority of the investment risks related to the variable insurance products. Therefore, the risks associated with the investments supporting the variable separate accounts are assumed by contractholders, not by the Companies (subject to, among other things, certain minimum guarantees). The Companies' products also provide certain minimum death and guaranteed living benefits that depend on the performance of the variable separate accounts. Currently, the majority of death and living benefit risks are reinsured, which protects the Companies from adverse mortality experience and prolonged capital market decline.

A surrender, partial withdrawal, transfer, or annuitization made prior to the end of a guarantee period from the fixed account may be subject to a market value adjustment. As the majority of the liabilities in the fixed account are subject to market value adjustment, the Companies do not face a material amount of market risk volatility. The fixed account liabilities are supported by a portfolio principally composed of fixed rate investments that can generate predictable, steady rates of return. The portfolio management strategy for the fixed account considers the assets available for sale. This enables the Companies to respond to changes in market interest rates, changes in prepayment risk, changes in relative values of asset sectors and individual securities and loans, changes in credit quality outlook, and other relevant factors. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risks, as well as other risks. The Companies' asset/liability management discipline includes strategies to minimize exposure to loss as interest rates and economic and market conditions change.

On the basis of these analyses, management believes there is no material solvency risk to the Companies. With respect to a 10% drop in equity values from year end 2000 levels, variable separate account funds, which represent 90% of the in force, pass the risk in underlying fund performance to the contractholder (except for certain minimum guarantees). With respect to interest rate movements up or down 100 basis points from year end 2000 levels, the remaining 10% of the in force are fixed account funds and almost all of these have market value adjustments which provide significant protection against changes in interest rates.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Any forward-looking statement contained herein or in any other oral or written statement by the Companies or any of their officers, directors, or employees is qualified by the fact that actual results of the Companies may differ materially from such statement, among other risks and uncertainties inherent in the Companies' business, due to the following important factors:

     1. Prevailing interest rate levels and stock market performance, which may affect the ability of the Companies to sell their products, the market value and liquidity of the Companies' investments, fee revenue, and the lapse rate of the Companies' policies, notwithstanding product design features intended to enhance persistency of the Companies' products.

     2. Changes in the federal income tax laws and regulations, which may affect the tax status of the Companies' products.

     3. Changes in the regulation of financial services, including bank sales and underwriting of insurance products, which may affect the competitive environment for the Companies' products.

     4.   Increasing competition in the sale of the Companies' products.

     5. Other factors that could affect the performance of the Companies, including, but not limited to, market conduct claims, litigation, insurance industry insolvencies, availability of competitive reinsurance on new business, investment performance of the underlying portfolios of the variable products, variable product design, and sales volume by significant sellers of the Companies' variable products.

                                OTHER INFORMATION

SEGMENT INFORMATION. During the period since the acquisition by Bankers Trust, September 30, 1992 to date of this Prospectus, Golden American's operations consisted of one business segment, the sale of variable insurance products. Golden American and its affiliate DSI are party to in excess of 620 sales agreements with broker-dealers, seven of whom, Locust Street Securities, Inc., Vestax Securities Corporation, Compu Life Investors Services, Inc., IFG Network Securities, Inc., Multi-Financial Securities Corporation, Primevest Financial Services and Washington Square Securities, Inc. are affiliates of Golden American. As of December 31, 2000, one broker-dealers produces 10% or more of Golden American's product sales net of reinsurance.

RESERVES. In accordance with the life insurance laws and regulations under which Golden American operates, it is obligated to carry on its books, as liabilities, actuarially determined reserves to meet its obligations on outstanding Contracts. Reserves, based on valuation mortality tables in general use in the United States, where applicable, are computed to equal amounts which, together with interest on such reserves computed annually at certain assumed rates, make adequate provision according to presently accepted actuarial standards of practice, for the anticipated cash flows required by the contractual obligations and related expenses of Golden American.

COMPETITION. Golden American is engaged in a business that is highly competitive because of the large number of stock and mutual life insurance companies and other entities marketing insurance products comparable to those of Golden American. There are over 2500 stock, mutual and other types of insurers in the life insurance business in the United States, a substantial number of which are significantly larger than Golden American.

AGREEMENTS WITH AFFILIATES. Pursuant to a service agreement between Golden American and Equitable Life, Equitable Life provides certain administrative, financial and other services to Golden American. Equitable Life billed Golden American and its subsidiary First Golden American Life Insurance Company of New York ("First Golden"), $1.3 million and $1.3 million, for the years ended December 31, 2000 and 1999, respectively, under this service agreement.

Golden American provides to DSI certain of its personnel to perform management, administrative and clerical services and the use of certain facilities. Golden American charges DSI for such expenses and all other general and administrative costs, first on the basis of direct charges when identifiable, and the remainder allocated based on the estimated amount of time spent by Golden American's employees on behalf of DSI. In the opinion of management, this method of cost allocation is reasonable. In 1995, the service agreement between DSI and Golden American was amended to provide for a management fee from DSI to Golden American for managerial and supervisory services provided by Golden American. This fee, calculated as a percentage of average assets in the variable separate accounts, was $21.3 million and $10.1 million for the years 2000 and 1999, respectively.

Since January 1, 1998, Golden American and First Golden have had an asset management agreement with ING Investment Management LLC ("ING IM"), an affiliate, in which ING IM provides asset management and accounting services for a fee, based on assets under management and payable quarterly. For the years ended December 31, 2000 and 1999, Golden American and First Golden incurred fees of $2.5 million and $2.2 million, respectively, under this agreement.

Since 1997, Golden American has provided certain advisory, computer and other resources and services to Equitable Life. Revenues for these services totaled $6.2 million for 2000 and $6.1 million for 1999.

The Companies provide resources and services to DSI. Revenues for these services totaled $0.2 million for 2000 and $0.4 of 1999.

Golden American provides resources and services to ING Mutual Funds Management Co., LLC, an affiliate. Revenues for these services totaled $0.5 million for 2000 and $0.2 million for 1999.

Golden American provides resources and services to United Life & Annuity Insurance Company, an affiliate. Revenues for these services, which reduce general expenses incurred by Golden American, totaled $0.6 million and $0.5 million for the years ended December 31, 2000 and 1999, respectively.

The Companies provide resources and services to Security Life of Denver Insurance Company, an affiliate. Revenues for these services, which reduce general expenses incurred by the Companies totaled $0.3 million and $0.2 million for the years ended December 31, 2000 and 1999, respectively.

The Companies provide resources and services to Southland Life Insurance Company, an affiliate. Revenues for these services, which reduce general expenses incurred by the Companies totaled $0.1 million and $0.1 million for the years ended December 31, 2000 and 1999, respectively.

Golden American has a guaranty agreement with Equitable Life, an affiliate. In consideration of an annual fee, payable June 30, Equitable Life guarantees to Golden American that it will make funds available, if needed, to Golden American to pay the contractual claims made under the provisions of Golden American's life insurance and annuity contracts. The agreement is not, and nothing contained therein or done pursuant thereto by Equitable Life shall be deemed to constitute, a direct or indirect guaranty by Equitable Life of the payment of any debt or other obligation, indebtedness, or liability of any kind or character whatsoever, of Golden American. The agreement does not guarantee the value of the underlying assets held in separate accounts in which funds of variable life insurance and variable annuity policies have been invested. The calculation of the annual fee is based on risk based capital. On June 30, 2000, Golden American incurred a fee of $7,000, under this agreement. No annual fee was paid in 1999.

DISTRIBUTION AGREEMENT. Under a distribution agreement, DSI acts as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) of the variable insurance products issued by Golden American which as of December 31, 2000, are sold through other broker/dealer institutions. For the years 2000 and 1999, commissions paid by Golden American to DSI (including commissions paid by First Golden) aggregated $208.9 million and $181.5 million, respectively.

EMPLOYEES. Certain officers of Golden American are also officers of DSI, and their salaries are allocated among both companies. Certain officers of Golden American are also officers of other Equitable of Iowa subsidiaries. See "Directors and Executive Officers."

PROPERTIES. Golden American's principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania 19380, where most of Golden American's records are maintained. This office space is leased. Other records are maintained in Des Moines and Atlanta at the offices of Equitable and ING, respectively.

STATE REGULATION. Golden American is subject to the laws of the State of Delaware governing insurance companies and to the regulations of the Delaware Insurance Department (the "Insurance Department"). A detailed financial statement in the prescribed form (the "Annual Statement") is filed with the Insurance Department each year covering Golden American's operations for the preceding year and its financial condition as of the end of that year. Regulation by the Insurance Department includes periodic examination to determine contract liabilities and reserves so that the Insurance Department may certify that these items are correct. Golden American's books and accounts are subject to review by the Insurance Department at all times. A full examination of Golden American's operations is conducted periodically by the Insurance Department and under the auspices of the NAIC.

In addition, Golden American is subject to regulation under the insurance laws of all jurisdictions in which it operates. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to various matters, including licensing to transact business, overseeing trade practices, licensing agents, approving contract forms, establishing reserve requirements, fixing maximum interest rates on life insurance contract loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Golden American is required to file the Annual Statement with supervisory agencies in each of the jurisdictions in which it does business, and its operations and accounts are subject to examination by these agencies at regular intervals.

The NAIC has adopted several regulatory initiatives designed to improve the surveillance and financial analysis regarding the solvency of insurance companies in general. These initiatives include the development and implementation of a risk-based capital formula for determining adequate levels of capital and surplus. Insurance companies are required to calculate their risk-based capital in accordance with this formula and to include the results in their Annual Statement. It is anticipated that these standards will have no significant effect upon Golden American. For additional information about the Risk-Based Capital adequacy monitoring system and Golden American, see "Management's Discussion and Analysis Results of Operations."

In addition, many states regulate affiliated groups of insurers, such as Golden American, and its affiliates, under insurance holding company legislation. Under such laws, inter-company transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of the transfers and payments in relation to the financial positions of the companies involved.

Under insurance guaranty fund laws in most states, insurers doing business therein can be assessed (up to prescribed limits) for contract owner losses incurred by other insurance companies which have become insolvent. Most of these laws provide that an assessment may be excused or deferred if it would threaten an insurer's own financial strength. For information regarding Golden American's estimated liability for future guaranty fund assessments, see Note 10 of Notes to Financial Statements.

Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Certain insurance products of Golden American are subject to various federal securities laws and regulations. In addition, current and proposed federal measures which may significantly affect the insurance business include regulation of insurance company solvency, employee benefit regulation, removal of barriers preventing banks from engaging in the insurance business, tax law changes affecting the taxation of insurance companies and the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles.

DIRECTORS AND OFFICERS

NAME (AGE)                  POSITION(S) WITH THE COMPANY
--------------------------  ----------------------------------------------------
Robert C. Salipante (44)    Chief Executive Officer and Director
Chris D. Schreier (44)      President
Barnett Chernow (50)        President and CEO, Investment Products Group
Myles R. Tashman (57)       Executive Vice President, General Counsel
                            and Assistant Secretary
Wayne R. Huneke (49)        Director and Chief Financial Officer
Thomas J. McInerney (44)    Director
Mark A. Tullis (45)         Director
Phillip R. Lowery (48)      Director
Paula Cludray-Engelke (44)  Secretary
James R. McInnis (53)       Executive Vice President and Chief Marketing Officer
Stephen J. Preston (43)     Executive Vice President and Chief Actuary
E. Robert Koster (42)       Senior Vice President
David S. Pendergrass (41)   Vice President and Treasurer
David L. Jacobson (51)      Senior Vice President and Assistant Secretary
William L. Lowe (37)        Senior Vice President
Ronald R. Blasdell (47)     Senior Vice President
Steven G. Mandel (41)       Senior Vice President and Chief Information Officer
Gary F. Haynes (56)         Senior Vice President and Assistant Secretary
Andrew D. Chua (46 )        Senior Vice President

Each director is elected to serve for one year or until the next annual meeting of shareholders or until his or her successor is elected. Some directors are directors of insurance company subsidiaries of Golden American's parent, Equitable of Iowa. Golden American's directors and senior executive officers and their principal positions for the past five years are listed below:

Mr. Robert C. Salipante was elected Director and Chief Executive Officer of Golden American in March, 2001. He has served as a Director of ReliaStar Life Insurance Company from October, 1995 to the present. He served ReliaStar Financial Corp. from February, 1996 to November, 1996 as Senior Vice President, Individual Insurance Division and Technology and from November, 1996 to July, 1999 as Senior Vice President, Personal Financial Services. He was elected President, Chief Operating Officer and Director of ReliaStar Financial Corp. July, 1999 to August, 2000. He became General Manager and Chief Executive Officer, US Retail Financial Services in September, 2000.

Mr. Chris D. Schreier was elected President of Golden American in March, 2001. From January, 1994 to September, 1996 he served as Assistant Vice President and Assistant Controller for ReliaStar Financial Corp. He was elected Second Vice President of ReliaStar Financial Corp. and ReliaStar Life Insurance Company from September, 1996 to January, 1999. He has served as Vice President and Controller of ReliaStar Financial Corp. since January, 1999.

Mr. Barnett Chernow became President and CEO of Investment Products Group in March 2001 and President of First Golden in April, 1998. From 1998 to 2001, Mr. Chernow served as President of Golden American. From 1996 to 1998, Mr. Chernow served as Executive Vice President of First Golden. From 1993 to 1998, Mr. Chernow also served as Executive Vice President of Golden American. He was elected to serve as a director of First Golden in June, 1996 and Golden American in April, 1998.

Mr. Myles R. Tashman joined Golden American in August, 1994 as Senior Vice President and was named Executive Vice President, General Counsel effective January, 1996 and Assistant Secretary effective March, 2001. He served as a Director of Golden American from January, 1998 to March, 2001. He also serves as a Director, Executive Vice President, General Counsel and Secretary of First Golden.

Mr. Wayne R. Huneke was elected Director, Senior Vice President and Chief Financial Officer of Golden American in March, 2001. Since October, 1995 he has served as a Director of ReliaStar Life Insurance Company. He served ReliaStar Financial Corp. as Senior Vice President, Chief Financial Officer from August, 1994 to November, 1997, from November, 1997 to May, 1999 he served as Senior Vice President, ReliaStar Financial Markets. He became Senior Executive Vice President of ReliaStar Financial Corp. in May, 1999.

Mr. Thomas J. McInerney was elected as a Director of Golden American in March, 2001. He served Aetna U.S. Healthcare, Inc. as Vice President, National Accounts from April, 1996 to March, 1997. From August, 1997 to the present he has served as Director and from September, 1997 to the present he has served as President of Aetna Life Insurance & Annuity Company. He has served as President and Director of Aetna Insurance Company of America from September, 1997 to the present.

Mr. Mark A. Tullis became a Director of Golden American and First Golden in December 1999. He has served as Executive Vice President, Strategy and Operations for ING Americas Region since September 1999. From June, 1994 to August, 1999, he was with Primerica, serving as Executive Vice President at the time of his departure.

Mr. Phillip R. Lowery became a Director of Golden American in April, 1999 and First Golden in December, 1999. He has served as Executive Vice President and Chief Actuary for ING Americas Region since 1990.

Ms. Paula Cludray-Engelke was elected Secretary of Golden American in March, 2001. From October, 1985 to October, 2000 Ms. Cludray-Engelke served with ReliaStar Life Insurance Company (f/k/a Northwestern National Life Insurance Company) in various compliance positions. From October, 2000 to the present she has served as an Attorney with ING US Legal Services.

Mr. James R. McInnis joined Golden American and First Golden in December, 1997 as Executive Vice President. From 1982 through November, 1997, he held several positions with the Endeavor Group and was President upon his departure.

Mr. E. Robert Koster was elected Senior Vice President of Golden American and Senior Vice President and Chief Financial Officer of First Golden in September, 1998. From September, 1998 to March, 2001, he was also Chief Financial Officer of Golden American. From August, 1984 to September, 1998 he has held various positions with ING companies in The Netherlands.

Mr. David S. Pendergrass was elected Treasurer and Vice President of Golden American in December, 2000. Since October, 1995 he has served as a Vice President and Treasurer of ING North America Insurance Corporation.

Mr. David L. Jacobson joined Golden American in November, 1993 as Vice President and Assistant Secretary and became Senior Vice President in December, 1993. He was elected Senior Vice President and Assistant Secretary for First Golden in June, 1996.

Mr. Stephen J. Preston joined Golden American in December, 1993 as Senior Vice President, Chief Actuary and Controller. He became an Executive Vice President and Chief Actuary in June, 1998. He was elected Senior Vice President and Chief Actuary of First Golden in June, 1996 and elected Executive Vice President in June, 1998.

Mr. William L. Lowe joined Equitable Life as Vice President, Sales & Marketing in January, 1994. He became a Senior Vice President, Sales & Marketing, of Golden American in August, 1997. He was also President of Equitable of Iowa Securities Network, Inc. until October, 1998.

Mr. Steven G. Mandel joined Golden American in October 1988 and became Senior Vice President and Chief Information Officer in June, 1998.

Mr. Ronald R. Blasdell joined Golden American in February, 1994 and became Senior Vice President, Project Implementation in June, 1998.

Mr. Gary Haynes rejoined Golden American in April, 1999 as Senior Vice President, Operations. From August, 1995 to February, 1998 he was with F&G Life Insurance Company; serving as Senior Vice President, Operations at the time of his departure. He served as Senior Vice President, Operations with Golden American from July, 1994 to August, 1995.

Mr. Andrew D. Chua joined Golden American as Vice President in June, 1998 and became a Senior Vice President in February, 2000. From January, 1998 to May, 1998, Mr. Chua was employed by Transamerica Life & Annuity Company. From January, 1993 to December, 1997, Mr. Chua was employed by National Actuarial Network, Inc.

COMPENSATION TABLE AND OTHER INFORMATION
The following sets forth information with respect to the Chief Executive Officer of Golden American as well as the annual salary and bonus for the next five highly compensated executive officers for the fiscal year ended December 31, 2000. Certain executive officers of Golden American are also officers of DSI and First Golden. The salaries of such individuals are allocated among Golden American, DSI and First Golden pursuant to an arrangement among these companies.

EXECUTIVE COMPENSATION TABLE
The following table sets forth information with respect to the annual salary and bonus for Golden American's Chief Executive Officer and the four other most highly compensated executive officers for the fiscal year ended December 31, 2000.

                                                                  LONG-TERM
                                     ANNUAL COMPENSATION         COMPENSATION
                                     -------------------    ----------------------
                                                            RESTRICTED  SECURITIES
NAME AND                                                   STOCK AWARDS UNDERLYING    ALL OTHER
PRINCIPAL POSITION      YEAR       SALARY         BONUS 1     OPTIONS     OPTIONS   COMPENSATION2
------------------      ----       ------         -------     -------     -------   -------------
Barnett Chernow ...     2000     $  409,447     $  638,326                 10,200     $   26,887
President               1999     $  300,009     $  698,380                  6,950     $   20,464
                        1998     $  284,171     $  105,375      8,000

James R. McInnis ..     2000     $  337,543     $1,210,898                  5,200     $   19,487
Executive Vice          1999     $  250,007     $  955,646                  5,550     $   15,663
President               1998     $  250,004     $  626,245      2,000

William L. Lowe ...     2000     $  205,144     $  821,545                  3,500     $       81
Senior Vice
President

Stephen J. Preston      2000     $  230,170     $  426,994                  5,000     $   14,713
Executive Vice          1999     $  198,964     $  235,002                  2,050     $   12,564
President and Chief     1998     $  173.870     $   32,152      3,500
Actuary

Gary Haynes .......     2000     $  201,136     $  404,773                  3,000     $   14,735
Senior Vice
President

--------------------

1    The amount shown relates to bonuses paid in 2000, 1999 and 1998.

2 Other compensation for 2000 and 1999 includes a business allowance for each named executive which is required to be applied to specific business expenses of the named executive.

OPTION GRANTS IN LAST FISCAL YEAR

                                                                               POTENTIAL
                                                                          REALIZABLE VALUE AT
                                   % OF TOTAL                                ASSUMED ANNUAL
                        NUMBER OF    OPTIONS                                 RATES OF STOCK
                        SECURITIES  GRANTED TO                             PRICE APPRECIATION
                        UNDERLYING  EMPLOYEES  EXERCISE                     FOR OPTION TERM 3
                         OPTIONS    IN FISCAL  OR BASE    EXPIRATION     -----------------------
NAME                    GRANTED 1     YEAR     PRICE 2       DATE            5%           10%
----                    ----------  ---------- --------   ----------     ---------     ---------
Barnett Chernow .....     10,200      0.85%    $ 54.56    04/03/2010     $ 348,987     $ 886,937
James R. McInnis ....      5,200      0.43%    $ 54.56    04/03/2010     $ 178,425     $ 452,164
William L. Lowe .....      3,500      0.29%    $ 54.56    04/03/2010     $ 120,094     $ 304,341
Stephen J. Preston ..      5,000      0.42%    $ 54.56    04/03/2010     $ 171,562     $ 434,773
Gary Haynes .........      3,000      0.25%    $ 54.56    04/03/2010     $ 102,937     $ 260,864

----------------

1 Stock appreciation rights granted in 2000 to the officers of Golden American have a three-year vesting period and an expiration date as shown.

2 The base price was equal to the fair market value of ING's stock on the date of grant.

3 Total dollar gains based on indicated rates of appreciation of share price over the total term of the rights.

--------------------------------------------------------------------------------
         FINANCIAL STATEMENTS OF GOLDEN AMERICAN LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholder
Golden American Life Insurance Company

We have audited the accompanying consolidated balance sheets of Golden American Life Insurance Company as of December 31, 2000 and 1999, and the related consolidated statements of operations, changes in stockholder's equity, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Golden American Life Insurance Company at December 31, 2000 and 1999, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                                        /s/ Ernst & Young LLP

Atlanta, Georgia
March 12, 2001

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                           CONSOLIDATED BALANCE SHEETS
                  (Dollars in thousands, except per share data)

                                                              December 31,  December 31,
                                                                  2000          1999
                                                              -----------   -----------
ASSETS

Investments:

   Fixed maturities, available for sale, at fair value
      (cost: 2000 - $798,751; 1999 - $858,052) ............   $   792,578   $   835,321

   Equity securities, at fair value (cost: 2000 - $8,611;
      1999 - $14,952) .....................................         6,791        17,330

   Mortgage loans on real estate ..........................        99,916       100,087

   Policy loans ...........................................        13,323        14,157

   Short-term investments .................................       106,775        80,191
                                                              -----------   -----------
Total investments .........................................     1,019,383     1,047,086

Cash and cash equivalents .................................        63,207        14,380

Reinsurance recoverable ...................................        19,331        14,834

Reinsurance recoverable from affiliates ...................        14,642            --

Due from affiliates .......................................        38,786           637

Accrued investment income .................................         9,606        11,198

Deferred policy acquisition costs .........................       635,147       528,957

Value of purchased insurance in force .....................        25,942        31,727

Current income taxes recoverable ..........................           511            35

Deferred income tax asset .................................         9,047        21,943

Property and equipment, less allowances for depreciation of
   $5,638 in 2000 and $3,229 in 1999 ......................        14,404        13,888

Goodwill, less accumulated amortization of $11,964 in 2000
   and $8,186 in 1999 .....................................       139,163       142,941

Other assets ..............................................        32,019         2,514

Separate account assets ...................................     9,831,489     7,562,717
                                                              -----------   -----------
Total assets ..............................................   $11,852,677   $ 9,392,857
                                                              ===========   ===========

                             See accompanying notes.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                     CONSOLIDATED BALANCE SHEETS (CONTINUED)
                  (Dollars in thousands, except per share data)

                                                                December 31,    December 31,
                                                                    2000            1999
                                                                ------------    ------------
LIABILITIES AND STOCKHOLDER`S EQUITY

Policy liabilities and accruals:

   Future policy benefits:

      Annuity and interest sensitive life products ..........   $  1,062,891    $  1,033,701

      Unearned revenue reserve ..............................          6,817           6,300

   Other policy claims and benefits .........................             82               8
                                                                ------------    ------------
                                                                   1,069,790       1,040,009

Surplus notes ...............................................        245,000         245,000

Revolving note payable ......................................             --           1,400

Due to affiliates ...........................................         19,887          12,650

Other liabilities ...........................................         69,374          53,232

Separate account liabilities ................................      9,831,489       7,562,717
                                                                ------------    ------------
                                                                  11,235,540       8,915,008

Commitments and contingencies

Stockholder's equity:

   Common stock, par value $10 per share, authorized, issued,
      and outstanding 250,000 shares ........................          2,500           2,500

   Additional paid-in capital ...............................        583,640         468,640

   Accumulated other comprehensive loss .....................         (4,046)         (9,154)

   Retained earnings ........................................         35,043          15,863
                                                                ------------    ------------
Total stockholder's equity ..................................        617,137         477,849
                                                                ------------    ------------
Total liabilities and stockholder's equity ..................   $ 11,852,677    $  9,392,857
                                                                ============    ============

                             See accompanying notes.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                             (Dollars in thousands)

Year Ended December 31                                  2000         1999         1998
                                                     ---------    ---------    ---------
REVENUES:
   Annuity and interest sensitive life product
      charges ....................................   $ 144,877    $  82,935    $  39,119
   Management fee revenue ........................      22,982       11,133        4,771
   Net investment income .........................      64,140       59,169       42,485
   Realized losses on investments ................      (6,554)      (2,923)      (1,491)
                                                     ---------    ---------    ---------
                                                       225,445      150,314       84,884
Insurance benefits and expenses:
   Annuity and interest sensitive life benefits:
      Interest credited to account balances ......     195,088      175,257       94,845
      Benefit claims incurred in excess of account
         balances ................................       4,943        6,370        2,123
Underwriting, acquisition and insurance  expenses:
   Commissions ...................................     213,719      188,383      121,171
   General expenses ..............................      84,936       60,205       37,612
   Insurance taxes, state licenses, and fees .....       4,528        3,976        4,140
   Policy acquisition costs deferred .............    (168,444)    (346,396)    (197,796)
   Amortization:
      Deferred policy acquisition costs ..........      55,154       33,119        5,148
      Value of purchased insurance in force ......       4,801        6,238        4,724
      Goodwill ...................................       3,778        3,778        3,778
   Expenses and charges reimbursed under
      modified coinsurance agreements ............    (225,787)      (9,247)      (5,604)
                                                     ---------    ---------    ---------
                                                       172,716      121,683       70,141

Interest expense .................................      19,867        8,894        4,390
                                                     ---------    ---------    ---------
                                                       192,583      130,577       74,531
                                                     ---------    ---------    ---------
Income before income taxes .......................      32,862       19,737       10,353


Income taxes .....................................      13,682        8,523        5,279
                                                     ---------    ---------    ---------

Net income .......................................   $  19,180    $  11,214    $   5,074
                                                     =========    =========    =========

                             See accompanying notes.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                             (Dollars in thousands)

                                                  Additional Accumulated Other  Retained       Total
                                      Common        Paid-in    Comprehensive    Earnings    Stockholder's
                                       Stock        Capital    Income (Loss)    (Deficit)      Equity
                                     --------------------------------------------------------------------
Balance at December 31, 1997 .....   $   2,500     $ 224,997     $     241      $    (425)    $ 227,313
   Comprehensive income:
      Net income .................          --            --            --          5,074         5,074
      Change in net unrealized
         investment gains (losses)          --            --        (1,136)            --        (1,136)
   Comprehensive income ..........       3,938
   Contribution of capital .......          --       122,500            --             --       122,500
   Other .........................          --           143            --             --           143
                                     ---------     ---------     ---------      ---------     ---------
Balance at December 31, 1998 .....       2,500       347,640          (895)         4,649       353,894
   Comprehensive income:
      Net income .................          --            --            --         11,214        11,214
      Change in net unrealized
         investment gains (losses)          --            --        (8,259)            --        (8,259)
   Comprehensive income ..........       2,955
   Contribution of capital .......          --       121,000            --             --       121,000
                                     ---------     ---------     ---------      ---------     ---------
Balance at December 31, 1999 .....   $   2,500     $ 468,640     $  (9,154)     $  15,863     $ 477,849
   Comprehensive income:
      Net income .................          --            --            --         19,180        19,180
      Change in net unrealized
         investment gains (losses)          --            --         5,108             --         5,108
   Comprehensive income ..........      24,288
   Contribution of capital .......          --       115,000            --             --       115,000
                                     ---------     ---------     ---------      ---------     ---------
Balance at December 31, 2000 .....   $   2,500     $ 583,640     $  (4,046)     $  35,043     $ 617,137
                                     =========     =========     =========      =========     =========

                             See accompanying notes.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

Year Ended December 31                                     2000         1999         1998
                                                        ---------    ---------    ---------
OPERATING ACTIVITIES
Net income ..........................................   $  19,180    $  11,214    $   5,074
Adjustments to reconcile net income to net
   cash provided by (used in) operations:
   Adjustments related to annuity and interest
      sensitive life products:
      Interest credited and other charges on interest
         sensitive products .........................     195,088      175,257       94,845
      Charges for mortality and administration ......        (313)         524         (233)
      Change in unearned revenues ...................         517        2,460        2,651
   Increase (decrease) in policy liabilities and
      accruals ......................................          74            8          (10)
   Decrease (increase) in accrued investment
      income ........................................       1,592       (1,553)      (3,222)
   Policy acquisition costs deferred ................    (168,444)    (346,396)    (197,796)
   Amortization of deferred policy acquisition costs       55,154       33,119        5,148
   Amortization of value of purchased insurance
      in force ......................................       4,801        6,238        4,724
   Change in other assets, due to/from affiliates,
      other liabilities and accrued income taxes ....     (63,840)      24,845        9,979
   Provision for depreciation and amortization ......       8,616        8,850        8,147
   Provision for deferred income taxes ..............      13,728        8,523        5,279
   Realized losses on investments ...................       6,554        2,923        1,491
                                                        ---------    ---------    ---------
Net cash provided by (used in) operating activities .      72,707      (73,988)     (63,923)
                                                        ---------    ---------    ---------

INVESTING ACTIVITIES
Sale, maturity, or repayment of investments:
   Fixed maturities - available for sale ............     205,136      220,547      145,253
   Mortgage loans on real estate ....................      12,701        6,572        3,791
   Equity securities ................................       6,128           --           --
   Policy loans - net ...............................         834           --           --
                                                        ---------    ---------    ---------
                                                          224,799      227,119      149,044

Acquisition of investments:
   Fixed maturities - available for sale ............    (154,028)    (344,587)    (476,523)
   Equity securities ................................          --           --      (10,000)
   Mortgage loans on real estate ....................     (12,887)      (9,659)     (16,390)
   Policy loans - net ...............................          --       (2,385)      (2,940)
   Short-term investments - net .....................     (26,584)     (39,039)     (26,692)
                                                        ---------    ---------    ---------
                                                         (193,499)    (395,670)    (532,545)

Issuance of reciprocal loan agreement receivables ...     (16,900)          --           --
Receipt of repayment of reciprocal loan agreement
   receivables ......................................      16,900           --           --
Net purchase of property and equipment ..............      (3,285)      (8,968)      (6,485)
                                                        ---------    ---------    ---------
Net cash provided by (used in) investing activities .      28,015     (177,519)    (389,986)

                             See accompanying notes.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
                             (Dollars in thousands)

Year Ended December 31                                   2000         1999         1998
                                                      ---------    ---------    ---------
FINANCING ACTIVITIES
Proceeds from reciprocal loan agreement
   borrowings .....................................   $ 178,900    $ 396,350    $ 500,722
Repayment of reciprocal loan agreement
   borrowings .....................................    (178,900)    (396,350)    (500,722)
Proceeds from revolving note payable ..............      67,200      220,295      108,495
Repayment of revolving note payable ...............     (68,600)    (218,895)    (108,495)
Proceeds from surplus note ........................          --      160,000       60,000
Repayment of line of credit borrowings ............          --           --       (5,309)
Receipts from annuity and interest sensitive
   life policies credited to account balances .....     801,793      773,685      593,428
Return of account balances on annuity
   and interest sensitive life policies ...........    (141,440)    (146,607)     (72,649)

Net reallocations to separate account .............    (825,848)    (650,270)    (239,671)
Contributions of capital by parent ................     115,000      121,000      103,750
                                                      ---------    ---------    ---------
Net cash provided by (used in) financing activities     (51,895)     259,208      439,549
                                                      ---------    ---------    ---------

Increase (decrease) in cash and cash
   equivalents ....................................      48,827        7,701      (14,360)

Cash and cash equivalents at beginning of
   period .........................................      14,380        6,679       21,039
                                                      ---------    ---------    ---------
Cash and cash equivalents at end of period ........   $  63,207    $  14,380    $   6,679
                                                      =========    =========    =========

SUPPLEMENTAL DISCLOSURE OF
   CASH FLOW INFORMATION
Cash paid during the period for:
   Interest .......................................   $  22,444    $   6,392    $   4,305
   Income taxes ...................................         957           --           99
Non-cash financing activities:
   Non-cash adjustment to additional paid-in
      capital for adjusted merger costs ...........          --           --          143
   Contribution of capital from parent to
      repay line of credit borrowings .............          --           --       18,750

                             See accompanying notes.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

1.   SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION
The consolidated financial statements include Golden American Life Insurance Company ("Golden American") and its wholly owned subsidiary, First Golden American Life Insurance Company of New York ("First Golden," and collectively with Golden American, the "Companies"). All significant intercompany accounts and transactions have been eliminated.

ORGANIZATION
Golden American, a wholly owned subsidiary of Equitable of Iowa Companies, Inc., offers variable insurance products and is licensed as a life insurance company in the District of Columbia and all states except New York. First Golden is licensed to sell insurance products in New York and Delaware. The Companies' variable annuity products are marketed by broker/dealers, financial institutions, and insurance agents. The Companies' primary customers are consumers and corporations.

On October 24, 1997 ("the merger date"), PFHI Holding, Inc. ("PFHI"), a Delaware corporation, acquired all of the outstanding capital stock of Equitable of Iowa Companies ("Equitable") according to the terms of an Agreement and Plan of Merger dated July 7, 1997 among Equitable, PFHI, and ING Groep N.V. ("ING"). PFHI is a wholly owned subsidiary of ING, a global financial services holding company based in The Netherlands. As a result of this transaction, Equitable was merged into PFHI, which was simultaneously renamed Equitable of Iowa Companies, Inc. ("EIC" or the "Parent"), a Delaware corporation.

INVESTMENTS
Fixed Maturities: The Companies account for their investments under the Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires fixed maturities to be designated as either "available for sale," "held for investment," or "trading." Sales of fixed maturities designated as "available for sale" are not restricted by SFAS No. 115. Available for sale securities are reported at fair value and unrealized gains and losses on these securities are included directly in stockholder's equity, after adjustment for related changes in value of purchased insurance in force ("VPIF"), deferred policy acquisition costs ("DPAC"), and deferred income taxes. At December 31, 2000 and 1999, all of the Companies' fixed maturities are designated as available for sale, although the Companies are not precluded from designating fixed maturities as held for investment or trading at some future date.

Securities determined to have a decline in value that is other than temporary are written down to estimated fair value, which becomes the new cost basis by a charge to realized losses in the Companies' Statements of Operations. Premiums and discounts are amortized/accrued utilizing a method which results in a constant yield over the securities' expected lives. Amortization/accrual of premiums and discounts on mortgage and other asset-backed securities incorporates a prepayment assumption to estimate the securities' expected lives.

Equity Securities: Equity securities are reported at estimated fair value if readily marketable. The change in unrealized appreciation and depreciation of marketable equity securities (net of related deferred income taxes, if any) is included directly in stockholder's equity. Equity securities determined to have a decline in value that is other than temporary are written down to estimated fair value, which becomes the new cost basis by a charge to realized losses in the Companies' Statements of Operations.

Mortgage Loans on Real Estate: Mortgage loans on real estate are reported at cost adjusted for amortization of premiums and accrual of discounts. If the value of any mortgage loan is determined to be impaired (i.e., when it is probable the Companies will be unable to collect all amounts due according to the contractual terms of the loan agreement), the carrying value of the mortgage loan is reduced to the present value of expected future cash flows from the loan discounted at the loan's effective interest rate, or to the loan's observable market price, or the fair value of the underlying collateral. The carrying value of impaired loans is

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

1.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

reduced by the establishment of a valuation allowance, which is adjusted at each reporting date for significant changes in the calculated value of the loan. Changes in this valuation allowance are charged or credited to income.

Other Investments: Policy loans are reported at unpaid principal. Short-term investments are reported at cost, adjusted for amortization of premiums and accrual of discounts.

Realized Gains and Losses: Realized gains and losses are determined on the basis of specific identification.

Fair Values: Estimated fair values, as reported herein, of conventional mortgage-backed securities not actively traded in a liquid market are estimated using a third party pricing process. This pricing process uses a matrix calculation assuming a spread over U.S. Treasury bonds based upon the expected average lives of the securities. Estimated fair values of publicly traded fixed maturities are reported by an independent pricing service. Fair values of private placement bonds are estimated using a matrix that assumes a spread (based on interest rates and a risk assessment of the bonds) over U.S. Treasury bonds. Estimated fair values of equity securities, which consist of the Companies' investment in its registered separate accounts, are based upon the quoted fair value of the securities comprising the individual portfolios underlying the separate accounts.

CASH AND CASH EQUIVALENTS
For purposes of the accompanying Statements of Cash Flows, the Companies consider all demand deposits and interest-bearing accounts not related to the investment function to be cash equivalents. All interest-bearing accounts classified as cash equivalents have original maturities of three months or less.

DEFERRED POLICY ACQUISITION COSTS
Certain costs of acquiring new insurance business, principally first year commissions and interest bonuses, premium credit, and other expenses related to the production of new business ($63.8 million during 2000, $153.0 million during 1999, and $73.4 million during 1998), have been deferred. Acquisition costs for variable insurance products are being amortized generally in proportion to the present value (using the assumed crediting rate) of expected future gross profits. This amortization is adjusted retrospectively when the Companies revise their estimate of current or future gross profits to be realized from a group of products. DPAC is adjusted to reflect the pro forma impact of unrealized gains and losses on fixed maturities the Companies have designated as "available for sale" under SFAS No. 115.

VALUE OF PURCHASED INSURANCE IN FORCE
As a result of the merger, a portion of the purchase price was allocated to the right to receive future cash flows from existing insurance contracts. This allocated cost represents VPIF, which reflects the value of those purchased policies calculated by discounting actuarially determined expected future cash flows at the discount rate determined by the purchaser. Amortization of VPIF is charged to expense in proportion to expected gross profits of the underlying business. This amortization is adjusted retrospectively when the Companies revise the estimate of current or future gross profits to be realized from the insurance contracts acquired. VPIF is adjusted to reflect the pro forma impact of unrealized gains and losses on available for sale fixed maturities.

PROPERTY AND EQUIPMENT
Property and equipment primarily represent leasehold improvements, office furniture, certain other equipment, and capitalized computer software and are not considered to be significant to the Companies' overall operations. Property and equipment are reported at cost less allowances for depreciation.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

1.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Depreciation expense is computed primarily on the basis of the straight-line method over the estimated useful lives of the assets.

GOODWILL
Goodwill was established as a result of the merger and is being amortized over 40 years on a straight-line basis.

FUTURE POLICY BENEFITS
Future policy benefits for divisions of the variable products with fixed interest guarantees are established utilizing the retrospective deposit accounting method. Policy reserves represent the premiums received plus accumulated interest, less mortality and administration charges. Interest credited to these policies ranged from 3.00% to 14.00% during 2000, 3.00% to 11.00% during 1999, and 3.00% to 10.00% during 1998. The unearned revenue reserve represents unearned distribution fees. These distribution fees have been deferred and are amortized over the life of the contracts in proportion to expected gross profits.

SEPARATE ACCOUNTS
Assets and liabilities of the separate accounts reported in the accompanying Balance Sheets represent funds separately administered principally for variable contracts. Contractholders, rather than the Companies, bear the investment risk for the variable insurance products. At the direction of the contractholders, the separate accounts invest the premiums from the sale of variable insurance products in shares of specified mutual funds. The assets and liabilities of the separate accounts are clearly identified and segregated from other assets and liabilities of the Companies. The portion of the separate account assets equal to the reserves and other liabilities of variable contracts cannot be charged with liabilities arising out of any other business the Companies may conduct.

Variable separate account assets are carried at fair value of the underlying investments and generally represent contractholder investment values maintained in the accounts. Variable separate account liabilities represent account balances for the variable contracts invested in the separate accounts; the fair value of these liabilities is equal to their carrying amount. Net investment income and realized and unrealized capital gains and losses related to separate account assets are not reflected in the accompanying Statements of Operations.

Product charges recorded by the Companies from variable insurance products consist of charges applicable to each contract for mortality and expense risk, cost of insurance, contract administration, and surrender charges. In addition, some variable annuity and all variable life contracts provide for a distribution fee collected for a limited number of years after each premium deposit. Revenue recognition of collected distribution fees is amortized over the life of the contract in proportion to its expected gross profits. The balance of unrecognized revenue related to the distribution fees is reported as an unearned revenue reserve.

DEFERRED INCOME TAXES
Deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred tax assets or liabilities are adjusted to reflect the pro forma impact of unrealized gains and losses on equity securities and fixed maturities the Companies have designated as available for sale under SFAS No. 115. Changes in deferred tax assets or liabilities resulting from this SFAS No. 115 adjustment are charged or credited directly to stockholder's equity. Deferred income tax expenses or credits reflected in the Companies' Statements of Operations are based on the changes in the deferred tax asset or liability from period to period (excluding the SFAS No. 115 adjustment).

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

1.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DIVIDEND RESTRICTIONS
Golden American's ability to pay dividends to its Parent is restricted. Prior approval of insurance regulatory authorities is required for payment of dividends to the stockholder which exceed an annual limit. During 2001, Golden American cannot pay dividends to its Parent without prior approval of statutory authorities. Under the provisions of the insurance laws of the State of New York, First Golden cannot distribute any dividends to its stockholder, Golden American, unless a notice of its intent to declare a dividend and the amount of the dividend has been filed with the New York Insurance Department at least thirty days in advance of the proposed declaration. If the Superintendent of the New York Insurance Department finds the financial condition of First Golden does not warrant the distribution, the Superintendent may disapprove the distribution by giving written notice to First Golden within thirty days after the filing.

SEGMENT REPORTING
The Companies manage their business as one segment, the sale of variable insurance products designed to meet customer needs for tax-advantaged saving for retirement and protection from death. Variable insurance products are sold to consumers and corporations throughout the United States.

USE OF ESTIMATES
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions affecting the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Management is required to utilize historical experience and assumptions about future events and circumstances in order to develop estimates of material reported amounts and disclosures. Included among the material (or potentially material) reported amounts and disclosures that require extensive use of estimates and assumptions are: (1) estimates of fair values of investments in securities and other financial instruments, as well as fair values of policyholder liabilities, (2) policyholder liabilities, (3) deferred policy acquisition costs and value of purchased insurance in force, (4) fair values of assets and liabilities recorded as a result of merger, (5) asset valuation allowances, (6) guaranty fund assessment accruals, (7) deferred tax benefits (liabilities), and (8) estimates for commitments and contingencies including legal matters, if a liability is anticipated and can be reasonably estimated. Estimates and assumptions regarding all of the preceding items are inherently subject to change and are reassessed periodically. Changes in estimates and assumptions could materially impact the financial statements.

PENDING ACCOUNTING STANDARDS: DERIVATIVE FINANCIAL INSTRUMENTS
During 1998, the Financial Accounting Standards Board issued Statement No. 133 ("SFAS 133"), Accounting for Derivative Financial Instruments and Hedging Activities. SFAS 133 requires that all derivative instruments, including certain derivative instruments embedded in other contracts, be recorded on the balance sheet and measured at its fair value. The change in a derivative's fair value is generally to be recognized in current period earnings.

If certain conditions are met, a derivative may be specifically designated as a hedge of an exposure to changes in fair value, variability of cash flows, or certain foreign currency exposures. When designated as a hedge, the fair value should be recognized currently in earnings or other comprehensive income, depending on whether such designation is considered a fair value or as a cash flow hedge. With respect to fair value hedges, the fair value of the derivative, as well as changes in the fair value of the hedged item, are reported in earnings. For cash flow hedges, changes in the derivatives fair value are reported in other comprehensive income and subsequently reclassified into earnings when the hedged item affects earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

1.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Companies adopted SFAS 133 on January 1, 2000. The cumulative effect of the accounting change upon adoption was not material.

RECLASSIFICATIONS
Certain amounts in the 1999 and 1998 financial statements have been reclassified to conform to the 2000 financial statement presentation.

2.   BASIS OF FINANCIAL REPORTING

The financial statements of the Companies differ from related statutory-basis financial statements principally as follows: (1) acquisition costs of acquiring new business are deferred and amortized over the life of the policies rather than charged to operations as incurred; (2) an asset representing the present value of future cash flows from insurance contracts acquired was established as a result of the merger/acquisition and is amortized and charged to expense; (3) future policy benefit reserves for divisions with fixed interest guarantees of the variable insurance products are based on full account values, rather than the greater of cash surrender value or amounts derived from discounting methodologies utilizing statutory interest rates; (4) reserves are reported before reduction for reserve credits related to reinsurance ceded and a receivable is established, net of an allowance for uncollectible amounts, for these credits rather than presented net of these credits; (5) fixed maturity investments are designated as "available for sale" and valued at fair value with unrealized appreciation/depreciation, net of adjustments to value of purchased insurance in force, deferred policy acquisition costs, and deferred income taxes (if applicable), credited/charged directly to stockholder's equity rather than valued at amortized cost; (6) the carrying value of fixed maturities is reduced to fair value by a charge to realized losses in the Statements of Operations when declines in carrying value are judged to be other than temporary, rather than through the establishment of a formula-determined statutory investment reserve (carried as a liability), changes in which are charged directly to surplus; (7) deferred income taxes are provided for the difference between the financial statement and income tax bases of assets and liabilities; (8) net realized gains or losses attributed to changes in the level of interest rates in the market are recognized when the sale is completed rather than deferred and amortized over the remaining life of the fixed maturity security; (9) a liability is established for anticipated guaranty fund assessments, net of related anticipated premium tax credits, rather than capitalized when assessed and amortized in accordance with procedures permitted by insurance regulatory authorities; (10) revenues for variable insurance products consist of policy charges applicable to each contract for the cost of insurance, policy administration charges, amortization of policy initiation fees, and surrender charges assessed rather than premiums received; (11) the financial statements of Golden American's wholly owned subsidiary are consolidated rather than recorded at the equity in net assets; (12) surplus notes are reported as liabilities rather than as surplus; and (13) assets and liabilities are restated to fair values when a change in ownership occurs, with provisions for goodwill and other intangible assets, rather than continuing to be presented at historical cost.

The net loss for Golden American as determined in accordance with statutory accounting practices was $71,134,000 in 2000, $85,578,000 in 1999, $68,002,000
in 1998. Total statutory capital and surplus was $406,923,000 and $368,928,000 at December 31, 2000 and 1999, respectively.

The National Association of Insurance Commissioners has revised the Accounting Practices and Procedures Manual, the guidance that defines statutory accounting principles. The revised manual will be effective January 1, 2001, and has been adopted, at least in part, by the States of Delaware and New York, which are the states of domicile for Golden American and First Golden, respectively. The revised manual will result in changes to the accounting practices that the Companies use to prepare their statutory-basis financial statements. Management believes the impact of these changes to the Companies' statutory-basis capital and surplus as of January 1, 2001 will not be significant.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

3.   INVESTMENT OPERATIONS

INVESTMENT RESULTS
Major categories of net investment income are summarized below:

Year Ended December 31                      2000           1999          1998
                                          --------       --------      --------
                                                  (Dollars in thousands)
Fixed maturities ......................   $ 55,302       $ 50,352      $ 35,224
Equity securities .....................        248            515            --
Mortgage loans on real estate .........      7,832          7,074         6,616
Policy loans ..........................        516            485           619
Short-term investments ................      2,253          2,583         1,311
Other, net ............................        543            388           246
                                          --------       --------      --------
Gross investment income ...............     66,694         61,397        44,016
Less investment expenses ..............     (2,554)        (2,228)       (1,531)
                                          --------       --------      --------
Net investment income .................   $ 64,140       $ 59,169      $ 42,485
                                          ========       ========      ========

Realized losses on investments follows:

Year Ended December 31                      2000           1999          1998
                                          --------       --------      --------
                                                  (Dollars in thousands)
Fixed maturities, available for sale ..   $ (6,289)      $ (2,910)     $ (1,428)
Equity securities .....................       (213)            --            --
Mortgage loans on real estate .........        (52)           (13)          (63)
                                          --------       --------      --------
Realized losses on investments ........   $ (6,554)      $ (2,923)     $ (1,491)
                                          ========       ========      ========

The change in unrealized appreciation (depreciation) of securities at fair value follows:

Year Ended December 31                      2000           1999          1998
                                          --------       --------      --------
                                                  (Dollars in thousands)
Fixed maturities, available for sale ..   $ 16,558       $(24,944)     $  1,100
Equity securities .....................     (4,198)         5,301        (2,390)
                                          --------       --------      --------
Unrealized appreciation (depreciation)
   of securities ......................   $ 12,360       $(19,643)     $ (1,290)
                                          ========       ========      ========

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

3.   INVESTMENT OPERATIONS (continued)

At December 31, 2000 and December 31, 1999, amortized cost, gross unrealized gains and losses, and estimated fair values of fixed maturities, all of which are designated as available for sale, follows:

                                                 Gross      Gross     Estimated
                                  Amortized   Unrealized  Unrealized    Fair
                                     Cost        Gains      Losses      Value
                                   --------    --------    --------    --------
                                              (Dollars in thousands)
December 31, 2000
-----------------
U.S. government and governmental
   agencies and authorities ....   $ 18,607    $    580    $    (16)   $ 19,171
Public utilities ...............     54,132         294      (1,600)     52,826
Corporate securities ...........    355,890       1,318      (8,006)    349,202
Other assets-backed securities .    223,787       2,166      (1,831)    224,122
Mortgage-backed securities .....    146,335       1,465        (543)    147,257
                                   --------    --------    --------    --------
Total ..........................   $798,751    $  5,823    $(11,996)   $792,578
                                   ========    ========    ========    ========

December 31, 1999
-----------------
U.S. government and governmental
   agencies and authorities ....   $ 21,363          --    $   (260)   $ 21,103
Public utilities ...............     53,754    $     25      (2,464)     51,315
Corporate securities ...........    396,494          53     (12,275)    384,272
Other assets-backed securities .    207,044         850      (4,317)    203,577
Mortgage-backed securities .....    179,397          39      (4,382)    175,054
                                   --------    --------    --------    --------
Total ..........................   $858,052    $    967    $(23,698)   $835,321
                                   ========    ========    ========    ========

Short-term investments with maturities of 30 days or less have been excluded from the above schedules. Amortized cost approximates fair value for these securities. At December 31, 2000, net unrealized investment loss on fixed maturities designated as available for sale totaled $6,173,000. Depreciation of $1,447,000 was included in stockholder's equity at December 31, 2000 (net of adjustments of $801,000 to VPIF, $3,146,000 to DPAC, and $779,000 to deferred income taxes). At December 31, 1999, net unrealized investment loss on fixed maturities designated as available for sale totaled $22,731,000. Depreciation of $6,955,000 was included in stockholder's equity at December 31, 1999 (net of adjustments of $1,785,000 to VPIF, $10,246,000 to DPAC, and $3,745,000 to
deferred income taxes).

At December 31, 2000, net unrealized depreciation on equity securities was comprised entirely of gross depreciation of $1,820,000. At December 31, 1999, net unrealized appreciation on equity securities was comprised entirely of gross appreciation of $2,378,000.

Amortized cost and estimated fair value of fixed maturities designated as available for sale, by contractual maturity, at December 31, 2000 are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

3.   INVESTMENT OPERATIONS (continued)
                                                      Amortized       Estimated
December 31, 2000                                       Cost          Fair Value
--------------------------------------------------------------------------------
                                                        (Dollars in thousands)
Due within one year .........................         $ 51,001         $ 50,836
Due after one year through five years .......          323,753          317,862
Due after five years through ten years ......           45,812           44,891
Due after ten years .........................            8,063            7,610
                                                      --------         --------
                                                       428,629          421,199
Other asset-backed securities ...............          223,787          224,122
Mortgage-backed securities ..................          146,335          147,257
                                                      --------         --------
Total .......................................         $798,751         $792,578
                                                      ========         ========

An analysis of sales, maturities, and principal repayments of the Companies' fixed maturities portfolio follows:

                                                              Gross       Gross        Proceeds
                                              Amortized     Realized     Realized        From
                                                 Cost         Gains       Losses         Sale
                                               --------     --------     --------      --------
                                                            (Dollars in thousands)
For the year ended December 31, 2000:
Scheduled principal repayments, calls, and
   tenders ...............................     $ 91,158     $    122     $     (1)     $ 91,279
Sales ....................................      120,125          285       (6,553)      113,857
                                               --------     --------     --------      --------
Total ....................................     $211,283     $    407     $ (6,554)     $205,136
                                               ========     ========     ========      ========

For the year ended December 31, 1999:
Scheduled principal repayments, calls, and
   tenders ...............................     $141,346     $    216         (174)     $141,388
Sales ....................................       80,472          141     $ (1,454)       79,159
                                               --------     --------     --------      --------
Total ....................................     $221,818     $    357     $ (1,628)     $220,547
                                               ========     ========     ========      ========

For the year ended December 31, 1998:
Scheduled principal repayments, calls, and
   tenders ...............................     $102,504     $     60     $     (3)     $102,561
Sales ....................................       43,204          518       (1,030)       42,692
                                               --------     --------     --------      --------
Total ....................................     $145,708     $    578     $ (1,033)     $145,253
                                               ========     ========     ========      ========

Investment Valuation Analysis: The Companies analyze the investment portfolio at least quarterly in order to determine if the carrying value of any investment has been impaired. The carrying value of debt and equity securities is written down to fair value by a charge to realized losses when an impairment in value appears to be other than temporary.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

3.   INVESTMENT OPERATIONS (continued)

During the second quarter of 2000, Golden American determined that the carrying value of an impaired bond exceeded its estimated net realizable value. As a result, on June 30, 2000, Golden American recognized a total pre-tax loss of approximately $142,000 to reduce the carrying value of the bond to its net realizable value of $315,000 at December 31, 2000.

During the fourth quarter of 1998, Golden American determined that the carrying value of two bonds exceeded their estimated net realizable value. As a result, at December 31, 1998, Golden American recognized a total pre-tax loss of $973,000 to reduce the carrying value of the bonds to their combined net realizable value of $2,919,000. During the second quarter of 1999, further information was received regarding these bonds and Golden American determined that the carrying value of the two bonds exceeded their estimated net realizable value. As a result, at June 30, 1999, Golden American recognized a total pre-tax loss of $1,639,000 to further reduce the carrying value of the bonds to their combined net realizable value of $1,137,000. During the year 2000, these bonds had no further reduction in carrying value.

Investments on Deposit: At December 31, 2000 and 1999, affidavits of deposits covering bonds with a par value of $6,870,000 and $6,470,000, respectively, were on deposit with regulatory authorities pursuant to certain statutory requirements.

Investment Diversifications: The Companies' investment policies related to the investment portfolio require diversification by asset type, company, and industry and set limits on the amount which can be invested in an individual issuer. Such policies are at least as restrictive as those set forth by regulatory authorities. The following percentages relate to holdings at December 31, 2000 and December 31, 1999. Fixed maturities included investments in basic industrials (29% in 2000, 29% in 1999), conventional mortgage-backed securities (20% in 2000, 22% in 1999), financial companies (14% in 2000, 16% in 1999), and other asset-backed securities (20% in 2000, 19% in 1999). Mortgage loans on real estate have been analyzed by geographical location with concentrations by state identified as California (15% in 2000, 12% in 1999) and Utah (9% in 2000, 10% in
1999). There are no other concentrations of mortgage loans on real estate in any state exceeding ten percent at December 31, 2000 and 1999. Mortgage loans on real estate have also been analyzed by collateral type with significant concentrations identified in office buildings (29% in 2000, 34% in 1999), industrial buildings (35% in 2000, 33% in 1999), retail facilities (18% in 2000, 19% in 1999), and multi-family apartments (10% in 2000, 10% in 1999). Equity securities are not significant to the Companies' overall investment portfolio.

No investment in any person or its affiliates (other than bonds issued by agencies of the United States government) exceeded ten percent of stockholder's equity at December 31, 2000.

4.   COMPREHENSIVE INCOME

Comprehensive income includes all changes in stockholder's equity during a period except those resulting from investments by and distributions to the stockholder. Total comprehensive income (loss) for the Companies includes $606,000 for the year ended December 31, 2000 for First Golden and $(452,000) and $1,015,000 for the years ended December 31, 1999 and 1998, respectively. Other comprehensive income excludes net investment gains (losses) included in net income, which merely represent transfers from unrealized to realized gains and losses. These amounts total $(2,670,000), $(1,468,000) and $(2,133,000) in the years ended December 31, 2000, 1999 and 1998, respectively. Such amounts, which have been measured through the date of sale, are net of income taxes and adjustments to VPIF and DPAC totaling $(4,742,000), $(1,441,000) and $705,000 in the years ended December 31, 2000, 1999 and 1998, respectively.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

5.   FAIR VALUES OF FINANCIAL INSTRUMENTS

SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of estimated fair value of all financial instruments, including both assets and liabilities recognized and not recognized in a company's balance sheet, unless specifically exempted. SFAS No. 119, "Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments," requires additional disclosures about derivative financial instruments. Most of the Companies' investments, investment contracts, and debt fall within the standards' definition of a financial instrument. Fair values for the Companies' insurance contracts other than investment contracts are not required to be disclosed. In cases where quoted market prices are not available, estimated fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accounting, actuarial, and regulatory bodies are continuing to study the methodologies to be used in developing fair value information, particularly as it relates to such things as liabilities for insurance contracts. Accordingly, care should be exercised in deriving conclusions about the Companies' business or financial condition based on the information presented herein.

The Companies closely monitor the composition and yield of invested assets, the duration and interest credited on insurance liabilities, and resulting interest spreads and timing of cash flows. These amounts are taken into consideration in the Companies' overall management of interest rate risk, which attempts to minimize exposure to changing interest rates through the matching of investment cash flows with amounts expected to be due under insurance contracts. These assumptions may not result in values consistent with those obtained through an actuarial appraisal of the Companies' business or values that might arise in a negotiated transaction.

The following compares carrying values as shown for financial reporting purposes with estimated fair values:

December 31                                           2000                      1999
                                             -----------------------   -----------------------
                                                           Estimated                Estimated
                                              Carrying       Fair       Carrying      Fair
                                                Value        Value        Value       Value
                                             ----------   ----------   ----------   ----------
                                                           (Dollars in thousands)
ASSETS
   Fixed maturities, available for sale ..   $  792,578   $  792,578   $  835,321   $  835,321
   Equity securities .....................        6,791        6,791       17,330       17,330
   Mortgage loans on real estate .........       99,916      100,502      100,087       95,524
   Policy loans ..........................       13,323       13,323       14,157       14,157
   Short-term investments ................      106,775      106,775       80,191       80,191
   Cash and cash equivalents .............       63,207       63,207       14,380       14,380
   Separate account assets ...............    9,831,489    9,831,489    7,562,717    7,562,717

LIABILITIES
   Annuity products ......................    1,047,932      962,810    1,017,105      953,546
   Surplus notes .........................      245,000      204,455      245,000      226,100
   Revolving note payable ................           --           --        1,400        1,400
   Separate account liabilities ..........    9,831,489    9,831,489    7,562,717    7,562,717

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

5.   FAIR VALUES OF FINANCIAL INSTRUMENTS (continued)

The following methods and assumptions were used by the Companies in estimating fair values.

Fixed maturities: Estimated fair values of conventional mortgage-backed securities not actively traded in a liquid market and publicly traded securities are estimated using a third party pricing process. This pricing process uses a matrix calculation assuming a spread over U.S. Treasury bonds based upon the expected average lives of the securities.

Equity securities: Estimated fair values of equity securities, which consist of the Companies' investment in the portfolios underlying its separate accounts, are based upon the quoted fair value of individual securities comprising the individual portfolios. For equity securities not actively traded, estimated fair values are based upon values of issues of comparable returns and quality.

Mortgage loans on real estate: Fair values are estimated by discounting expected cash flows, using interest rates currently offered for similar loans.

Policy loans: Carrying values approximate the estimated fair value for policy loans.

Short-term investments and cash and cash equivalents: Carrying values reported in the Companies' historical cost basis balance sheet approximate estimated fair value for these instruments due to their short-term nature.

Separate account assets: Separate account assets are reported at the quoted fair values of the individual securities in the separate accounts.

Annuity products: Estimated fair values of the Companies' liabilities for future policy benefits for the divisions of the variable annuity products with fixed interest guarantees and for supplemental contracts without life contingencies are stated at cash surrender value, the cost the Companies would incur to extinguish the liability.

Surplus notes: Estimated fair value of the Companies' surplus notes were based upon discounted future cash flows using a discount rate approximating the current market value.

Revolving note payable: Carrying value reported in the Companies' historical cost basis balance sheet approximates estimated fair value for this instrument, as the agreement carries a variable interest rate provision.

Separate account liabilities: Separate account liabilities are reported at full account value in the Companies' historical cost balance sheet. Estimated fair values of separate account liabilities are equal to their carrying amount.

6.   VALUE OF PURCHASED IN FORCE

As a result of the merger, a portion of the purchase price was allocated to the right to receive future cash flows from existing insurance contracts. This allocated cost represents VPIF, which reflects the value of those purchased policies calculated by discounting actuarially determined expected future cash flows at the discount rate determined by the purchaser. Interest was accrued at a rate of 7.32% during 2000 (7.33% during 1999, and 7.29% during 1998).

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

6.   VALUE OF PURCHASED IN FORCE (continued)

A reconciliation of the change in the VPIF asset follows:

Year Ended December 31                           2000        1999        1998
                                               --------    --------    --------
                                                     (Dollars in thousands)
Beginning balance .........................    $ 31,727    $ 35,977    $ 43,174
   Accretion of interest ..................       2,016       2,372       2,802
   Amortization of asset ..................      (6,817)     (8,610)     (7,526)
   Adjustment for unrealized gains (losses)        (984)      1,988        (203)
   Purchase price adjustment to opening
      balance sheet .......................          --          --      (2,270)
                                               --------    --------    --------
Ending balance ............................    $ 25,942    $ 31,727    $ 35,977
                                               ========    ========    ========

Based on current conditions and assumptions as to the impact of future events on acquired policies in force, the expected approximate net amortization relating to VPIF as of December 31, 2000, is $3.9 million in 2001, $3.6 million in 2002, $3.0 million in 2003, $2.4 million in 2004, and $1.9 million in 2005. Actual amortization may vary based upon changes in assumptions and experience.

7.   INCOME TAXES

Golden American files a consolidated federal income tax return. Under the Internal Revenue Code, a newly acquired insurance company cannot file as part of the Parent's consolidated tax return for 5 years.

At December 31, 2000, the Companies have net operating loss ("NOL") carryforwards for federal income tax purposes of approximately $189,656,000. Approximately $5,094,000, $3,354,000, $50,449,000, $94,078,000 and $36,681,000
of these NOL carryforwards are available to offset future taxable income of the Companies through the years 2011, 2012, 2018, 2019 and 2020, respectively.

INCOME TAX EXPENSE (BENEFIT)
Income tax expense (benefit) included in the consolidated financial statements follows:

Year Ended December 31                           2000        1999        1998
                                               --------    --------    --------
                                                    (Dollars in thousands)
Current ...................................    $    (46)   $     --    $     --
Deferred ..................................      13,728       8,523       5,279
                                               --------    --------    --------
                                               $ 13,682    $  8,523    $  5,279
                                               ========    ========    ========

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

7.   INCOME TAXES (continued)

The effective tax rate on income before income taxes is different from the prevailing federal income tax rate. A reconciliation of this difference follows:

Year Ended December 31                           2000        1999        1998
                                               --------    --------    --------
                                                    (Dollars in thousands)

Income before income taxes ................    $ 32,862    $ 19,737    $ 10,353
                                               ========    ========    ========
Income tax at federal statutory rate ......    $ 11,502    $  6,908    $  3,624
Tax effect of:
    Goodwill amortization .................       1,322       1,322       1,322
    Meals and entertainment ...............         292         199         157
    Other items ...........................         566          94         176
                                               --------    --------    --------
Income tax expense ........................    $ 13,682    $  8,523    $  5,279
                                               ========    ========    ========

DEFERRED INCOME TAXES
The tax effect of temporary differences giving rise to the Companies' deferred income tax assets and liabilities at December 31, 2000 and 1999 follows:

December 31                                                                2000         1999
                                                                        ---------    ---------
                                                                        (Dollars in thousands)
Deferred tax assets:
   Net unrealized depreciation of securities at fair value ..........   $     637    $      --
   Net unrealized depreciation of available for sale fixed maturities         779        3,745
   Future policy benefits ...........................................     163,691      133,494
   Goodwill .........................................................      15,111       16,323
   Net operating loss carryforwards .................................      66,380       56,630
   Other ............................................................       1,333        1,333
                                                                        ---------    ---------
                                                                          247,931    $ 211,525
Deferred tax liabilities:
   Net unrealized appreciation of securities at fair value ..........          --         (832)
   Fixed maturity securities ........................................     (17,774)     (17,774)
   Deferred policy acquisition costs ................................    (184,743)    (154,706)
   Mortgage loans on real estate ....................................        (715)        (715)
   Value of purchased insurance in force ............................      (8,512)     (10,462)
   Other ............................................................     (25,724)      (1,348)
                                                                        ---------    ---------
                                                                         (237,468)    (185,837)
                                                                        ---------    ---------
Valuation allowance .................................................      (1,416)      (3,745)
                                                                        ---------    ---------
Deferred income tax asset ...........................................   $   9,047    $  21,943
                                                                        =========    =========

At December 31, 2000, the Company reported, for financial statement purposes, unrealized losses on certain investments, which have not been recognized for tax purposes. Since it is uncertain as to whether these capital losses, if ever realized, could be utilized to offset capital gains, a valuation allowance has been established for the tax effect of the financial statement losses.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

8.   RETIREMENT PLANS AND EMPLOYEE STOCK COMPENSATION

DEFINED BENEFIT PLANS
In 2000, 1999 and 1998, the Companies were allocated their share of the pension liability associated with their employees. The Companies' employees are covered by the employee retirement plan of an affiliate, Equitable Life. Further, Equitable Life sponsors a defined contribution plan that is qualified under Internal Revenue Code Section 401(k).

The following tables summarize the benefit obligations and the funded status for pension benefits over the two-year period ended December 31, 2000:

                                                            2000         1999
                                                           -------      -------
                                                          (Dollars in thousands)
Change in benefit obligation:
   Benefit obligation at January 1 ...............         $ 4,221      $ 4,454
   Service cost ..................................           1,569        1,500
   Interest cost .................................             554          323
   Actuarial (gain) loss .........................           1,562       (2,056)
                                                           -------      -------
   Benefit obligation at December 31 .............         $ 7,906      $ 4,221
                                                           =======      =======

Funded status:
   Funded status at December 31 ..................         $(7,906)     $(4,221)
   Unrecognized past service cost ................             141           --
   Unrecognized net loss .........................           1,627          210
                                                           -------      -------
   Net amount recognized .........................         $(6,138)     $(4,011)
                                                           =======      =======

The Companies' plan assets were held by Equitable Life, an affiliate. During 1998, the Equitable Life Employee Pension Plan began investing in an undivided interest of the ING-NA Master Trust (the "Master Trust"). Boston Safe Deposit and Trust Company holds the Master Trust's investment assets.

The weighted-average assumptions used in the measurement of the Companies' benefit obligation follows:

December 31                                                  2000         1999
                                                            ------       ------
Discount rate ....................................           7.75%        8.00%
Expected return on plan assets ...................           9.25         9.25
Rate of compensation increase ....................           5.00         5.00

The following table provides the net periodic benefit cost for the fiscal years 2000, 1999, and 1998:

Year Ended December 31                              2000       1999       1998
                                                   ------     ------     ------
                                                      (Dollars in thousands)
Service cost ...............................       $1,569     $1,500     $1,138
Interest cost ..............................          554        323         97
                                                   ------     ------     ------
Net periodic benefit cost ..................       $2,123     $1,823     $1,235
                                                   ======     ======     ======

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

8.   RETIREMENT PLANS AND EMPLOYEE STOCK COMPENSATION (continued)

There were no gains or losses resulting from curtailments or settlements during 2000, 1999, or 1998.

The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for pension plans with accumulated benefit obligations in excess of plan assets were $7,906,000, $4,701,000, and $0, respectively, as of December 31, 2000 and $4,221,000, $2,488,000, and $0, respectively, as of December 31,
1999.

PHANTOM STOCK OPTION PLAN
The Phantom Stock Option Plan (the "Phantom Plan"), which covers certain key employees, is similar to a standard stock option plan; however, the phantom share option entitles the holder to a cash benefit in Dutch Guilders linked to the rise in value of ING ordinary shares on the Amsterdam Stock Exchange. The plan participants are entitled to any appreciation in the value of ING ordinary shares over the Phantom Plan option price (strike price) of 53.85 Euros for options issued on July 1, 1999, 140.40 Dutch Guilders for options issued on May 26, 1998, and 85.10 Dutch Guilders for options issued on May 23, 1997, not the ordinary shares themselves.

Options are granted at fair value on the date of grant. Options in the Phantom Plan are subject to forfeiture to ING should the individuals terminate their relationship with ING before the three-year initial retention period has elapsed. All options expire five years from the date of grant.

On July 1, 1999, ING issued 34,750 options to employees of Golden American related to this plan at a strike price of 53.85 Euros.

On May 26, 1998, ING issued 42,400 options related to this plan at a strike price of 140.40 Dutch Guilders. Since the strike price at December 31, 1998 was higher than the ING share price, there was no compensation expense related to these options in 1998.

On May 23, 1997, ING issued 3,500 options related to this plan at a strike price of 85.10 Dutch Guilders. Since the strike price was lower than the ING share price at December 31, 1998, Golden American incurred $46,000 of compensation expense related to these options during 1998.

No expense was recognized in 1999 related to the above options. As of December 31, 1999, 58,250 options remain outstanding.

During 2000, the Phantom Plan liability was transferred to ING. As of December 31, 2000, the Companies held no liabilities under the Phantom Plan. There were no expenses incurred related to this plan during the year ended December 31, 2000.

9.   RELATED PARTY TRANSACTIONS

Operating Agreements: Directed Services, Inc. ("DSI"), an affiliate, acts as the principal underwriter (as defined in the Securities Act of 1933 and the Investment Company Act of 1940, as amended) and distributor of the variable insurance products issued by the Companies. DSI is authorized to enter into agreements with broker/dealers to distribute the Companies' variable insurance products and appoint representatives of the broker/dealers as agents. For the years ended December 31, 2000, 1999 and 1998, the Companies paid commissions to DSI totaling $208,883,000, $181,536,000, and $117,470,000, respectively.

Golden American provides certain managerial and supervisory services to DSI. The fee paid by DSI for these services is calculated as a percentage of average assets in the variable separate accounts. For the years ended December 31, 2000, 1999 and 1998, the fee was $21,296,000, $10,136,000, and $4,771,000,
respectively.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

9.   RELATED PARTY TRANSACTIONS (continued)

Effective January 1, 1998, the Companies have an asset management agreement with ING Investment Management LLC ("ING IM"), an affiliate, in which ING IM provides asset management and accounting services. Under the agreement, the Companies record a fee based on the value of the assets under management. The fee is payable quarterly. For the years ended December 31, 2000, 1999 and 1998, the Companies incurred fees of $2,521,000, $2,227,000 and $1,504,000, respectively, under this agreement.

Golden American has a guaranty agreement with Equitable Life Insurance Company of Iowa ("Equitable Life"), an affiliate. In consideration of an annual fee, payable June 30, Equitable Life guarantees to Golden American that it will make funds available, if needed, to Golden American to pay the contractual claims made under the provisions of Golden American's life insurance and annuity contracts. The agreement is not, and nothing contained therein or done pursuant thereto by Equitable Life shall be deemed to constitute, a direct or indirect guaranty by Equitable Life of the payment of any debt or other obligation, indebtedness, or liability, of any kind or character whatsoever, of Golden American. The agreement does not guarantee the value of the underlying assets held in separate accounts in which funds of variable life insurance and variable annuity policies have been invested. The calculation of the annual fee is based on risk based capital. On June 30, 2000, Golden American incurred a fee of $7,000 under this agreement. No annual fee was paid in 1999.

Golden American provides certain advisory, computer, and other resources and services to Equitable Life. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $6,193,000, $6,107,000 and $5,833,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

The Companies have a service agreement with Equitable Life in which Equitable Life provides administrative and financial related services. Under this agreement, the Companies incurred expenses of $1,270,000, $1,251,000 and $1,058,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

First Golden provided resources and services to DSI. Revenues for these services, which reduce general expenses incurred by the Companies, totaled $223,000, $387,000, and $75,000 for the years ended December 31, 2000, 1999 and
1998, respectively.

Golden American provides resources and services to ING Mutual Funds Management Co., LLC, an affiliate. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $455,000 and $244,000 for the years ended December 31, 2000 and 1999, respectively.

Golden American provides resources and services to United Life & Annuity Insurance Company, an affiliate. Revenues for these services, which reduced general expenses incurred by Golden American, totaled $593,000 and $460,000 for the years ended December 31, 2000 and 1999, respectively.

The Companies provide resources and services to Security Life of Denver Insurance Company, an affiliate. Revenues for these services, which reduced general expenses incurred by the Companies, totaled $261,000 and $216,000 for the years ended December 31, 2000 and 1999, respectively.

The Companies provide resources and services to Southland Life Insurance Company, an affiliate. Revenues for these services, which reduce general expenses incurred by the Companies, totaled $115,000 and $103,000 for the years ended December 31, 2000 and 1999, respectively.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

9.   RELATED PARTY TRANSACTIONS (continued)

In 2000, 1999, and 1998, the Companies received 11.3%, 10.0%, and 9.6% of total premiums, net of reinsurance, for variable products sold through eight affiliates as noted in the following table:

Year Ended December 31                            2000        1999        1998
                                                -------     -------     -------
                                                    (Dollars in thousands)
LSSI .......................................    $ 127.0     $ 168.5     $ 122.9
Vestax Securities Corporation ..............       47.2        88.1        44.9
DSI ........................................        1.4         2.5        13.6
Multi-Financial Securities Corporation .....       38.6        44.1        13.4
IFG Network Securities, Inc. ...............       23.1        25.8         3.7
Washington Square ..........................       44.6          --          --
Primevest ..................................        6.2          --          --
Compulife ..................................        2.7          --          --
                                                -------     -------     -------
Total ......................................    $ 290.8     $ 329.0     $ 198.5
                                                =======     =======     =======

Modified Coinsurance Agreement: On June 30, 2000, effective January 1, 2000, Golden American entered into a modified coinsurance agreement with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued on or after January 1, 2000, excluding those with an interest rate guarantee. The financial statements are presented net of the effects of the agreement.

Under this agreement, Golden American received a net reimbursement of expenses and charges of $218.8 million. This was offset by a decrease in deferred acquisition costs of $223.7 million. As at December 31, 2000, Golden American also had a payable to Equitable Life of $16.3 million due to the overpayment by Equitable Life of the cash settlement for the modified coinsurance agreement.

Reinsurance Agreement Covering Minimum Guaranteed Benefits: On December 28, 2000, Golden American entered into a reinsurance agreement with Security Life of Denver International Limited, an affiliate, covering variable annuity minimum guaranteed death benefits and minimum guaranteed living benefits of variable annuities issued on or after January 1, 2000. An irrevocable letter of credit was obtained through Bank of New York in the amount of $10,500,000 related to this agreement. Under this agreement, Golden American recorded a reinsurance recoverable of $14.6 million at December 31, 2000.

Reciprocal Loan Agreement: Golden American maintains a reciprocal loan agreement with ING America Insurance Holdings, Inc. ("ING AIH"), a Delaware corporation and affiliate, to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which became effective January 1, 1998 and expires December 31, 2007, Golden American and ING AIH can borrow up to $65,000,000 from one another. Prior to lending funds to ING AIH, Golden American must obtain the approval from the Department of Insurance of the State of Delaware. Interest on any Golden American borrowings is charged at the rate of ING AIH's cost of funds for the interest period plus 0.15%. Interest on any ING AIH borrowings is charged at a rate based on the prevailing interest rate of U.S. commercial paper available for purchase with a similar duration. Under this agreement, Golden American incurred interest expense of $481,000, $815,000 and $1,765,000 for the years ended December 31, 2000, 1999 and 1998, respectively. At December 31, 2000, 1999 and 1998, Golden American did not have any borrowings or receivables from ING AIH under this agreement.

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

9.   RELATED PARTY TRANSACTIONS (continued)

Line of credit: Golden American maintained a line of credit agreement with Equitable to facilitate the handling of unusual and/or unanticipated short-term cash requirements. Under this agreement, which became effective December 1, 1996 and expired December 31, 1997, Golden American could borrow up to $25,000,000. Interest on any borrowings was charged at the rate of Equitable's monthly average aggregate cost of short-term funds plus 1.00%. Under this agreement, Golden American incurred interest expense of $211,000 for the year ended December 31, 1998. The outstanding balance was paid by a capital contribution and with funds borrowed from ING AIH.

Surplus Notes: On December 30, 1999, Golden American issued an 8.179% surplus note in the amount of $50,000,000 to Equitable Life. The note matures on December 29, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $4,112,000 for the year ended December 31, 2000. Golden American incurred no interest expense during the year ended December 31, 1999.

On December 8, 1999, Golden American issued a 7.979% surplus note in the amount of $35,000,000 to First Columbine Life Insurance Company ("First Columbine"), an affiliate. The note matures on December 7, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $2,961,000 and $0 for the years ended December 31, 2000 and 1999, respectively.

On September 30, 1999, Golden American issued a 7.75% surplus note in the amount of $75,000,000 to ING AIH. The note matures on September 29, 2029. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $5,813,000 in 2000 and $1,469,000 in 1999. On December 30, 1999, ING AIH assigned the note to Equitable Life.

On December 30, 1998, Golden American issued a 7.25% surplus note in the amount of $60,000,000 to Equitable Life. The note matures on December 29, 2028. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors, other than surplus note holders, of Golden American. Any payment of principal and/or interest made is subject to the prior approval of the Delaware Insurance Commissioner. Under this agreement, Golden American incurred interest expense of $4,350,000 in 2000 and 1999. Golden American incurred no interest in 1998.

On December 17, 1996, Golden American issued an 8.25% surplus note in the amount of $25,000,000 to Equitable. The note matures on December 17, 2026. Payment of the note and related accrued interest is subordinate to payments due to policyholders, claimant, and beneficiary claims, as well as debts owed to all other classes of debtors of Golden American. Any payment of principal made is subject to the prior approval of the Delaware Insurance Commissioner. Golden American incurred interest totaling $2,063,000 in 2000, unchanged from 1999 and 1998. On December 17, 1996, Golden American contributed the $25,000,000 to First Golden acquiring 200,000 shares of common stock (100% of outstanding stock).

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

9.   RELATED PARTY TRANSACTIONS (continued)

Stockholder's Equity: During 2000, 1999 and 1998, Golden American received capital contributions from its Parent of $80,000,000, $121,000,000 and $122,500,000, respectively. As at December 31, 2000, Golden American also had a receivable of $35,000,000 from capital contributions made by its Parent.

10.  COMMITMENTS AND CONTINGENCIES

Reinsurance: At December 31, 2000, the Companies had reinsurance treaties with six unaffiliated reinsurers and three affiliated reinsurers covering a significant portion of the mortality risks and guaranteed death and living benefits under its variable contracts. Golden American remains liable to the extent reinsurers do not meet their obligations under the reinsurance agreements. Reinsurance ceded in force for life mortality risks were $105,334,000, and $119,575,000 at December 31, 2000 and 1999, respectively. At
December 31, 2000 and 1999, the Companies have a net receivable of $33,973,000 and $14,834,000, respectively, for reserve credits, reinsurance claims, or other receivables from these reinsurers comprised of $16,462,000 and $493,000, respectively, for claims recoverable from reinsurers, $4,007,000 and $1,201,000, respectively, for a payable for reinsurance premiums, and $21,518,000 and $15,542,000, respectively, for a receivable from an unaffiliated reinsurer. Included in the accompanying financial statements, excluding the modified coinsurance agreements, are net considerations to reinsurers of $21,655,000, $9,883,000 and $4,797,000 and net policy benefits recoveries of $8,927,000, $3,059,000 and $2,170,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

On June 30, 2000, effective January 1, 2000, Golden American entered into a modified coinsurance agreement with Equitable Life, an affiliate, covering a considerable portion of Golden American's variable annuities issued on or after January 1, 2000, excluding those with an interest rate guarantee. At December 31, 2000, Golden American had received a total settlement of $218.8 million under this agreement. The carrying value of the separate account liabilities covered under this agreement represent 17.6% of total separate account liabilities outstanding at December 31, 2000. Golden American remains liable to the extent Equitable Life does not meet its obligations under the agreement. The accompanying statement of operations, statement of changes in stockholder's equity and statement of cash flows are presented net of the effects of the agreement.

On December 28, 2000, Golden American entered into a reinsurance agreement with Security Life of Denver International Limited, an affiliate, covering variable annuity minimum guaranteed death benefits and guaranteed living benefits of variable annuities issued on or after January 1, 2000. An irrevocable letter of credit was obtained through Bank of New York in the amount of $10,500,000 related to this agreement.

On December 29, 2000, First Golden entered into a reinsurance treaty with London Life Reinsurance Company of Pennsylvania, an unaffiliated reinsurer, covering the minimum guaranteed death benefits of First Golden's variable annuities issued on or after January 1, 2000.

Effective June 1, 1994, Golden American entered into a modified coinsurance agreement with an unaffiliated reinsurer. The accompanying financial statements are presented net of the effects of the treaty which increased income by $736,000, $1,729,000, $1,022,000 for the years ended December 31, 2000, 1999 and
1998, respectively.

Guaranty Fund Assessments: Assessments are levied on the Companies by life and health guaranty associations in most states in which the Companies are licensed to cover losses of policyholders of insolvent or rehabilitated insurers. In some states, these assessments can be partially recovered through a reduction in future premium taxes. The Companies cannot predict whether and to what extent legislative initiatives may affect the right to offset. The associated cost for a particular insurance company can vary significantly based upon its fixed account premium volume by line of business and state premiums as well as its potential for

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                December 31, 2000

10.  COMMITMENTS AND CONTINGENCIES (continued)

premium tax offset. The Companies have established an undiscounted reserve to cover such assessments, review information regarding known failures, and revise estimates of future guaranty fund assessments. Accordingly, the Companies accrued and charged to expense an additional $3,000, $3,000 and $1,123,000 for the years ended December 31, 2000, 1999 and 1998, respectively. At December 31, 2000 and 1999, the Companies have an undiscounted reserve of $2,430,000, and $2,444,000, respectively, to cover estimated future assessments (net of related anticipated premium tax credits) and have established an asset totaling $733,000, and $618,000, respectively, for assessments paid which may be recoverable through future premium tax offsets. The Companies believe this reserve is sufficient to cover expected future guaranty fund assessments based upon previous premiums and known insolvencies at this time.

Litigation: The Companies, like other insurance companies, may be named or otherwise involved in lawsuits, including class action lawsuits and arbitrations. In some class action and other actions involving insurers, substantial damages have been sought and/or material settlement or award payments have been made. The Companies currently believe no pending or threatened lawsuits or actions exist that are reasonably likely to have a material adverse impact on the Companies.

Vulnerability from Concentrations: The Companies have various concentrations in the investment portfolio (see Note 3 for further information). The Companies' asset growth, net investment income, and cash flow are primarily generated from the sale of variable insurance products and associated future policy benefits and separate account liabilities. Substantial changes in tax laws that would make these products less attractive to consumers and extreme fluctuations in interest rates or stock market returns, which may result in higher lapse experience than assumed, could cause a severe impact to the Companies' financial condition. A broker/dealer, having at least ten percent of total net premiums, generated 11% of the Companies' sales in 2000 (28% and 26% by two broker/dealers during 1999 and 1998, respectively). Two broker dealers, having at least ten percent of total gross premiums, generated 21% of the Companies' sales in 2000 (30% and 27% by two broker/dealers during 1999 and 1998, respectively). The Premium Plus product generated 71% of the Companies' sales during 2000 (79% during 1999 and 63% during 1998).

Leases: The Companies lease their home office space, certain other equipment, and capitalized computer software under operating leases which expire through 2020. During the years ended December 31, 2000, 1999 and 1998, rent expense totaled $2,874,000, $2,273,000, and $1,241,000, respectively. At December 31,
2000, minimum rental payments due under all non-cancelable operating leases with initial terms of one year or more are: 2001 - $3,790,000; 2002 - $3,257,000;
2003 - $2,611,000; 2004 - $2,419,000; 2005 - $2,419,000, and 2006 and thereafter
- $38,700,000.

Revolving Note Payable: To enhance short-term liquidity, the Companies established a revolving note payable with SunTrust Bank, Atlanta (the "Bank") which expires July 30, 2001. The note was approved by the Boards of Directors of Golden American and First Golden on August 5, 1998 and September 29, 1998, respectively. The total amount the Companies may have outstanding is $85,000,000, of which Golden American and First Golden have individual credit sublimits of $75,000,000 and $10,000,000, respectively. The note accrues interest at an annual rate equal to: (1) the cost of funds for the Bank for the period applicable for the advance plus 0.225% or (2) a rate quoted by the Bank to the Companies for the advance. The terms of the agreement require the Companies to maintain the minimum level of Company Action Level Risk Based Capital as established by applicable state law or regulation. During the years ended December 31, 2000, 1999 and 1998, the Companies incurred interest expense of $87,000, $198,000 and $352,000, respectively. At December 31, 2000, there were no amounts outstanding under this agreement. At December 31, 1999, the Companies had a $1,400,000 note payable to the Bank under this agreement.

--------------------------------------------------------------------------------
                       STATEMENT OF ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

TABLE OF CONTENTS

     ITEM                                                              PAGE
     Introduction......................................................   1
     Description of Golden American Life Insurance Company.............   1
     Safekeeping of Assets.............................................   1
     The Administrator.................................................   1
     Independent Auditors..............................................   1
     Distribution of Contracts.........................................   1
     Performance Information...........................................   2
     IRA Partial Withdrawal Option.....................................   6
     Other Information.................................................   6
     Financial Statements of Separate Account B........................   6

--------------------------------------------------------------------------------
PLEASE TEAR OFF, COMPLETE AND RETURN THE FORM BELOW TO ORDER A FREE STATEMENT OF ADDITIONAL INFORMATION FOR THE CONTRACTS OFFERED UNDER THE PROSPECTUS. ADDRESS THE FORM TO OUR CUSTOMER SERVICE CENTER; THE ADDRESS IS SHOWN ON THE PROSPECTUS COVER.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

PLEASE SEND ME A FREE COPY OF THE STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT B.

Please Print or Type:


                           --------------------------------------------------
                           Name

                           --------------------------------------------------
                           Social Security Number

                           --------------------------------------------------
                           Street Address

                           --------------------------------------------------
                           City, State, Zip


ACCESS ONE   05/01/01
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-------------------------------------------------------------------------------
                                   APPENDIX A
--------------------------------------------------------------------------------

                         CONDENSED FINANCIAL INFORMATION

LIQUID ASSET

------------------------------------------------------------------
                       STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $17.22                  --               --
9/18/00              16.94                  --               --
------------------------------------------------------------------


LIMITED MATURITY BOND

------------------------------------------------------------------
                       STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $19.77               1,095          $21,647
9/18/00              19.20                  --               --
------------------------------------------------------------------


CORE BOND (FORMERLY GLOBAL FIXED INCOME)

------------------------------------------------------------------
                       STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $12.42                  --               --
9/18/00              11.65                  --               --
------------------------------------------------------------------


TOTAL RETURN

------------------------------------------------------------------
                       STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $21.95                  --               --
9/18/00              20.55                  --               --
------------------------------------------------------------------


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                                       A1

EQUITY INCOME

------------------------------------------------------------------
                       STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $26.61                 833          $22,164
9/18/00              24.14                  --               --
------------------------------------------------------------------


ALL CAP

------------------------------------------------------------------
                       STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                 11.69                  --               --
9/18/00              11.60                  --               --
------------------------------------------------------------------


REAL ESTATE

------------------------------------------------------------------
                       STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $29.64                  --               --
9/18/00              27.65                  --               --
------------------------------------------------------------------


VALUE EQUITY

------------------------------------------------------------------
                       STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $20.52                  --               --
9/18/00              19.75                  --               --
------------------------------------------------------------------


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                                       A2

INVESTORS

------------------------------------------------------------------
                       STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $11.36                  --               --
9/18/00              11.11                  --               --
------------------------------------------------------------------


RISING DIVIDENDS

------------------------------------------------------------------
                       STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $26.59                  --               --
9/18/00              27.08                  --               --
------------------------------------------------------------------


MANAGED GLOBAL

------------------------------------------------------------------
                       STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $21.72                 953          $20,690
9/18/00              23.85                  --               --
------------------------------------------------------------------


LARGE CAP VALUE

------------------------------------------------------------------
                       STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $10.63                  --               --
9/18/00              10.77                  --               --
------------------------------------------------------------------


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                                       A3

HARD ASSETS

------------------------------------------------------------------
                       STANDARD DEATH BENEFIT
----------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $18.16                  --               --
9/18/00              18.93                  --               --
------------------------------------------------------------------


RESEARCH

------------------------------------------------------------------
            STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $27.92                  --               --
9/18/00              31.83                  --               --
------------------------------------------------------------------


CAPITAL GROWTH

------------------------------------------------------------------
                       STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $17.97                  --               --
9/18/00              20.39                  --               --
------------------------------------------------------------------


CAPITAL APPRECIATION

------------------------------------------------------------------
                       STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $27.19                  --               --
9/18/00              30.92                  --               --
------------------------------------------------------------------


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                                       A4

SMALL CAP

------------------------------------------------------------------
                       STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $19.25               1,040          $20,017
9/18/00              24.08                  --               --
------------------------------------------------------------------


MID-CAP GROWTH

------------------------------------------------------------------
                       STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $44.75                  --               --
9/18/00              49.80                  --               --
------------------------------------------------------------------


STRATEGIC EQUITY

------------------------------------------------------------------
                       STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $19.82                  --               --
9/18/00              25.04                  --               --
------------------------------------------------------------------


GROWTH

------------------------------------------------------------------
                       STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $22.98                 808          $18,572
9/18/00              29.10                  --               --
------------------------------------------------------------------


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                                       A5

DEVELOPING WORLD

------------------------------------------------------------------
                       STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                 $7.78                  --               --
9/18/00               9.28                  --               --
------------------------------------------------------------------


PIMCO HIGH YIELD BOND

------------------------------------------------------------------
                       STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $10.25                  --               --
9/18/00              10.55                  --               --
------------------------------------------------------------------


PIMCO STOCKSPLUS
     GROWTH AND INCOME

------------------------------------------------------------------
                       STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $12.01                  --               --
9/18/00              13.18                  --               --
------------------------------------------------------------------


PILGRIM GLOBAL BRAND NAMES
     (FORMERLY, ING GLOBAL BRAND NAMES

------------------------------------------------------------------
                       STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                 $8.81                  --               --
9/18/00               9.36                  --               --
------------------------------------------------------------------


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                                       A6

PRUDENTIAL JENNISON

------------------------------------------------------------------
                       STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                 $7.89                  --               --
9/18/00               9.64                  --               --
------------------------------------------------------------------


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                                       A7

--------------------------------------------------------------------------------
                                   APPENDIX B
--------------------------------------------------------------------------------

                        MARKET VALUE ADJUSTMENT EXAMPLES

EXAMPLE #1: FULL SURRENDER -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

     Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a full surrender is requested 3 years into the guaranteed interest period; that the then Index Rate for a 7 year guaranteed interest period ("J") is 8%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

1.   The contract value of the Fixed Interest Allocation on the date of
                                            3
     surrender is $124,230 ($100,000 x 1.075 )

2.   N = 2,555 (365 x 7)

                                                         2,555/365
3.   Market Value Adjustment = $124,230 x [(1.07/ 1.0825)         -1] = $9,700

Therefore, the amount paid to you on full surrender is $114,530 ($124,230 - $9,700 ).

EXAMPLE #2: FULL SURRENDER -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

     Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a full surrender is requested 3 years into the guaranteed interest period; that the then Index Rate for a 7 year guaranteed interest period ("J") is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

1.   The contract value of the Fixed Interest Allocation on the date of
                                            3
     surrender is $124,230 ($100,000 x 1.075 )

2.   N = 2,555 (365 x 7)

                                                        2,555/365
3.   Market Value Adjustment = $124,230 x [(1.07/1.0625)         -1] = $6,270

Therefore, the amount paid to you on full surrender is $130,500 ($124,230 + $6,270 ).

EXAMPLE #3: WITHDRAWAL -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

     Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a withdrawal of $114,530 is requested 3 years into the guaranteed interest period; that the then Index Rate ("J") for a 7 year guaranteed interest period is 8%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

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                                       B1

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

1.   The contract value of the Fixed Interest Allocation on the date of
                                              3
     withdrawal is $248,459 ( $200,000 x 1.075 )

2.   N = 2,555 (365 x 7)
                                                              2,555/365
3.   Amount that must be withdrawn = [$114,530 /( 1.07/1.0825)         ]
     = $124,230

Then calculate the Market Value Adjustment on that amount.

                                                       2,555/365
4.  Market Value Adjustment = $124,230 x [(1.07/1.0825)         -1] = $9,700

     Therefore, the amount of the withdrawal paid to you is $114,530, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $114,530, and also reduced by the Market Value Adjustment of $9,700, for a total reduction in the Fixed Interest Allocation of $124,230.

EXAMPLE #4: WITHDRAWAL -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

     Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate of 7%; that a withdrawal of $130,500 requested 3 years into the guaranteed interest period; that the then Index Rate ("J") for a 7 year guaranteed interest period is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

1.   The contract value of Fixed Interest Allocation on the date of surrender is
                               3
     $248,459 ($200,000 x 1.075 )

2.   N = 2,555 (365 x 7)

                                                             2,555/365
3.   Amount that must be withdrawn = [$130,500 /(1.07/1.0625)         ]
     = $124,230

Then calculate the Market Value Adjustment on that amount.

                                                        2,555/365
4.   Market Value Adjustment = $124,230 x [(1.07/1.0625)         -1] = $6,270

     Therefore, the amount of the withdrawal paid to you is $130,500, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $130,500, but increased by the Market Value Adjustment of $6,270, for a total reduction in the Fixed Interest Allocation of $124,230.

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                                       B2

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                             ING VARIABLE ANNUITIES

                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
 Golden American Life Insurance Company is a stock company domiciled in Delaware
--------------------------------------------------------------------------------

ACCESS ONE  Non-Print                                                   05/01/01

                 ACCESS ONE PROFILE AND PROSPECTUS
                           FORM (TWO)

ING  VARIABLE  ANNUITIES

GOLDEN AMERICAN LIFE INSURANCE COMPANY
SEPARATE ACCOUNT B OF GOLDEN AMERICAN LIFE INSURANCE COMPANY

--------------------------------------------------------------------------------
                                   PROFILE OF

                           GOLDENSELECT ACCESS(R) ONE

            DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY CONTRACT


                                   MAY 1, 2001


     ---------------------------------------------------------------------
     This Profile is a summary of some of the more important points that you should know and consider before purchasing the Contract. The Contract is more fully described in the full prospectus which accompanies this Profile.Please read the prospectus carefully.
     ---------------------------------------------------------------------

--------------------------------------------------------------------------------


1.   THE ANNUITY CONTRACT
The Contract offered in this prospectus is a deferred combination variable and fixed annuity contract between you and Golden American Life Insurance Company. The Contract provides a means for you to invest on a tax-deferred basis in (i) one or more of 38 mutual fund investment portfolios through our Separate Account B and/or (ii) in a fixed account of Golden American with guaranteed interest periods. The 38 mutual fund portfolios are listed on page 3. We currently offer guaranteed interest periods of 1, 3, 5, 7 and 10 years in the fixed account. We set the interest rates in the fixed account (which will never be less than 3%) periodically. We may credit a different interest rate for each interest period. The interest you earn in the fixed account as well as your principal is guaranteed by Golden American as long as you do not take your money out before the maturity date for the applicable interest period. If you withdraw your money from the fixed account more than 30 days before the applicable maturity date, we will apply a market value adjustment. A market value adjustment could increase or decrease your contract value and/or the amount you take out. Generally, the investment portfolios are designed to offer a better return than the fixed account. However, this is NOT guaranteed. You may not make any money, and you can even lose the money you invest.

The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the date on which you start receiving the annuity payments under your Contract. The amounts you accumulate during the accumulation phase will determine the amount of annuity payments you will receive. The income phase begins on the annuity start date, which is the date you start receiving regular annuity payments from your Contract.



ACCESS ONE PROFILE                                       PROSPECTUS BEGINS AFTER
                                                          PAGE 6 OF THIS PROFILE

You determine (1) the amount and frequency of premium payments, (2) the investments, (3) transfers between investments, (4) the type of annuity to be paid after the accumulation phase, (5) the beneficiary who will receive the death benefit, and (6) the amount and frequency of withdrawals.

2.   YOUR ANNUITY PAYMENTS (THE INCOME PHASE)
Annuity payments are the periodic payments you will begin receiving on the annuity start date. You may choose one of the following annuity payment options:

     ----------------------------------------------------------------------------------------
                                            ANNUITY OPTIONS
     ----------------------------------------------------------------------------------------
     Option 1            Income for a fixed      Payments are made for a specified number of
                         period                  years to you or your beneficiary.
     ----------------------------------------------------------------------------------------
     Option 2            Income for life with    Payments are made for the rest of your life
                         a period certain        or longer for a specified period such as 10
                                                 or 20 years or until the total amount used
                                                 to buy this option has been repaid.  This
                                                 option  comes with an added  guarantee that
                                                 payments will continue to your beneficiary
                                                 for the remainder of such period if you
                                                 should die during the period.
     ----------------------------------------------------------------------------------------
     Option 3            Joint life income       Payments are made for your life and the life
                                                 of another person (usually your spouse).
     ----------------------------------------------------------------------------------------
     Option 4            Annuity plan            Any other annuitization plan that we choose
                                                 to offer on the annuity start date.
     ----------------------------------------------------------------------------------------

Annuity payments under Options 1, 2 and 3 are fixed. Annuity payments under Option 4 may be fixed or variable. If variable and subject to the Investment Company Act of 1940, it will comply with the requirements of such Act. Once you elect an annuity option and begin to receive payments, it cannot be changed.

3.   PURCHASE (BEGINNING OF THE ACCUMULATION PHASE)
You may purchase the Contract with an initial payment of $10,000 or more ($1,500 for a qualified Contract) up to and including age 85. You may make additional payments of $500 or more ($50 for a qualified Contract) at any time before you turn 85 during the accumulation phase. Under certain circumstances, we may waive the minimum initial and additional premium payment requirement. Any initial or additional premium payment that would cause the contract value of all annuities that you maintain with us to exceed $1,000,000 requires our prior approval.

Who may purchase this Contract? The Contract is available only in connection with a non-discretionary asset-based fee brokerage account. The Contract may be purchased by individuals as part of a personal retirement plan (a "non-qualified Contract"), or as a Contract that qualifies for special tax treatment when purchased as either an Individual Retirement Annuity (IRA) or in connection with a qualified retirement plan (each a "qualified Contract").

IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other benefits including death benefits and the ability to receive a lifetime income. See "Expenses" in this profile.

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THE CONTRACT IS DESIGNED FOR PEOPLE SEEKING LONG-TERM TAX-DEFERRED ACCUMULATION OF ASSETS, GENERALLY FOR RETIREMENT OR OTHER LONG-TERM PURPOSES. THE TAX-DEFERRED FEATURE IS MORE ATTRACTIVE TO PEOPLE IN HIGH FEDERAL AND STATE TAX BRACKETS. YOU SHOULD NOT BUY THIS CONTRACT: (1) IF YOU ARE LOOKING FOR A SHORT-TERM INVESTMENT; (2) IF YOU CANNOT RISK GETTING BACK LESS MONEY THAN YOU PUT IN; OR (3) IF YOUR ASSETS ARE IN A PLAN WHICH PROVIDES FOR TAX-DEFERRAL AND YOU SEE NO OTHER REASON TO PURCHASE THIS CONTRACT.

4.   THE INVESTMENT PORTFOLIOS
You can direct your money into (1) the fixed account with guaranteed interest periods of 6 months, 1, 3, 5, 7 and 10 years, and/or (2) into any one or more of the following 39 mutual fund investment portfolios through our Separate Account
B. The investment portfolios are described in the prospectuses for the GCG Trust, the PIMCO Variable Insurance Trust, Pilgrim Variable Insurance Trust, the Prudential Series Fund, the Pilgrim Variable Products Trust and the ProFunds. Keep in mind that while an investment in the fixed account earns a fixed interest rate, an investment in any investment portfolio, depending on market conditions, may cause you to make or lose money. The investment portfolios available under your Contract are:

     THE GCG TRUST
          Liquid Asset Series                 Real Estate Series               Capital Growth Series
          Limited Maturity Bond Series        Value Equity Series              Capital Appreciation Series
          Core Bond Series (formerly          Investors Series                 Small Cap Series
          Global Fixed Income Series)         International Equity Series*     Mid-Cap Growth Series
          Fully Managed Series                Rising Dividends Series          Strategic Equity Series
          Total Return Series                 Managed Global Series            Special Situations
          Asset Allocation Growth Series      Large Cap Value Series           Growth Series
          Equity Income Series                Hard Assets Series               Developing World Series
          All Cap Series                      Diversified Mid-Cap Series       Internet TollkeeperSM Series
          Growth and Income Series            Research Series

     THE PIMCO VARIABLE INSURANCE TRUST       PILGRIM VARIABLE INSURANCE TRUST
          PIMCO High Yield Bond Portfolio          (FORMERLY ING VARIABLE INSURANCE TRUST)
          PIMCO StocksPLUS Growth                  Pilgrim Global Brand Names Fund
             and Income Portfolio                  (formerly ING Global Brand Names Fund)

     PRUDENTIAL SERIES FUND                   PILGRIM VARIABLE PRODUCTS TRUST
          Prudential Jennison Portfolio            Pilgrim VP MagnaCap Portfolio
          SP Jennison International Growth         Pilgrim VP SmallCap Opportunities Portfolio
             Portfolio                             Pilgrim VP Growth Opportunities Portfolio

     PROFUNDS
          ProFund VP Bull
          ProFund VP Small-Cap
          ProFund VP Europe 30

     *    Not currently available.
     Internet TollkeeperSM is a service mark of Goldman, Sachs & Co.


5.   EXPENSES
The Contract has insurance features and investment features, and there are charges related to each. For the insurance features, the Company deducts a mortality and expense risk charge and an asset-based administrative charge. We deduct the mortality and expense risk charge and the asset-based

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administrative charges daily directly from your contract value in the investment portfolios. The mortality and expense risk charge and the asset-based administrative charge, on an annual basis, are as follows:

     Mortality & Expense Risk Charge....................    0.35%
     Asset-Based Administrative Charge..................    0.15%
                                                            -----
            Total.......................................    0.50%

We do not deduct any surrender charges for withdrawals.

Each investment portfolio has charges for investment management fees and other expenses. These charges, which vary by investment portfolio, currently range from 0.55% to 1.86% annually (see following table) of the portfolio's average daily net asset balance.

If you withdraw money from your Contract, or if you begin receiving annuity payments, we may deduct a premium tax of 0%-3.5% to pay to your state.


The following table is designed to help you understand the Contract charges. The "Total Annual Insurance Charges" column reflects the maximum mortality and expense risk charge and the asset-based administrative charge. The "Total Annual Investment Portfolio Charges" column reflects the portfolio charges for each portfolio is based on actual expenses as of December 31, 2000, except for
(i) portfolios that commenced operations during 2000 or 2001 where the charges have been estimated, and (ii) newly formed portfolios where the charges have been estimated. The column "Total Annual Charges" reflects the sum of the previous two columns. The columns under the heading "Examples" show you how much you would pay under the Contract for a 1-year period and for a 10-year period.

As required by the Securities and Exchange Commission, the examples assume that you invested $1,000 in a Contract that earns 5% annually and that you withdraw your money at the end of Year 1 or at the end of Year 10. For Years 1 and 10, the examples show the total annual charges assessed during that time. For these examples, the premium tax is assumed to be 0%.

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                                                                                                   EXAMPLES:
                                                    TOTAL ANNUAL                                   ---------
                                 TOTAL ANNUAL        INVESTMENT           TOTAL           TOTAL CHARGES AT THE END OF:
                                  INSURANCE          PORTFOLIO           ANNUAL
INVESTMENT PORTFOLIO               CHARGES            CHARGES            CHARGES            1 YEAR         10 YEARS
------------------------------------------------------------------------------------------------------------------------
THE GCG TRUST
Liquid Asset                        0.50%              0.55%              1.05%               $11            $128
------------------------------------------------------------------------------------------------------------------------
Limited Maturity Bond               0.50%              0.55%              1.05%               $11            $128
------------------------------------------------------------------------------------------------------------------------
Core Bond                           0.50%              1.01%              1.51%               $15            $180
------------------------------------------------------------------------------------------------------------------------
Fully Managed                       0.50%              0.95%              1.45%               $15            $174
------------------------------------------------------------------------------------------------------------------------
Total Return                        0.50%              0.89%              1.39%               $14            $167
------------------------------------------------------------------------------------------------------------------------
Asset Allocation Growth             0.50%              1.01%              1.51%               $15            $180
------------------------------------------------------------------------------------------------------------------------
Equity Income                       0.50%              0.95%              1.45%               $15            $174
------------------------------------------------------------------------------------------------------------------------
All Cap                             0.50%              1.01%              1.51%               $15            $180
------------------------------------------------------------------------------------------------------------------------
Growth and Income                   0.50%              1.11%              1.61%               $16            $191
------------------------------------------------------------------------------------------------------------------------
Real Estate                         0.50%              0.95%              1.45%               $15            $174
------------------------------------------------------------------------------------------------------------------------
Value Equity                        0.50%              0.95%              1.45%               $15            $174
------------------------------------------------------------------------------------------------------------------------
Investors                           0.50%              1.01%              1.51%               $15            $180
------------------------------------------------------------------------------------------------------------------------
International Equity                0.50%              1.26%              1.76%               $18            $207
------------------------------------------------------------------------------------------------------------------------
Rising Dividends                    0.50%              0.95%              1.45%               $15            $174
------------------------------------------------------------------------------------------------------------------------
Managed Global                      0.50%              1.26%              1.76%               $18            $207
------------------------------------------------------------------------------------------------------------------------
Large Cap Value                     0.50%              1.01%              1.51%               $15            $180
------------------------------------------------------------------------------------------------------------------------
Hard Assets                         0.50%              0.95%              1.45%               $15            $174
------------------------------------------------------------------------------------------------------------------------
Diversified Mid-Cap                 0.50%              1.01%              1.51%               $15            $180
------------------------------------------------------------------------------------------------------------------------
Research                            0.50%              0.89%              1.39%               $14            $167
------------------------------------------------------------------------------------------------------------------------
Capital Growth                      0.50%              1.00%              1.50%               $15            $179
------------------------------------------------------------------------------------------------------------------------
Capital Appreciation                0.50%              0.95%              1.45%               $15            $174
------------------------------------------------------------------------------------------------------------------------
Small Cap                           0.50%              0.95%              1.45%               $15            $174
------------------------------------------------------------------------------------------------------------------------
Mid-Cap Growth                      0.50%              0.89%              1.39%               $14            $167
------------------------------------------------------------------------------------------------------------------------
Strategic Equity                    0.50%              0.95%              1.45%               $15            $174
------------------------------------------------------------------------------------------------------------------------
Special Situations                  0.50%              1.11%              1.61%               $16            $191
------------------------------------------------------------------------------------------------------------------------
Growth                              0.50%              1.00%              1.50%               $15            $179
------------------------------------------------------------------------------------------------------------------------
Developing World                    0.50%              1.76%              2.26%               $23            $260
------------------------------------------------------------------------------------------------------------------------
Internet Tollkeeper                 0.50%              1.86%              2.36%               $24            $270
------------------------------------------------------------------------------------------------------------------------

THE PIMCO VARIABLE INSURANCE TRUST
PIMCO High Yield Bond               0.50%              0.75%              1.25%               $13            $151
------------------------------------------------------------------------------------------------------------------------
PIMCO StocksPLUS
  Growth and Income                 0.50%              0.65%              1.15%               $12            $140
------------------------------------------------------------------------------------------------------------------------

PILGRIM VARIABLE INSURANCE TRUST
------------------------------------------------------------------------------------------------------------------------
Pilgrim Global
  Brand Names                       0.50%              1.23%              1.73%                $18            $204
------------------------------------------------------------------------------------------------------------------------

THE PRUDENTIAL SERIES FUND
Prudential Jennison                 0.50%              1.04%              1.54%               $16            $183
------------------------------------------------------------------------------------------------------------------------
SP Jennison
  International Growth              0.50%              1.64%              2.14%               $22            $247
------------------------------------------------------------------------------------------------------------------------

PILGRIM VARIABLE PRODUCTS TRUST
Pilgrim VP MagnaCap                 0.50%              1.10%              1.60%               $16            $190
------------------------------------------------------------------------------------------------------------------------
Pilgrim VP SmallCap
  Opportunities                     0.50%              1.10%              1.60%               $16            $190
------------------------------------------------------------------------------------------------------------------------
Pilgrim VP Growth
  Opportunities                     0.50%              1.10%              1.60%               $16            $190

PROFUNDS
------------------------------------------------------------------------------------------------------------------------
Profund VP Bull                     0.50%              1.80%              2.30%               $23            $264
------------------------------------------------------------------------------------------------------------------------
ProFund VP Small-Cap                0.50%              1.80%              2.30%               $23            $264
------------------------------------------------------------------------------------------------------------------------
ProFund VP Europe 30                0.50%              1.75%              2.25%               $23            $258
------------------------------------------------------------------------------------------------------------------------


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The "Total Annual Investment Portfolio Charges" column above reflects current expense reimbursements for applicable investment portfolios. For more detailed information, see "Fees and Expenses" in the prospectus for the Contract.

6.   TAXES
Under a qualified Contract, your premiums are generally pre-tax contributions and accumulate on a tax-deferred basis. Premiums and earnings are generally taxed as income when you make a withdrawal or begin receiving annuity payments, presumably when you are in a lower tax bracket.

Under a non-qualified Contract, premiums are paid with after-tax dollars, and any earnings will accumulate tax-deferred. You will generally be taxed on these earnings, but not on premiums, when you make a withdrawal or begin receiving annuity payments.

For owners of most qualified Contracts, when you reach age 70 1/2 (or, in some cases, retire), you will be required by federal tax laws to begin receiving payments from your annuity or risk paying a penalty tax. In those cases, we can calculate and pay you the minimum required distribution amounts at your request.

If you are younger than 59 1/2 when you take money out, in most cases, you will be charged a 10% federal penalty tax on the taxable earnings withdrawn.

7.   WITHDRAWALS
You can withdraw your money at any time during the accumulation phase. You may elect in advance to take systematic withdrawals which are described on page [6]. We will apply a market value adjustment if you withdraw your money from the fixed account more than 30 days before the applicable maturity date. Income taxes and a penalty tax may apply to amounts withdrawn.


8.   PERFORMANCE
The value of your Contract will fluctuate depending on the investment performance of the portfolio(s) you choose. Since this Contract was not issued before 2000, there is no actual performance history for the entire year to illustrate. Actual performance information will be shown in updated prospectuses beginning in 2002. Please keep in mind that past or hypothetical performance is not a guarantee of future results.


9.   DEATH BENEFIT
The death benefit is payable when the first of the following persons dies: the contract owner, joint owner, or annuitant (if a contract owner is not an individual). Assuming you are the contract owner, if you die during the accumulation phase, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as required claim forms, at our Customer Service Center. If your beneficiary elects to delay receipt of the death benefit until a date after the time of your death, the amount of the benefit payable in the future may be affected. If you die after the annuity start date and you are the annuitant, your beneficiary will receive the death benefit under the annuity option then in effect.

The death benefit may be subject to certain mandatory distribution rules required by federal tax law.

If you die before the annuity start date, your beneficiary is eligible to receive the greatest of:

     1)   the contract value;

     2) the total premium payments made under the Contract, reduced by a pro rata adjustment for any withdrawals; or

     3) the cash surrender value. Note: The amount of the death benefit could be reduced by premium taxes owed and withdrawals not previously deducted.

Note: The amount of the death benefit could be reduced by premium taxes owed and withdrawals not previously deducted.

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10.  OTHER INFORMATION
     FREE LOOK. If you cancel the Contract within 10 days after you receive it, you will receive a refund of your adjusted contract value. We determine your contract value the close of business on the day we receive your written refund request. For purposes of the refund during the free look period, (i) we adjust your contract value for any market value adjustment (if you have invested in the fixed account), and (ii) then we include a refund of any charges deducted from your contract value. Because of the market risks associated with investing in the portfolios and the potential positive or negative effect of the market value adjustment, the contract value returned may be greater or less than the premium payment you paid. Some states require us to return to you the amount of the paid premium (rather than the contract value) in which case you will not be subject to investment risk during the free look period. Also, in some states, you may be entitled to a longer free look period.

     TRANSFERS AMONG INVESTMENT PORTFOLIOS AND THE FIXED ACCOUNT. You can make transfers among your investment portfolios and your investment in the fixed account as frequently as you wish without any current tax implications. The minimum amount for a transfer is $100. There is currently no charge for transfers, and we do not limit the number of transfers allowed. The Company may, in the future, charge a $25 fee for any transfer after the twelfth transfer in a contract year or limit the number of transfers allowed. Keep in mind that if you transfer or otherwise withdraw your money from the fixed account more than 30 days before the applicable maturity date, we will apply a market value adjustment. A market value adjustment could increase or decrease your contract value and/or the amount you transfer or withdraw.

     NO PROBATE. In most cases, when you die, the person you choose as your beneficiary will receive the death benefit without going through probate. See "Federal Tax Considerations -- Taxation of Death Benefit Proceeds" in the prospectus for the Contract.

ADDITIONAL FEATURES. This Contract has other features you may be interested in. These include:

          Dollar Cost Averaging. This is a program that allows you to invest a fixed amount of money in the investment portfolios each month. It may give you a lower average cost per unit over time than a single one-time purchase. Dollar cost averaging requires regular investments regardless of fluctuating price levels, and does not guarantee profits or prevent losses in a declining market. This option is currently available only if you have $1,200 or more in the Limited Maturity Bond or the Liquid Asset investment portfolios or in the fixed account with a 1-year guaranteed interest period. Transfers from the fixed account under this program will not be subject to a market value adjustment.

          Systematic Withdrawals. During the accumulation phase, you can arrange to have money sent to you at regular intervals throughout the year. These withdrawals will not result in any surrender charges. Withdrawals from your money in the fixed account under this program are not subject to a market value adjustment. Of course, any applicable income and penalty taxes will apply on amounts withdrawn.

          Automatic Rebalancing. If your contract value is $10,000 or more, you may elect to have the Company automatically readjust the money between your investment portfolios periodically to keep the blend you select. Investments in the fixed account are not eligible for automatic rebalancing.

11.  INQUIRIES
If you need more information after reading this profile and the prospectus, please contact us at:

     CUSTOMER SERVICE CENTER
     P.O. BOX 2700
     WEST CHESTER, PENNSYLVANIA 19380
     (800) 366-0066

or your registered representative.

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GOLDEN AMERICAN LIFE INSURANCE COMPANY
SEPARATE ACCOUNT B OF GOLDEN AMERICAN LIFE INSURANCE COMPANY

           DEFERRED COMBINATION VARIABLE AND FIXED ANNUITY PROSPECTUS
                           GOLDENSELECT ACCESS(R) ONE
--------------------------------------------------------------------------------


                                                                     MAY 1, 2001


     This prospectus describes GoldenSelect Access One, a deferred group and individual variable annuity contract (the "Contract") offered by Golden American Life Insurance Company (the "Company," "we" or "our"). The Contract is available in connection with certain retirement plans that qualify for special federal income tax treatment ("qualified Contracts") as well as those that do not qualify for such treatment ("non-qualified Contracts").

     The Contract provides a means for you to invest your premium payments in one or more of 38 mutual fund investment portfolios. You may also allocate premium payments to our Fixed Account with guaranteed interest periods. Your contract value will vary daily to reflect the investment performance of the investment portfolio(s) you select and any interest credited to your allocations in the Fixed Account. The investment portfolios available under your Contract and the portfolio managers are listed on the back of this cover.

     We will credit your Fixed Interest Allocation(s) with a fixed rate of interest. We set the interest rates periodically. We will not set the interest rate to be less than a minimum annual rate of 3%. You may choose guaranteed interest periods of 1, 3, 5, 7 and 10 years. The interest earned on your money as well as your principal is guaranteed as long as you hold them until the maturity date. If you take your money out from a Fixed Interest Allocation more than 30 days before the applicable maturity date, we will apply a market value adjustment ("Market Value Adjustment"). A Market Value Adjustment could increase or decrease your contract value and/or the amount you take out. You bear the risk that you may receive less than your principal if we take a Market Value Adjustment. For Contracts sold in some states, not all Fixed Interest Allocations or subaccounts are available. You have a right to return a Contract within 10 days after you receive it for a refund of the adjusted contract value (which may be more or less than the premium payments you paid), or if required by your state, the original amount of your premium payment. Longer free look periods apply in some states.

     This prospectus provides information that you should know before investing and should be kept for future reference. A Statement of Additional Information, dated May 1, 2001, has been filed with the Securities and Exchange Commission. It is available without charge upon request. To obtain a copy of this document, write to our Customer Service Center at P.O. Box 2700, West Chester, Pennsylvania 19380 or call (800) 366-0066, or access the SEC's website (http://www.sec.gov). The table of contents of the Statement of Additional Information ("SAI") is on the last page of this prospectus and the SAI is made part of this prospectus by reference.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


AN INVESTMENT IN THE SUBACCOUNTS THROUGH THE GCG TRUST, THE PIMCO VARIABLE INSURANCE TRUST, PILGRIM VARIABLE INSURANCE TRUST, THE PRUDENTIAL SERIES FUND, THE PILGRIM VARIABLE PRODUCTS TRUST OR THE PROFUNDS IS NOT A BANK DEPOSIT AND IS NOT INSURED OR GUARANTEED BY ANY BANK OR BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

THIS PROSPECTUS MUST BE ACCOMPANIED BY A CURRENT PROSPECTUS FOR THE GCG TRUST, THE PIMCO VARIABLE INSURANCE TRUST, PILGRIM VARIABLE INSURANCE TRUST, THE PRUDENTIAL SERIES FUND, THE PILGRIM VARIABLE PRODUCTS TRUST AND THE PROFUNDS.


--------------------------------------------------------------------------------
A LIST OF THE INVESTMENT PORTFOLIOS AND THE MANAGERS ARE LISTED ON THE BACK OF THIS COVER.
--------------------------------------------------------------------------------

     The investment portfolios available under your Contract and the portfolio managers are:

A I M CAPITAL MANAGEMENT, INC.
     Capital Appreciation Series
     Strategic Equity Series

ALLIANCE CAPITAL MANAGEMENT L. P.
     Capital Growth Series

BARING INTERNATIONAL INVESTMENT LIMITED
  (AN AFFILIATE)
     Developing World Series
     Hard Assets Series

CAPITAL GUARDIAN TRUST COMPANY
     Large Cap Value Series
     Managed Global Series
     Small Cap Series

EAGLE ASSET MANAGEMENT, INC
     Value Equity Series

FIDELITY MANAGEMENT & RESEARCH COMPANY
     Asset Allocation Growth Series
     Diversified Mid-Cap Series


GOLDMAN SACHS ASSET MANAGEMENT
     Internet TollkeeperSM Series


ING INVESTMENT MANAGEMENT, LLC
  (AN AFFILIATE)
     Limited Maturity Bond Series
     Liquid Asset Series


ING PILGRIM INVESTMENTS, LLC (AN AFFILIATE)
     International Equity Series*


JANUS CAPITAL CORPORATION
     Growth Series
     Growth and Income Series
     Special Situations Series

KAYNE ANDERSON RUDNICK INVESTMENT
  MANAGEMENT, LLC
     Rising Dividends Series

MASSACHUSETTS FINANCIAL SERVICES COMPANY
     Mid-Cap Growth Series
     Research Series
     Total Return Series

PACIFIC INVESTMENT MANAGEMENT COMPANY
     Core Bond Series
       (formerly Global Fixed Income Series)

PRUDENTIAL INVESTMENT CORPORATION
     Real Estate Series

SALOMON BROTHERS ASSET MANAGEMENT, INC
     All Cap Series
     Investors Series

T. ROWE PRICE ASSOCIATES, INC.
     Equity Income Series
     Fully Managed Series

PACIFIC INVESTMENT MANAGEMENT COMPANY
     PIMCO High Yield Bond Portfolio
     PIMCO StocksPLUS Growth and Income Portfolio


ING INVESTMENT MANAGEMENT ADVISORS B.V.
  (AN AFFILIATE)
     Pilgrim Global Brand Names Fund (formerly
       ING Global Brand Names Fund)


JENNISON ASSOCIATES LLC
     Prudential Jennison Portfolio
     SP Jennison International Growth Portfolio


ING PILGRIM INVESTMENTS, LLC (AN AFFILIATE)
     Pilgrim VP Growth Opportunities Portfolio
     Pilgrim VP MagnaCap Portfolio
     Pilgrim VP SmallCap Opportunities Portfolio

PROFUND ADVISORS LLC
     ProFund VP Bull
     ProFund VP Europe 30
     ProFund VP Small-Cap

* Not currently available.
Internet TollkeeperSM Series is a service mark of Goldman, Sachs & Co.


     The above mutual fund investment portfolios are purchased and held by corresponding divisions of our Separate Account B. We refer to the divisions as "subaccounts" and the money you place in the Fixed Account's guaranteed interest periods as "Fixed Interest Allocations" in this prospectus.

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                                TABLE OF CONTENTS
--------------------------------------------------------------------------------
                                                                            PAGE
     Index of Special Terms..................................................  1
     Fees and Expenses.......................................................  2
     Performance Information.................................................  6
          Accumulation Unit..................................................  6
          Net Investment Factor..............................................  6
          Condensed Financial Information....................................  6
          Financial Statements...............................................  6
          Performance Information............................................  6
     Golden American Life Insurance Company..................................  7
     The Trusts..............................................................  8
     Golden American Separate Account B......................................  8
     The Investment Portfolios...............................................  9
          Investment Objectives..............................................  9
          Investment Management Fees......................................... 12
     The Fixed Interest Allocation........................................... 13
          Selecting a Guaranteed Interest Period............................. 13
          Guaranteed Interest Rates.......................................... 13
          Transfers from a Fixed Interest Allocation......................... 14
          Withdrawals from a Fixed Interest Allocation....................... 14
          Market Value Adjustment............................................ 15
     The Annuity Contract.................................................... 16
          Contract Date and Contract Year .................................. 16
          Annuity Start Date................................................. 16
          Contract Owner..................................................... 16
          Annuitant.......................................................... 16
          Beneficiary........................................................ 17
          Purchase and Availability of the Contract.......................... 17
          Crediting of Premium Payments...................................... 17
          Administrative Procedures.......................................... 18
          Contract Value..................................................... 19
          Cash Surrender Value............................................... 19
          Surrendering to Receive the Cash Surrender Value................... 19
          The Subaccounts.................................................... 20
          Addition, Deletion or Substitution of Subaccounts
             and Other Changes............................................... 20
          The Fixed Account.................................................. 20
          Other Contracts.................................................... 20
          Other Important Provisions......................................... 20
     Withdawals.............................................................. 21
          Regular Withdrawals................................................ 21
          Systematic Withdrawals............................................. 21
          IRA Withdrawals.................................................... 22
     Transfers Among Your Investments........................................ 23
          Dollar Cost Averaging.............................................. 23
          Automatic Rebalancing.............................................. 24
     Death Benefit .........................................................  24
          Death Benefit During the Accumulation Phase........................ 24
          Death Benefit During the Income Phase.............................. 25
          Continuation After Death-- Spouse.................................. 25
          Continuation After Death-- Non Spouse.............................. 25
          Required Distributions Upon Contract Owner's Death................. 25
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          TABLE OF CONTENTS (CONTINUED)
--------------------------------------------------------------------------------
                                                                            PAGE

     Charges and Fees........................................................ 26
          Charge Deduction Subaccount........................................ 26
          Charges Deducted from the Contract Value........................... 26
               No Surrender Charge........................................... 26
               Premium Taxes................................................. 26
               Transfer Charge............................................... 26
          Charges Deducted from the Subaccounts.............................. 27
               Mortality and Expense Risk Charge............................. 27
               Asset-Based Administrative Charge............................. 27
          Trust Expenses..................................................... 27
     The Annuity Options..................................................... 27
          Annuitization of Your Contract..................................... 27
          Selecting the Annuity Start Date................................... 28
          Frequency of Annuity Payments...................................... 28
          The Annuity Options................................................ 28
               Income for a Fixed Period..................................... 28
               Income for Life with a Period Certain......................... 28
               Joint Life Income............................................. 28
               Annuity Plan.................................................. 29
          Payment When Named Person Dies..................................... 29
     Other Contract Provisions............................................... 29
          Reports to Contract Owners......................................... 29
          Suspension of Payments............................................. 29
          In Case of Errors in Your Application.............................. 29
          Assigning the Contract as Collateral............................... 29
          Contract Changes-Applicable Tax Law................................ 30
          Free Look.......................................................... 30
          Group or Sponsored Arrangements.................................... 30
          Selling the Contract............................................... 30
     Other Information....................................................... 31
          Voting Rights...................................................... 31
          State Regulation................................................... 31
          Legal Proceedings.................................................. 31
          Legal Matters...................................................... 31
          Experts............................................................ 32
     Federal Tax Considerations.............................................. 32
     More Information About Golden American Life Insurance Company........... 37
     Financial Statements of Golden American Life Insurance Company.......... 57
     Statement of Additional Information
          Table of Contents.................................................. 87
     Appendix A
          Condensed Financial Information.................................... A1
     Appendix B
          Market Value Adjustment Examples................................... B1

--------------------------------------------------------------------------------
                             INDEX OF SPECIAL TERMS
--------------------------------------------------------------------------------

The following special terms are used throughout this prospectus. Refer to the page(s) listed for an explanation of each term:

SPECIAL TERM                                      PAGE
Accumulation Unit                                    6
Annuitant                                           16
Annuity Start Date                                  16
Cash Surrender Value                                19
Contract Date                                       16
Contract Owner                                      16
Contract Value                                      19
Contract Year                                       16
Death Benefit                                       24
Fixed Interest Allocation                           13
Market Value Adjustment                             15
Net Investment Factor                                6


The following terms as used in this prospectus have the same or substituted meanings as the corresponding terms currently used in the Contract:

TERM USED IN THIS PROSPECTUS             CORRESPONDING TERM USED IN THE CONTRACT
Accumulation Unit Value                  Index of Investment Experience
Annuity Start Date                       Annuity Commencement Date
Contract Owner                           Owner or Certificate Owner
Contract Value                           Accumulation Value
Transfer Charge                          Excess Allocation Charge
Fixed Interest Allocation                Fixed Allocation
Free Look Period                         Right to Examine Period
Guaranteed Interest Period               Guarantee Period
Subaccount(s)                            Division(s)
Net Investment Factor                    Experience Factor
Regular Withdrawals                      Conventional Partial Withdrawals
Withdrawals                              Partial Withdrawals

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                FEES AND EXPENSES
--------------------------------------------------------------------------------

CONTRACT OWNER TRANSACTION EXPENSES*

     Surrender Charge...................................................  None

     Transfer Charge....................................................  None**

     * If you invested in a Fixed Interest Allocation, a Market Value Adjustment may apply to certain transactions. This may increase or decrease your contract value and/or your transfer or surrender amount.
     ** We may in the future charge $25 per transfer if you make more than 12 transfers in a contract year.


SEPARATE ACCOUNT ANNUAL CHARGES*
     Mortality & Expense Risk Charge....................................   0.35%
     Asset-Based Administrative Charge..................................   0.15%
                                                                           -----
          Total.........................................................   0.50%

     * As a percentage of average daily assets in each subaccount. The mortality and expense risk charge and the asset-based administrative charge are deducted daily.

THE GCG TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of a portfolio):

--------------------------------------------------------------------------------
                                 MANAGEMENT           OTHER            TOTAL
PORTFOLIO                          FEE(1)           EXPENSES(2)     EXPENSES(3)
--------------------------------------------------------------------------------
Liquid Asset                        0.54%             0.01%             0.55%
--------------------------------------------------------------------------------
Limited Maturity Bond               0.54%             0.01%             0.55%
--------------------------------------------------------------------------------
Core Bond                           1.00%             0.01%             1.01%
--------------------------------------------------------------------------------
Fully Managed                       0.94%             0.01%             0.95%
--------------------------------------------------------------------------------
Total Return                        0.88%             0.01%             0.89%
--------------------------------------------------------------------------------
Asset Allocation Growth             1.00%             0.01%             1.01%
--------------------------------------------------------------------------------
Equity Income                       0.94%             0.01%             0.95%
--------------------------------------------------------------------------------
All Cap                             1.00%             0.01%             1.01%
--------------------------------------------------------------------------------
Growth and Income                   1.10%             0.01%             1.11%
--------------------------------------------------------------------------------
Real Estate                         0.94%             0.01%             0.95%
--------------------------------------------------------------------------------
Value Equity                        0.94%             0.01%             0.95%
--------------------------------------------------------------------------------
Investors                           1.00%             0.01%             1.01%
--------------------------------------------------------------------------------
International Equity                1.25%             0.01%             1.26%
--------------------------------------------------------------------------------
Rising Dividends                    0.94%             0.01%             0.95%
--------------------------------------------------------------------------------
Managed Global                      1.25%             0.01%             1.26%
--------------------------------------------------------------------------------
Large Cap Value                     1.00%             0.01%             1.01%
--------------------------------------------------------------------------------
Hard Assets                         0.94%             0.01%             0.95%
--------------------------------------------------------------------------------
Diversified Mid-Cap                 1.00%             0.01%             1.01%
--------------------------------------------------------------------------------
Research                            0.88%             0.01%             0.89%
--------------------------------------------------------------------------------
Capital Growth                      0.99%             0.01%             1.00%
--------------------------------------------------------------------------------
Capital Appreciation                0.94%             0.01%             0.95%
--------------------------------------------------------------------------------
Small Cap                           0.94%             0.01%             0.95%
--------------------------------------------------------------------------------
Mid-Cap Growth                      0.88%             0.01%             0.89%
--------------------------------------------------------------------------------
Strategic Equity                    0.94%             0.01%             0.95%
--------------------------------------------------------------------------------
Special Situations                  1.10%             0.01%             1.11%
--------------------------------------------------------------------------------
Growth                              0.99%             0.01%             1.00%
--------------------------------------------------------------------------------
Developing World                    1.75%             0.01%             1.76%
--------------------------------------------------------------------------------
Internet Tollkeeper                 1.85%             0.01%             1.86%
--------------------------------------------------------------------------------

     (1) Fees decline as the total assets of certain combined portfolios increase. See the prospectus for the GCG Trust for more information.
     (2) Other expenses generally consist of independent trustees fees and certain expenses associated with investing in international markets. Other expenses are based on actual expenses for the year ended December 31, 2000 and 2001, except for (i) portfolios that commenced operations in 2000 and (ii) newly formed portfolios where the charges have been estimated.
     (3) Total Expenses are based on actual expenses for the fiscal year ended December 31, 2000.

THE PIMCO VARIABLE INSURANCE TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of a portfolio):

-------------------------------------------------------------------------------------------------------------------------
                                                                                     OTHER EXPENSES      TOTAL EXPENSES
                               MANAGEMENT         SERVICE             OTHER           AFTER EXPENSE       AFTER EXPENSE
PORTFOLIO                         FEE               FEE             EXPENSES(1)      REIMBURSEMENT(2)    REIMBURSEMENT(2)
-------------------------------------------------------------------------------------------------------------------------
PIMCO High Yield Bond            0.25%              0.15%              0.35%              0.35%              0.75%

PIMCO StocksPLUS Growth
     and Income                  0.40%              0.15%              0.11%              0.10%              0.65%
-------------------------------------------------------------------------------------------------------------------------

     (1) "Other Expenses" reflects a 0.35% administrative fee for the High Yield Bond Portfolio and a 0.10% administrative fee and 0.01% representing organizational expenses and pro rata Trustees' fees for the StocksPLUS Growth and Income Portfolio.

     (2) PIMCO has contractually agreed to reduce total annual portfolio operating expenses to the extent they would exceed, due to the payment of organizational expenses and Trustees' fees, 0.75% and 0.65% of average daily net assets for the PIMCO High Yield Bond and StocksPLUS Growth and Income Portfolios, respectively. Without such reductions, Total Annual Expenses for the fiscal year ended December 31, 2000 would have been 0.75% and 0.66% for the PIMCO High Yield Bond and StocksPLUS Growth and Income Portfolios, respectively. Under the Expense Limitation Agreement, PIMCO may recoup these waivers and reimbursements in future periods, not exceeding three years, provided total expenses, including such recoupment, do not exceed the annual expense limit.

PILGRIM VARIABLE INSURANCE TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio)(1):

------------------------------------------------------------------------------------------------------------------------------------
                               INVESTMENT                                                TOTAL                             TOTAL NET
                               MANAGEMENT          12B-1              OTHER            PORTFOLIO          WAIVER BY        PORTFOLIO
PORTFOLIO                         FEE               FEE              EXPENSES           EXPENSES          ADVISER(2)       EXPENSES
------------------------------------------------------------------------------------------------------------------------------------
Pilgrim Global Brand Names       1.00%              0.25%              1.72%              2.97%              1.74%            1.23%
------------------------------------------------------------------------------------------------------------------------------------

     (1) The table shows the estimated operating expenses for the Portfolio as a ratio of expenses to average daily net assets. These estimates are based on the Portfolio's actual operating expenses for its most recent complete fiscal year and fee waivers to which the Adviser has agreed for the Portfolio.
     (2) ING Mutual Funds Management Co. LLC, the Portfolio's Investment Manager, has entered into a written expense limitation agreement with the Portfolio, under which it will limit expenses of the Portfolio, excluding interest, taxes, brokerage and extraordinary expenses, subject to possible reimbursement to ING Mutual Funds Management Co. LLC within three years. The amount of the Portfolio's expenses waived or reimbursed during the last fiscal year by ING Mutual Funds Management Co. LLC is shown under the heading "Waiver by Adviser." The expense limits will continue through at least December 31, 2001.

THE PRUDENTIAL SERIES FUND ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio):

--------------------------------------------------------------------------------------------------
                               MANAGEMENT                              OTHER              TOTAL
PORTFOLIO                         FEE           12B-1 FEE(1)        EXPENSES(2)        EXPENSES(2)
--------------------------------------------------------------------------------------------------
Prudential Jennison              0.60%              0.25%              0.19%              1.04%

SP Jennison International
Growth                           0.85%              0.25%              0.54%              1.64%
--------------------------------------------------------------------------------------------------

     (1) The 12b-1 fees for the Prudential Jennison Portfolio and the SP Jennison International Growth Portfolio are imposed to enable the portfolios to recover certain sales expenses, including compensation to broker-dealers, the cost of printing prospectuses for delivery to prospective investors and advertising costs for the portfolio. Over a long period of time, the total amount of 12b-1 fees paid may exceed the amount of sales charges imposed by the product.
     (2) Since the SP Jennison International Growth Portfolio had not commenced operations as of December 31, 1999, expenses as shown are based on estimates of the portfolio's operating expenses for the portfolio's first fiscal year.

PILGRIM VARIABLE PRODUCTS TRUST ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio)(1):

------------------------------------------------------------------------------------------------------------------------------------
                               INVESTMENT                                                TOTAL                             TOTAL NET
                               MANAGEMENT         SERVICE              OTHER           PORTFOLIO          WAIVER BY        PORTFOLIO
PORTFOLIO                         FEE               FEES            EXPENSES(2)         EXPENSES          ADVISER(3)        EXPENSES
------------------------------------------------------------------------------------------------------------------------------------
Pilgrim VP MagnaCap              0.75%              0.25%              7.15%              8.15%              7.05%            1.10%
------------------------------------------------------------------------------------------------------------------------------------
Pilgrim VP SmallCap
   Opportunities                 0.75%              0.25%              0.23%              1.23%              0.13%            1.10%
------------------------------------------------------------------------------------------------------------------------------------
Pilgrim VP Growth
   Opportunities                 0.75%              0.25%              1.44%              2.44%              1.34%            1.10%
------------------------------------------------------------------------------------------------------------------------------------

     (1) The table shows the estimated operating expenses for Class S shares of each Portfolio as a ratio of expenses to average daily net assets. These estimates are based on each Portfolio's actual operating expenses for Class R shares for the Trust's most recently completed fiscal year and fee waivers to which ING Pilgrim Investments, LLC, the Portfolios' Adviser, has agreed for each Portfolio.
     (2) Because Class S shares are new for each Portfolio, the Other Expenses for each Portfolio are based on Class R expenses of the Portfolio.
     (3) ING Pilgrim Investments, LLC has entered into written expense limitation agreements with each Portfolio which it advises under which it will limit expenses of the Portfolio, excluding interest, taxes, brokerage and extraordinary expenses, subject to possible reimbursement to ING Pilgrim Investments, LLC within three years. The expense limit for each such Portfolio is shown as "Total Net Portfolio Expenses." For each Portfolio, the expense limits will continue through at least December 31, 2001.

PROFUNDS ANNUAL EXPENSES (as a percentage of the average daily net assets of the portfolio):

--------------------------------------------------------------------------------------------------
                               MANAGEMENT                             OTHER               TOTAL
PORTFOLIO                         FEE            12B-1 FEE          EXPENSES(2)        EXPENSES(2)
--------------------------------------------------------------------------------------------------
ProFund VP Bull                  0.75%              0.25%              0.80%              1.80%
--------------------------------------------------------------------------------------------------
ProFund VP Small-Cap             0.75%              0.25%              0.80%              1.80%
--------------------------------------------------------------------------------------------------
ProFund VP Europe 30(1)          0.75%              0.25%              0.75%              1.75%
--------------------------------------------------------------------------------------------------

     (1) Management fees and expenses for the ProFund VP Europe 30 are for the 12-month period ending December 12, 2000.
     (2) Other expenses for the ProFund VP Bull and ProFund VP Small-Cap are estimates as these ProFund Portfolios had not commenced operations as of December 31, 2000.

The purpose of the foregoing tables is to help you understand the various costs and expenses that you will bear directly and indirectly. See the prospectuses of the GCG Trust, the PIMCO Variable Insurance Trust, Pilgrim Variable Insurance Trust, the Prudential Series Fund, the Pilgrim Variable Products Trust, and the ProFunds for additional information on management or advisory fees and in some cases on other portfolio expenses.

Premium taxes (which currently range from 0% to 3.5% of premium payments) may apply, but are not reflected in the tables above or in the examples below.

EXAMPLE:
The following example is designed to show you the expenses you would pay on a $1000 investment that earns 5% annually. The example reflects the deduction of a mortality and expense risk charge and an asset-based administrative charge.

Example 1:
Whether you surrender, continue to hold or annuitize your Contract at the end of the applicable time period, you would pay the following expenses for each $1,000 invested:

--------------------------------------------------------------------------------
                                     1 YEAR     3 YEARS     5 YEARS     10 YEARS
--------------------------------------------------------------------------------
THE GCG TRUST
Liquid Asset                           $11         $33        $ 58        $128
--------------------------------------------------------------------------------
Limited Maturity Bond                  $11         $33        $ 58        $128
--------------------------------------------------------------------------------
Core Bond                              $15         $48        $ 82        $180
--------------------------------------------------------------------------------
Fully Managed                          $15         $46        $ 79        $174
--------------------------------------------------------------------------------
Total Return                           $14         $44        $ 76        $167
--------------------------------------------------------------------------------
Asset Allocation Growth                $15         $48        $ 82        $180
--------------------------------------------------------------------------------
Equity Income                          $15         $46        $ 79        $174
--------------------------------------------------------------------------------
All Cap                                $15         $48        $ 82        $180
--------------------------------------------------------------------------------
Growth and Income                      $16         $51        $ 88        $191
--------------------------------------------------------------------------------
Real Estate                            $15         $46        $ 79        $174
--------------------------------------------------------------------------------
Value Equity                           $15         $46        $ 79        $174
--------------------------------------------------------------------------------
Investors                              $15         $48        $ 82        $180
--------------------------------------------------------------------------------
International Equity                   $18         $55        $ 95        $207
--------------------------------------------------------------------------------
Rising Dividends                       $15         $46        $ 79        $174
--------------------------------------------------------------------------------
Managed Global                         $18         $55        $ 95        $207
--------------------------------------------------------------------------------
Large Cap Value                        $15         $48        $ 82        $180
--------------------------------------------------------------------------------
Hard Assets                            $15         $46        $ 79        $174
--------------------------------------------------------------------------------
Diversified Mid-Cap                    $15         $48        $ 82        $180
--------------------------------------------------------------------------------
Research                               $14         $44        $ 76        $167
--------------------------------------------------------------------------------
Capital Growth                         $15         $47        $ 82        $179
--------------------------------------------------------------------------------
Capital Appreciation                   $15         $46        $ 79        $174
--------------------------------------------------------------------------------
Small Cap                              $15         $46        $ 79        $174
--------------------------------------------------------------------------------
Mid-Cap Growth                         $14         $44        $ 76        $167
--------------------------------------------------------------------------------
Strategic Equity                       $15         $46        $ 79        $174
--------------------------------------------------------------------------------
Special Situations                     $16         $51        $ 88        $191
--------------------------------------------------------------------------------
Growth                                 $15         $47        $ 82        $179
--------------------------------------------------------------------------------
Developing World                       $23         $71        $121        $260
--------------------------------------------------------------------------------
Internet Tollkeeper                    $24         $74        $126        $270
--------------------------------------------------------------------------------

THE PIMCO VARIABLE INSURANCE TRUST
PIMCO High Yield Bond                  $13         $40        $ 69        $151
--------------------------------------------------------------------------------
PIMCO StocksPLUS Growth and Income     $12         $37        $ 63        $140
--------------------------------------------------------------------------------

PILGRIM VARIABLE INSURANCE TRUST
--------------------------------------------------------------------------------
Pilgrim Global Brand Names             $18         $54        $ 94        $204
--------------------------------------------------------------------------------

THE PRUDENTIAL SERIES FUND
Prudential Jennison                    $16         $49        $ 84        $183
--------------------------------------------------------------------------------
SP Jennison International Growth       $22         $67        $115        $247
--------------------------------------------------------------------------------

PILGRIM VARIABLE PRODUCTS TRUST
Pilgrim VP MagnaCap                    $16         $50        $ 87        $190
--------------------------------------------------------------------------------
Pilgrim VP SmallCap Opportunities      $16         $50        $ 87        $190
--------------------------------------------------------------------------------
Pilgrim VP Growth Opportunities        $16         $50        $ 87        $190

PROFUNDS TRUST
--------------------------------------------------------------------------------
ProFund VP Bull                        $23         $72        $123        $264
--------------------------------------------------------------------------------
ProFund VP Small-Cap                   $23         $72        $123        $264
--------------------------------------------------------------------------------
ProFund VP Europe 30                   $23         $70        $120        $258
--------------------------------------------------------------------------------

THIS EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE MORE OR LESS THAN THOSE SHOWN SUBJECT TO THE TERMS OF YOUR CONTRACT.

Compensation is paid for the sale of the Contracts. For information about this compensation, see "Selling the Contract."


--------------------------------------------------------------------------------
                            PERFORMANCE INFORMATION
--------------------------------------------------------------------------------

ACCUMULATION UNIT
We use accumulation units to calculate the value of a Contract. Each subaccount of Separate Account B has its own accumulation unit value. The accumulation units are valued each business day that the New York Stock Exchange is open for trading. Their values may increase or decrease from day to day according to a Net Investment Factor, which is primarily based on the investment performance of the applicable investment portfolio. Shares in the investment portfolios are valued at their net asset value.

THE NET INVESTMENT FACTOR
The Net Investment Factor is an index number which reflects certain charges under the Contract and the investment performance of the subaccount. The Net Investment Factor is calculated for each subaccount as follows:

     1) We take the net asset value of the subaccount at the end of each business day.

     2) We add to (1) the amount of any dividend or capital gains distribution declared for the subaccount and reinvested in such subaccount. We subtract from that amount a charge for our taxes, if any.

     3) We divide (2) by the net asset value of the subaccount at the end of the preceding business day.

     4) We then subtract the applicable daily mortality and expense risk charge and the daily asset-based administrative charge from the subaccount.

Calculations for the subaccounts are made on a per share basis.


CONDENSED FINANCIAL INFORMATION
Tables containing (i) the accumulation unit value history of each subaccount of Golden American Separate Account B offered in this prospectus, and (ii) the total investment value history of each subaccount are presented in Appendix A -- Condensed Financial Information.

FINANCIAL STATEMENTS
The audited financial statements of Separate Account B for the year ended December 31, 2000 are included in the Statement of Additional Information. The audited consolidated financial statements of Golden American for the years ended December 31, 2000, 1999 and 1998 are included in this prospectus.


PERFORMANCE INFORMATION
From time to time, we may advertise or include in reports to contract owners performance information for the subaccounts of Separate Account B, including the average annual total return performance, yields and other nonstandard measures of performance. Such performance data will be computed, or accompanied by performance data computed, in accordance with standards defined by the SEC.

Except for the Liquid Asset subaccount, quotations of yield for the subaccounts will be based on all investment income per unit (contract value divided by the accumulation unit) earned during a given 30-day period, less expenses accrued during such period. Information on standard total average annual return performance will include average annual rates of total return for 1, 5 and 10 year periods, or lesser periods depending on how long Separate Account B has been investing in the portfolio. We may show other total returns for periods less than one year. Total return figures will be based on the actual historic performance of the subaccounts of Separate Account B, assuming an investment at the beginning of the period when the separate account first invested in the portfolios, withdrawal of the investment at the end of the period, adjusted to reflect the deduction of all applicable portfolio and current contract charges. We may also show rates of total return on amounts invested at the beginning of the period with no withdrawal at the end of the period. Total return figures which assume no withdrawals at the end of the period will reflect all recurring charges. In addition, we may present historic performance data for the investment portfolios since their inception reduced by some or all of the fees and charges under the Contract. Such adjusted historic performance includes data that precedes the inception dates of the subaccounts of Separate Account B. This data is designed to show the performance that would have resulted if the Contract had been in existence before the separate account began investing in the portfolios.


Current yield for the Liquid Asset subaccount is based on income received by a hypothetical investment over a given 7-day period, less expenses accrued, and then "annualized" (i.e., assuming that the 7-day yield would be received for 52 weeks). We calculate "effective yield" for the Liquid Asset subaccount in a manner similar to that used to calculate yield, but when annualized, the income earned by the investment is assumed to be reinvested. The "effective yield" will thus be slightly higher than the "yield" because of the compounding effect of earnings. We calculate quotations of yield for the remaining subaccounts on all investment income per accumulation unit earned during a given 30-day period, after subtracting fees and expenses accrued during the period.

We may compare performance information for a subaccount to: (i) the Standard & Poor's 500 Stock Index, Dow Jones Industrial Average, Donoghue Money Market Institutional Averages, or any other applicable market indices, (ii) other variable annuity separate accounts or other investment products tracked by Lipper Analytical Services (a widely used independent research firm which ranks mutual funds and other investment companies), or any other rating service, and
(iii) the Consumer Price Index (measure for inflation) to determine the real rate of return of an investment in the Contract. Our reports and promotional literature may also contain other information including the ranking of any subaccount based on rankings of variable annuity separate accounts or other investment products tracked by Lipper Analytical Services or by similar rating services.

Performance information reflects only the performance of a hypothetical contract and should be considered in light of other factors, including the investment objective of the investment portfolio and market conditions. Please keep in mind that past performance is not a guarantee of future results.

--------------------------------------------------------------------------------
                     GOLDEN AMERICAN LIFE INSURANCE COMPANY
--------------------------------------------------------------------------------

Golden American Life Insurance Company is a Delaware stock life insurance company, which was originally incorporated in Minnesota on January 2, 1973. Golden American is a wholly owned subsidiary of Equitable of Iowa Companies, Inc. ("Equitable of Iowa"). Equitable of Iowa is a wholly owned subsidiary of ING Groep N.V. ("ING"), a global financial services holding company based in The Netherlands. Golden American is authorized to sell insurance and annuities in all states, except New York, and the District of Columbia. In May 1996, Golden American established a subsidiary, First Golden American Life Insurance Company of New York, which is authorized to sell annuities in New York and Delaware. Golden American's consolidated financial statements appear in this prospectus.


Equitable of Iowa is the holding company for Golden American, Directed Services, Inc., the investment manager of the GCG Trust and the distributor of the Contracts, and other interests. ING also owns ING Pilgrim Investments, LLC, a portfolio manager of the GCG Trust, and the investment manager of the Pilgrim Variable Insurance Trust and the Pilgrim Variable Products Trust. ING also owns Baring International Investment Limited, another portfolio manager of the GCG Trust and ING Investment Management Advisors B.V., a portfolio manager of the Pilgrim Variable Insurance Trust.


Our principal office is located at 1475 Dunwoody Drive, West Chester, Pennsylvania 19380.

--------------------------------------------------------------------------------
                                   THE TRUSTS
--------------------------------------------------------------------------------

The GCG Trust is a mutual fund whose shares are offered to separate accounts funding variable annuity and variable life insurance policies offered by Golden American and other affiliated insurance companies. The GCG Trust may also sell its shares to separate accounts of insurance companies not affiliated with Golden American. Pending SEC approval, shares of the GCG Trust may also be sold to certain qualified pension and retirement plans. The address of the GCG Trust is 1475 Dunwoody Drive, West Chester, PA 19380.

The PIMCO Variable Insurance Trust is also a mutual fund whose shares are available to separate accounts of insurance companies, including Golden American, for both variable annuity contracts and variable life insurance policies and to qualified pension and retirement plans. The address of the PIMCO Variable Insurance Trust is 840 Newport Center Drive, Suite 300, Newport Beach, CA 92660.


The Pilgrim Variable Insurance Trust (formerly the ING Variable Insurance Trust) is also a mutual fund whose shares are offered to separate accounts funding variable annuity contracts offered by Golden American and other insurance companies, both affiliated and unaffiliated with Golden American. The address of Pilgrim Variable Insurance Trust is 40 North Central Avenue, Suite 1200, Phoenix, AZ 85004.


The Prudential Series Fund, Inc. is also a mutual fund whose shares are available to separate accounts funding variable annuity and variable life insurance polices offered by The Prudential Insurance Company of America, its affiliated insurers and other life insurance companies not affiliated with Prudential, including Golden American. The address of the Prudential Series Fund is 751 Broad Street, Newark, NJ 07102.


The Pilgrim Variable Products Trust is also a mutual fund whose shares are offered to separate accounts funding variable annuity contracts offered by Golden American and other insurance companies, both affiliated and unaffiliated with Golden American. The address of Pilgrim Variable Products Trust is 40 North Central Avenue, Suite 1200, Phoenix, AZ 85004.

The ProFunds is also a mutual fund whose shares are offered to separate accounts funding variable annuity contracts offered by Golden American and other insurance companies, both affiliated and unaffiliated with Golden American. The address of ProFunds is 3435 Stelzer Road, Suite 1000, PO Box 182100, Columbus, OH 43218-2000.

In the event that, due to differences in tax treatment or other considerations, the interests of contract owners of various contracts participating in the Trusts conflict, we, the Boards of Trustees of the GCG Trust, the PIMCO Variable Insurance Trust, the Pilgrim Variable Insurance Trust, the Pilgrim Variable Products Trust, ProFunds, the Board of Directors of the Prudential Series Fund, and the management of Directed Services, Inc., Pacific Investment Management Company, Credit Suisse Asset Management, LLC, The Prudential Insurance Company of America, ING Pilgrim Investments, Inc., ProFunds Advisors LLC and any other insurance companies participating in the Trusts will monitor events to identify and resolve any material conflicts that may arise.

YOU WILL FIND MORE DETAILED INFORMATION ABOUT THE GCG TRUST, THE PIMCO VARIABLE INSURANCE TRUST, THE PILGRIM VARIABLE INSURANCE TRUST, THE PRUDENTIAL SERIES FUND, THE PILGRIM VARIABLE PRODUCTS TRUST, AND PROFUNDS IN THE ACCOMPANYING PROSPECTUS FOR EACH TRUST. YOU SHOULD READ THEM CAREFULLY BEFORE INVESTING.

--------------------------------------------------------------------------------
                       GOLDEN AMERICAN SEPARATE ACCOUNT B
--------------------------------------------------------------------------------

Golden American Separate Account B ("Separate Account B") was established as a separate account of the Company on July 14, 1988. It is registered with the SEC as a unit investment trust under the Investment Company Act of 1940 as amended (the "1940 Act"). Separate Account B is a separate investment account used for our variable annuity contracts. We own all the assets in Separate Account B but such assets are kept separate from our other accounts.


Separate Account B is divided into subaccounts. Each subaccount invests exclusively in shares of one investment portfolio of the GCG Trust, the PIMCO Variable Insurance Trust, the Pilgrim Variable Insurance Trust, the Prudential Series Fund, the Pilgrim Variable Products Trust or the ProFunds. Each investment portfolio has its own distinct investment objectives and policies. Income, gains and losses, realized or unrealized, of a portfolio are credited to or charged against the corresponding subaccount of Separate Account B without regard to any other income, gains or losses of the Company. Assets equal to the reserves and other contract liabilities with respect to each are not chargeable with liabilities arising out of any other business of the Company. They may, however, be subject to liabilities arising from subaccounts whose assets we attribute to other variable annuity contracts supported by Separate Account B. If the assets in Separate Account B exceed the required reserves and other liabilities, we may transfer the excess to our general account. We are obligated to pay all benefits and make all payments provided under the Contracts.


NOTE: We currently offer other variable annuity contracts that invest in Separate Account B but are not discussed in this prospectus. Separate Account B may also invest in other investment portfolios which are not available under your Contract. Under certain circumstances, we may make certain changes to the subaccounts. For more information, see "The Annuity Contract -- Addition, Deletion, or Substitution of Subaccounts and Other Changes."

--------------------------------------------------------------------------------
                            THE INVESTMENT PORTFOLIOS
--------------------------------------------------------------------------------

During the accumulation phase, you may allocate your premium payments and contract value to any of the investment portfolios listed in the section below. YOU BEAR THE ENTIRE INVESTMENT RISK FOR AMOUNTS YOU ALLOCATE TO ANY INVESTMENT PORTFOLIO, AND YOU MAY LOSE YOUR PRINCIPAL.


INVESTMENT OBJECTIVES
The investment objective of each investment portfolio is set forth below. You should understand that there is no guarantee that any portfolio will meet its investment objectives. Meeting objectives depends on various factors, including, in certain cases, how well the portfolio managers anticipate changing economic and market conditions. Separate Account B also has other subaccounts investing in other portfolios which are not available to the Contract described in this prospectus. YOU CAN FIND MORE DETAILED INFORMATION ABOUT THE INVESTMENT PORTFOLIOS IN THE PROSPECTUSES FOR THE GCG TRUST, THE PIMCO VARIABLE INSURANCE TRUST, PILGRIM VARIABLE INSURANCE TRUST, THE PRUDENTIAL SERIES FUND, PILGRIM VARIABLE PRODUCTS TRUST AND THE PROFUNDS. YOU SHOULD READ THESE PROSPECTUSES BEFORE INVESTING.


--------------------------------------------------------------------------------
INVESTMENT PORTFOLIO    INVESTMENT OBJECTIVE
--------------------------------------------------------------------------------

THE GCG TRUST

Liquid Asset            Seeks high level of current income consistent with the
                        preservation of capital and liquidity.

                        Invests primarily in obligations of the U.S. Government and its agenciesand instrumentalities, bank obligations, commercial paper and short-term corporate debt securities. All securities will mature in less than one year.
                        --------------------------------------------------------

--------------------------------------------------------------------------------
INVESTMENT PORTFOLIO    INVESTMENT OBJECTIVE
--------------------------------------------------------------------------------
Limited Maturity Bond   Seeks highest current income consistent with low risk to
                        principal and liquidity. Also seeks to enhance its total return through capital appreciation when market factors, such as falling interest rates and rising bond prices, indicate that capital appreciation may be available without significant risk to principal.

                        Invests primarily in diversified limited maturity debt securities with average maturity dates of five years or shorter and in no cases more than seven years.
                        --------------------------------------------------------

Core Bond (formerly     Seeks maximum total return, consistent with preservation
  Global Fixed          of capital and prudent investment management.
  Income)
                        Invests primarily in a diversified portfolio of fixed income instruments of varying maturities. The average portfolio duration of the Portfolio normally varies within a three-to six-year time frame.

                        --------------------------------------------------------
Fully Managed           Seeks, over the long term, a high total investment
                        return consistent with the preservation of capital and with prudent investment risk.


                        Invests primarily in the common stocks of established
                        companies believed by the portfolio manager to have
                        above-average potential for capital growth.
                        --------------------------------------------------------
Total Return            Seeks above-average income (compared to a portfolio
                        entirely invested in equity securities) consistent with the prudent employment of capital. Growth of capital and income is a secondary goal.

                        Invests primarily in a combination of equity and fixed income securities.
                        --------------------------------------------------------
Asset Allocation Growth Seeks to maximize total return over the long-term by allocating assets among stocks, bonds, short-term instruments and other investments.

                        Allocates investments primarily in a neutral mix over
                        time of 70% of its assets in stocks, 25% of its assets
                        in bonds, and 5% of its assets in short-term and money
                        market investments.
                        --------------------------------------------------------
Equity Income           Seeks substantial dividend income as well as long-term
                        growth of capital.

                        Invests primarily in common stocks of well established companies paying above-average dividends.
                        --------------------------------------------------------
All Cap Seeks capital appreciation through investment in securities which the portfolio manager believes have above-average capital appreciation potential.

                        Invests primarily in equity securities of U.S. companies
                        of any size.
                        --------------------------------------------------------
Growth and Income       Seeks long-term capital growth and current income.

                        Normally invests up to 75% of its assets in equity
                        securities selected primarily for their growth potential
                        and at least 25% of its assets in securities the
                        portfolio manager believes have income potential.
                        --------------------------------------------------------
Real Estate             Seeks capital appreciation. Current income is a
                        secondary objective.

                        Invests primarily in publicly traded real estate equity
                        securities.
                        --------------------------------------------------------
Value Equity            Seeks capital appreciation. Dividend income is a
                        secondary objective.

                        Invests primarily in common stocks of domestic and foreign issuers which meet quantitative standards relating to financial soundness and high intrinsic value relative to price.
                        --------------------------------------------------------

--------------------------------------------------------------------------------
INVESTMENT PORTFOLIO    INVESTMENT OBJECTIVE
--------------------------------------------------------------------------------
Investors               Seeks long-term growth of capital. Current income is a
                        secondary objective.

                        Invests primarily in equity securities of U.S. companies and to a lesser degree, debt securities.
                        --------------------------------------------------------

International Equity    Seeks long-term growth of capital.
  (not currently
   available)           Invests at least 65% of its net assets in equity
                        securities of issuers located in countries outside of the United States. The Portfolio generally invests at least 75% of its total assets in common and preferred stocks, warrants and convertible securities.

                        --------------------------------------------------------
Rising Dividends        Seeks capital appreciation.  A secondary objective is
                        dividend income.

                        Invests in equity securities that meet the following
                        quality criteria: regular dividend increases; 35% of
                        earnings reinvested annually; and a credit rating
                        of "A" to "AAA."
                        --------------------------------------------------------
Managed Global          Seeks capital appreciation. Current income is only an
                        incidental consideration.

                        Invests primarily in common stocks traded in securities
                        markets throughout the world.
                        --------------------------------------------------------
Large Cap Value         Seeks long-term growth of capital and income.

                        Invests primarily in equity and equity-related
                        securities of companies with market capitalization
                        greater than $1 billion.
                        --------------------------------------------------------
Hard Assets             Seeks long-term capital appreciation.

                        Invests primarily in hard asset securities. Hard asset
                        companies produce a commodity which the portfolio
                        manager is able to price on a daily or weekly basis.
                        --------------------------------------------------------
Diversified Mid-Cap     Seeks long-term capital growth.

                        Normally invests at least 65% of its total assets in
                        common stocks of companies with medium market
                        capitalizations.
                        --------------------------------------------------------
Research                Seeks long-term growth of capital and future income.

                        Invests primarily in common stocks or securities
                        convertible into common stocks of companies believed to
                        have better than average prospects for long-term growth.
                        --------------------------------------------------------
Capital Growth          Seeks long-term total return.

                        Invests primarily in common stocks of companies where
                        the potential for change (earnings acceleration) is
                        significant.
                        --------------------------------------------------------
Capital Appreciation    Seeks long-term capital growth.

                        Invests primarily in equity securities believed by the
                        portfolio manager to be undervalued.
                        --------------------------------------------------------
Small Cap               Seeks long-term capital appreciation.

                        Invests primarily in equity securities of companies that have a total market capitalization within the range of companies in the Russell 2000 Growth Index or the Standard & Poor's Small-Cap 600 Index.
                        --------------------------------------------------------

--------------------------------------------------------------------------------
INVESTMENT PORTFOLIO    INVESTMENT OBJECTIVE
--------------------------------------------------------------------------------
Mid-Cap Growth          Seeks long-term growth of capital.

                        Invests primarily in equity securities of companies with
                        medium market capitalization which the portfolio manager
                        believes have above-average growth potential.
                        --------------------------------------------------------
Strategic Equity        Seeks capital appreciation.

                        Invests primarily in common stocks of medium- and
                        small-sized companies.
                        --------------------------------------------------------
Special Situations      Seeks capital appreciation.

                        Invests primarily in common stocks selected for their
                        capital appreciation potential. The Portfolio emphasizes
                        "special situation" companies that the portfolio manager
                        believes have been overlooked or undervalued by other
                        investors.
                        --------------------------------------------------------
Growth                  Seeks capital appreciation.

                        Invests primarily in common stocks of growth companies
                        that have favorable relationships between price/earnings
                        ratios and growth rates in sectors offering the
                        potential for above-average returns.
                        --------------------------------------------------------
Developing World        Seeks capital appreciation.

                        Invests primarily in equity securities of companies in developing or emerging countries.
                        --------------------------------------------------------

Internet Tollkeeper     Seeks long-term growth of capital.

                        Invests primarily in equity securities of "Internet Tollkeeper" companies, which are companies in sectors which provide access, infrastructure, content and services to Internet companies and customers, and which have developed, or are seeking to develop predictable, sustainable or recurring revenue by increasing "traffic," or customers and sales, and raising "tolls," or prices in connection with the growth of the Internet.

                        --------------------------------------------------------

THE PIMCO VARIABLE INSURANCE TRUST

PIMCO High Yield Bond   Seeks to maximize total return, consistent with
                        preservation of capital and prudent investment management.

                        Invests at least 65% of its assets in a diversified
                        portfolio of junk bonds rated at least B by Moody's
                        Investor Services, Inc. or Standard & Poor's or, if
                        unrated, determined by the portfolio manager to be of
                        comparable quality.
                        --------------------------------------------------------
PIMCO StocksPLUS        Seeks to achieve a total return which exceeds the total
   Growth and Income    return performance of the Standard & Poor's 500 Stock
                        Index.

                        Invests primarily in common stocks, options, futures, options on futures and swaps.
                        --------------------------------------------------------


PILGRIM VARIABLE INSURANCE TRUST (formerly ING Variable Insurance Trust)

Pilgrim Global Brand    Seeks to provide investors with long-term capital
   Names Fund           appreciation.
   (formerly ING Global
   Brand Names Fund)    Invests at least 65% of its total assets in equity
                        securities of companies that have a well recognized
                        franchise, a global presence and derive most of their
                        revenues from sales of consumer goods.
                        --------------------------------------------------------

--------------------------------------------------------------------------------
INVESTMENT PORTFOLIO    INVESTMENT OBJECTIVE
--------------------------------------------------------------------------------
THE PRUDENTIAL SERIES FUND

   Prudential Jennison  Seeks long-term growth of capital.

                        Invests primarily in companies that have shown growth in
                        earnings and sales, high return on equity and assets or
                        other strong financial data and are also attractively
                        valued in the opinion of the manager. Dividend income
                        from investments will be incidental.
                        --------------------------------------------------------
SP Jennison             Seeks long-term growth of capital.
   International Growth
                        Invests primarily in equity-related securities of
                        issuers located in at least five different foreign
                        countries.
                        --------------------------------------------------------


PILGRIM VARIABLE PRODUCTS TRUST

Pilgrim VP MagnaCap     Seeks growth of capital, with dividend income as a
                        secondary consideration.

                        Invests primarily in equity securities of companies
                        meeting investment policy criteria of consistent and
                        substantially increasing dividends, reinvested earnings,
                        strong balance sheet and attractive price. Invests
                        primarily in companies included in the largest 500 U.S.
                        companies.
                        --------------------------------------------------------
Pilgrim VP SmallCap     Seeks long-term capital appreciation.
   Opportunities
                        Invests primarily in the common stock of smaller,
                        lesser-known U.S. companies that the portfolio manager
                        believes have above average prospects for growth.
                        --------------------------------------------------------
Pilgrim VP Growth       Seeks long-term growth of capital.
   Opportunities
                        Invests primarily in U.S. companies that the portfolio
                        manager believes have above average prospects for
                        growth.
                        --------------------------------------------------------

PROFUNDS                Seeks daily investment results that correspond to the

ProFund VP Bull         performance of the Standard & Poor's 500 Stock Index.

                        Invests in securities and other financial instruments,
                        such as futures and options on futures in pursuit of the
                        portfolio's objective regardless of market conditions,
                        trends or direction and seeks to provide correlation
                        with the benchmark on a daily basis.
                        --------------------------------------------------------
ProFund VP Small-Cap    Seeks daily investment results that correspond to the
                        performance of the Russell 2000 Index.

                        Invests in securities and other financial instruments,
                        such as futures and options on futures in pursuit of the
                        portfolio's objective regardless of market conditions,
                        trends or direction and seeks to provide correlation
                        with the benchmark on a daily basis.
                        --------------------------------------------------------
ProFund VP Europe 30    Seeks daily investment results that correspond to the
                        performance of the ProFunds Europe 30 Index.

                        Invests in securities and other financial instruments, such as futures and options on futures and American Depository Receipts in pursuit of the portfolio's objective regardless of market conditions, trends or direction and seeks to provide correlation with the benchmark on a daily basis.
                        --------------------------------------------------------

INVESTMENT MANAGEMENT FEES
Directed Services, Inc. serves as the overall manager to each portfolio of the GCG Trust. The GCG Trust pays Directed Services a monthly fee for its investment advisory and management services. The monthly fee is based on the average daily net assets of an investment portfolio, and in some cases, the combined total assets of certain grouped portfolios. Directed Services provides or procures, at its own expense, the services necessary for the operation of the portfolio, including retaining portfolio managers to manage the assets of the various portfolios. Directed Services (and not the GCG Trust) pays each portfolio manager a monthly fee for managing the assets of a portfolio, based on the annual rates of the average daily net assets of a portfolio. For a list of the portfolio managers, see the front cover of this prospectus. Directed Services does not bear the expense of brokerage fees and other transactional expenses for securities, taxes (if any) paid by a portfolio, interest on borrowing, fees and expenses of the independent trustees, and extraordinary expenses, such as litigation or indemnification expenses.

Pacific Investment Management Company ("PIMCO") serves as investment advisor to each portfolio of the PIMCO Variable Insurance Trust. PIMCO provides the overall business management and administrative services necessary for each portfolio's operation. PIMCO provides or procures, at its own expense, the services and information necessary for the proper conduct of business and ordinary operation of each portfolio. The PIMCO Variable Insurance Trust pays PIMCO a monthly advisory fee and a separate monthly administrative fee per year, each fee based on the average daily net assets of each of the investment portfolios, for managing the assets of the portfolios and for administering the PIMCO Variable Insurance Trust. PIMCO does not bear the expense of brokerage fees and other transactional expenses for securities, taxes (if any) paid by a portfolio, interest on borrowing, fees and expense of the independent trustees, and extraordinary expenses, such as litigation or indemnification expenses.


ING Pilgrim Investments, LLC ("ING Pilgrim")also serves as the overall manager of Pilgrim Variable Insurance Trust. ING Pilgrim supervises all aspects of the Trust's operations and provides investment advisory services to the portfolios of the Trust, including engaging portfolio managers, as well as monitoring and evaluating the management of the assets of each portfolio by its portfolio manager. ING Pilgrim, as well as each portfolio manager it engages, is a wholly owned indirect subsidiary of ING Groep N.V. Except for agreements to reimburse certain expenses of the portfolio, ING Pilgrim does not bear any portfolio expenses.

The Prudential Insurance Company of America ("Prudential") and its subsidiary, Prudential Investments Fund Management LLC ("PIFM") serve as the overall investment advisers to the Prudential Series Fund. Prudential and PIFM are responsible for the management of the Prudential Series Fund and provide investment advice and related services. For the Prudential Jennison Portfolio and SP Jennison International Growth Portfolio, Prudential and PIFM engage Jennison Associates LLC to serve as sub-adviser and to provide day-to-day management. Prudential and PIFM pay the sub-adviser out of the fee they receive from the Prudential Series Fund. Each portfolio pays its own administrative costs.

ING Pilgrim serves as the overall manager of ING Variable Insurance Trust. ING Pilgrim supervises all aspects of the Trust's operations and provides investment advisory services to the portfolios of the Trust, including engaging portfolio managers, as well as monitoring and evaluating the management of the assets of each portfolio by its portfolio manager. ING Pilgrim is a wholly owned indirect subsidiary of ING Groep N.V. Except for agreements to reimburse certain expenses of some portfolios, ING Pilgrim does not bear any portfolio expenses.

ProFunds Advisors LLC serves as the investment advisor of the ProFunds. The ProFunds pay ProFunds Advisors LLC a monthly advisory fee based on the average daily net assets of each investment portfolio. Each portfolio pays its own administrative costs.

Each portfolio deducts portfolio management fees and charges from the amounts you have invested in the portfolios. In addition, five portfolios deduct a service fee, which is used to compensate service providers for administrative and contract holder services provided on behalf of the portfolios, and six portfolios deduct a distribution or 12b-1 fee, which is used to finance any activity that is primarily intended to result in the sale of shares of the applicable portfolio. Based on actual portfolio experience in 2000, together with estimated costs for new portfolios, total estimated portfolio fees and charges for 2001 range from 0.55% to 1.86%. See "Fees and Expenses" in this prospectus.

We may receive compensation from the investment advisors, administrators and distributors or directly from the portfolios in connection with administrative, distribution or other services and cost savings attributable to our services. It is anticipated that such compensation will be based on assets of the particular portfolios attributable to the Contract. The compensation paid by advisors, administrators or distributors may vary.

YOU CAN FIND MORE DETAILED INFORMATION ABOUT EACH PORTFOLIO INCLUDING ITS MANAGEMENT FEES IN THE PROSPECTUS FOR EACH TRUST. YOU SHOULD READ THESE PROSPECTUSES BEFORE INVESTING.

--------------------------------------------------------------------------------
                          THE FIXED INTEREST ALLOCATION
--------------------------------------------------------------------------------

You may allocate premium payments and transfer your contract value to the guaranteed interest periods of our Fixed Account at any time during the accumulation period. Every time you allocate money to the Fixed Account, we set up a Fixed Interest Allocation for the guaranteed interest period you select. We currently offer guaranteed interest periods of 1, 3, 5, 7 and 10 years, although we may not offer all these periods in the future. You may select one or more guaranteed interest periods at any one time. We will credit your Fixed Interest Allocation with a guaranteed interest rate for the interest period you select, so long as you do not withdraw money from that Fixed Interest Allocation before the end of the guaranteed interest period. Each guaranteed interest period ends on its maturity date which is the last day of the month in which the interest period is scheduled to expire.

If you surrender, withdraw, transfer or annuitize your investment in a Fixed Interest Allocation more than 30 days before the end of the guaranteed interest period, we will apply a Market Value Adjustment to the transaction. A Market Value Adjustment could increase or decrease the amount you surrender, withdraw, transfer or annuitize, depending on current interest rates at the time of the transaction. You bear the risk that you may receive less than your principal if we apply a Market Value Adjustment.

Assets supporting amounts allocated to the Fixed Account are available to fund the claims of all classes of our customer, contract owners and other creditors. Interests under your Contract relating to the Fixed Account are registered under the Securities Act of 1933, but the Fixed Account is not registered under the 1940 Act.

SELECTING A GUARANTEED INTEREST PERIOD
You may select one or more Fixed Interest Allocations with specified guaranteed interest periods. A guaranteed interest period is the period that a rate of interest is guaranteed to be credited to your Fixed Interest Allocation. We may at any time decrease or increase the number of guaranteed interest periods offered. In addition, we may offer DCA Fixed Interest Allocations, which are 6-month and 1-year Fixed Interest Allocations available exclusively in connection with our dollar cost averaging program. For more information on DCA Fixed Interest Allocations, see "Transfers Among Your Investments--Dollar Cost Averaging."

Your contract value in the Fixed Account is the sum of your Fixed Interest Allocations and the interest credited as adjusted for any withdrawals, transfers or other charges we may impose, including any Market Value Adjustment. Your Fixed Interest Allocation will be credited with the guaranteed interest rate in effect for the guaranteed interest period you selected when we receive and accept your premium or reallocation of contract value. We will credit interest daily at a rate which yields the quoted guaranteed interest rate.

GUARANTEED INTEREST RATES
Each Fixed Interest Allocation will have an interest rate that is guaranteed as long as you do not take your money out until its maturity date. We do not have a specific formula for establishing the guaranteed interest rates for the different guaranteed interest periods. We determine guaranteed interest rates at our sole discretion. To find out the current guaranteed interest rate for a guaranteed interest period you are interested in, please contact our Customer Service Center or your registered representative. The determination may be influenced by the interest rates on fixed income investments in which we may invest with the amounts we receive under the Contracts. We will invest these amounts primarily in investment-grade fixed income securities (i.e., rated by Standard & Poor's rating system to be suitable for prudent investors) although we are not obligated to invest according to any particular strategy, except as may be required by applicable law. You will have no direct or indirect interest in these investments. We will also consider other factors in determining the guaranteed interest rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by us, general economic trends and competitive factors. We cannot predict the level of future interest rates but no Fixed Interest Allocation will ever have a guaranteed interest rate of less than 3% per year.

We may from time to time at our discretion offer interest rate specials for new premiums that are higher than the current base interest rate then offered. Renewal rates for such rate specials will be based on the base interest rate and not on the special rates initially declared.

TRANSFERS FROM A FIXED INTEREST ALLOCATION
You may transfer your contract value in a Fixed Interest Allocation to one or more new Fixed Interest Allocations with new guaranteed interest periods, or to any of the subaccounts of Separate Account B. We will transfer amounts from your Fixed Interest Allocations starting with the guaranteed interest period nearest its maturity date, until we have honored your transfer request.

The minimum amount that you can transfer to or from any Fixed Interest Allocation is $100. If a transfer request would reduce the contract value remaining in a Fixed Interest Allocation to less than $100, we will treat such transfer request as a request to transfer the entire contract value in such Fixed Interest Allocation. Transfers from a Fixed Interest Allocation may be subject to a Market Value Adjustment. If you have a special Fixed Interest Allocation that was offered exclusively with our dollar cost averaging program, cancelling dollar cost averaging will cause a transfer of the entire contract value in such Fixed Interest Allocation to the Liquid Asset subaccount, and such a transfer will be subject to a Market Value Adjustment.

On the maturity date of a guaranteed interest period, you may transfer amounts from the applicable Fixed Interest Allocation to the subaccounts and/or to new Fixed Interest Allocations with guaranteed interest periods of any length we are offering at that time. You may not, however, transfer amounts to any Fixed Interest Allocation with a guaranteed interest period that extends beyond the annuity start date.

At least 30 calendar days before a maturity date of any of your Fixed Interest Allocations, or earlier if required by state law, we will send you a notice of the guaranteed interest periods that are available. You must notify us which subaccounts or new guaranteed interest periods you have selected before the maturity date of your Fixed Interest Allocations. If we do not receive timely instructions from you, we will transfer the contract value in the maturing Fixed Interest Allocation to a new Fixed Interest Allocation with a guaranteed interest period that is the same as the expiring guaranteed interest period. If such guaranteed interest period is not available or would go beyond the annuity start date, we will transfer your contract value in the maturing Fixed Interest Allocation to the next shortest guaranteed interest period which does not go beyond the annuity start date. If no such guaranteed interest period is available, we will transfer the contract value to a subaccount specially designated by the Company for such purpose. Currently we use the Liquid Asset subaccount for such purpose.

WITHDRAWALS FROM A FIXED INTEREST ALLOCATION
During the accumulation phase, you may withdraw a portion of your contract value in any Fixed Interest Allocation. You may make systematic withdrawals of only the interest earned during the prior month, quarter or year, depending on the frequency chosen, from a Fixed Interest Allocation under our systematic withdrawal option. Systematic withdrawals from a Fixed Interest Allocation are not permitted if such Fixed Interest Allocation is currently participating in the dollar cost averaging program. A withdrawal from a Fixed Interest Allocation may be subject to a Market Value Adjustment. Be aware that withdrawals may have federal income tax consequences, including a 10% penalty tax, as well as state income tax consequences.

If you tell us the Fixed Interest Allocation from which your withdrawal will be made, we will assess the withdrawal against that Fixed Interest Allocation. If you do not, we will assess your withdrawal against the subaccounts in which you are invested, unless the withdrawal exceeds the contract value in the subaccounts.

If there is no contract value in those subaccounts, we will deduct your withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request.

MARKET VALUE ADJUSTMENT
A Market Value Adjustment may decrease, increase or have no effect on your contract value. We will apply a Market Value Adjustment (i) whenever you withdraw or transfer money from a Fixed Interest Allocation (unless made within 30 days before the maturity date of the applicable guaranteed interest period, or under the systematic withdrawal or dollar cost averaging program) and (ii) if on the annuity start date a guaranteed interest period for any Fixed Interest Allocation does not end on or within 30 days of the annuity start date.

We determine the Market Value Adjustment by multiplying the amount you withdraw, transfer or apply to an income plan by the following factor:

                                            N/365
                         ((1+I)/(1+J+.0025))     -1

Where,

     o "I" is the Index Rate for a Fixed Interest Allocation on the first day of the guaranteed interest period;

     o "J" is the Index Rate for a new Fixed Interest Allocation with a guaranteed interest period equal to the time remaining (rounded up to the next full year except in Pennsylvania) in the guaranteed interest period; and

     o "N" is the remaining number of days in the guaranteed interest period at the time of calculation.

The Index Rate is the average of the Ask Yields for U.S. Treasury Strips as quoted by a national quoting service for a period equal to the applicable guaranteed interest period. The average currently is based on the period starting from the 22nd day of the calendar month two months prior to the month of the Index Rate determination and ending the 21st day of the calendar month immediately before the month of determination. We currently calculate the Index Rate once each calendar month but have the right to calculate it more frequently. The Index Rate will always be based on a period of at least 28 days. If the Ask Yields are no longer available, we will determine the Index Rate by using a suitable and approved, if required, replacement method.

A Market Value Adjustment may be positive, negative or result in no change. In general, if interest rates are rising, you bear the risk that any Market Value Adjustment will likely be negative and reduce your contract value. On the other hand, if interest rates are falling, it is more likely that you will receive a positive Market Value Adjustment that increases your contract value. In the event of a full surrender, transfer or annuitization from a Fixed Interest Allocation, we will add or subtract any Market Value Adjustment from the amount surrendered, transferred or annuitized. In the event of a partial withdrawal, transfer or annuitization, we will add or subtract any Market Value Adjustment from the total amount withdrawn, transferred or annuitized in order to provide the amount requested. If a negative Market Value Adjustment exceeds your contract value in the Fixed Interest Allocation, we will consider your request to be a full surrender, transfer or annuitization of the Fixed Interest Allocation.

Several examples which illustrate how the Market Value Adjustment works are included in Appendix B.

--------------------------------------------------------------------------------
                              THE ANNUITY CONTRACT
--------------------------------------------------------------------------------


The Contract described in this prospectus is a deferred combination variable and fixed annuity contract. The Contract provides a means for you to invest in one or more of the available mutual fund portfolios of the GCG Trust, the PIMCO Variable Insurance Trust, the Pilgrim Variable Insurance Trust, the Prudential Series Fund, the Pilgrim Variable Products Trust and the ProFunds through Separate Account B. It also provides a means for you to invest in a Fixed Interest Allocation through the Fixed Account.


CONTRACT DATE AND CONTRACT YEAR
The date the Contract became effective is the contract date. Each 12-month period following the contract date is a contract year.

ANNUITY START DATE
The annuity start date is the date you start receiving annuity payments under your Contract. The Contract, like all deferred variable annuity contracts, has two phases: the accumulation phase and the income phase. The accumulation phase is the period between the contract date and the annuity start date. The income phase begins when you start receiving regular annuity payments from your Contract on the annuity start date.

CONTRACT OWNER
You are the contract owner. You are also the annuitant unless another annuitant is named in the application. You have the rights and options described in the Contract. One or more persons may own the Contract.

The death benefit becomes payable when you die. In the case of a sole contract owner who dies before the income phase begins, we will pay the beneficiary the death benefit then due. The sole contract owner's estate will be the beneficiary if no beneficiary has been designated or the beneficiary has predeceased the contract owner. In the case of a joint owner of the Contract dying before the income phase begins, we will designate the surviving contract owner as the beneficiary. This will override any previous beneficiary designation.

If the contract owner is a trust and a beneficial owner of the trust has been designated, the beneficial owner will be treated as the contract owner for determining the death benefit. If a beneficial owner is changed or added after the contract date, this will be treated as a change of contract owner for determining the death benefit.


     JOINT OWNER. For non-qualified Contracts only, joint owners may be named in a written request before the Contract is in effect. Joint owners may independently exercise transfers and other transactions allowed under the Contract. All other rights of ownership must be exercised by both owners. Joint owners own equal shares of any benefits accruing or payments made to them. All rights of a joint owner end at death of that owner if the other joint owner survives. The entire interest of the deceased joint owner in the Contract will pass to the surviving joint owner and the death benefit is paid upon the death of the first of the joint owners to die. If any owner's age is 86 or greater, the death benefit guarantee will be lost. Unless otherwise specified, the term "age" when used for joint owners shall mean the age of the oldest owner.


ANNUITANT
The annuitant is the person designated by you to be the measuring life in determining annuity payments. The annuitant's age determines when the income phase must begin and the amount of the annuity payments to be paid. You are the annuitant unless you choose to name another person. The annuitant may not be changed after the Contract is in effect.

The contract owner will receive the annuity benefits of the Contract if the annuitant is living on the annuity start date. If the annuitant dies before the annuity start date, and a contingent annuitant has been named, the contingent annuitant becomes the annuitant (unless the contract owner is not an individual, in which case the death benefit becomes payable).

If there is no contingent annuitant when the annuitant dies before the annuity start date, the contract owner will become the annuitant. The contract owner may designate a new annuitant within 60 days of the death of the annuitant.

If there is no contingent annuitant when the annuitant dies before the annuity start date and the contract owner is not an individual, we will pay the designated beneficiary the death benefit then due. If a beneficiary has not been designated, or if there is no designated beneficiary living, the contract owner will be the beneficiary. If the annuitant was the sole contract owner and there is no beneficiary designation, the annuitant's estate will be the beneficiary.

Regardless of whether a death benefit is payable, if the annuitant dies and any contract owner is not an individual, distribution rules under federal tax law will apply. You should consult your tax advisor for more information if you are not an individual.

BENEFICIARY
The beneficiary is named by you in a written request. The beneficiary is the person who receives any death benefit proceeds and who becomes the successor contract owner if the contract owner (or the annuitant if the contract owner is other than an individual) dies before the annuity start date. We pay death benefits to the primary beneficiary (unless there are joint owners, in which case death proceeds are payable to the surviving owner(s)).

If the beneficiary dies before the annuitant or the contract owner, the death benefit proceeds are paid to the contingent beneficiary, if any. If there is no surviving beneficiary, we pay the death benefit proceeds to the contract owner's estate.

One or more persons may be a beneficiary or contingent beneficiary. In the case of more than one beneficiary, we will assume any death benefit proceeds are to be paid in equal shares to the surviving beneficiaries.

You have the right to change beneficiaries during the annuitant's lifetime unless you have designated an irrevocable beneficiary. When an irrevocable beneficiary has been designated, you and the irrevocable beneficiary may have to act together to exercise some of the rights and options under the Contract.


     CHANGE OF CONTRACT OWNER OR BENEFICIARY. During the annuitant's lifetime, you may transfer ownership of a non-qualified Contract. A change in ownership may affect the amount of the death benefit. If the new owner's age is greater than 85, the death benefit will be the cash surrender value. The new owner's death will determine when a death benefit is payable.



PURCHASE AND AVAILABILITY OF THE CONTRACT
The Contract is available only in connection with a non-discretionary asset-based fee brokerage account. We will issue a Contract only if both the annuitant and the contract owner are not older than age 85.

The initial premium payment must be $10,000 or more ($1,500 for qualified Contracts). You may make additional payments of at least $500 or more ($50 for qualified Contracts) at any time after the free look period before you turn age
85. Under certain circumstances, we may waive the minimum premium payment requirement. We may also change the minimum initial or additional premium requirements for certain group or sponsored arrangements. Any initial or additional premium payment that would cause the contract value of all annuities that you maintain with us to exceed $1,000,000 requires our prior approval.

IRAs and other qualified plans already have the tax-deferral feature found in this Contract. For an additional cost, the Contract provides other benefits including death benefits and the ability to receive a lifetime income. See "Fees and Expenses" in this prospectus.


CREDITING OF PREMIUM PAYMENTS
We will process your initial premium within 2 business days after receipt, if the application and all information necessary for processing the Contract are complete. Subsequent premium payments will be processed within 1 business day if we receive all information necessary. In certain states we also accept initial and additional premium payments by wire order. Wire transmittals must be accompanied by sufficient electronically transmitted data. We may retain your initial premium payment for up to 5 business days while attempting to complete an incomplete application. If the application cannot be completed within this period, we will inform you of the reasons for the delay. We will also return the premium payment immediately unless you direct us to hold the premium payment until the application is completed.

We will allocate your initial payment according to the instructions you specified. For initial premium payments, the payment will be credited at the accumulation unit value next determined after we receive your premium payment and the completed application. Once the completed application is received, we will allocate the payment to the subaccounts and/or Fixed Interest Allocation specified by you within 2 business days.

We will make inquiry to discover any missing information related to subsequent payments. We will allocate the subsequent payment(s) pro rata according to the current variable subaccount allocation unless you specify otherwise. Any fixed allocation(s) will not be considered in the pro rata calculations. If a subaccount is no longer available or requested in error, we will allocate the subsequent payment(s) proportionally among the other subaccount(s) in your current allocation or your allocation instructions. For any subsequent premium payments, the payment will be credited at the accumulation unit value next determined after receipt of your premium payment and instructions.

Once we allocate your premium payment to the subaccounts selected by you, we convert the premium payment into accumulation units. We divide the amount of the premium payment allocated to a particular subaccount by the value of an accumulation unit for the subaccount to determine the number of accumulation units of the subaccount to be held in Separate Account B with respect to your Contract. The net investment results of each subaccount vary with its investment performance.

If your premium payment was transmitted by wire order from your broker-dealer, we will follow one of the following two procedures after we receive and accept the wire order and investment instructions. The procedure we follow depends on state availability and the procedures of your broker-dealer.

     (1) If either your state or broker-dealer do not permit us to issue a Contract without an application, we reserve the right to rescind the Contract if we do not receive and accept a properly completed application or enrollment form within 5 days of the premium payment. If we do not receive the application or form within 5 days of the premium payment, we will refund the contract value plus any charges we deducted, and the Contract will be voided. Some states require that we return the premium paid, in which case we will comply.

     (2) If your state and broker-dealer allow us to issue a Contract without an application, we will issue and mail the Contract to you, or your representative, together with an Application Acknowledgement Statement for your execution. Until our Customer Service Center receives the executed Application Acknowledgement Statement, neither you nor the broker-dealer may execute any financial transactions on your Contract unless they are requested in writing by you. We may require additional information before complying with your request (e.g., signature guarantee).

In some states, we may require that an initial premium designated for a subaccount of Separate Account B or the Fixed Account be allocated to a subaccount specially designated by the Company (currently, the Liquid Asset subaccount) during the free look period. After the free look period, we will convert your contract value (your initial premium plus any earnings less any expenses) into accumulation units of the subaccounts you previously selected. The accumulation units will be allocated based on the accumulation unit value next computed for each subaccount. Initial premiums designated for Fixed Interest Allocations will be allocated to a Fixed Interest Allocation with the guaranteed interest period you have chosen; however, in the future we may allocate the premiums to the specially designated subaccount during the free look period.

ADMINISTRATIVE PROCEDURES
We may accept a request for Contract service in writing, by telephone, or other approved electronic means, subject to our administrative procedures, which vary depending on the type of service requested and may include proper completion of certain forms, providing appropriate identifying information, and/or other administrative requirements. We will process your request at the accumulation value next determined only after you have met all administrative requirements.

CONTRACT VALUE
We determine your contract value on a daily basis beginning on the contract date. Your contract value is the sum of (a) the contract value in the Fixed Interest Allocations, and (b) the contract value in each subaccount in which you are invested.

     CONTRACT VALUE IN FIXED INTEREST ALLOCATIONS. The contract value in your Fixed Interest Allocation is the sum of premium payments allocated to the Fixed Interest Allocation under the Contract, plus contract value transferred to the Fixed Interest Allocation, plus credited interest, minus any transfers and withdrawals from the Fixed Interest Allocation (including any Market Value Adjustment applied to such withdrawal), contract fees, and premium taxes.

     CONTRACT VALUE IN THE SUBACCOUNTS. On the contract date, the contract value in the subaccount in which you are invested is equal to the initial premium paid and designated to be allocated to the subaccount. On the contract date, we allocate your contract value to each subaccount and/or a Fixed Interest Allocation specified by you, unless the Contract is issued in a state that requires the return of premium payments during the free look period, in which case, the portion of your initial premium not allocated to a Fixed Interest Allocation may be allocated to a subaccount specially designated by the Company during the free look period for this purpose (currently, the Liquid Asset subaccount).

On each business day after the contract date, we calculate the amount of contract value in each subaccount as follows:

     (1) We take the contract value in the subaccount at the end of the preceding business day.

     (2) We multiply (1) by the subaccount's Net Investment Factor since the preceding business day.

     (3)  We add (1) and (2).

     (4) We add to (3) any additional premium payments, and then add or subtract any transfers to or from that subaccount.

     (5) We subtract from (4) any withdrawals, and then subtract any contract fees (including any rider charges) and premium taxes.

CASH SURRENDER VALUE
The cash surrender value is the amount you receive when you surrender the Contract. The cash surrender value will fluctuate daily based on the investment results of the subaccounts in which you are invested and interest credited to Fixed Interest Allocations and any Market Value Adjustment. We do not guarantee any minimum cash surrender value. On any date during the accumulation phase, we calculate the cash surrender value as follows: we start with your contract value, then we adjust for any Market Value Adjustment, then we deduct any charge for premium taxes, and any other charges incurred but not yet deducted.

SURRENDERING TO RECEIVE THE CASH SURRENDER VALUE
You may surrender the Contract at any time while the annuitant is living and before the annuity start date. A surrender will be effective on the date your written request and the Contract are received at our Customer Service Center. We will determine and pay the cash surrender value at the price next determined after receipt of all paperwork required in order for us to process your surrender. Once paid, all benefits under the Contract will be terminated. For administrative purposes, we will transfer your money to a specially designated subaccount (currently the Liquid Asset subaccount) prior to processing the surrender. This transfer will have no effect on your cash surrender value. You may receive the cash surrender value in a single sum payment or apply it under one or more annuity options. We will usually pay the cash surrender value within 7 days.

Surrendering the Contract may have tax consequences. See "Federal Tax Considerations."

Consult your tax adviser regarding the tax consequences associated with surrendering your Contract. A surrender made before you reach age 59 1/2 may result in a 10% tax penalty. See "Federal Tax Considerations" for more details.


THE SUBACCOUNTS
Each of the 38 subaccounts of Separate Account B offered under this prospectus invests in an investment portfolio with its own distinct investment objectives and policies. Each subaccount of Separate Account B invests in a corresponding portfolio of the GCG Trust, the PIMCO Variable Insurance Trust, the Pilgrim Variable Insurance Trust, the Prudential Series Fund, the Pilgrim Variable Products Trust or the ProFunds.


ADDITION, DELETION OR SUBSTITUTION OF SUBACCOUNTS AND OTHER CHANGES
We may make additional subaccounts available to you under the Contract. These subaccounts will invest in investment portfolios we find suitable for your Contract.


We may amend the Contract to conform to applicable laws or governmental regulations. If we feel that investment in any of the investment portfolios has become inappropriate to the purposes of the Contract, we may, with approval of the SEC (and any other regulatory agency, if required) substitute another portfolio for existing and future investments. If you have elected the dollar cost averaging, systematic withdrawals, or automatic rebalancing programs or if you have other outstanding instructions, and we substitute or otherwise eliminate a portfolio which is subject to those instructions, we will execute your instructions using the substituted or proposed replacement portfolio, unless you request otherwise. The substitute or proposed replacement portfolio may have higher fees and charges than any portfolio it replaces.


We also reserve the right to: (i) deregister Separate Account B under the 1940 Act; (ii) operate Separate Account B as a management company under the 1940 Act if it is operating as a unit investment trust; (iii) operate Separate Account B as a unit investment trust under the 1940 Act if it is operating as a managed separate account; (iv) restrict or eliminate any voting rights as to Separate Account B; and (v) combine Separate Account B with other accounts.

We will, of course, provide you with written notice before any of these changes are effected.

THE FIXED ACCOUNT
The Fixed Account is a segregated asset account which contains the assets that support a contract owner's Fixed Interest Allocations. See "The Fixed Interest Allocations" for more information.

OTHER CONTRACTS
We offer other variable annuity contracts that also invest in the same portfolios of the Trusts. These contracts have different charges that could effect their performance, and may offer different benefits more suitable to your needs. To obtain more information about these other contracts, contact our Customer Service Center or your registered representative.

OTHER IMPORTANT PROVISIONS
See "Withdrawals," "Transfers Among Your Investments," "Charges and Fees," "The Annuity Options" and "Other Contract Provisions" in this prospectus for information on other important provisions in your Contract.

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                                   WITHDRAWALS
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Any time during the accumulation phase and before the death of the owner, you may withdraw all or part of your money. Keep in mind that if you request a withdrawal for more than 90% of the cash surrender value, we will treat it as a request to surrender the Contract.

You need to submit to us a written request specifying the Fixed Interest Allocations or subaccounts from which amounts are to be withdrawn, otherwise the withdrawal will be made on a pro rata basis from all of the subaccounts in which you are invested. If there is not enough contract value in the subaccounts, we will deduct the balance of the withdrawal from your Fixed Interest Allocations starting with the guaranteed interest periods nearest their maturity dates until we have honored your request. We will apply a Market Value Adjustment to any withdrawal from your Fixed Interest Allocation taken more than 30 days before its maturity date. We will determine the contract value as of the close of business on the day we receive your withdrawal request at our Customer Service Center. The contract value may be more or less than the premium payments made.

For administrative purposes, we will transfer your money to a specially designated subaccount (currently, the Liquid Asset subaccount) prior to processing the withdrawal. This transfer will not affect the withdrawal amount you receive.

CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES ASSOCIATED WITH TAKING WITHDRAWALS.
You are responsible for determining that withdrawals comply with applicable law. A withdrawal made before the taxpayer reaches age 59 1/2 may result in a 10% penalty tax. See "Federal Tax Considerations" for more details.

We offer the following three withdrawal options:

REGULAR WITHDRAWALS
After the free look period, you may make regular withdrawals. Each withdrawal must be a minimum of $100. We will apply a Market Value Adjustment to any regular withdrawal from a Fixed Interest Allocation that is taken more than 30 days before its maturity date.

SYSTEMATIC WITHDRAWALS
You may choose to receive automatic systematic withdrawal payments (1) from the contract value in the subaccounts in which you are invested, or (2) from the interest earned in your Fixed Interest Allocations. Systematic withdrawals may be taken monthly, quarterly or annually. You decide when you would like systematic payments to start as long as it is at least 28 days after your contract date. You also select the date on which the systematic withdrawals will be made, but this date cannot be later than the 28th day of the month. If you have elected to receive systematic withdrawals but have not chosen a date, we will make the withdrawals on the same calendar day of each month as your contract date. If your contract date is after the 28th day of the month, your systematic withdrawal will be made on the 28th day of each month.

Each systematic withdrawal amount must be a minimum of $100. The amount of your systematic withdrawal can either be (1) a fixed dollar amount, or (2) an amount based on a percentage of your contract value. Both forms of systematic withdrawals are subject to the following maximum, which is calculated on each withdrawal date:

                                           MAXIMUM PERCENTAGE
               FREQUENCY                    OF CONTRACT VALUE
               Monthly                             1.25%
               Quarterly                           3.75%
               Annually                           15.00%

If your systematic withdrawal is a fixed dollar amount and the amount to be withdrawn would exceed the applicable maximum percentage of your contract value on any withdrawal date, we will automatically reduce the amount withdrawn so that it equals such percentage. Thus, your fixed dollar systematic withdrawals will never exceed the maximum percentage. If you want fixed dollar systematic withdrawals to exceed the maximum percentage, consider the Fixed Dollar Systematic Withdrawal Feature which you may add to your regular fixed dollar systematic withdrawal program.

If your withdrawal is based on a percentage of your contract value and the amount to be systematically withdrawn based on that percentage would be less than $100, we will automatically increase the amount to $100 as long as it does not exceed the maximum percentage. If the systematic withdrawal would exceed the maximum percentage, we will send the amount, and then automatically cancel your systematic withdrawal option.

Systematic withdrawals from Fixed Interest Allocations are limited to interest earnings during the prior month, quarter, or year, depending on the frequency you chose. Systematic withdrawals are not subject to a Market Value Adjustment, unless you have added the Fixed Dollar Systematic Withdrawal Feature discussed below and the payments exceed interest earnings. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) and 72(t) distributions. A Fixed Interest Allocation may not participate in both the systematic withdrawal option and the dollar cost averaging program at the same time.

You may change the amount or percentage of your systematic withdrawal once each contract year or cancel this option at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date. If you submit a subsequent premium payment after you have applied for systematic withdrawals, we will not adjust future withdrawals under the systematic withdrawal program unless you specifically request that we do so. The systematic withdrawal option may commence in a contract year where a regular withdrawal has been taken but you may not change the amount or percentage of your withdrawals in any contract year during which you have previously taken a regular withdrawal. You may not elect the systematic withdrawal option if you are taking IRA withdrawals.

     FIXED DOLLAR SYSTEMATIC WITHDRAWAL FEATURE. You may add the Fixed Dollar Systematic Withdrawal Feature to your regular fixed dollar systematic withdrawal program. This feature allows you to receive a systematic withdrawal in a fixed dollar amount regardless of any Market Value Adjustments. Systematic withdrawals from Fixed Interest Allocations under the Fixed Dollar Systematic Withdrawal Feature are available only in connection with Section 72(q) and 72(t) distributions. You choose the amount of the fixed systematic withdrawals, which may total up to a maximum of 15% of your contract value as determined on the day we receive your election of this feature. The maximum limit will not be recalculated when you make additional premium payments, unless you instruct us to do so. We will assess a Market Value Adjustment on the withdrawal date if the withdrawal from a Fixed Interest Allocation exceeds your interest earnings on the withdrawal date. We will apply any Market Value Adjustment directly to your contract value (rather than to the withdrawal) so that the amount of each systematic withdrawal remains fixed.

     Flat dollar systematic withdrawals which are intended to satisfy the requirements of Section 72(q) or 72(t) of the Tax Code may exceed the maximum. Such withdrawals are subject to Market Value Adjustments when they exceed the applicable maximum percentage.

IRA WITHDRAWALS
If you have a non-Roth IRA Contract and will be at least age 70 1/2 during the current calendar year, you may elect to have distributions made to you to satisfy requirements imposed by Federal tax law. IRA withdrawals provide payout of amounts required to be distributed by the Internal Revenue Service rules governing mandatory distributions under qualified plans. We will send you a notice before your distributions commence. You may elect to take IRA withdrawals at that time, or at a later date. You may not elect IRA withdrawals and participate in systematic withdrawals at the same time. If you do not elect to take IRA withdrawals, and distributions are required by Federal tax law, distributions adequate to satisfy the requirements imposed by Federal tax law may be made. Thus, if you are participating in systematic withdrawals, distributions under that option must be adequate to satisfy the mandatory distribution rules imposed by federal tax law.

You may choose to receive IRA withdrawals on a monthly, quarterly or annual basis. Under this option, you may elect payments to start as early as 28 days after the contract date. You select the day of the month when the withdrawals will be made, but it cannot be later than the 28th day of the month. If no date is selected, we will make the withdrawals on the same calendar day of the month as the contract date.


You may request that we calculate for you the amount that is required to be withdrawn from your Contract each year based on the information you give us and various choices you make. For information regarding the calculation and choices you have to make, see the Statement of Additional Information. Or, we will accept your written instructions regarding the calculated amount required to be withdrawn from your Contract each year. The minimum dollar amount you can withdraw is $100. When we determine the required IRA withdrawal amount for a taxable year based on the frequency you select, if that amount is less than $100, we will pay $100. At any time where the IRA withdrawal amount is greater than the contract value, we will cancel the Contract and send you the amount of the cash surrender value. You may change the payment frequency of your IRA withdrawals once each contract year or cancel this option at any time by sending us satisfactory notice to our Customer Service Center at least 7 days before the next scheduled withdrawal date.


An IRA withdrawal in excess of the amount allowed under systematic withdrawals will be subject to a Market Value Adjustment.

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                        TRANSFERS AMONG YOUR INVESTMENTS
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You may transfer your contract value among the subaccounts in which you are invested and your Fixed Interest Allocations at the end of the free look period until the annuity start date. We currently do not charge you for transfers made during a contract year, but reserve the right to charge $25 for each transfer after the twelfth transfer in a contract year. We also reserve the right to limit the number of transfers you may make and may otherwise modify or terminate transfer privileges if required by our business judgement or in accordance with applicable law. We will apply a Market Value Adjustment to transfers from a Fixed Interest Allocation taken more than 30 days before its maturity date, unless the transfer is made under the dollar cost averaging program.

Transfers will be based on values at the end of the business day in which the transfer request is received at our Customer Service Center.


The minimum amount that you may transfer is $100 or, if less, your entire contract value held in a subaccount or a Fixed Interest Allocation.

To make a transfer, you must notify our Customer Service Center and all other administrative requirements must be met. Any transfer request received after 4:00 p.m. eastern time or the close of the New York Stock Exchange will be effected on the next business day. Separate Account B and the Company will not be liable for following instructions communicated by telephone or other approved electronic means that we reasonably believe to be genuine. We may require personal identifying information to process a request for transfer made over the telephone, internet or other approved electronic means.


DOLLAR COST AVERAGING
You may elect to participate in our dollar cost averaging program if you have at least $1,200 of contract value in the (i) Limited Maturity Bond subaccount or the Liquid Asset subaccount, or (ii) a Fixed Interest Allocation with a 1-year guaranteed interest period. These subaccounts or Fixed Interest Allocations serve as the source accounts from which we will, on a monthly basis, automatically transfer a set dollar amount of money to other subaccounts selected by you.

The dollar cost averaging program is designed to lessen the impact of market fluctuation on your investment. Since we transfer the same dollar amount to other subaccounts each month, more units of a subaccount are purchased if the value of its unit is low and less units are purchased if the value of its unit is high. Therefore, a lower than average value per unit may be achieved over the long term. However, we cannot guarantee this. When you elect the dollar cost averaging program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

You elect the dollar amount you want transferred under this program. Each monthly transfer must be at least $100. If your source account is the Limited Maturity Bond subaccount, the Liquid Asset subaccount or a 1-year Fixed Interest Allocation, the maximum amount that can be transferred each month is your contract value in such source account divided by 12. You may change the transfer amount once each contract year.

Transfers from a Fixed Interest Allocation under the dollar cost averaging program are not subject to a Market Value Adjustment.

If you do not specify the subaccounts to which the dollar amount of the source account is to be transferred, we will transfer the money to the subaccounts in which you are invested on a proportional basis. The transfer date is the same day each month as your contract date. If, on any transfer date, your contract value in a source account is equal or less than the amount you have elected to have transferred, the entire amount will be transferred and the program will end. You may terminate the dollar cost averaging program at any time by sending satisfactory notice to our Customer Service Center at least 7 days before the next transfer date. A Fixed Interest Allocation may not participate in the dollar cost averaging program and in systematic withdrawals at the same time.

We may in the future offer additional subaccounts or withdraw any subaccount or Fixed Interest Allocation to or from the dollar cost averaging program or otherwise modify, suspend or terminate this program. Of course, such change will not affect any dollar cost averaging programs in operation at the time.

AUTOMATIC REBALANCING
If you have at least $10,000 of contract value invested in the subaccounts of Separate Account B, you may elect to have your investments in the subaccounts automatically rebalanced. We will transfer funds under your Contract on a quarterly, semi-annual, or annual calendar basis among the subaccounts to maintain the investment blend of your selected subaccounts. The minimum size of any allocation must be in full percentage points. Rebalancing does not affect any amounts that you have allocated to the Fixed Account. The program may be used in conjunction with the systematic withdrawal option only if withdrawals are taken pro rata. Automatic rebalancing is not available if you participate in dollar cost averaging. Automatic rebalancing will not take place during the free look period.

To participate in automatic rebalancing, send satisfactory notice to our Customer Service Center. We will begin the program on the last business day of the period in which we receive the notice. You may cancel the program at any time. The program will automatically terminate if you choose to reallocate your contract value among the subaccounts or if you make an additional premium payment or partial withdrawal on other than a pro rata basis. Additional premium payments and partial withdrawals effected on a pro rata basis will not cause the automatic rebalancing program to terminate.

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                                  DEATH BENEFIT
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DEATH BENEFIT DURING THE ACCUMULATION PHASE
During the accumulation phase, a death benefit is payable when either the annuitant (when contract owner is not an individual), the contract owner or the first of joint owners dies. Assuming you are the contract owner, your beneficiary will receive a death benefit unless the beneficiary is your surviving spouse and elects to continue the Contract. The death benefit value is calculated at the close of the business day on which we receive written notice and due proof of death, as well as any required paperwork, at our Customer Service Center. If your beneficiary elects to delay receipt of the death benefit until a date after the time of death, the amount of benefit payable in the future may be affected. The proceeds may be received in a single sum or applied to any of the annuity options. If we do not receive a request to apply the death benefit proceeds to an annuity option, we will make a single sum distribution. We will generally pay death benefit proceeds within 7 days after our Customer Service Center has received sufficient information to make the payment. For information on required distributions under federal income tax laws, you should see "Required Distributions upon Contract Owner's Death."


     The Death Benefit under the Contract is the greatest of (i) your contract value prior to death; (ii) total premium payments reduced by a pro rata adjustment for any withdrawal; and (iii) the cash surrender value.

DEATH BENEFIT DURING THE INCOME PHASE
If any contract owner or the annuitant dies after the annuity start date, the Company will pay the beneficiary any certain benefit remaining under the annuity in effect at the time.

CONTINUATION AFTER DEATH-SPOUSE
If at the contract owner's death, the surviving spouse of the deceased contract owner is the beneficiary and such surviving spouse elects to continue the contract as his or her own the following will apply:

If the guaranteed death benefit as of the date we receive due proof of death, minus the contract value also on that date, is greater than zero, we will add such difference to the contract value. Such addition will be allocated to the variable subaccounts in proportion to the contract value in the subaccounts. If there is no contract value in any subaccount, the addition will be allocated to the Liquid Asset subaccount, or its successor.

The death benefit will continue to apply, with all age criteria using the surviving spouse's age as the determining age.

This addition to contract value is available only to the spouse of the owner as of the date of death of the owner if such spouse under the provisions of the contract holder elects to continue the contract as his or her own.

CONTINUATION AFTER DEATH-NON SPOUSE
If the beneficiary or surviving joint owner is not the spouse of the owner, the Contract may continue in force subject to the required distribution rules of the Internal Revenue Code. See next section.

REQUIRED DISTRIBUTIONS UPON CONTRACT OWNER'S DEATH
We will not allow any payment of benefits provided under a non-qualified Contract which do not satisfy the requirements of Section 72(s) of the Code.

If any owner of a non-qualified contract dies before the annuity start date, the death benefit payable to the beneficiary will be distributed as follows: (a) the death benefit must be completely distributed within 5 years of the contract owner's date of death; or (b) the beneficiary may elect, within the 1-year period after the contract owner's date of death, to receive the death benefit in the form of an annuity from us, provided that (i) such annuity is distributed in substantially equal installments over the life of such beneficiary or over a period not extending beyond the life expectancy of such beneficiary; and (ii) such distributions begin not later than 1 year after the contract owner's date of death.

Notwithstanding (a) and (b) above, if the sole contract owner's beneficiary is the deceased owner's surviving spouse, then such spouse may elect to continue the Contract under the same terms as before the contract owner's death. Upon receipt of such election from the spouse at our Customer Service Center: (1) all rights of the spouse as contract owner's beneficiary under the Contract in effect prior to such election will cease; (2) the spouse will become the owner of the Contract and will also be treated as the contingent annuitant, if none has been named and only if the deceased owner was the annuitant; and (3) all rights and privileges granted by the Contract or allowed by Golden American will belong to the spouse as contract owner of the Contract. This election will be deemed to have been made by the spouse if such spouse makes a premium payment to the Contract or fails to make a timely election as described in this paragraph. If the owner's beneficiary is a nonspouse, the distribution provisions described in subparagraphs (a) and (b) above, will apply even if the annuitant and/or contingent annuitant are alive at the time of the contract owner's death.

If we do not receive an election from a nonspouse owner's beneficiary within the 1-year period after the contract owner's date of death, then we will pay the death benefit to the owner's beneficiary in a cash payment within five years from date of death. We will determine the death benefit as of the date we receive proof of death. We will make payment of the proceeds on or before the end of the 5-year period starting on the owner's date of death. Such cash payment will be in full settlement of all our liability under the Contract.

If the contract owner dies after the annuity start date, we will continue to distribute any benefit payable at least as rapidly as under the annuity option then in effect. All of the contract owner's rights granted under the Contract or allowed by us will pass to the contract owner's beneficiary.

If the Contract has joint owners we will consider the date of death of the first joint owner as the death of the contract owner and the surviving joint owner will become the contract owner of the Contract.

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                                CHARGES AND FEES
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We deduct the Contract charges described below to cover our cost and expenses, services provided and risks assumed under the Contracts. We incur certain costs and expenses for distributing and administrating the Contracts, including compensation and expenses paid in connection with sales of the Contracts, for paying the benefits payable under the Contracts and for bearing various risks associated with the Contracts. The amount of a Contract charge will not always correspond to the actual costs associated with the charge. In the event there are any profits from fees and charges deducted under the Contract, we may use such profits to finance the distribution of Contracts.


CHARGE DEDUCTION SUBACCOUNT
You may elect to have all charges against your contract value deducted directly from a single subaccount designated by the Company. Currently we use the Liquid Asset subaccount for this purpose. If you do not elect this option, or if the amount of the charges is greater than the amount in the designated subaccount, the charges will be deducted as discussed below. You may cancel this option at any time by sending satisfactory notice to our Customer Service Center.

CHARGES DEDUCTED FROM THE CONTRACT VALUE
We deduct the following charges from your contract value:

     NO SURRENDER CHARGE. We do not deduct any surrender charges for withdrawals.

     PREMIUM TAXES. We may make a charge for state and local premium taxes depending your state of residence. The tax can range from 0% to 3.5% of the premium payment. We have the right to change this amount to conform with changes in the law or if you change your state of residence.

We deduct the premium tax from your contract value on the annuity start date. However, some jurisdictions impose a premium tax at the time that initial and additional premiums are paid, regardless of when the annuity payments begin. In those states we may defer collection of the premium taxes from your contract value and deduct it when you surrender the Contract or on the annuity start date.

     TRANSFER CHARGE. We currently do not deduct any charges for transfers made during a contract year. We have the right, however, to assess up to $25 for each transfer after the twelfth transfer in a contract year. If such a charge is assessed, we would deduct the charge from the subaccounts and the Fixed Interest Allocations from which each such transfer is made in proportion to the amount being transferred from each such subaccount and Fixed Interest Allocation unless you have chosen to have all charges deducted from a single subaccount. The charge will not apply to any transfers due to the election of dollar cost averaging, auto rebalancing and transfers we make to and from any subaccount specially designated by the Company for such purpose.


CHARGES DEDUCTED FROM THE SUBACCOUNTS
     MORTALITY AND EXPENSE RISK CHARGE. The mortality and expense risk charge is deducted each business day. The charge, on an annual basis, is equal to 0.35% of the assets you have in each subaccount. The charge is deducted on each business day at the rate of .000961% for each day since the previous business day.

     ASSET-BASED ADMINISTRATIVE CHARGE. The amount of the asset-based administrative charge, on an annual basis, is equal to 0.15% of the assets you have in each subaccount. The charge is deducted on each business day at the rate of .000411% for each day since the previous business day. This charge is deducted daily from your assets in each subaccount.

TRUST EXPENSES
Each portfolio deducts portfolio management fees and charges from the amounts you have invested in the portfolios. In addition, five portfolios deduct a service fee, which is used to compensate service providers for administrative and contract holder services provided on behalf of the portfolios, and six portfolios deduct a distribution or 12b-1 fee, which is used to finance any activity that is primarily intended to result in the sale of shares of the applicable portfolio. Based on actual portfolio experience in 2000, together with estimated costs for new portfolios, total estimated portfolio fees and charges for 2001 range from 0.55% to 1.86%. See "Fees and Expenses" in this prospectus.

Additionally, we may receive compensation from the investment advisers, administrators, distributors of the portfolios in connection with administrative, distribution, or other services and cost savings experienced by the investment advisers, administrators or distributors. It is anticipated that such compensation will be based on assets of the particular portfolios attributable to the Contract. Some advisers, administrators or distributors may pay us more than others.


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                               THE ANNUITY OPTIONS
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ANNUITIZATION OF YOUR CONTRACT
If the annuitant and contract owner are living on the annuity start date, we will begin making payments to the contract owner under an income plan. We will make these payments under the annuity option you chose. You may change an annuity option by making a written request to us at least 30 days before the annuity start date. The amount of the payments will be determined by applying your contract value, adjusted for any applicable Market Value Adjustment, on the annuity start date in accordance with the annuity option you chose.

You may also elect an annuity option on surrender of the Contract for its cash surrender value or you may choose one or more annuity options for the payment of death benefit proceeds while it is in effect and before the annuity start date. If, at the time of the contract owner's death or the annuitant's death (if the contract owner is not an individual), no option has been chosen for paying death benefit proceeds, the beneficiary may choose an annuity option within 60 days. In all events, payments of death benefit proceeds must comply with the distribution requirements of applicable federal tax law.

The minimum monthly annuity income payment that we will make is $20. We may require that a single sum payment be made if the contract value is less than $2,000 or if the calculated monthly annuity income payment is less than $20.

For each annuity option we will issue a separate written agreement putting the annuity option into effect. Before we pay any annuity benefits, we require the return of your Contract. If your Contract has been lost, we will require that you complete and return the applicable lost Contract form. Various factors will affect the level of annuity benefits, such as the annuity option chosen, the applicable payment rate used and the investment performance of the portfolios and interest credited to the Fixed Interest Allocations.

Our current annuity options provide only for fixed payments. Fixed annuity payments are regular payments, the amount of which is fixed and guaranteed by us. Some fixed annuity options provide fixed payments either for a specified period of time or for the life of the annuitant. The amount of life income payments will depend on the form and duration of payments you chose, the age of the annuitant or beneficiary (and gender, where appropriate) under applicable law, the total contract value applied to purchase a Fixed Interest Allocation, and the applicable payment rate.

Our approval is needed for any option where:

     (1) The person named to receive payment is other than the contract owner or beneficiary;

     (2)  The person named is not a natural person, such as a corporation; or

     (3) Any income payment would be less than the minimum annuity income payment allowed.

SELECTING THE ANNUITY START DATE
You select the annuity start date, which is the date on which the annuity payments commence. The annuity start date must be at least 5 years from the contract date but before the month immediately following the annuitant's 90th birthday, or 10 years from the contract date, if later.

If you do not select an annuity start date, it will automatically begin in the month following the annuitant's 90th birthday, or 10 years from the contract date, if later.

If the annuity start date occurs when the annuitant is at an advanced age, such as over age 85, it is possible that the Contract will not be considered an annuity for federal tax purposes. For more information, see "Federal Tax Considerations" and the Statement of Additional Information. For a Contract purchased in connection with a qualified plan, other than a Roth IRA, distributions must commence not later than April 1st of the calendar year following the calendar year in which you reach age 70 1/2 (or, in some cases, retire). Distributions may be made through annuitization or withdrawals. You should consult a tax adviser for tax advice before investing.

FREQUENCY OF ANNUITY PAYMENTS
You choose the frequency of the annuity payments. They may be monthly, quarterly, semi-annually or annually. If we do not receive written notice from you, we will make the payments monthly. There may be certain restrictions on minimum payments that we will allow.

THE ANNUITY OPTIONS
We offer the 4 annuity options shown below. Payments under Options 1, 2 and 3 are fixed. Payments under Option 4 may be fixed or variable. For a fixed annuity option, the contract value in the subaccounts is transferred to the Company's general account.

     OPTION 1. INCOME FOR A FIXED PERIOD. Under this option, we make monthly payments in equal installments for a fixed number of years based on the contract value on the annuity start date. We guarantee that each monthly payment will be at least the amount stated in your Contract. If you prefer, you may request that payments be made in annual, semi-annual or quarterly installments. We will provide you with illustrations if you ask for them. If the cash surrender value or contract value is applied under this option, a 10% penalty tax may apply to the taxable portion of each income payment until the contract owner reaches age 59 1/2.

     OPTION 2. INCOME FOR LIFE WITH A PERIOD CERTAIN. Under this option, we make payments for the life of the annuitant in equal monthly installments and guarantee the income for at least a period certain such as 10 or 20 years. Other periods certain may be available to you on request. You may choose a refund period instead. Under this arrangement, income is guaranteed until payments equal the amount applied. If the person named lives beyond the guaranteed period, we will continue payments until his or her death. We guarantee that each payment will be at least the amount specified in the Contract corresponding to the person's age on his or her last birthday before the annuity start date. Amounts for ages not shown in the Contract are available if you ask for them.

     OPTION 3. JOINT LIFE INCOME. This option is available when there are 2 persons named to determine annuity payments. At least one of the persons named must be either the contract owner or beneficiary of the Contract. We guarantee monthly payments will be made as long as at least one of the named persons is living. There is no minimum number of payments. Monthly payment amounts are available if you ask for them.

     OPTION 4. ANNUITY PLAN. Under this option, your contract value can be applied to any other annuitization plan that we choose to offer on the annuity start date. Annuity payments under Option 4 may be fixed or variable. If variable and subject to the Investment Company Act of 1940, it will comply with the requirements of such Act.

PAYMENT WHEN NAMED PERSON DIES
When the person named to receive payment dies, we will pay any amounts still due as provided in the annuity agreement between you and Golden American. The amounts we will pay are determined as follows:

     (1) For Option 1, or any remaining guaranteed payments under Option 2, we will continue payments. Under Options 1 and 2, the discounted values of the remaining guaranteed payments may be paid in a single sum. This means we deduct the amount of the interest each remaining guaranteed payment would have earned had it not been paid out early. The discount interest rate is never less than 3% for Option 1 and Option 2 per year. We will, however, base the discount interest rate on the interest rate used to calculate the payments for Options 1 and 2 if such payments were not based on the tables in your Contract.

     (2) For Option 3, no amounts are payable after both named persons have died.

     (3) For Option 4, the annuity option agreement will state the amount we will pay, if any.

--------------------------------------------------------------------------------
                            OTHER CONTRACT PROVISIONS
--------------------------------------------------------------------------------

REPORTS TO CONTRACT OWNERS
We will send you a quarterly report within 31 days after the end of each calendar quarter. The report will show the contract value, cash surrender value, and the death benefit as of the end of the calendar quarter. The report will also show the allocation of your contract value and reflects the amounts deducted from or added to the contract value since the last report. You have 30 days to notify our Customer Service Center of any errors or discrepancies contained in the report or in any confirmation notices. We will also send you copies of any shareholder reports of the investment portfolios in which Separate Account B invests, as well as any other reports, notices or documents we are required by law to furnish to you.

SUSPENSION OF PAYMENTS
The Company reserves the right to suspend or postpone the date of any payment or determination of values on any business day (1) when the New York Stock Exchange is closed; (2) when trading on the New York Stock Exchange is restricted; (3) when an emergency exists as determined by the SEC so that the sale of securities held in Separate Account B may not reasonably occur or so that the Company may not reasonably determine the value of Separate Account B's net assets; or (4) during any other period when the SEC so permits for the protection of security holders. We have the right to delay payment of amounts from a Fixed Interest Allocation for up to 6 months.

IN CASE OF ERRORS IN YOUR APPLICATION
If an age or gender given in the application or enrollment form is misstated, the amounts payable or benefits provided by the Contract shall be those that the premium payment would have bought at the correct age or gender.

ASSIGNING THE CONTRACT AS COLLATERAL
You may assign a non-qualified Contract as collateral security for a loan but understand that your rights and any beneficiary's rights may be subject to the terms of the assignment. An assignment may have federal tax consequences. You should consult a tax adviser for tax advice. You must give us satisfactory written notice at our Customer Service Center in order to make or release an assignment. We are not responsible for the validity of any assignment.

CONTRACT CHANGES APPLICABLE TAX LAW
We have the right to make changes in the Contract to continue to qualify the Contract as an annuity under applicable federal tax law. You will be given advance notice of such changes.

FREE LOOK
You may cancel your Contract within your 10-day free look period. We deem the free look period to expire 15 days after we mail the Contract to you. Some states may require a longer free look period. To cancel, you need to send your Contract to our Customer Service Center or to the agent from whom you purchased it. We will refund the contract value. For purposes of the refund during the free look period, (i) we adjust your contract value for any market value adjustment (if you have invested in the fixed account), and (ii) then we include a refund of any charges deducted from your contract value. Because of the market risks associated with investing in the portfolios and the potential positive or negative effect of the market value adjustment, the contract value returned may be greater or less than the premium payment you paid. Some states require us to return to you the amount of the paid premium (rather than the contract value) in which case you will not be subject to investment risk during the free look period. In these states, your premiums designated for investment in the subaccounts may be allocated during the free look period to a subaccount specially designated by the Company for this purpose (currently, the Liquid Asset subaccount). We may, in our discretion, require that premiums designated for investment in the subaccounts from all other states as well as premiums designated for a Fixed Interest Allocation be allocated to the specially designated subaccount during the free look period. Your Contract is void as of the day we receive your Contract and cancellation request. We determine your contract value at the close of business on the day we receive your written request. If you keep your Contract after the free look period and the investment is allocated to a subaccount specially designated by the Company, we will put your money in the subaccount(s) chosen by you, based on the accumulation unit value next computed for each subaccount, and/or in the Fixed Interest Allocation chosen by you.

GROUP OR SPONSORED ARRANGEMENTS
For certain group or sponsored arrangements, we may reduce any administration and mortality and expense risk charges. We may also change the minimum initial and additional premium requirements, or offer an alternative or reduced death benefit.


SELLING THE CONTRACT
Directed Services, Inc. is the principal underwriter and distributor of the Contract as well as for other contracts issued through Separate Account B and other separate accounts of Golden American. The principal address of Directed Services is 1475 Dunwoody Drive, West Chester, Pennsylvania 19380. Directed Services is a corporation organized under the laws of New York and is a wholly owned subsidiary of Equitable of Iowa. Directed Services is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as well as with securities commissions in the states in which it operates, and is a member of the National Association of Securities Dealers, Inc. ("NASD").

Directed Services has the authority to enter into selling agreements with other firms. Certain sales agreements may provide for payment of a quarterly trail commission based on a percentage of contract value at the end of each quarter. Directed Services has entered into selling agreements with broker-dealers to sell the Contracts through registered representatives. Those representatives are registered with the NASD, and if applicable, also with the states in which they do business. They also are licensed as insurance agents in the states in which they do business.

Directed Services receives no commissions for the sale of the Contracts but may receive a quarterly trail commission for some Contracts. When such trail commissions are received, Directed Services passes through the entire amount of the commission to the broker-dealer whose registered representative sold the Contract.

--------------------------------------------------------------------------------
                            UNDERWRITER COMPENSATION
--------------------------------------------------------------------------------
        NAME OF PRINCIPAL       AMOUNT OF COMMISSION              OTHER
          UNDERWRITER               TO BE PAID                 COMPENSATION

     Directed Services, Inc.           None                Reimbursement of any
                                                             covered expenses
                                                                 incurred
                                                               by registered
                                                              representatives
                                                               in connection
                                                                 with the
                                                               distribution
                                                             of the Contracts.
--------------------------------------------------------------------------------


We may make additional cash payments to broker-dealers for marketing and educational expenses and for the reimbursement of certain expenses incurred by registered representatives in connection with the distribution of the Contracts.


--------------------------------------------------------------------------------
                                OTHER INFORMATION
--------------------------------------------------------------------------------

VOTING RIGHTS
We will vote the shares of a Trust owned by Separate Account B according to your instructions. However, if the Investment Company Act of 1940 or any related regulations should change, or if interpretations of it or related regulations should change, and we decide that we are permitted to vote the shares of a Trust in our own right, we may decide to do so.

We determine the number of shares that you have in a subaccount by dividing the Contract's contract value in that subaccount by the net asset value of one share of the portfolio in which a subaccount invests. We count fractional votes. We will determine the number of shares you can instruct us to vote 180 days or less before a Trust's meeting. We will ask you for voting instructions by mail at least 10 days before the meeting. If we do not receive your instructions in time, we will vote the shares in the same proportion as the instructions received from all contracts in that subaccount. We will also vote shares we hold in Separate Account B which are not attributable to contract owners in the same proportion.

STATE REGULATION
We are regulated by the Insurance Department of the State of Delaware. We are also subject to the insurance laws and regulations of all jurisdictions where we do business. The Contract offered by this prospectus has been approved where required by those jurisdictions. We are required to submit annual statements of our operations, including financial statements, to the Insurance Departments of the various jurisdictions in which we do business to determine solvency and compliance with state insurance laws and regulations.

LEGAL PROCEEDINGS
The Company, like other insurance companies, may be named or otherwise involved in lawsuits, including class action lawsuits and arbitrations. In some class action and other actions involving insurers, substantial damages have been sought and/or material settlement or award payments have been made. We believe that currently there are no pending or threatened lawsuits that are reasonably likely to have a material adverse impact on the Company or Separate Account B.

LEGAL MATTERS
The legal validity of the Contracts was passed on by Myles R. Tashman, Esquire, Executive Vice President, General Counsel and Assistant Secretary of Golden American. Sutherland Asbill & Brennan LLP of Washington, D.C. has provided advice on certain matters relating to federal securities laws.


EXPERTS
The audited financial statements of Golden American and Separate Account B appearing in this prospectus or in the Statement of Additional Information and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing in this prospectus or in the Statement of Additional Information and in the Registration Statement and are included or incorporated by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.


--------------------------------------------------------------------------------
                           FEDERAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

The following summary provides a general description of the federal income tax considerations associated with this Contract and does not purport to be complete or to cover all tax situations. This discussion is not intended as tax advice. You should consult your counsel or other competent tax advisers for more complete information. This discussion is based upon our understanding of the present federal income tax laws. We do not make any representations as to the likelihood of continuation of the present federal income tax laws or as to how they may be interpreted by the IRS.

TYPES OF CONTRACTS: NON-QUALIFIED OR QUALIFIED
The Contract may be purchased on a non-tax-qualified basis or purchased on a tax-qualified basis. Qualified Contracts are designed for use by individuals whose premium payments are comprised solely of proceeds from and/or contributions under retirement plans that are intended to qualify as plans entitled to special income tax treatment under Sections 401(a), 403(b), 408, or 408A of the Code. The ultimate effect of federal income taxes on the amounts held under a Contract, or annuity payments, depends on the type of retirement plan, on the tax and employment status of the individual concerned, and on our tax status. In addition, certain requirements must be satisfied in purchasing a qualified Contract with proceeds from a tax-qualified plan and receiving distributions from a qualified Contract in order to continue receiving favorable tax treatment. Some retirement plans are subject to distribution and other requirements that are not incorporated into our Contract administration procedures. Contract owners, participants and beneficiaries are responsible for determining that contributions, distributions and other transactions with respect to the Contract comply with applicable law. Therefore, you should seek competent legal and tax advice regarding the suitability of a Contract for your particular situation. The following discussion assumes that qualified Contracts are purchased with proceeds from and/or contributions under retirement plans that qualify for the intended special federal income tax treatment.

TAX STATUS OF THE CONTRACTS
     DIVERSIFICATION REQUIREMENTS. The Code requires that the investments of a variable account be "adequately diversified" in order for non-qualified Contracts to be treated as annuity contracts for federal income tax purposes. It is intended that Separate Account B, through the subaccounts, will satisfy these diversification requirements.

     INVESTOR CONTROL. In certain circumstances, owners of variable annuity contracts have been considered for federal income tax purposes to be the owners of the assets of the separate account supporting their contracts due to their ability to exercise investment control over those assets. When this is the case, the contract owners have been currently taxed on income and gains attributable to the separate account assets. There is little guidance in this area, and some features of the Contracts, such as the flexibility of a contract owner to allocate premium payments and transfer contract values, have not been explicitly addressed in published rulings. While we believe that the Contracts do not give contract owners investment control over

Separate Account B assets, we reserve the right to modify the Contracts as necessary to prevent a contract owner from being treated as the owner of the Separate Account B assets supporting the Contract.

     REQUIRED DISTRIBUTIONS. In order to be treated as an annuity contract for federal income tax purposes, the Code requires any non-qualified Contract to contain certain provisions specifying how your interest in the Contract will be distributed in the event of your death. The non-qualified Contracts contain provisions that are intended to comply with these Code requirements, although no regulations interpreting these requirements have yet been issued. We intend to review such provisions and modify them if necessary to assure that they comply with the applicable requirements when such requirements are clarified by regulation or otherwise. See "Death Benefit Choices" for additional information on required distributions from non-qualified contracts.

Other rules may apply to Qualified Contracts.

The following discussion assumes that the Contracts will qualify as annuity contracts for federal income tax purposes.

TAX TREATMENT OF ANNUITIES
     IN GENERAL. We believe that if you are a natural person you will generally not be taxed on increases in the value of a Contract until a distribution occurs or until annuity payments begin. (For these purposes, the agreement to assign or pledge any portion of the contract value, and, in the case of a qualified Contract, any portion of an interest in the qualified plan, generally will be treated as a distribution.)

TAXATION OF NON-QUALIFIED CONTRACTS
     NON-NATURAL PERSON. The owner of any annuity contract who is not a natural person generally must include in income any increase in the excess of the contract value over the "investment in the contract" (generally, the premiums or other consideration you paid for the contract less any nontaxable withdrawals)during the taxable year. There are some exceptions to this rule and a prospective contract owner that is not a natural person may wish to discuss these with a tax adviser. The following discussion generally applies to Contracts owned by natural persons.

     WITHDRAWALS. When a withdrawal from a non-qualified Contract occurs, the amount received will be treated as ordinary income subject to tax up to an amount equal to the excess (if any) of the contract value immediately before the distribution over the contract owner's investment in the Contract at that time. The tax treatment of market value adjustments is uncertain. You should consult a tax adviser if you are considering taking a withdrawal from your Contract in circumstances where a market value adjustment would apply.

In the case of a surrender under a non-qualified Contract, the amount received generally will be taxable only to the extent it exceeds the contract owner's investment in the Contract.

     PENALTY TAX ON CERTAIN WITHDRAWALS. In the case of a distribution from a non-qualified Contract, there may be imposed a federal tax penalty equal to 10% of the amount treated as income. In general, however, there is no penalty on distributions:

     o    made on or after the taxpayer reaches age 59 1/2;

     o    made on or after the death of a contract owner;

     o    attributable to the taxpayer's becoming disabled; or

     o made as part of a series of substantially equal periodic payments for the life (or life expectancy) of the taxpayer.

Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above. A tax adviser should be consulted with regard to exceptions from the penalty tax.

     ANNUITY PAYMENTS. Although tax consequences may vary depending on the payment option elected under an annuity contract, a portion of each annuity payment is generally not taxed and the remainder is taxed as ordinary income. The non-taxable portion of an annuity payment is generally determined in a manner that is designed to allow you to recover your investment in the Contract ratably on a tax-free basis over the expected stream of annuity payments, as determined when annuity payments start. Once your investment in the Contract has been fully recovered, however, the full amount of each annuity payment is subject to tax as ordinary income.

     TAXATION OF DEATH BENEFIT PROCEEDS. Amounts may be distributed from a Contract because of your death or the death of the annuitant. Generally, such amounts are includible in the income of recipient as follows: (i) if distributed in a lump sum, they are taxed in the same manner as a surrender of the Contract, or (ii) if distributed under a payment option, they are taxed in the same way as annuity payments.

     TRANSFERS, ASSIGNMENTS, EXCHANGES AND ANNUITY DATES OF A CONTRACT. A transfer or assignment of ownership of a Contract, the designation of an annuitant, or payee other than an owner, the selection of certain dates for commencement of the annuity phase, or the exchange of a Contract may result in certain tax consequences to you that are not discussed herein. A contract owner contemplating any such transfer, assignment,designation or exchange, should consult a tax advisor as to the tax consequences.

     WITHHOLDING. Annuity distributions are generally subject to withholding for the recipient's federal income tax liability. Recipients can generally elect, however, not to have tax withheld from distributions.

     MULTIPLE CONTRACTS. All non-qualified deferred annuity contracts that are issued by us (or our affiliates) to the same contract owner during any calendar year are treated as one non-qualified deferred one annuity contract for purposes of determining the amount includible in such contract owner's income when a taxable distribution occurs.

TAXATION OF QUALIFIED CONTRACTS
The Contracts are designed for use with several types of qualified plans. The tax rules applicable to participants in these qualified plans vary according to the type of plan and the terms and contributions of the plan itself. Special favorable tax treatment may be available for certain types of contributions and distributions. Adverse tax consequences may result from: contributions in excess of specified limits; distributions before age 59 1/2 (subject to certain exceptions); distributions that do not conform to specified commencement and minimum distribution rules; and in other specified circumstances. Therefore, no attempt is made to provide more than general information about the use of the Contracts with the various types of qualified retirement plans. Contract owners, annuitants, and beneficiaries are cautioned that the rights of any person to any benefits under these qualified retirement plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract, but we shall not be bound by the terms and conditions of such plans to the extent such terms contradict the Contract, unless the Company consents.

     DISTRIBUTIONS. Annuity payments are generally taxed in the same manner as under a non-qualified Contract. When a withdrawal from a qualified Contract occurs, a pro rata portion of the amount received is taxable, generally based on the ratio of the contract owner's investment in the Contract (generally, the premiums or other consideration paid for the Contract) to the participant's total accrued benefit balance under the retirement plan. For qualified Contracts, the investment in the Contract can be zero. For Roth IRAs, distributions are generally not taxed, except as described below.

     For qualified plans under Section 401(a) and 403(b), the Code requires that distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) (i) reaches age 70 1/2 or (ii) retires, and must be made in a specified form or manner. If the plan participant is a "5 percent owner" (as defined in the Code), distributions generally must begin no later than April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 70 1/2. For IRAs described in Section 408, distributions generally must commence no later than the later of April 1 of the calendar year following the calendar year in which the contract owner (or plan participant) reaches age 70 1/2. Roth IRAs under Section 408A do not require distributions at any time before the contract owner's death.

     WITHHOLDING. Distributions from certain qualified plans generally are subject to withholding for the contract owner's federal income tax liability. The withholding rates vary according to the type of distribution and the contract owner's tax status. The contract owner may be provided the opportunity to elect not to have tax withheld from distributions. "Eligible rollover distributions" from section 401(a) plans and section 403(b) tax-sheltered annuities are subject to a mandatory federal income tax withholding of 20%. An eligible rollover distribution is the taxable portion of any distribution from such a plan, except certain distributions that are required by the Code or distributions in a specified annuity form. The 20% withholding does not apply, however, if the contract owner chooses a "direct rollover" from the plan to another tax-qualified plan or IRA.

Brief descriptions of the various types of qualified retirement plans in connection with a Contract follow. We will endorse the Contract as necessary to conform it to the requirements of such plan.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS
Section 401(a) of the Code permits corporate employers to establish various types of retirement plans for employees, and permits self-employed individuals to establish these plans for themselves and their employees. These retirement plans may permit the purchase of the Contracts to accumulate retirement savings under the plans. Adverse tax or other legal consequences to the plan, to the participant, or to both may result if this Contract is assigned or transferred to any individual as a means to provide benefit payments, unless the plan complies with all legal requirements applicable to such benefits before transfer of the Contract. Employers intending to use the Contract with such plans should seek competent advice.

INDIVIDUAL RETIREMENT ANNUITIES
Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" or "IRA." These IRAs are subject to limits on the amount that can be contributed, the deductible amount of the contribution, the persons who may be eligible, and the time when distributions commence. Also, distributions from certain other types of qualified retirement plans may be "rolled over" or transferred on a tax-deferred basis into an IRA. There are significant restrictions on rollover or transfer contributions from Savings Incentive Match Plans (SIMPLE), under which certain employers may provide contributions to IRAs on behalf of their employees, subject to special restrictions. Employers may establish Simplified Employee Pension (SEP) Plans to provide IRA contributions on behalf of their employees. Sales of the Contract for use with IRAs may be subject to special requirements of the IRS.

ROTH IRA
Section 408A of the Code permits certain eligible individuals to contribute to a Roth IRA. Contributions to a Roth IRA, which are subject to certain limitations, are not deductible, and must be made in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA may be subject to tax, and other special rules may apply. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1/2 (subject to certain exceptions) or
(2) during the five taxable years starting with the year in which the first contribution is made to the any IRA. A 10% penalty may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which a conversion was made.

TAX SHELTERED ANNUITIES
Section 403(b) of the Code allows employees of certain Section 501(c)(3) organizations and public schools to exclude from their gross income the premium payments made, within certain limits, on a Contract that will provide an annuity for the employee's retirement. These premium payments may be subject to FICA (Social Security) tax. Distributions of (1) salary reduction contributions made in years beginning after December 31, 1988; (2) earnings on those contributions; and (3) earnings on amounts held as of the last year beginning before January 1, 1989, are not allowed prior to age 59 1/2, separation from service, death or disability. Salary reduction contributions may also be distributed upon hardship, but would generally be subject to penalties.

OTHER TAX CONSEQUENCES
As noted above, the foregoing comments about the federal tax consequences under the Contracts are not exhaustive, and special rules are provided with respect to other tax situations not discussed in this prospectus. Further, the federal income tax consequences discussed herein reflect our understanding of current law, and the law may change. Federal estate and state and local estate, inheritance and other tax consequences of ownership or receipt of distributions under a Contract depend on the individual circumstances of each contract owner or recipient of the distribution. A competent tax adviser should be consulted for further information.

POSSIBLE CHANGES IN TAXATION
Although the likelihood of legislative change is uncertain, there is always the possibility that the tax treatment of the Contracts could change by legislation or other means. It is also possible that any change could be retroactive (that is, effective before the date of the change). You should consult a tax adviser with respect to legislative developments and their effect on the Contract.

--------------------------------------------------------------------------------
                       STATEMENT OF ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

TABLE OF CONTENTS

     ITEM                                                                   PAGE
     Introduction.......................................................       1
     Description of Golden American Life Insurance Company..............       1
     Safekeeping of Assets..............................................       1
     The Administrator..................................................       1
     Independent Auditors...............................................       1
     Distribution of Contracts..........................................       1
     Performance Information............................................       2
     IRA Partial Withdrawal Option......................................       6
     Other Information..................................................       6
     Financial Statements of Separate Account B.........................       6

--------------------------------------------------------------------------------
PLEASE TEAR OFF, COMPLETE AND RETURN THE FORM BELOW TO ORDER A FREE STATEMENT OF ADDITIONAL INFORMATION FOR THE CONTRACTS OFFERED UNDER THE PROSPECTUS. ADDRESS THE FORM TO OUR CUSTOMER SERVICE CENTER; THE ADDRESS IS SHOWN ON THE PROSPECTUS COVER.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

PLEASE SEND ME A FREE COPY OF THE STATEMENT OF ADDITIONAL INFORMATION FOR SEPARATE ACCOUNT B.


Please Print or Type:


                           --------------------------------------------------
                           NAME

                           --------------------------------------------------
                           SOCIAL SECURITY NUMBER

                           --------------------------------------------------
                           STREET ADDRESS

                           --------------------------------------------------
                           CITY, STATE, ZIP

ACCESS ONE    05/01/01
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                                   APPENDIX A
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               CONDENSED FINANCIAL INFORMATION--PRE-2000 AND YR-2000

Except for the Internet Tollkeeper, the Pilgrim VP MagnaCap, the Pilgrim VP SmallCap Opportunities, Pilgrim VP Growth Opportunities, the ProFund VP Bull, the ProFund VP Small-Cap, and the ProFund VP Europe 30 subaccounts which did not commence operations as of December 31, 2000, the following tables give (1) the accumulation unit value ("AUV"), (2) the total number of accumulation units, and
(3) the total accumulation unit value, for each subaccount of Golden American Separate Account B available under the Contract for the indicated periods. The date on which the subaccount became available to investors and the starting accumulation unit value are indicated on the last row of each table.


LIQUID ASSET

------------------------------------------------------------------
                      STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $17.22                  --               --
9/18/00              16.94                  --               --
------------------------------------------------------------------


LIMITED MATURITY BOND

------------------------------------------------------------------
                      STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $19.77               1,095              $22
9/18/00              19.20                  --               --
------------------------------------------------------------------


CORE BOND (FORMERLY GLOBAL FIXED INCOME)

------------------------------------------------------------------
                      STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $12.42                  --               --
9/18/00              11.65                  --               --
------------------------------------------------------------------


TOTAL RETURN

------------------------------------------------------------------
                      STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $21.95                  --               --
9/18/00              20.55                  --               --
------------------------------------------------------------------


                                       A1

EQUITY INCOME

------------------------------------------------------------------
                      STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $26.61                 833              $22
9/18/00              24.14                  --               --
------------------------------------------------------------------


ALL CAP

------------------------------------------------------------------
                      STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $11.69                  --               --
9/18/00              11.60                  --               --
------------------------------------------------------------------


REAL ESTATE

------------------------------------------------------------------
                      STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $29.64                  --               --
9/18/00              27.65                  --               --
------------------------------------------------------------------


VALUE EQUITY

------------------------------------------------------------------
                      STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $20.52                  --               --
9/18/00              19.75                  --               --
------------------------------------------------------------------


                                       A2

INVESTORS

------------------------------------------------------------------
                      STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $11.36                  --               --
9/18/00              11.11                  --               --
------------------------------------------------------------------


RISING DIVIDENDS

------------------------------------------------------------------
                      STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $26.59                  --               --
9/18/00              27.08                  --               --
------------------------------------------------------------------


MANAGED GLOBAL

------------------------------------------------------------------
                      STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $21.72                 953              $21
9/18/00              23.85                  --               --
------------------------------------------------------------------


LARGE CAP VALUE

------------------------------------------------------------------
                      STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $10.63                  --               --
9/18/00              10.77                  --               --
------------------------------------------------------------------


                                       A3

HARD ASSETS

------------------------------------------------------------------
                      STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $18.16                  --               --
9/18/00              18.93                  --               --
------------------------------------------------------------------


RESEARCH

------------------------------------------------------------------
                      STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $27.92                  --               --
9/18/00              31.83                  --               --
------------------------------------------------------------------


CAPITAL GROWTH

------------------------------------------------------------------
                      STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $17.97                  --               --
9/18/00              20.39                  --               --
------------------------------------------------------------------


CAPITAL APPRECIATION

------------------------------------------------------------------
                      STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $27.19                  --               --
9/18/00              30.92                  --               --
------------------------------------------------------------------


                                     A4

SMALL CAP

------------------------------------------------------------------
                      STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $19.25               1,040              $20
9/18/00              24.08                  --               --
------------------------------------------------------------------


MID-CAP GROWTH

------------------------------------------------------------------
                      STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $44.75                  --               --
9/18/00              49.80                  --               --
------------------------------------------------------------------


STRATEGIC EQUITY

------------------------------------------------------------------
                      STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $19.82                  --               --
9/18/00              25.04                  --               --
------------------------------------------------------------------


GROWTH

------------------------------------------------------------------
                      STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $22.98                 808              $19
9/18/00              29.10                  --               --
------------------------------------------------------------------


                                       A5

DEVELOPING WORLD

------------------------------------------------------------------
                      STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                 $7.78                  --               --
9/18/00               9.28                  --               --
------------------------------------------------------------------


PIMCO HIGH YIELD BOND

------------------------------------------------------------------
                      STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $10.25                  --               --
9/18/00              10.55                  --               --
------------------------------------------------------------------


PIMCO STOCKSPLUS
     GROWTH AND INCOME

------------------------------------------------------------------
                      STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                $12.01                  --               --
9/18/00              13.18                  --               --
------------------------------------------------------------------


PILGRIM GLOBAL BRAND NAMES
     (FORMERLY, ING GLOBAL BRAND NAMES)

------------------------------------------------------------------
                      STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                 $8.81                  --               --
9/18/00               9.36                  --               --
------------------------------------------------------------------


                                       A6

PRUDENTIAL JENNISON

------------------------------------------------------------------
                      STANDARD DEATH BENEFIT
------------------------------------------------------------------
                                     TOTAL # OF
                                    ACCUMULATION
                     AUV AT           UNITS AT          TOTAL
                 YEAR END (AND      YEAR END (AND       AUV AT
                AT BEGINNING OF    AT BEGINNING OF     YEAR END
                FOLLOWING YEAR)    FOLLOWING YEAR)  (IN THOUSANDS)
------------------------------------------------------------------
2000                 $7.89                  --               --
9/18/00               9.64                  --               --
------------------------------------------------------------------


                                       A7

                                   APPENDIX B

                        MARKET VALUE ADJUSTMENT EXAMPLES

EXAMPLE #1:  FULL SURRENDER -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

     Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a full surrender is requested 3 years into the guaranteed interest period; that the then Index Rate for a 7 year guaranteed interest period ("J") is 8%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

1.   The contract value of the Fixed Interest Allocation on the date of
                                            3
     surrender is $124,230 ($100,000 x 1.075 )

2.   N = 2,555 ( 365 x 7 )

                                                        2,555/365
3.   Market Value Adjustment = $124,230 x [(1.07/1.0825)          -1] = $9,700

     Therefore, the amount paid to you on full surrender is $114,530 ($124,230
     - $9,700 ).

EXAMPLE #2: FULL SURRENDER -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

     Assume $100,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a full surrender is requested 3 years into the guaranteed interest period; that the then Index Rate for a 7 year guaranteed interest period ("J") is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

CALCULATE THE MARKET VALUE ADJUSTMENT

1.   The contract value of the Fixed Interest Allocation on the date of
                                            3
     surrender is $124,230 ($100,000 x 1.075 )

2.   N = 2,555 ( 365 x 7 )

                                                        2,555/365
3.   Market Value Adjustment = $124,230 x [(1.07/1.0625)          -1] = $6,270


     Therefore, the amount paid to you on full surrender is $130,500 ($124,230 + $6,270 ).

EXAMPLE #3: WITHDRAWAL -- EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

     Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate ("I") of 7%; that a withdrawal of $114,530 is requested 3 years into the guaranteed interest period; that the then Index Rate ("J") for a 7 year guaranteed interest period is 8%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

                                       B1

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

1.   The contract value of the Fixed Interest Allocation on the date of
                                              3
     withdrawal is $248,459 ( $200,000 x 1.075 )

2.   N = 2,555 ( 365 x 7 )

3.   Amount that must be withdrawn =
                                               2,555/365
                     [ $114,530 / (1.07/1.0825)          ] = $124,230

Then calculate the Market Value Adjustment on that amount.

                                                        2,555/365
4.   Market Value Adjustment = $124,230 x [(1.07/1.0825)          -1]  = $9,700

     Therefore, the amount of the withdrawal paid to you is $114,530, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $114,530, and also reduced by the Market Value Adjustment of $9,700, for a total reduction in the Fixed Interest Allocation of $124,230.

EXAMPLE #4: WITHDRAWAL -- EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

     Assume $200,000 was allocated to a Fixed Interest Allocation with a guaranteed interest period of 10 years, a guaranteed interest rate of 7.5%, an initial Index Rate of 7%; that a withdrawal of $130,500 requested 3 years into the guaranteed interest period; that the then Index Rate ("J") for a 7 year guaranteed interest period is 6%; and that no prior transfers or withdrawals affecting this Fixed Interest Allocation have been made.

     First calculate the amount that must be withdrawn from the Fixed Interest Allocation to provide the amount requested.

1.   The contract value of Fixed Interest Allocation on the date of surrender is
                                3
     $248,459 ( $200,000 x 1.075 )

2.   N = 2,555 ( 365 x 7 )

3.   Amount that must be withdrawn =
                                              2,555/365
                     [ $130,500 /(1.07/1.0625)         ]  = $124,230

Then calculate the Market Value Adjustment on that amount.

                                                        2,555/365
4.   Market Value Adjustment = $124,230 x [(1.07/1.0625)         -1 ] = $6,270

     Therefore, the amount of the withdrawal paid to you is $130,500, as requested. The Fixed Interest Allocation will be reduced by the amount of the withdrawal, $130,500, but increased by the Market Value Adjustment of $6,270, for a total reduction in the Fixed Interest Allocation of $124,230.

                                       B2

                       This page intentionally left blank.

                             PART II
             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not applicable.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The following provisions regarding the Indemnification of Directors and Officers of the Registrant are applicable:

     INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND
     INCORPORATORS

     Delaware General Corporation Law, Title 8, Section 145 provides that corporations incorporated in Delaware may indemnify their officers, directors, employees or agents for threatened, pending or past legal action by reason of the fact he/she is or was a director, officer, employee or agent. Such indemnification is provided for under the Company's By-Laws under Article VI. Indemnification includes all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such indemnitee. Prepayment of expenses is permitted, however, reimbursement is required if it is ultimately determined that indemnification should not have been given.

     DIRECTORS' AND OFFICERS' INSURANCE

     The directors, officers, and employees of the registrant, in addition to the indemnifications described above, are indemnified through the blanket liability insurance policy of Registrant's ultimate parent, ING Groep N.V., or directly by Equitable of Iowa Companies, Inc. for liabilities not covered through the indemnification provided under the By-Laws.

     SECURITIES AND EXCHANGE COMMISSION POSITION ON
     INDEMNIFICATION

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Not Applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  EXHIBITS.

     1     Distribution Agreement Between Golden American and
           Directed Services, Inc. (1)

     3(a)  Certificate of Amendment of the Restated Articles of
           Incorporation of Golden American, dated (03/01/95). (1)

     3(b)  By-Laws of Golden American, dated (01/07/94). (1)

     3(c)  Resolution of Board of Directors for Powers of
           Attorney, dated (04/23/99). (1)

     4(a)  Individual Deferred Combination Variable and Fixed
           Annuity Contract. (1)

     4(b)  Group Deferred Combination Variable and Fixed Annuity
           Certificate. (1)

     4(c)  Individual Deferred Variable and Fixed Annuity Contract. (1)

     4(d)  Individual Retirement Annuity Rider Page. (1)

     4(e)  Individual Deferred Combination Variable and Fixed
           Annuity Application. (1)

     4(f)  Group Deferred Combination Variable and Fixed
           Annuity Enrollment Form. (1)

     4(g)  Individual Deferred Variable Annuity Application. (1)

     4(h)  Roth Individual Retirement Annuity Rider. (1)

     5     Opinion and Consent of Myles R. Tashman.

     10(a) Participation Agreement between Golden American and PIMCO Variable Insurance Trust. (1)

     10(b) Administrative Services Agreement between Golden
           American and Equitable Life Insurance Company of
           Iowa. (1)

     10(c) Service Agreement between Golden American and
           Directed Services, Inc. (1)

     10(d) Asset Management Agreement between Golden American and ING Investment Management LLC. (1)

     10(e) Reciprocal Loan Agreement between Golden American and ING America Insurance Holdings, Inc. (1)

     10(f) Revolving Note Payable between Golden American and
           SunTrust Bank. (1)

     10(g) Surplus Note, dated, 12/17/96 between Golden American and Equitable of Iowa Companies. (1)

     10(h) Surplus Note, dated, 12/30/98 between Golden American and Equitable Life Insurance Company of Iowa. (1)

     10(i) Surplus Note, dated, 09/30/99 between Golden American and ING AIH. (1)

     10(j) Surplus Note, dated, 12/08/99 between Golden American and First Columbine Life Insurance Company. (1)

     10(k) Surplus Note, dated, 12/30/99 between Golden American and Equitable of Iowa companies. (1)

     10(l) Participation Agreement between Golden American and
           Prudential Series Fund, Inc. (1)

     10(m) Participation Agreement between Golden American and
           ING Variable Insurance Trust. (1)

     10(n) Reinsurance Agreement, effective 01/01/00, between Golden
           American and Security Life of Denver International Limited

     10(o) Letter of Credit between Security Life of Denver International
           Limited and The Bank of New York for the benefit of Golden
           American

     10(p) Form of Participation Agreement between Golden American and
           Pilgrim Variable Products Trust

     10(q) Form of Participation Agreement between Golden American and
           ProFunds

     23(a) Consent of Sutherland Asbill & Brennan LLP.

     23(b) Consent of Ernst & Young LLP, Independent Auditors.

     23(c) Consent of Myles R. Tashman, incorporated in Exhibit 5 of this Part II, together with the Opinion of Myles R.
           Tashman.

     24    Powers of Attorney.
____________________________________

(1) Incorporated herein by reference to the initial filing of this Registration Statement filed with the Securities and Exchange Commission on June 23, 2000.

(b)  FINANCIAL STATEMENT SCHEDULE.

    (1) All financial statements are included in the Prospectus as indicated therein
    (2) Schedules I, III and IV follow. All other schedules to the consolidated financial statements required by Article 7 of Regulation S-X are omitted because they are not applicable or because the information is included elsewhere in the consolidated financial statements or notes thereto.

                                                             SCHEDULE I
                                                       SUMMARY OF INVESTMENTS
                                              OTHER THAN INVESTMENTS IN RELATED PARTIES
                                                       (Dollars in thousands)



                                                                                                                      BALANCE
                                                                                                                        SHEET
   DECEMBER 31, 2000                                                                     COST(1)        VALUE          AMOUNT
------------------------------------------------------------------------------------------------------------------------------
   TYPE OF INVESTMENT
   Fixed maturities, available for sale:
    Bonds:
      United States government and governmental agencies and
        authorities.........................................................            $18,607       $19,171          $19,171
      Public utilities......................................................             54,132        52,826           52,826
      Corporate securities..................................................            355,890       349,202          349,202
      Other asset-backed securities.........................................            223,787       224,122          224,122
      Mortgage-backed securities............................................            146,335       147,257          147,257
                                                                                  --------------------------------------------
      Total fixed maturities, available for sale............................            798,751       792,578          792,578

   Equity securities:
      Common stocks: industrial, miscellaneous, and all other...............              8,611         6,791            6,791

   Mortgage loans on real estate.........................................                99,916                         99,916
   Policy loans..........................................................                13,323                         13,323
   Short-term investments................................................               106,775                        106,775
                                                                                  ---------------                -------------
   Total investments.....................................................            $1,027,376                     $1,019,383
                                                                                  ===============                =============

Note 1: Cost is defined as original cost for common stocks, amortized cost for bonds and short-term investments, and unpaid principal for policy loans and mortgage loans on real estate, adjusted for amortization of premiums and accrual of discounts.



                                                            SCHEDULE III
                                                 SUPPLEMENTARY INSURANCE INFORMATION
                                                       (Dollars in thousands)


COLUMN A        COLUMN B     COLUMN C     COLUMN D    COLUMN E   COLUMN F   COLUMN G    COLUMN H    COLUMN I    COLUMN J   COLUMN K
------------------------------------------------------------------------------------------------------------------------------------
                                 FUTURE
                                 POLICY                                                             AMORTIZA-
                              BENEFITS,                   OTHER                           BENEFITS    TION OF
                                LOSSES,                  POLICY                            CLAIMS,   DEFERRED
                 DEFERRED        CLAIMS                  CLAIMS  INSURANCE                  LOSSES     POLICY
                   POLICY           AND    UNEARNED         AND   PREMIUMS        NET          AND     ACQUI-       OTHER
              ACQUISITION          LOSS     REVENUE    BENEFITS        AND INVESTMENT  SETTLEMENT      SITION   OPERATING   PREMIUMS
SEGMENT             COSTS      EXPENSES     RESERVE     PAYABLE    CHARGES     INCOME     EXPENSES      COSTS   EXPENSES*    WRITTEN
------------------------------------------------------------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31, 2000:

Life insurance    $635,147   $1,062,891      $6,817         $82   $144,877    $64,140     $200,031    $55,154    $143,300        --

YEAR ENDED DECEMBER 31, 1999:

Life insurance     528,957    1,033,701       6,300           8     82,935     59,169      182,221     33,119     (83,827)       --

YEAR ENDED DECEMBER 31, 1998:

Life insurance     204,979      881,112       3,840          --     39,119     42,485       96,968      5,148     (26,406)       --



*    This includes policy  acquisition  costs deferred for first year commissions and interest  bonuses,  premium credit,  and other expenses related to the production of new business. The costs related to first year interest bonuses and the premium credit are included in benefits claims, losses, and settlement expenses.





                                                             SCHEDULE IV
                                                             REINSURANCE


COLUMN A                                             COLUMN B        COLUMN C        COLUMN D         COLUMN E        COLUMN F
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                                    PERCENTAGE
                                                                     CEDED TO         ASSUMED                        OF AMOUNT
                                                        GROSS           OTHER      FROM OTHER              NET         ASSUMED
                                                       AMOUNT       COMPANIES       COMPANIES           AMOUNT          TO NET
--------------------------------------------------------------------------------------------------------------------------------
AT DECEMBER 31, 2000:
    Life insurance in force.................     $196,334,000    $105,334,000              --      $91,000,000              --
                                                ================================================================================

At December 31, 1999:
    Life insurance in force.................     $225,000,000    $119,575,000              --     $105,425,000              --
                                                ================================================================================

AT DECEMBER 31, 1998:
    Life insurance in force.................     $181,456,000    $111,552,000              --      $69,904,000              --
                                                ================================================================================




ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i)  To include any prospectus required by Section
             10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           SIGNATURES

As required by the Securities Act of 1933 and the Investment Company Act of 1940, the Registrant has caused this Registration Statement to be signed on its behalf in the City of West Chester, and Commonwealth of Pennsylvania, on the 23rd day of April, 2001.


                                     SEPARATE ACCOUNT B
                                      (Registrant)

                                By:  GOLDEN AMERICAN LIFE
                                     INSURANCE COMPANY
                                     (Depositor)

                                By:
                                     --------------------
                                     Robert C. Salipante*
                                     Chief Executive Officer

Attest: /s/ Marilyn Talman
        ------------------------
         Marilyn Talman
         Vice President, Associate General Counsel
         and Assistant Secretary of Depositor

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 23, 2001.

Signature                     Title
---------                     -----

                              Director and Chief Executive
--------------------          Officer of Depositor
Robert C. Salipante*



                              Director, Senior Vice President
--------------------          and Chief Financial Officer
Wayne R. Huneke*


                DIRECTORS OF DEPOSITOR


----------------------
Robert C. Salipante*


----------------------
Thomas J. McInerney*


----------------------
Wayne R. Huneke*


----------------------
Mark A. Tullis*


----------------------
Phillip R. Lowery*


Attest: /s/ Marilyn Talman
        ------------------------
         Marilyn Talman
         Vice President, Associate General Counsel
         and Assistant Secretary of Depositor

*Executed by Marilyn Talman on behalf of those indicated pursuant to Power of Attorney.

                                  EXHIBIT INDEX

ITEM      EXHIBIT                                                PAGE #
----      -------                                                ------

5         Opinion and Consent of Myles R. Tashman, Esq.          EX-5

10(n)     Reinsurance Agreement, effective 01/01/00, between
          Golden American and Security Life of Denver
          International Limited                                  EX-10.N

10(o)     Letter of Credit between Security Life of Denver
          International Limited and The Bank of New York
          for the benefit of Golden American                     EX-10.O

10(p)     Form of Participation Agreement between Golden
          American and Pilgrim Variable Products Trust           EX-10.P

10(q)     Form of Participation Agreement between Golden
          American and ProFunds                                  EX-10.Q

23(a)     Consent of Sutherland Asbill & Brennan LLP.            EX-23.A

23(b)     Consent of Ernst & Young LLP, independent auditors.    EX-23.B

24        Powers of Attorney.                                    EX-24